    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 3, 1994


                                                       REGISTRATION NO. 33-56153

- - - - - - --------------------------------------------------------------------------------
- - - - - - --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                         PRE-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           MIDAMERICAN ENERGY COMPANY

             (Exact Name of Registrant as Specified in Its Charter)

                  IOWA                                       4924                                    42-1425214
      (State or Other Jurisdiction               (Primary Standard Industrial                     (I.R.S. Employer
   of Incorporation or Organization)             Classification Code Number)                   Identification Number)

                                666 GRAND AVENUE
                                 P.O. BOX 9244
                          DES MOINES, IOWA 50306-9244
              ATTN: PAUL J. LEIGHTON, VICE PRESIDENT AND SECRETARY
                                 (515) 242-4300
              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                                PAUL J. LEIGHTON
                     VICE PRESIDENT AND CORPORATE SECRETARY
                           MIDAMERICAN ENERGY COMPANY
                                666 GRAND AVENUE
                                 P.O. BOX 9244
                          DES MOINES, IOWA 50306-9244
                                 (515) 242-4300
         (Names, Addresses, Including Zip Codes, and Telephone Numbers,
                  Including Area Codes, of Agents for Service)
                            ------------------------

                                   COPIES TO:

          R. Todd Vieregg, P.C.                       Douglas W. Hawes, Esq.
             Sidley & Austin                  LeBoeuf, Lamb, Greene & MacRae, L.L.P.
         One First National Plaza                      125 West 55th Street
         Chicago, Illinois 60603                     New York, New York 10019

                            ------------------------

    Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions to the Merger of Midwest Resources Inc., Midwest Power Systems Inc. and Iowa-Illinois Gas and Electric Company with and into the Registrant pursuant to the Agreement and Plan of Merger described in the Joint Proxy Statement/Prospectus forming a part of this Registration Statement, have been satisfied or waived.


    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- - - - - - --------------------------------------------------------------------------------
- - - - - - --------------------------------------------------------------------------------

                           MIDAMERICAN ENERGY COMPANY
                             CROSS REFERENCE SHEET
                   PURSUANT TO ITEM 501(B) OF REGULATION S-K


FORM S-4 -- ITEM NO. AND CAPTION                                                    JOINT PROXY STATEMENT/PROSPECTUS
- - - - - - -------------------------------------------------------------------------------  --------------------------------------
       A.  INFORMATION ABOUT THE TRANSACTION
       1.  Forepart of Registration Statement and Outside Front Cover Page of
            Prospectus.........................................................  Facing Page of Registration Statement;
                                                                                  Cross Reference Sheet; Cover Page of
                                                                                  Prospectus
       2.  Inside Front and Outside Back Cover Pages of Prospectus.............  Available Information; Incorporation
                                                                                  by Reference; Table of Contents
       3.  Risk Factors, Ratio of Earnings to Fixed Charges, and Other
            Information........................................................  Summary of Joint Proxy
                                                                                  Statement/Prospectus; Risk Factors;
                                                                                  Nuclear Operations; Selected
                                                                                  Historical and Pro Forma Financial
                                                                                  Data; Comparative Per Share Prices of
                                                                                  Resources and Iowa-Illinois Common
                                                                                  Stock; Comparative Book Values,
                                                                                  Dividends and Earnings Per Share of
                                                                                  Common Stock
       4.  Terms of the Transaction............................................  Summary of Joint Proxy
                                                                                  Statement/Prospectus; The Merger;
                                                                                  Regulatory Matters; The Merger
                                                                                  Agreement; Description of Company
                                                                                  Capital Stock; Comparison of
                                                                                  Corporate Charters and Rights of
                                                                                  Security Holders; The Company
                                                                                  Following the Merger; Annex I; Annex
                                                                                  III; Annex IV
       5.  PRO FORMA Financial Information.....................................  Selected Historical and Pro Forma
                                                                                  Financial Data; Pro Forma Combined
                                                                                  Financial Information (Unaudited)
       6.  Material Contacts With the Company Being Acquired...................  The Merger; Selected Information
                                                                                  Concerning Iowa-Illinois, Resources
                                                                                  and Midwest Power
       7.  Additional Information Required for Reoffering by Persons and
            Parties Deemed to be Underwriters..................................  Not Applicable
       8.  Interest of Named Experts and Counsel...............................  The Merger; Legal Matters; Experts
       9.  Disclosure of Commission Position on Indemnification For Securities
            Act Liabilities....................................................  Not Applicable

FORM S-4 -- ITEM NO. AND CAPTION                                                    JOINT PROXY STATEMENT/PROSPECTUS
- - - - - - -------------------------------------------------------------------------------  --------------------------------------
       B.  INFORMATION ABOUT THE REGISTRANT
      10.  Information With Respect to S-3 Registrants.........................  Not Applicable
      11.  Incorporation of Certain Information by Reference...................  Not Applicable
      12.  Information with Respect to S-2 or S-3 Registrants..................  Not Applicable
      13.  Incorporation of Certain Information by Reference...................  Not Applicable
      14.  Information with Respect to Registrants Other Than S-3 or S-2
            Registrants........................................................  Incorporation by Reference; Selected
                                                                                  Historical and Pro Forma Financial
                                                                                  Data; Pro Forma Combined Financial
                                                                                  Information (Unaudited); Selected
                                                                                  Information Concerning Iowa-Illinois,
                                                                                  Resources and Midwest Power
       C.  INFORMATION ABOUT THE COMPANY BEING ACQUIRED
      15.  Information With Respect to S-3 Companies...........................  Incorporation by Reference; The
                                                                                  Merger; Selected Historical and Pro
                                                                                  Forma Financial Data; Pro Forma
                                                                                  Combined Financial Information
                                                                                  (Unaudited); Selected Information
                                                                                  Concerning Iowa-Illinois, Resources
                                                                                  and Midwest Power
      16.  Information With Respect to S-2 or S-3 Companies....................  Not Applicable
      17.  Information With Respect to Companies Other Than S-2 and S-3
            Companies..........................................................  Not Applicable
       D.  VOTING AND MANAGEMENT INFORMATION
      18.  Information if Proxies, Consents or Authorizations Are to be
            Solicited..........................................................  Incorporation by Reference; Meetings,
                                                                                  Voting and Proxies; Summary of Joint
                                                                                  Proxy Statement/Prospectus; The
                                                                                  Merger; Shareholder Proposals
      19.  Information if Proxies, Consents or Authorizations Are Not to be
            Solicited, or in an Exchange Offer.................................  Not Applicable

                           [Letterhead of Resources]

Dear Shareholder:

    You are cordially invited to attend a Special Meeting of Shareholders of Midwest Resources Inc. which will be held on Wednesday, December 21, 1994 at the Des Moines Convention Center, 501 Grand Avenue, Des Moines, Iowa. The meeting will start at 10:00 a.m., local time.

    At this important meeting, the holders of Midwest Resources common stock will be asked to approve a Merger Agreement pursuant to which Midwest Resources, Midwest Power Systems Inc., a subsidiary of Midwest Resources, and Iowa-Illinois Gas and Electric Company, will merge with and into MidAmerican Energy Company, a newly-formed Iowa corporation. Upon the completion of the merger, you, as a holder of Midwest Resources common stock, together with the holders of Iowa-Illinois common stock, will become holders of MidAmerican Energy common stock. Based upon the conversion ratios of one share of MidAmerican Energy common stock for each share of Midwest Resources common stock and 1.47 shares of MidAmerican Energy common stock for each share of Iowa-Illinois common stock, holders of Midwest Resources common stock and holders of Iowa-Illinois common stock would hold approximately 56% and 44%, respectively, of the shares of MidAmerican Energy common stock that will be outstanding at the effective time of the merger.


    The accompanying Joint Proxy Statement/Prospectus discusses the reasons for and the benefits of the merger, and describes conflicts of interest of certain persons in the merger. Shareholders are urged to read the Joint Proxy Statement/Prospectus and Annexes thereto in their entirety.


    The Board of Directors believes that this merger of equals will benefit the shareholders because (i) it will create a larger, stronger company well positioned to grow and prosper in an increasingly competitive environment, (ii) it will create added shareholder value through increased efficiency and reduced, deferred or avoided costs, resulting in a financially stronger company, (iii) MidAmerican Energy will have a diverse and growing base of industrial, commercial, agricultural and residential customers, and (iv) MidAmerican Energy will be well positioned to take advantage of future strategic opportunities as the demands of a competitive market intensify.

    The Board of Directors also believes that the merger will create significant operational and strategic synergies due to the complementary strengths of Midwest Resources, Midwest Power and Iowa-Illinois that will allow MidAmerican Energy to be able to achieve substantial savings in operating and capital costs. As a result, MidAmerican Energy will be able to compete more effectively than would Midwest Resources and Midwest Power for the delivery of energy and energy related products.

    Approval of the Merger Agreement by shareholders of Midwest Resources, Midwest Power and Iowa-Illinois entitled to vote thereon is a condition to the consummation of the merger. If the Merger Agreement is approved by the shareholders of Midwest Resources, Midwest Power and Iowa-Illinois, the merger will be consummated only after certain regulatory approvals are received and other conditions are satisfied or waived. It is anticipated that this will occur in the second half of 1995.

    Even if you plan to attend the meeting, we urge you to mark, sign and date the enclosed proxy and return it promptly. You have the option to revoke it at any time, or to vote your shares personally on request if you attend the meeting.

    IF YOU DO NOT RETURN THE PROXY CARD AND DO NOT VOTE AT THE MEETING, IT WILL HAVE THE SAME EFFECT AS IF YOU VOTED AGAINST THE MERGER.

    Holders of record of Midwest Resources common stock at the close of business on November 3, 1994 will be entitled to one vote for each share. There are over 50,000 holders of Midwest Resources common stock.

    For the merger to be approved, the Merger Agreement must be approved by the holders of a majority of the outstanding shares of Midwest Resources common stock entitled to vote. Your vote is important no matter how many shares you hold.

    Holders of Midwest Resources common stock have the right to dissent from consummation of the merger, and, upon compliance with the procedural requirements of the Iowa Business Corporation Act, to receive the "fair value" of their shares if the merger is effected. Reference is made to the detailed information regarding dissenters' rights contained in the accompanying Joint Proxy Statement/Prospectus.

    Please do not send in your stock certificates with your proxy card.

                                         Sincerely,

                                         Russell E. Christiansen
                                         CHAIRMAN, PRESIDENT AND
                                          CHIEF EXECUTIVE OFFICER


November 3, 1994

                             MIDWEST RESOURCES INC.
                                666 GRAND AVENUE
                                 P.O. BOX 9244
                          DES MOINES, IOWA 50306-9244
              TELEPHONE NUMBERS: (515) 242-4300 OR (800) 247-5211

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON DECEMBER 21, 1994

To the Shareholders of
 Midwest Resources Inc.

    A Special Meeting of holders of common stock of Midwest Resources Inc., an Iowa corporation ("Resources"), will be held on Wednesday, December 21, 1994, at the Des Moines Convention Center, 501 Grand Avenue, Des Moines, Iowa, commencing at 10:00 a.m., local time, for the following purpose:


        To consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of July 26, 1994, as amended and restated as of September 27, 1994 (the "Merger Agreement"), among Resources, Midwest Power Systems Inc., an Iowa corporation and a subsidiary of Resources ("Midwest Power"), Iowa-Illinois Gas and Electric Company, an Illinois corporation ("Iowa-Illinois"), and a newly-formed corporation, MidAmerican Energy Company, an Iowa corporation (the "Company"), which provides for the merger (the "Merger") of Resources, Midwest Power and Iowa-Illinois with and into the Company, with the Company to be the surviving corporation of the Merger, and whereby, with certain limitations: (i) each issued and outstanding share of Resources common stock, no par value, will be converted into and become one share of common stock, no par value, of the Company ("Company Common Stock"); (ii) each issued and outstanding share of Midwest Power common stock, no par value, will be cancelled; (iii) each issued and outstanding share of each series of Midwest Power preferred stock, no par value, and Iowa-Illinois Preference Stock, no par value, will be converted into and become a share of a similarly designated series of Company Preferred Stock, no par value; and (iv) each issued and outstanding share of Iowa-Illinois common stock, par value $1.00 per share, will be converted into the right to receive 1.47 shares of Company Common Stock; all as more fully described in the accompanying Joint Proxy Statement/Prospectus.


    Based upon the conversion ratios set forth in the Merger Agreement, Resources and Iowa-Illinois shareholders would hold approximately 56% and 44%, respectively, of the shares of Company Common Stock that would be outstanding after the consummation of the Merger.

    Shareholders of record at the close of business on November 3, 1994, will be entitled to notice of and to vote at the Special Meeting or at any postponement or adjournment thereof. EVEN IF YOU NOW EXPECT TO ATTEND THE SPECIAL MEETING, YOU ARE REQUESTED TO MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ADDRESSED POSTAGE-PAID ENVELOPE. If you do attend the Special Meeting, you may vote in person, whether or not you have sent in your proxy.

    Holders of Resources common stock have the right to dissent from consummation of the Merger and, upon compliance with the procedural requirements of the Iowa Business Corporation Act, to receive "fair value" of their shares if the Merger is effected. See "The Merger -- Dissenters' Rights" in the Joint Proxy Statement/Prospectus.

                                         By Order of the Board of Directors

                                         Paul J. Leighton
                                          VICE PRESIDENT AND
                                          SECRETARY


November 3, 1994

                         [Letterhead of Iowa-Illinois]

Dear Shareholder:

    You are cordially invited to attend a Special Meeting of Shareholders of Iowa-Illinois Gas and Electric Company ("Iowa-Illinois") which will be held on Wednesday, December 21, 1994 at the River Center, 136 East Third Street, Davenport, Iowa. The meeting will start at 10:00 a.m., local time.

    At this important meeting, the holders of Iowa-Illinois common stock, par value $1.00 per share ("Iowa-Illinois Common Stock"), and Iowa-Illinois preference stock, no par value ("Iowa-Illinois Preference Stock"), will be asked to approve a merger agreement (the "Merger Agreement") pursuant to which Midwest Resources Inc., an Iowa corporation ("Resources"), Midwest Power Systems Inc., an Iowa corporation and a subsidiary of Resources ("Midwest Power"), and Iowa-Illinois will merge (the "Merger") with and into MidAmerican Energy Company, a newly-formed Iowa corporation (the "Company"). Upon the completion of the Merger, holders of Iowa-Illinois Common Stock, together with the holders of Resources common stock, will become the holders of Company common stock, no par value, and the holders of Iowa-Illinois Preference Stock and the holders of Midwest Power Preferred Stock, no par value, will become the holders of Company Preferred Stock, no par value. Based upon the conversion ratios set forth in the Merger Agreement, holders of Resources common stock and holders of Iowa-Illinois Common Stock would hold approximately 56% and 44%, respectively, of the shares of Company common stock that will be outstanding at the effective time of the Merger.


    The accompanying Joint Proxy Statement/Prospectus discusses the reasons for and the benefits of the Merger, and describes conflicts of interest of certain persons in the Merger. Shareholders are urged to read the Joint Proxy Statement/Prospectus and the Annexes thereto in their entirety.


    The Board of Directors believes that this merger of equals will benefit the shareholders because (i) it will create a larger, stronger company well positioned to grow and prosper in an increasingly competitive environment, (ii) it will create added shareholder value through increased efficiency and reduced or avoided costs, resulting in a financially stronger company, (iii) the Company will have a diverse and growing base of industrial, commercial, agricultural and residential customers, and (iv) the Company will be well positioned to take advantage of future strategic opportunities as the demands of a competitive market intensify.

    The Board of Directors also believes that the Merger will create significant operational and strategic synergies due to the complementary strengths of Iowa-Illinois, Resources and Midwest Power that will allow the Company to be able to achieve substantial savings in operating and capital costs. As a result, the Company will be able to compete more effectively than would Iowa-Illinois for the delivery of energy and energy related products.

    Approval of the Merger Agreement by shareholders of Iowa-Illinois, Resources and Midwest Power entitled to vote thereon is a condition to the consummation of the Merger. If the Merger Agreement is approved by the shareholders of Iowa-Illinois, Resources and Midwest Power, the Merger will be consummated only after certain regulatory approvals are received and other conditions are satisfied or waived. It is anticipated that this will occur in the second half of 1995.

    Even if you plan to attend the meeting, we urge you to mark, sign and date the enclosed proxy and return it promptly. You have the option to revoke it at any time, or to vote your shares personally on request if you attend the meeting.

    IF YOU DO NOT RETURN THE PROXY CARD AND DO NOT VOTE AT THE MEETING, IT WILL HAVE THE SAME EFFECT AS IF YOU VOTED AGAINST THE MERGER.

    Holders of record of Iowa-Illinois Common Stock and Iowa-Illinois Preference Stock at the close of business on November 3, 1994 will be entitled to one vote for each share. There are over 25,000 holders of Iowa-Illinois Common Stock.

    For the Merger to be approved, the Merger Agreement must be approved by the holders of two-thirds of the outstanding shares entitled to vote of (i)
Iowa-Illinois Common Stock voting as a single class, (ii) Iowa-Illinois Preference Stock voting as a single class and (iii) Iowa-Illinois Common Stock and Iowa-Illinois Preference Stock voting together as a single class. Your vote is important no matter how many shares you hold.

    Holders of Iowa-Illinois Common Stock and Iowa-Illinois Preference Stock have the right to dissent from consummation of the Merger, and, upon compliance with the procedural requirements of the Illinois Business Corporation Act, to receive the "fair value" of their shares if the Merger is effected. Reference is made to the detailed information regarding dissention contained in the accompanying Joint Proxy Statement/Prospectus.

    Please do not send in your stock certificates with your proxy card.

                                         Sincerely,

                                         Stanley J. Bright
                                         CHAIRMAN, PRESIDENT AND
                                          CHIEF EXECUTIVE OFFICER


November 3, 1994

                     IOWA-ILLINOIS GAS AND ELECTRIC COMPANY
                                 P.O. BOX 4350
                             DAVENPORT, IOWA 52808
                        TELEPHONE NUMBER: (319) 326-7111

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON DECEMBER 21, 1994

To the Shareholders of
 Iowa-Illinois Gas and Electric Company

    A Special Meeting of holders of common stock, par value $1.00 per share ("Iowa-Illinois Common Stock"), and preference stock, no par value ("Iowa-Illinois Preference Stock"), of Iowa-Illinois Gas and Electric Company, an Illinois corporation ("Iowa-Illinois"), will be held on Wednesday, December 21, 1994, at the River Center, 136 East Third Street, Davenport, Iowa, commencing at 10:00 a.m., local time, for the following purpose:


        To consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of July 26, 1994, as amended and restated as of September 27, 1994 (the "Merger Agreement"), among Midwest Resources Inc., an Iowa corporation ("Resources"), Midwest Power Systems Inc., an Iowa corporation and a subsidiary of Resources ("Midwest Power"), Iowa-Illinois and a newly-formed corporation, MidAmerican Energy Company, an Iowa corporation (the "Company"), which provides for the merger (the "Merger") of Resources, Midwest Power and Iowa-Illinois with and into the Company, with the Company to be the surviving corporation of the Merger, and whereby, with certain limitations: (i) each issued and outstanding share of Iowa-Illinois Common Stock will be converted into the right to receive 1.47 shares of common stock, no par value, of the Company ("Company Common Stock"); (ii) each issued and outstanding share of each series of Iowa-Illinois Preference Stock and Midwest Power Preferred Stock, no par value, will be converted into and become a share of a similarly designated series of Company Preferred Stock, no par value; (iii) each issued and outstanding share of Resources common stock, no par value, will be converted into and become one share of Company Common Stock; and (iv) each issued and outstanding share of Midwest Power common stock, no par value, will be cancelled; all as more fully described in the accompanying Joint Proxy Statement/Prospectus.


    Based upon the conversion ratios set forth in the Merger Agreement, Resources and Iowa-Illinois shareholders would hold approximately 56% and 44%, respectively, of the shares of Company Common Stock that would be outstanding after the consummation of the Merger.

    Shareholders of record at the close of business on November 3, 1994 will be entitled to notice of and to vote at the Special Meeting or at any postponement or adjournment thereof. EVEN IF YOU NOW EXPECT TO ATTEND THE SPECIAL MEETING, YOU ARE REQUESTED TO MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ADDRESSED POSTAGE-PAID ENVELOPE. If you do attend the Special Meeting, you may vote in person, whether or not you have sent in your proxy.

    Holders of Iowa-Illinois Common Stock and Iowa-Illinois Preference Stock have the right to dissent from consummation of the Merger and, upon compliance with the procedural requirements of the Illinois Business Corporation Act, to receive "fair value" of their shares if the Merger is effected. See "The Merger
- - - - - - -- Dissenters' Rights" in the Joint Proxy Statement/Prospectus.

                                         By Order of the Board of Directors

                                         Keith M. Giger
                                          SECRETARY AND TREASURER


November 3, 1994

                         [Letterhead of Midwest Power]

Dear Shareholder:

    You are cordially invited to attend a Special Meeting of Shareholders of Midwest Power Systems Inc. which will be held on Wednesday, December 21, 1994 at the Des Moines Convention Center, 501 Grand Avenue, Des Moines, Iowa. The meeting will start at 8:00 a.m., local time.

    At this important meeting, the holders of Midwest Power preferred and common stock will be asked to approve a Merger Agreement pursuant to which Midwest Power, Midwest Resources Inc., parent of Midwest Power, and Iowa-Illinois Gas and Electric Company will merge with and into MidAmerican Energy Company, a newly-formed Iowa corporation. Upon the completion of the merger, you, as a holder of shares of a series of Midwest Power preferred stock, will become a holder of shares of a similarly designated series of MidAmerican Energy Preferred Stock.


    The accompanying Joint Proxy Statement/Prospectus discusses the reasons for and the benefits of the merger, and describes conflicts of interest of certain persons in the merger. Shareholders are urged to read the Joint Proxy Statement/Prospectus and Annexes in their entirety.


    The Board of Directors believes that this merger of equals will benefit the shareholders because (i) it will create a larger, stronger company well positioned to grow and prosper in an increasingly competitive environment, (ii) it will create added shareholder value through increased efficiency and reduced, deferred or avoided costs, resulting in a financially stronger company, (iii) MidAmerican Energy will have a diverse and growing base of industrial, commercial, agricultural and residential customers, and (iv) MidAmerican Energy will be well positioned to take advantage of future strategic opportunities as the demands of a competitive market intensify.

    The Board of Directors also believes that the merger will create significant operational and strategic synergies due to the complementary strengths of Midwest Power, Midwest Resources and Iowa-Illinois that will allow MidAmerican Energy to be able to achieve substantial savings in operating and capital costs. As a result, MidAmerican Energy will be able to compete more effectively than would Midwest Power and Midwest Resources for the delivery of energy and energy related products.

    Approval of the Merger Agreement by shareholders of Midwest Power, Midwest Resources and Iowa-Illinois entitled to vote thereon is a condition to the consummation of the merger. If the Merger Agreement is approved by the shareholders of Midwest Power, Midwest Resources and Iowa-Illinois, the merger will be consummated only after certain regulatory approvals are received and other conditions are satisfied or waived. It is anticipated that this will occur in the second half of 1995.

    Even if you plan to attend the meeting, we urge you to mark, sign and date the enclosed proxy and return it promptly. You have the option to revoke it at any time, or to vote your shares personally on request if you attend the meeting.

    IF YOU DO NOT RETURN THE PROXY CARD AND DO NOT VOTE AT THE MEETING, IT WILL HAVE THE SAME EFFECT AS IF YOU VOTED AGAINST THE MERGER.

    Holders of record of Midwest Power preferred stock at the close of business on November 3, 1994 will be entitled to one vote for each share. There are over 1,000 holders of Midwest Power preferred stock.

    For the merger to be approved, the Merger Agreement must be approved by the holders of a majority of the votes entitled to be cast by all holders of outstanding shares of (i) Midwest Power preferred stock, voting as a single class, (ii) Midwest Power common stock, voting as a single class, and (iii) Midwest Power preferred stock and common stock, voting together as a single class. Midwest Resources owns all 1,000 outstanding shares of Midwest Power common stock. Your vote is important no matter how many shares you hold.

    Holders of Midwest Power preferred stock have the right to dissent from consummation of the merger, and upon compliance with the procedural requirements of the Iowa Business Corporation Act, to receive the "fair value" of their shares if the merger is effected. Reference is made to the detailed information regarding dissenters' rights contained in the accompanying Joint Proxy Statement/ Prospectus.

    Please do not send in your stock certificates with your proxy card.

                                         Sincerely,

                                         Russell E. Christiansen
                                         CHAIRMAN, PRESIDENT AND
                                          CHIEF EXECUTIVE OFFICER


November 3, 1994

                           MIDWEST POWER SYSTEMS INC.
                                666 GRAND AVENUE
                                  P.O. BOX 657
                          DES MOINES, IOWA 50306-0657
              TELEPHONE NUMBERS: (515) 281-2900 OR (800) 247-5211

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON DECEMBER 21, 1994

To the Shareholders of
 Midwest Power Systems Inc.

    A Special Meeting of holders of preferred stock and common stock of Midwest Power Systems Inc., an Iowa corporation ("Midwest Power"), will be held on Wednesday, December 21, 1994, at the Des Moines Convention Center, 501 Grand Avenue, Des Moines, Iowa, commencing at 8:00 a.m., local time, for the following purposes:


        To consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of July 26, 1994, as amended and restated as of September 27, 1994 (the "Merger Agreement"), among Midwest Power, Midwest Resources Inc., an Iowa corporation and parent of Midwest Power ("Resources"), Iowa-Illinois Gas and Electric Company, an Illinois corporation ("Iowa-Illinois"), and a newly-formed corporation, MidAmerican Energy Company, an Iowa corporation (the "Company"), which provides for the merger (the "Merger") of Midwest Power, Resources and Iowa-Illinois with and into the Company, with the Company to be the surviving corporation of the Merger, and whereby, with certain limitations: (i) each issued and outstanding share of each series of Midwest Power preferred stock, no par value, and Iowa-Illinois Preference Stock, no par value, will be converted into and become a share of a similarly designated series of Company Preferred Stock, no par value; (ii) each issued and outstanding share of Midwest Power common stock, no par value, will be cancelled, (iii) each issued and outstanding share of Resources common stock, no par value, will be converted into and become one share of common stock, no par value, of the Company ("Company Common Stock"); and (iv) each issued and outstanding share of Iowa-Illinois common stock, par value $1.00 per share, will be converted into the right to receive 1.47 shares of Company Common Stock; all as more fully described in the accompanying Joint Proxy Statement/Prospectus.


    Based upon the conversion ratios set forth in the Merger Agreement, Resources and Iowa-Illinois shareholders would hold approximately 56% and 44%, respectively, of the shares of Company Common Stock that would be outstanding after the consummation of the Merger.

    Shareholders of record at the close of business on November 3, 1994 will be entitled to notice of and to vote at the Special Meeting or at any postponement or adjournment thereof. EVEN IF YOU NOW EXPECT TO ATTEND THE SPECIAL MEETING, YOU ARE REQUESTED TO MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ADDRESSED POSTAGE-PAID ENVELOPE. If you do attend the Special Meeting, you may vote in person, whether or not you have sent in your proxy.

    Holders of Midwest Power Preferred Stock have the right to dissent from consummation of the Merger and, upon compliance with the procedural requirements of the Iowa Business Corporation Act, to receive "fair value" of their shares if the Merger is effected. See "The Merger -- Dissenters' Rights" in the Joint Proxy Statement/Prospectus.

                                         By Order of the Board of Directors

                                         Paul J. Leighton
                                          VICE PRESIDENT AND
                                          SECRETARY


November 3, 1994

      [MAP -- SEE APPENDIX OF GRAPHIC DIFFERENCES AT END OF THIS DOCUMENT]

                            ------------------------

                     1993 OPERATING STATISTICS AND RANKINGS


                                                                    RESOURCES/                                 MIDAMERICAN
                                                                     MIDWEST                                  ENERGY COMPANY
                                                                      POWER     RANK   IOWA-ILLINOIS   RANK     PRO FORMA      RANK
                                                                    ----------  ----   -------------   ----   --------------   ----
Electric Customers................................................     420,268   51          200,097    79         620,365      42
Gas Customers.....................................................     341,864   45          240,834    61         582,698      27
Total Assets......................................................  $2,607,219   50     $  1,793,563    64      $4,381,754      39
Operating Revenues
  Electric........................................................  $  664,377          $    338,593            $1,002,970
  Gas.............................................................     332,168               206,821               538,989
Total Operating Revenues..........................................  $  996,545   51     $    545,414    73      $1,541,959      42

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION DATED NOVEMBER 3, 1994



                             JOINT PROXY STATEMENT
                                      FOR
                             MIDWEST RESOURCES INC.
                           MIDWEST POWER SYSTEMS INC.
                                      AND
                     IOWA-ILLINOIS GAS AND ELECTRIC COMPANY


                            ------------------------

                                   PROSPECTUS
                                      FOR
                           MIDAMERICAN ENERGY COMPANY
                           COMMON STOCK, NO PAR VALUE
                                      AND
                         PREFERRED STOCK, NO PAR VALUE

                            ------------------------

  Special Meetings of Shareholders of Midwest Resources Inc. and Midwest Power
                                  Systems Inc.
                        to be Held on December 21, 1994

   Special Meeting of Shareholders of Iowa-Illinois Gas and Electric Company
                        to be Held on December 21, 1994

    MidAmerican Energy Company, an Iowa corporation (the "Company"), has filed a registration statement on Form S-4 (together with all amendments, schedules and exhibits thereto, the "Registration Statement") with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), covering up to 103,784,200 shares of Common Stock, no par value, and up to 3,217,789 shares of Preferred Stock, no par value, of the Company to be issued in connection with the merger of Midwest Resources Inc., an Iowa corporation ("Resources"), Midwest Power Systems Inc., an Iowa corporation and a subsidiary of Resources ("Midwest Power"), and Iowa-Illinois Gas and Electric Company, an Illinois corporation ("Iowa-Illinois"), with and into the Company, with the Company to be the surviving corporation of the merger (the "Merger"), all as more fully described below. This Joint Proxy Statement/Prospectus is being furnished in connection with the Special Meetings of Shareholders of Resources, Midwest Power and Iowa-Illinois. This Joint Proxy Statement/Prospectus also constitutes the prospectus of the Company filed as a part of the Registration Statement. See "Available Information."


    MIDWEST POWER AND IOWA-ILLINOIS ARE, AND THE COMPANY WILL BE, SUBJECT TO CERTAIN GENERIC RISKS ASSOCIATED WITH UTILITY NUCLEAR GENERATION. SEE "RISK FACTORS" AND "NUCLEAR OPERATIONS."


    All information herein with respect to Iowa-Illinois has been furnished by Iowa-Illinois, all information herein with respect to Resources has been furnished by Resources, all information herein with respect to Midwest Power has been furnished by Midwest Power and all information herein with respect to the Company has been furnished by the Company.

                            ------------------------

THESE  SECURITIES HAVE  NOT BEEN APPROVED  OR DISAPPROVED BY  THE SECURITIES AND
    EXCHANGE COMMISSION  OR  ANY STATE  SECURITIES  COMMISSION NOR  HAS  THE
       SECURITIES   AND  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES
            COMMISSION PASSED  UPON  THE  ACCURACY  OR  ADEQUACY  OF
                THIS   PROSPECTUS.  ANY  REPRESENTATION  TO  THE
                           CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------


    The date of this Joint Proxy Statement/Prospectus is November 3, 1994. This Joint Proxy Statement/Prospectus is first being mailed to the shareholders of Resources, Midwest Power and Iowa-Illinois on or about November 3, 1994.

MERGER RELATED MATTERS

    SPECIAL MEETINGS. At the Iowa-Illinois Special Meeting ("Iowa-Illinois Meeting"), scheduled to be held on December 21, 1994, the Resources Special Meeting ("Resources Meeting"), scheduled to be held on December 21, 1994, and the Midwest Power Special Meeting ("Midwest Power Meeting"), scheduled to be held on December 21, 1994, shareholders of Iowa-Illinois, Resources and Midwest Power, respectively, will consider and vote upon a proposal to approve an Agreement and Plan of Merger dated as of July 26, 1994, as amended and restated as of September 27, 1994 (the "Merger Agreement"), among Iowa-Illinois, Resources, Midwest Power and the Company, pursuant to which, among other things, Iowa-Illinois, Resources and Midwest Power will be merged with and into the Company in the Merger, with the Articles of Incorporation (the "Company Articles") and By-Laws (the "Company By-Laws") of the Company, as amended pursuant to the Merger Agreement, to be the Articles of Incorporation and By-Laws of the surviving corporation. Copies of the Merger Agreement and the Company Articles are attached to this Joint Proxy Statement/Prospectus as Annex I and Annex II, respectively.

    CONVERSION AND CANCELLATION OF SHARES UPON CONSUMMATION OF THE MERGER. Upon consummation of the Merger, pursuant to the Merger Agreement:

    - Each issued and outstanding share of Iowa-Illinois common stock, par value $1.00 per share (the "Iowa-Illinois Common Stock"), (other than any shares of Iowa-Illinois Common Stock (a) owned by Iowa-Illinois, by any subsidiary of Iowa-Illinois or by Resources or any subsidiary of Resources, all of which will be cancelled without consideration and will cease to exist, or (b) held by holders of Iowa-Illinois capital stock who dissent (the "Iowa-Illinois Dissenters") in
     compliance  with  all  applicable  provisions  of  the  Illinois   Business
      Corporation Act (the "Illinois Act")), will be converted into the right to receive 1.47 shares of Company common stock, no par value (the "Company Common Stock").

    - Each issued and outstanding share of Resources common stock, no par value (the "Resources Common Stock"), (other than any shares of Resources Common Stock (a) owned by Resources, by any subsidiary of Resources or by Iowa-Illinois or any subsidiary of Iowa-Illinois, all of which will be cancelled without consideration and will cease to exist, or (b) held by holders of Resources Common Stock who dissent (the "Resources Dissenters") in compliance with all applicable provisions of the Iowa Business Corporation Act (the "Iowa Act")), will be converted into and become one share of Company Common Stock.

    - Each issued and outstanding share of a series of Iowa-Illinois preference stock, no par value (the "Iowa-Illinois Preference Stock"), (other than any shares of Iowa-Illinois Preference Stock (a) owned by Iowa-Illinois, by any subsidiary of Iowa-Illinois or by Resources or any subsidiary of Resources, all of which will be cancelled without consideration and will cease to exist, or (b) held by an Iowa-Illinois Dissenter), will be converted into and become one share of Company preferred stock, no par value (the "Company Preferred Stock"), of the respective series specified below:

IOWA-ILLINOIS      COMPANY
  PREFERENCE      PREFERRED
    STOCK           STOCK
- - - - - - --------------  --------------
 $7.80 Series   $7.80 Series
 $5.25 Series   $5.25 Series

    - Each issued and outstanding share of a series of Midwest Power preferred stock, no par value (the "Midwest Power Preferred Stock"), (other than any shares of Midwest Power Preferred Stock (a) owned by Resources, by any subsidiary of Resources or by Iowa-Illinois or any subsidiary of Iowa-Illinois, all of which will be cancelled without consideration and will cease to exist, or (b) held by holders of Midwest Power Preferred Stock who dissent (the "Midwest

      Power Dissenters") in compliance with all applicable provisions of the Iowa Act), will be converted into and become one share of Company Preferred Stock of the respective series specified below:

  MIDWEST POWER         COMPANY
 PREFERRED STOCK    PREFERRED STOCK
- - - - - - -----------------  -----------------
$3.30 Series       $3.30 Series
$3.75 Series       $3.75 Series
$3.90 Series       $3.90 Series
$4.20 Series       $4.20 Series
$4.35 Series       $4.35 Series
$4.40 Series       $4.40 Series
$4.80 Series       $4.80 Series
$1.7375 Series     $1.7375 Series

    - All shares of capital stock of the Company issued and outstanding immediately prior to the Merger will be cancelled without consideration and will cease to exist.

    - All shares of Midwest Power common stock, no par value (the "Midwest Power Common Stock"), issued and outstanding immediately prior to the Merger will be cancelled without consideration and will cease to exist.

    Upon consummation of the Merger, each certificate representing shares of Resources Common Stock issued and outstanding prior to the Merger, other than any shares which will not be converted, will represent the shares of Company Common Stock into which such issued and outstanding shares are converted.

    Upon consummation of the Merger, each certificate representing shares of Iowa-Illinois Common Stock issued and outstanding prior to the Merger, other than any shares which will not be converted, will represent instead the right to receive the shares of Company Common Stock into which such issued and outstanding shares are converted. Upon such conversion, all such shares of Iowa-Illinois Common Stock will be cancelled without consideration and cease to exist, and each holder of a certificate representing any such shares will cease to have any rights with respect thereto, except the right to receive the shares of Company Common Stock upon the surrender of such certificate, without interest.

    Upon consummation of the Merger, based upon the respective Iowa-Illinois Common Stock and Resources Common Stock conversion ratios, Iowa-Illinois and Resources shareholders would hold approximately 44% and 56%, respectively, of the aggregate number of shares of Company Common Stock that would be outstanding.

    Pursuant to the Merger Agreement, Iowa-Illinois will give to the holders of all of its currently outstanding preferred shares, par value $100 per share ("Iowa-Illinois Preferred Stock"), notice of redemption of such shares, and will deposit funds necessary for such redemption, so that (a) all of such shares will be deemed under the Iowa-Illinois Articles of Incorporation to be no longer outstanding at the time of the Iowa-Illinois Meeting and (b) no holders of Iowa-Illinois Preferred Stock will be entitled to vote on the proposal to approve the Merger Agreement. The number of shares of each series of Iowa-Illinois Preferred Stock and the redemption prices thereof are:

                                          REDEMPTION
                            NUMBER OF     PRICE PER
         SERIES              SHARES         SHARE
- - - - - - -------------------------  -----------  --------------
$4.36 Cumulative               60,000    $   102.125
$4.22 Cumulative               40,000    $   100.00
$7.50 Cumulative               98,288    $   101.88

    No person is authorized to give any information or to make any representation other than those contained or incorporated by reference in this Joint Proxy Statement/Prospectus, and, if given or made, such information or representation should not be relied upon as having been authorized. This Joint Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Joint Proxy Statement/Prospectus, or the solicitation of a proxy, in any jurisdiction, to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this Joint Proxy Statement/Prospectus nor any distribution of securities pursuant to this Joint Proxy Statement/Prospectus shall, under any circumstances, create an implication that there has been no change in the information set forth herein since the date of this Joint Proxy Statement/Prospectus.

                             AVAILABLE INFORMATION

    Each of Iowa-Illinois, Midwest Power and Resources is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and accordingly files reports and other information with the SEC; Iowa-Illinois and Resources also file proxy statements with the SEC. Such reports, proxy statements and other information filed with the SEC are available for inspection and copying at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such documents may also be obtained from the Public Reference Room of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, any such material and other information concerning Resources can be inspected at the New York Stock Exchange, Inc. (the "NYSE"), 20 Broad Street, New York, New York 10005 and concerning Iowa-Illinois can be inspected at the NYSE and the Chicago Stock Exchange, Inc., 120 S. LaSalle Street, Chicago, Illinois 60603.

    The Company has filed with the SEC under the Securities Act a Registration Statement with respect to the shares of Company Common Stock and Company
Preferred Stock issuable in the Merger. This Joint Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. The Registration Statement, including any amendments, schedules and exhibits thereto, is available for inspection and copying as set forth above. Reference is made to the copy of each contract or other document filed as an exhibit to the Registration Statement or such other document.

                           INCORPORATION BY REFERENCE

    THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM, IN THE CASE OF DOCUMENTS RELATING TO IOWA-ILLINOIS, KEITH M. GIGER, SECRETARY AND TREASURER, IOWA-ILLINOIS GAS AND ELECTRIC COMPANY, P.O. BOX 4350, DAVENPORT, IOWA 52808 (TELEPHONE: 319-326-7111), AND, IN THE CASE OF DOCUMENTS RELATING TO RESOURCES AND MIDWEST POWER, PAUL J. LEIGHTON, VICE PRESIDENT AND SECRETARY, 666 GRAND AVENUE, P.O. BOX 9244, DES MOINES, IOWA 50306-9244 (TELEPHONE: 515-242-4300). TO ENSURE TIMELY DELIVERY OF IOWA-ILLINOIS DOCUMENTS PRIOR TO THE IOWA-ILLINOIS MEETING, A REQUEST TO IOWA-ILLINOIS SHOULD BE MADE BY DECEMBER 1, 1994. TO ENSURE TIMELY DELIVERY OF RESOURCES AND MIDWEST POWER DOCUMENTS PRIOR TO THE RESOURCES MEETING AND THE MIDWEST POWER MEETING, A REQUEST TO RESOURCES OR MIDWEST POWER SHOULD BE MADE BY DECEMBER 1, 1994.

    Iowa-Illinois, Resources and Midwest Power hereby undertake to provide without charge to each person, including any beneficial owner to whom a copy of this Joint Proxy Statement/Prospectus has been delivered, upon the written or oral request of such person, a copy (without exhibits, except those specifically incorporated by reference) of any and all of the documents referred to below which have been or may be incorporated in this Joint Proxy Statement/Prospectus by reference. Requests for such documents should be directed to the persons indicated above.

    The following documents, previously filed with the SEC pursuant to the Exchange Act, are hereby incorporated by reference:

         1. Iowa-Illinois Annual Report on Form 10-K for the year ended December 31, 1993 (File No. 1-3573).

         2. Iowa-Illinois Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994 and June 30, 1994 (File No. 1-3573).

         3. Iowa-Illinois Current Report on Form 8-K dated July 29, 1994 (File No. 1-3573).

         4. Iowa-Illinois Proxy Statement dated March 16, 1994 for the 1994 Annual Meeting of Shareholders held on April 28, 1994.

         5. Resources Annual Report on Form 10-K for the year ended December 31, 1993 (File No. 1-10654).

         6. Resources Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994 and June 30, 1994 (File No. 1-10654).


         7. Resources Current Reports on Form 8-K dated July 29, 1994, October 25, 1994 and November 3, 1994 (File No. 1-10654).


         8. Resources Proxy Statement dated March 16, 1994 for the 1994 Annual Meeting of Shareholders held on April 27, 1994.

         9. Midwest Power Annual Report on Form 10-K for the year ended December 31, 1993 (File No. 1-12582).

        10. Midwest Power Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994 and June 30, 1994 (File No. 1-12582).

        11. Midwest Power Current Reports on Form 8-K dated July 29, 1994 and October 25, 1994 (File No. 1-12582).

    The information relating to Iowa-Illinois, Resources and Midwest Power contained in this Joint Proxy Statement/Prospectus should be read together with the information in the documents incorporated by reference herein.

    All documents filed by Iowa-Illinois, Resources and Midwest Power pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the date of the Iowa-Illinois Meeting on December 21, 1994, and any adjournment thereof, the Midwest Power Meeting on December 21, 1994, and any adjournment thereof, or the Resources Meeting on December 21, 1994, and any adjournment thereof, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/ Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.

                               TABLE OF CONTENTS


                                                                                                             PAGE
                                                                                                           ---------
AVAILABLE INFORMATION....................................................................................          4
INCORPORATION BY REFERENCE...............................................................................          4
SUMMARY OF JOINT PROXY STATEMENT/PROSPECTUS..............................................................          8
RISK FACTORS.............................................................................................         18
NUCLEAR OPERATIONS.......................................................................................         18
SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA.........................................................         19
  Selected Unaudited Pro Forma Financial Data............................................................         23
  Comparative Book Values, Dividends and Earnings per Share of Common Stock..............................         24
  Comparative Per Share Prices of Resources and Iowa-Illinois Common Stock...............................         25
  Midwest Power Preferred and Iowa-Illinois Preference Stock Transactions................................         25
  Ratings................................................................................................         26
  1993 Statistics and Rankings...........................................................................         26
MEETINGS, VOTING AND PROXIES.............................................................................         26
  Iowa-Illinois Meeting..................................................................................         26
  Resources Meeting......................................................................................         27
  Midwest Power Meeting..................................................................................         28
THE MERGER...............................................................................................         29
  Background of the Merger...............................................................................         29
  Interests of Certain Persons in the Merger.............................................................         33
  Reasons for the Merger.................................................................................         34
  Recommendations of the Boards of Directors.............................................................         35
  Opinion of Financial Advisor to Iowa-Illinois..........................................................         37
  Opinion of Financial Advisor to Resources..............................................................         41
  Transaction Facilitator................................................................................         47
  Employment Agreements..................................................................................         47
  The Company Severance Plan for Specified Officers......................................................         48
  Employee Plans, Severance Arrangements and Agreements..................................................         49
  Company Benefit Plans..................................................................................         52
  Company Stock Plans....................................................................................         53
  Certain Federal Income Tax Consequences................................................................         53
  Accounting Treatment...................................................................................         54
  Stock Exchange Listing of Company Capital Stock........................................................         54
  Federal Securities Law Consequences....................................................................         54
  Dissenters' Rights.....................................................................................         55
REGULATORY MATTERS.......................................................................................         58
  Antitrust Considerations...............................................................................         58
  Federal Power Act......................................................................................         58
  Iowa Public Utility Regulation.........................................................................         58
  Illinois Public Utility Regulation.....................................................................         59
  Nuclear Regulatory Commission Regulation...............................................................         59
  Other Regulatory Matters...............................................................................         59

                                                                                                             PAGE
                                                                                                           ---------
THE MERGER AGREEMENT.....................................................................................         59
  The Merger.............................................................................................         59
  Representations and Warranties.........................................................................         62
  Certain Covenants......................................................................................         62
  No Solicitation of Transactions........................................................................         63
  Company Board of Directors.............................................................................         64
  Indemnification........................................................................................         64
  Conditions to the Merger...............................................................................         65
  Benefit Plans..........................................................................................         66
  Termination............................................................................................         66
  Termination Fees.......................................................................................         67
  Expenses...............................................................................................         69
  Amendment and Waiver...................................................................................         69
DESCRIPTION OF COMPANY CAPITAL STOCK.....................................................................         69
  Company Common Stock...................................................................................         69
  Company Preferred Stock................................................................................         70
  Certain Business Combinations..........................................................................         75
COMPARISON OF CORPORATE CHARTERS AND RIGHTS OF SECURITY HOLDERS..........................................         75
  Resources..............................................................................................         75
  Midwest Power..........................................................................................         76
  Iowa-Illinois..........................................................................................         78
PRO FORMA COMBINED FINANCIAL INFORMATION (UNAUDITED).....................................................         80
SELECTED INFORMATION CONCERNING IOWA-ILLINOIS, RESOURCES AND MIDWEST POWER...............................         94
  Business of Iowa-Illinois..............................................................................         94
  Business of Resources and Midwest Power................................................................         94
THE COMPANY FOLLOWING THE MERGER.........................................................................         95
  Management of the Company..............................................................................         95
  Operations of the Company..............................................................................         95
  Reorganization of Nonregulated Subsidiaries............................................................         96
EXPERTS..................................................................................................         96
LEGAL MATTERS............................................................................................         97
SHAREHOLDER PROPOSALS....................................................................................         97
Annex I -- Agreement and Plan of Merger, as Amended and Restated.........................................        I-1
Annex II -- Restated Articles of Incorporation of MidAmerican Energy Company.............................       II-1
Annex III -- Fairness Opinion of Dillon, Read & Co. Inc..................................................      III-1
Annex IV -- Fairness Opinion of PaineWebber Incorporated.................................................       IV-1
Annex V -- Illinois Business Corporation Act -- Dissenters' Rights Provisions............................        V-1
Annex VI -- Iowa Business Corporation Act -- Dissenters' Rights Provisions...............................       VI-1
Annex VII -- Employment Agreement with Russell E. Christiansen...........................................      VII-1
Annex VIII -- Employment Agreement with Stanley J. Bright................................................     VIII-1
Annex IX -- Company Severance Plan for Specified Officers................................................       IX-1

                  SUMMARY OF JOINT PROXY STATEMENT/PROSPECTUS

    THE FOLLOWING IS A SUMMARY OF THE INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS AND THE ANNEXES. SHAREHOLDERS ARE URGED TO READ THIS JOINT PROXY STATEMENT/PROSPECTUS AND THE ANNEXES IN THEIR ENTIRETY.

THE PARTIES

    THE COMPANY. The Company is an Iowa corporation which was created to survive the Merger and represent the combination of Iowa-Illinois, Resources and Midwest Power as a single, publicly held entity. See "The Company Following the Merger." The Company has, and prior to the Merger will have, no operations except as contemplated by the Merger Agreement. See "The Merger Agreement." As of the date of this Joint Proxy Statement/Prospectus, the outstanding capital stock of the Company is owned jointly by Iowa-Illinois and Resources. The principal executive offices of the Company are located at 666 Grand Avenue, P.O. Box 9244, Des Moines, Iowa 50306, telephone number: (515) 242-4300.

    IOWA-ILLINOIS. Iowa-Illinois is an Illinois corporation serving more than 200,000 electric customers and 240,000 natural gas customers in portions of Iowa and Illinois. Through its wholly-owned subsidiary, InterCoast Energy Company ("InterCoast"), Iowa-Illinois engages in non-regulated energy-related businesses including oil and gas, energy services and financial investments. The principal executive offices of Iowa-Illinois are located at 206 East Second Street, Davenport, Iowa 52801, telephone number (319) 326-7111. See "Selected Information Concerning Iowa-Illinois, Resources and Midwest Power -- Business of Iowa-Illinois."

    RESOURCES. Resources is an Iowa corporation which is the largest utility holding company in the State of Iowa, serving one-third of the state's electric and natural gas customers in urban, small-town and rural areas. Through its utility subsidiary, Midwest Power, Resources provides electric and natural gas utility services to customers in three states. Resources operates its nonregulated businesses and investments through a second subsidiary, Midwest Capital Group, Inc. These businesses and investments include electric and natural gas activities, management of rail cars, telecommunications, real estate development, venture capital and leveraged leases. The principal executive offices of Resources are located at 666 Grand Avenue, P.O. Box 9244, Des Moines, Iowa 50306-9244, telephone numbers: (515) 242-4300 or (800) 247-5211. See
"Selected Information Concerning Iowa-Illinois, Resources and Midwest Power -- Business of Resources and Midwest Power."

    MIDWEST POWER. Midwest Power, an Iowa corporation, has two operating divisions: Midwest Power and Midwest Gas. Midwest Power provides electric service to 420,000 customers in 327 communities in central, western and northern Iowa and six communities in southeastern South Dakota. Midwest Gas provides natural gas service to 342,000 customers in 204 Iowa, two Nebraska and 27 South Dakota communities. The largest communities served by one or both of the divisions are Des Moines, Sioux City, Waterloo and Council Bluffs, Iowa, and Sioux Falls, South Dakota. The principal executive offices of Midwest Power are located at 666 Grand Avenue, P.O. Box 657, Des Moines, Iowa 50303, telephone numbers: (515) 281-2900 or (800) 247-5211. See "Selected Information Concerning Iowa-Illinois, Resources and Midwest Power -- Business of Resources and Midwest Power."


RISK FACTORS


    Midwest Power and Iowa-Illinois are, and the Company will be, subject to certain generic risks associated with utility nuclear generation. See "Risk Factors" and "Nuclear Operations."


NUCLEAR OPERATIONS


    Midwest Power purchases 50% of the output and is responsible for 50% of the costs of the Cooper Nuclear Generating Station in Nebraska. Iowa-Illinois owns 25% of two nuclear generating units at the Quad-Cities Nuclear Generating
Station in Illinois. See "Nuclear Operations" for a discussion of Nuclear Regulatory Commission ("NRC") concerns about the operation of the Quad-Cities units and the Cooper unit, which is currently not in service.

SPECIAL MEETINGS

    IOWA-ILLINOIS. At the Iowa-Illinois Meeting, and any adjournment or adjournments thereof, the holders of Iowa-Illinois Common Stock and Iowa-Illinois Preference Stock will be asked to consider and vote upon a proposal to approve the Merger Agreement. See "Meetings, Voting and Proxies -- Iowa-Illinois Meeting."

    The Iowa-Illinois Meeting is scheduled to be held at 10:00 a.m., local time, on December 21, 1994, at the River Center, 136 East Third Street, Davenport, Iowa. The Board of Directors of Iowa-Illinois (the "Iowa-Illinois Board") has fixed the close of business on November 3, 1994 as the record date (the "Iowa-Illinois Record Date") for the determination of holders of Iowa-Illinois Common Stock and Iowa-Illinois Preference Stock entitled to notice of and to vote at the Iowa-Illinois Meeting.

    The Iowa-Illinois Board, by the unanimous vote of the directors, has approved the Merger Agreement and the transactions contemplated thereby, and recommends that Iowa-Illinois' shareholders vote FOR approval of the Merger Agreement.

    RESOURCES. At the Resources Meeting, and any adjournment or adjournments thereof, the holders of Resources Common Stock will be asked to consider and vote upon a proposal to approve the Merger Agreement. See "Meetings, Voting and Proxies -- Resources Meeting."

    The Resources Meeting is scheduled to be held at 10:00 a.m., local time on December 21, 1994, at the Des Moines Convention Center, 501 Grand Avenue, Des Moines, Iowa. The Board of Directors of Resources (the "Resources Board") has fixed the close of business on November 3, 1994 as the record date (the "Resources Record Date") for the determination of holders of Resources Common Stock entitled to notice of and to vote at the Resources Meeting.

    The Resources Board, by the unanimous vote of the directors, has adopted the Merger Agreement and approved the transactions contemplated thereby, and recommends that Resources shareholders vote FOR approval of the Merger Agreement.

    MIDWEST POWER. At the Midwest Power Meeting, and any adjournment or adjournments thereof, the holders of Midwest Power Common Stock and Midwest Power Preferred Stock will be asked to consider and vote upon a proposal to approve the Merger Agreement. See "Meetings, Voting and Proxies -- Midwest Power Meeting."

    The Midwest Power Meeting is scheduled to be held at 8:00 a.m., local time on December 21, 1994, at the Des Moines Convention Center, 501 Grand Avenue, Des Moines, Iowa. The Board of Directors of Midwest Power (the "Midwest Power Board") has fixed the close of business on November 3, 1994 as the record date (the "Midwest Power Record Date") for the determination of holders of Midwest Power Common Stock and Midwest Power Preferred Stock entitled to notice of and to vote at the Midwest Power Meeting.

    The Midwest Power Board, by the unanimous vote of the directors, has adopted the Merger Agreement and approved the transactions contemplated thereby, and recommends that Midwest Power shareholders vote FOR approval of the Merger Agreement.

REQUIRED VOTE


    IOWA-ILLINOIS. Under the Illinois Act, the affirmative vote of the holders of two-thirds of the votes entitled to be cast by all holders of outstanding shares of (i) Iowa-Illinois Preference Stock, voting as a single class, (ii) Iowa-Illinois Common Stock, voting as a single class, and (iii) Iowa-Illinois Preference Stock and Iowa-Illinois Common Stock, voting together as a single class (collectively, "Iowa-Illinois Shareholders' Approval"), is required for approval of the Merger Agreement and the transactions contemplated thereby. On the Iowa-Illinois Record Date, there were (i) 500,000 shares of Iowa-Illinois Preference Stock (consisting of the following series: $7.80 series - 400,000 shares; and $5.25 series - 100,000 shares); and (ii) 29,629,377 shares of Iowa-Illinois Common Stock, outstanding and entitled to vote. As of the Iowa-Illinois Record Date, directors, executive officers and affiliates of Iowa-Illinois owned less than 1% of the issued and outstanding shares of Iowa-Illinois capital stock. See "Meeting, Voting and Proxies -- Iowa-Illinois Meeting."


    RESOURCES. Under the Iowa Act, the affirmative vote of the holders of a majority of the outstanding shares of Resources Common Stock (the "Resources Shareholders' Approval") is required for approval of the Merger Agreement and the transactions contemplated thereby. On the Resources Record Date, there were 55,630,485 shares of Resources Common Stock outstanding and entitled to vote. As of the Resources Record Date, directors, executive officers and affiliates of Resources owned less than 1% of the issued and outstanding shares of Resources Common Stock. See "Meetings, Voting and Proxies -- Resources Meeting."


    MIDWEST POWER.  Under the Iowa Act, the affirmative vote of the holders of a majority of the votes entitled to be  cast by all holders of outstanding  shares of  (i) Midwest Power  Preferred Stock, voting  as a single  class, (ii) Midwest
Power Common Stock,  voting as a  single class, and  (iii) Midwest Power  Common
Stock and Midwest Power Preferred Stock, voting as a single class (collectively,
"Midwest  Power Shareholders' Approval"), is required for approval of the Merger
Agreement and the transactions contemplated thereby. On the Midwest Power Record
Date,  there  were  (i)  2,717,789  shares  of  Midwest  Power  Preferred  Stock
(consisting  of the following series: $3.30 Series - 49,622 shares; $3.75 Series
- - - - - - - 38,320 shares;  $3.90 Series -  32,630 shares; $4.20  Series - 47,369  shares;
$4.35  Series -  49,950 shares;  $4.40 Series  - 50,000  shares; $4.80  Series -
49,898 shares; and $1.7375 Series -  2,400,000 shares) and (ii) 1,000 shares  of
Midwest  Power Common Stock, outstanding and entitled to vote. As of the Midwest
Power Record Date, directors, executive officers and affiliates of Midwest Power owned less  than  1% of  the  issued and  outstanding  shares of  Midwest  Power
Preferred  Stock. Resources owns all of  the outstanding shares of Midwest Power
Common Stock. See "Meetings, Voting and Proxies -- Midwest Power Meeting."

THE MERGER

    The Merger Agreement provides for: (i) the merger of Iowa-Illinois, Resources and Midwest Power with and into the Company; (ii) the cancellation of Iowa-Illinois Common Stock and Iowa-Illinois Preference Stock owned by Iowa-Illinois, by any subsidiary of Iowa-Illinois or by Resources or any subsidiary of Resources; (iii) the cancellation of Resources Common Stock and Midwest Power Preferred Stock owned by Resources, by any subsidiary of Resources or by Iowa-Illinois or any subsidiary of Iowa-Illinois; (iv) the cancellation of all shares of Company Common Stock issued and outstanding immediately prior to the Merger; (v) the conversion of all issued and outstanding shares of Iowa-Illinois Common Stock and each series of Iowa-Illinois Preference Stock (except shares which are cancelled and shares held by Iowa-Illinois Dissenters) into shares of Company Common Stock and Company Preferred Stock of a similarly designated series, respectively; (vi) the conversion of all issued and outstanding shares of Resources Common Stock and each series of Midwest Power Preferred Stock (except shares which are cancelled and shares held by Resources Dissenters or Midwest Power Dissenters) into shares of Company Common Stock and Company Preferred Stock of a similarly designated series, respectively; and
(vii) the cancellation of all shares of Midwest Power Common Stock issued and outstanding immediately prior to the Merger. As a result, (a) the holders of Resources Common Stock and Iowa-Illinois Common Stock will become the holders of Company Common Stock and (b) the holders of shares of each series of Iowa-Illinois Preference Stock and Midwest Power Preferred Stock will become the holders of similarly designated series of Company Preferred Stock. See "The Merger Agreement -- The Merger."

    Pursuant to the Merger Agreement, articles of merger (the "Articles of Merger") complying with the requirements of the Illinois Act and the Iowa Act will be executed by Resources, Midwest Power, Iowa-Illinois and the Company and will be filed with the Secretary of State of the State of Illinois and the Secretary of State of the State of Iowa on the second business day immediately following the satisfaction or waiver of all conditions to the Merger, or at such other time as Resources and Iowa-

Illinois shall agree. The Merger will become effective at the time that the parties to the Merger Agreement specify in the Articles of Merger. As used herein, "Effective Time" means the time and date that the Merger becomes effective. See "The Merger Agreement -- The Merger."

CONVERSION RATIOS FOR IOWA-ILLINOIS COMMON STOCK AND RESOURCES COMMON STOCK

    Each share of Resources Common Stock issued and outstanding immediately prior to the Effective Time will, upon consummation of the Merger, be converted into the right to receive one share of Company Common Stock. Each share of Iowa-Illinois Common Stock outstanding immediately prior to the Effective Time will, upon consummation of the Merger, be converted into the right to receive
1.47 shares of Company Common Stock. Fractional shares of Company Common Stock will not be issued. Holders of Iowa-Illinois Common Stock will receive cash in lieu of fractional shares. The ratios of converting (i) Resources Common Stock into Company Common Stock (the "Resources Conversion Ratio") and (ii) Iowa-Illinois Common Stock into Company Common Stock (the "Iowa-Illinois Conversion Ratio") are together referred to herein as the "Conversion Ratios." See "The Merger Agreement -- The Merger."

STOCK CERTIFICATES

    As soon as possible after the Effective Time, a bank, trust company or other agent selected by Iowa-Illinois and Resources (the "Exchange Agent") will mail transmittal instructions to each holder of record of shares of Iowa-Illinois Common Stock at the Effective Time, advising such holder of the procedure for surrendering certificates (collectively, the "Constituent Certificates") representing shares of Iowa-Illinois Common Stock for certificates representing shares of Company Common Stock. Holders of Constituent Certificates will not be entitled to receive any payment of dividends or other distributions on or payment for any fractional share with respect to shares represented by their Constituent Certificates until such certificates have been surrendered for certificates representing shares of Company Common Stock. See "The Merger
Agreement -- The Merger." CONSTITUENT CERTIFICATES SHOULD NOT BE SURRENDERED UNTIL A FORM OF LETTER OF TRANSMITTAL AND INSTRUCTIONS THEREFOR ARE RECEIVED BY THE HOLDERS OF CONSTITUENT CERTIFICATES. DELIVERY WILL BE EFFECTED, AND RISK OF LOSS AND TITLE TO THE CONSTITUENT CERTIFICATES WILL PASS, ONLY UPON ACTUAL DELIVERY OF THE CONSTITUENT CERTIFICATES TO THE EXCHANGE AGENT. See "The Merger Agreement -- The Merger."

    Certificates representing outstanding shares of Resources Common Stock, Midwest Power Preferred Stock and Iowa-Illinois Preference Stock will after the Effective Time continue to represent the shares of Company Common Stock and Company Preferred Stock, as the case may be, into which such shares of Resources Common Stock and Midwest Power Preferred Stock and Iowa-Illinois Preference Stock are converted in the Merger, and such certificates need not be exchanged as a condition to the continued receipt of dividends or other distributions, if any, on the shares represented by such certificates.

COMPANY BENEFIT PLANS

    For a description of Company Benefit Plans, see "The Merger -- Company Benefit Plans."

BACKGROUND

    For a description of the background of the Merger, see "The Merger -- Background of the Merger."

REASONS FOR THE MERGER

    Iowa-Illinois, Resources and Midwest Power believe the combination of Iowa-Illinois, Resources and Midwest Power into the Company will result in a strong business organization well positioned to take advantage of opportunities in both its core utility and diversified businesses. See "The Merger -- Reasons for the Merger."

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

    IOWA-ILLINOIS. The Iowa-Illinois Board unanimously approved the Merger Agreement and determined to recommend that the shareholders of Iowa-Illinois vote FOR approval of the Merger Agreement. The Iowa-Illinois Board's approval resulted after consideration of a number of factors, which are described under the heading "The Merger -- Recommendations of the Board of Directors -- Iowa-Illinois."

    RESOURCES. The Resources Board unanimously adopted the Merger Agreement and determined to recommend that the shareholders of Resources vote FOR approval of the Merger Agreement. The Resources Board's approval resulted after consideration of a number of factors, which are described under the heading "The Merger -- Recommendations of the Board of Directors -- Resources."

    MIDWEST POWER. The Midwest Power Board unanimously adopted the Merger Agreement and determined to recommend that the shareholders of Midwest Power vote FOR approval of the Merger Agreement. The Midwest Power Board's approval resulted after consideration of a number of factors, which are described under the heading "The Merger -- Recommendations of the Board of Directors -- Midwest Power."


    CONFLICTS OF INTERESTS. In considering the recommendations of the Iowa-Illinois Board, the Resources Board and the Midwest Power Board, shareholders should be aware that certain members of such Boards have conflicts of interest in the Merger; such interests were among the factors considered by each such Board in approving or adopting the Merger Agreement. See "The Merger
- - - - - - -- Interests of Certain Persons in the Merger."


INTERESTS OF CERTAIN PERSONS IN THE MERGER; MANAGEMENT OF THE COMPANY

    DIRECTORSHIPS. The Merger Agreement provides that the Board of Directors of the Company (the "Company Board") will, upon consummation of the Merger, consist of 19 persons with eight persons designated by Iowa-Illinois, including Stanley
J. Bright, Chairman of the Board, President and Chief Executive Officer of Iowa-Illinois, and eleven persons designated by Resources, including Russell E. Christiansen, Chairman, President and Chief Executive Officer of Resources and Midwest Power. See "The Merger -- Interests of Certain Persons in the Merger -- Board of Directors."


    EMPLOYMENT  AGREEMENTS.   Each of Messrs.  Stanley J. Bright  and Russell E.
Christiansen has entered into an employment agreement with the Company to become
effective  upon   consummation  of   the  Merger   (together,  the   "Employment
Agreements"). Pursuant to the Employment Agreements, Mr. Christiansen will serve as  Chairman of the Company Board and/or Chairman, Office of the Chief Executive
Officer and Mr. Bright will serve as President of the Company, President, Office of the Chief  Executive Officer and/or  Chief Executive Officer  of the  Company
until  the later of May 31, 1997 or the first anniversary of the Effective Time;
thereafter Mr.  Bright will  serve as  Chairman  of the  Company Board  and  Mr.
Christiansen  will become a consultant to the Company. The Employment Agreements provide for the annual  base salary at  the Effective Time to  be not less  than
$400,000  for Mr. Christiansen  and not less  than $350,000 for  Mr. Bright, and that they  each  will be  eligible  to  receive appropriate  bonuses  and  other compensation  and benefits which  are accorded to  senior executive employees of the Company. For 1994, the base  annual salary for Mr. Christiansen is  $400,000 and  for Mr.  Bright is  $300,800; Mr. Bright  will thus  receive increased base annual salary as a result of the Merger. Copies of Mr. Christiansen's Employment
Agreement and Mr. Bright's Employment Agreement are attached to this Joint Proxy
Statement/Prospectus as Annex VII and Annex VIII, respectively. See "The  Merger
- - - - - - -- Interests of Certain Persons in the Merger Employment Agreements" and Annexes
VII and VIII.


    THE COMPANY SEVERANCE PLAN FOR SPECIFIED OFFICERS. At the Effective Time the Company Severance Plan for Specified Officers (the "Company Severance Plan") will become effective. The Company Severance Plan covers five officers of Iowa-Illinois and five officers of Resources and/or Midwest Power who at the Effective Time will become officers of the Company and provides for payment of cash severance payments and benefits under certain circumstances following the consummation of the Merger. Assuming the effectiveness of, and the requirement for payments to all persons covered under, the Company Severance Plan on the date of this Joint Proxy Statement/Prospectus, the aggregate amount which would be paid to such persons would not exceed $5,970,000. If the five officers covered by both the Iowa-Illinois severance plan and the Company Severance Plan all elect to be covered by the Iowa-Illinois severance plan and not the Company Severance Plan, the aggregate amount payable under the Company Severance Plan would be reduced to an amount not in excess of $2,970,000. Messrs. Christiansen and Bright are not covered by the Company Severance Plan. A copy of the Company Severance Plan is attached to this Joint Proxy Statement/Prospectus as Annex IX. See "The Merger -- The Company Severance Plan for Specified Officers" and Annex IX.

    SEVERANCE AGREEMENTS. Ten officers of Iowa-Illinois are beneficiaries under an Iowa-Illinois severance plan pursuant to which they would be entitled to benefits if their employment is voluntarily or involuntarily terminated within 24 months following the Effective Time. Officers of Iowa-Illinois must elect between payment under the Iowa-Illinois severance plan or the Company Severance Plan in the event of a termination of employment. Assuming the effectiveness of, and the requirement for payment to all persons covered under, such plans, the aggregate amount payable to the ten officers covered by such plans, in excess of the amount that otherwise would have been payable in the absence of this Merger, would not exceed $5.5 million. If the five officers eligible to receive severance benefits under both the Company Severance Plan and the Iowa-Illinois severance plan elect to be covered by the Company Severance Plan and not the
Iowa-Illinois severance plan, the aggregate amount payable under the Iowa-Illinois severance plan would be reduced to an amount not in excess of $2.5 million. See "The Merger -- Employee Plans, Severance Arrangements and Agreements and Trust Agreements."

    INDEMNIFICATION. From and after the Effective Time, the Company shall, to the fullest extent not prohibited by applicable law, indemnify, defend and hold harmless the present and former officers and directors of each of Iowa-Illinois, Resources and Midwest Power, against all losses, expenses (including reasonable attorney's fees), claims, damages or liabilities or, subject to certain restrictions, amounts paid in settlement arising out of actions or omissions occurring at or prior to the Effective Time that are in whole or in part based on, or arising out of, the fact that such person is or was a director or officer of such party arising out of or pertaining to the transactions contemplated by the Merger Agreement. See "The Merger Agreement -- Indemnification."

OPINIONS OF INVESTMENT BANKERS


    IOWA-ILLINOIS. Dillon, Read & Co. Inc. ("Dillon Read") delivered to the Iowa-Illinois Board its written opinions dated July 26, 1994 and November 3, 1994, each stating that, as of the date of such opinion and based upon the assumptions made, matters considered and limits of the review, as set forth in such opinions, the Iowa-Illinois Conversion Ratio and the consideration to be received by the holders of Iowa-Illinois Common Stock are fair to the holders of Iowa-Illinois Common Stock from a financial point of view. The written opinion of Dillon Read dated November 3, 1994 is attached to this Joint Proxy Statement/Prospectus as Annex III and should be read in its entirety. For a description of matters considered and assumptions made by Dillon Read in reaching its opinions and the fees received and to be received by Dillon Read, see "The Merger -- Opinion of Financial Advisor to Iowa-Illinois" and Annex III.



    RESOURCES. PaineWebber Incorporated ("PaineWebber") delivered to the Resources Board its written opinions dated July 26, 1994 and November 3, 1994 each to the effect that, as of the date of each such opinion, and based upon the procedures and subject to the assumptions described in such opinion, from a financial point of view, the Resources Conversion Ratio and the consideration to be received by the holders of the Resources Common Stock are fair to the holders of Resources Common Stock. The written opinion of PaineWebber dated November 3, 1994 is attached to this Joint Proxy Statement/Prospectus as Annex IV and should be read in its entirety. For a description of the matters considered and the assumptions made by PaineWebber in reaching its opinions and the fees received and to be received by PaineWebber, see "The Merger -- Opinion of Financial Advisor to Resources" and Annex IV.

CONDITIONS TO THE MERGER

    The obligations of Resources, Midwest Power and Iowa-Illinois to consummate the Merger are subject to the satisfaction of certain conditions, including the approval of the Merger Agreement by the shareholders of each of Resources, Midwest Power and Iowa-Illinois, the absence of any injunction that prevents the consummation of the Merger, the effectiveness of the Registration Statement, approval of the listing on the NYSE of the shares of Company Common Stock and the shares of the $1.7375 Series of Company Preferred Stock issuable in the Merger, upon official notice of issuance, the receipt of all material governmental approvals, the receipt of accountants' letters stating that the Merger will qualify as a pooling of interests transaction, the material accuracy of the representations and warranties of the respective parties set forth in the Merger Agreement, the material performance or waiver of all obligations required to be performed under the Merger Agreement, the receipt by Resources and Iowa-Illinois of officers' certificates from each other stating that the conditions set forth in the Merger Agreement have been satisfied, receipt of certain certificates from affiliates of Iowa-Illinois and Resources, there having been no material adverse effect (or facts or circumstances that would have a material adverse effect) on the respective businesses of the parties, the receipt of tax opinions, the receipt of certain third party consents, and, with respect to Resources and Midwest Power, the fairness opinion from PaineWebber shall not have been withdrawn and, with respect to Iowa-Illinois, the fairness opinion from Dillon Read shall not have been withdrawn (in each case, under specified circumstances). See "The Merger Agreement -- Conditions to the Merger."

RIGHTS TO TERMINATE, AMEND OR WAIVE CONDITIONS

    The   Merger  Agreement  may  be  terminated  under  certain  circumstances, including: by mutual written consent of the Boards of Directors of Iowa-Illinois, Resources and Midwest Power; by any party if the Merger is not consummated by December 31, 1995 (or by June 30, 1996 under certain conditions described under "The Merger Agreement -- Right to Terminate, Amend or Waive Conditions"); by any party if the requisite shareholder approvals are not obtained; by any party if a law, order, rule or regulation is issued or adopted which has the effect of prohibiting the Merger or if any final and nonappealable action by a court of competent jurisdiction prohibits the Merger; by Resources or Iowa-Illinois, under certain circumstances, as a result of a more favorable third-party tender offer or business combination proposal; by a nonbreaching party if there occurs a material breach of the Merger Agreement which is not cured within 20 days after notice; or by either Resources or Iowa-Illinois, if the Board of Directors of the other withdraws, modifies in an adverse manner or does not reaffirm upon request its recommendation to its shareholders or recommends a different business combination transaction than as contemplated by the parties.

    The Merger Agreement requires that certain fees be paid upon termination of the Merger Agreement under certain circumstances. The aggregate termination fees under these provisions may not exceed $51 million. See "The Merger Agreement -- Termination Fees."

    The Merger Agreement may be amended by the Boards of Directors of Resources, Midwest Power and Iowa-Illinois at any time before or after its approval by their shareholders, but after any such approval no amendment may be made which alters or changes (i) the amount or kind of shares, rights or any of the proceeds of the conversion of such shares, or (ii) the terms or conditions of the Merger Agreement if such alteration or change, alone or in the aggregate, would materially adversely affect the rights of the holders of Iowa-Illinois Common Stock, Iowa-Illinois Preferred Stock, Iowa-Illinois Preference Stock, Resources Common Stock or Midwest Power Preferred Stock. See "The Merger Agreement -- Amendment and Waiver."

    At any time prior to the Effective Time, the time for performance of any obligation or other acts may be extended or any inaccuracies in the representations and warranties or conditions to a party's obligation to consummate the Merger may be waived by the other parties. Any determination to extend or waive would depend upon the facts and circumstances existing at the time of such extension or waiver and would be made by the extending or waiving party's Board of Directors, exercising its fiduciary duties to such party and its shareholders. See "The Merger Agreement -- Amendment and Waiver."

CERTAIN TAX CONSEQUENCES OF THE MERGER

    A condition precedent to consummation of the Merger is the receipt of opinions of counsel substantially to the effect that each of the mergers which constitute a part of the Merger will be treated as a tax-free reorganization under Section 368(a) of the Internal Revenue Code (the "Code"). Assuming the Merger so qualifies, then for federal income tax purposes (i) no gain or loss will be recognized by Resources, Midwest Power, Iowa-Illinois or the Company as a result of the Merger, (ii) holders of Resources Common Stock, Midwest Power Preferred Stock, Iowa-Illinois Common Stock and Iowa-Illinois Preference Stock whose shares are converted into Company Common Stock or Company Preferred Stock, as the case may be, in the Merger will recognize no gain or loss as a result of the conversion (except with respect to holders of Iowa-Illinois Common Stock, who generally will recognize gain or loss to the extent they receive cash in lieu of fractional shares, and with respect to Resources Dissenters, Midwest Power Dissenters and Iowa-Illinois Dissenters, who generally will recognize gain or loss if they exercise their dissenters' rights), and (iii) the holding period and basis applicable to the shares of the Company capital stock received in the Merger will be the same as the holding period and basis attributable to the Resources, Midwest Power or Iowa-Illinois capital stock that was converted into Company capital stock in the Merger (provided that the basis will be reduced by any amount allocable to a fractional share interest in Company Common Stock for which cash is received), assuming that such capital stock so converted was held as a capital asset. See "The Merger -- Certain Federal Income Tax Consequences."

    HOLDERS OF RESOURCES, MIDWEST POWER AND IOWA-ILLINOIS CAPITAL STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS.

OPERATIONS AFTER THE MERGER

    Following the Effective Time, the Company will maintain its principal corporate offices in Des Moines, Iowa, its electric division headquarters in Davenport, Iowa, and its gas division headquarters in Sioux City, Iowa. See "The Company -- Following the Merger."

    Following the Effective Time, the Company and its subsidiaries will honor all prior contracts, agreements, collective bargaining agreements and commitments with current or former employees or current or former directors of Resources, Midwest Power, Iowa-Illinois and their respective subsidiaries, in accordance with the respective terms of such contracts, agreements and commitments, subject to the Company's right to enforce them in accordance with their terms (including any reserved right to amend, modify, suspend, revoke or terminate them). The Company will replace benefit plans of Resources, Midwest Power, Iowa-Illinois and their respective subsidiaries as required by law or otherwise adopt new benefit plans as appropriate. At the Effective Time, the Resources Dividend Reinvestment and Common Stock Purchase Plan, the Resources Employee Stock Purchase Plan, the Midwest Power 401(k) Plan for Salaried
Employees, the Midwest Power 401(k) Plan for Bargaining Employees, the Iowa-Illinois 401(k) Plan, the Iowa-Illinois Employee Stock Purchase Plan and the Iowa-Illinois Dividend Reinvestment and Share Purchase Plan will be terminated, replaced or amended to provide for the issuance and sale of Company Common Stock in place of Resources Common Stock and Iowa-Illinois Common Stock, as the case may be, under such plans.

    The Employment Agreements with Messrs. Christiansen and Bright provide that each will be eligible to receive appropriate management bonuses, long-term incentive awards and other compensation elements through benefit plans not less in the aggregate than those in effect at Resources, Midwest Power and Iowa-Illinois as of the Effective Time. Consequently, although no decision has yet been finalized, it is expected that the Company will adopt replacement plans for deferred compensation, supplemental retirement and incentive compensation for named officers, including Messrs. Christiansen and Bright. See "The Merger Agreement -- Benefit Plans."

REGULATORY MATTERS


    Each of Resources and Iowa-Illinois will make a pre-merger filing pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). On October 28, 1994, the Company, Midwest Power and Iowa-Illinois filed an application with the Iowa Utilities Board (the "IUB") for an order permitting the Merger to occur, and the Company and Iowa-Illinois filed an application with the Illinois Commerce Commission (the "ICC") for its approval of the Merger. In addition, the Company, Resources, Midwest Power and Iowa-Illinois will file a petition for approval with regard to the Merger with the Federal Energy Regulatory Commission (the "FERC"). Iowa-Illinois will also file an application for the approval of the NRC to the extent required for the transfer of its interest in the license for the Quad-Cities Nuclear Generating Station to the Company. See "Regulatory Matters."


ACCOUNTING TREATMENT

    Resources and Iowa-Illinois believe that the Merger will be treated as a "pooling of interests" for accounting purposes. See "The Merger -- Accounting Treatment." The receipt by Iowa-Illinois of a letter from Deloitte & Touche LLP, independent auditors for Iowa-Illinois, and by Resources of a letter from Arthur Andersen LLP, independent public accountants for Resources, stating that the Merger will qualify as a pooling of interests, is a condition precedent to consummation of the Merger. See "The Merger Agreement -- Conditions to the Merger."

DISSENTERS' RIGHTS

    The holders of Iowa-Illinois Common Stock and Iowa-Illinois Preference Stock at the close of business on the Iowa-Illinois Record Date have the right to dissent from consummation of the Merger and, upon compliance with the procedural requirements of the Illinois Act, to receive the "fair value" (as defined in the Illinois Act) of their shares if the Merger is effected. Any such holders electing to exercise their right to dissent must deliver to Iowa-Illinois before the vote is taken a written demand for payment of the "fair value" of such holder's shares if the Merger is effected, and not vote to approve the Merger Agreement. See "The Merger -- Dissenters' Rights" and Annex V.

    The holders of record of Resources Common Stock and Midwest Power Preferred Stock at the close of business on the Resources Record Date and Midwest Power Record Date, respectively, upon compliance with the procedural requirements of the Iowa Act are entitled to be paid the "fair value" (as defined in the Iowa
Act) of their shares if the Merger is consummated. Any such holders electing to exercise their rights to dissent must deliver to Resources or Midwest Power before the vote is taken a written demand for payment of the "fair value" of such holder's shares if the Merger is consummated, and not vote to approve the Merger Agreement. See "The Merger -- Dissenters' Rights" and Annex VI.

DIVIDENDS

    IOWA-ILLINOIS, RESOURCES AND MIDWEST POWER. Except as permitted in the Merger Agreement, none of Iowa-Illinois, Resources and Midwest Power may, and none may permit any of its subsidiaries to, declare or pay any dividends on or make other distributions in respect of any of its capital stock, other than to such party or its wholly-owned subsidiaries and other than dividends paid by Midwest Power on its Common Stock to Resources, dividends required to be paid on any series of Iowa-Illinois Preferred Stock, Iowa-Illinois Preference Stock and Midwest Power Preferred Stock, and regular quarterly dividends to be paid on Resources Common Stock and Iowa-Illinois Common Stock not to exceed 100% of the average quarterly dividend for the prior four quarterly dividend payments with respect thereto.

    COMPANY COMMON STOCK. It is anticipated that following the Merger the Company will initially pay dividends on Company Common Stock at the rate of $1.20 per share per annum, subject to change from time to time by the Company Board based on the Company's results of operations, financial condition, capital requirements and other relevant considerations. However, no such dividend has been declared on Company Common Stock and no assurance can be given that such dividend rate will be in effect or will remain unchanged, and the Company reserves the right to increase or decrease such dividend as may be required by law or contract or as may be determined by the Company Board, in its discretion, to be advisable. Dividends may be declared by the Company Board and paid in cash, shares or other property out of the net assets of the Company in excess of its stated capital, computed in accordance with applicable law and subject to the conditions and limitations imposed by the Company Articles. The Company Common Stock dividend payment dates are expected to continue to be the first days of March, June, September and December. See "The Company -- Following the Merger" and "Description of the Company Capital Stock -- Company Common Stock."

    COMPANY PREFERRED STOCK. Cumulative dividends will be payable on each share of Company Preferred Stock in the same amount as cumulative dividends are payable on the share of Midwest Power Preferred Stock or the share of Iowa-Illinois Preference Stock which is converted in the Merger into such share of Company Preferred Stock, when and as declared by the Company Board out of funds legally available for such dividends.

    Subject to the terms and conditions of the Company Articles and except as described below, quarterly dividends will be payable on all classes of Company Preferred Stock on the first days of March, June, September and December (each, a "Company Payment Date"), which are also the scheduled dividend payment dates for the Midwest Power Preferred Stock. In contrast, dividends are payable on the Iowa-Illinois Preference Stock on the first days of February, May, August and November (each, an "Iowa-Illinois Payment Date"). The Company Articles provide, subject to the terms and conditions thereof, for an initial dividend payment on shares of Company Preferred Stock into which shares of Iowa-Illinois Preference Stock are to be converted in the Merger (but not on shares of Company Preferred Stock into which shares of Midwest Power Preferred Stock are to be so converted), on the first Iowa-Illinois Payment Date to occur following the Effective Time (instead of the first Company Payment Date so to occur) if, but only if, such first Iowa-Illinois Power Payment Date precedes such first Company Payment Date. Regardless of the date on which such initial payment is made, (i) such initial dividend payment will reflect the dividends accumulated on the Company Preferred Stock (and on the shares of Iowa-Illinois Preferred Stock from which they were converted) from the immediately preceding Iowa-Illinois Payment Date to but not including the date of such payment and (ii) any subsequent dividend payments on the Company Preferred Stock will be scheduled on Company Payment Dates. If dividends on any series of Company Preferred Stock into which shares of Iowa-Illinois Preference Stock are converted are first paid on an Iowa-Illinois Payment Date, the next scheduled dividend payment on such series would reflect dividends accumulated not over a full quarter but from such date to but not including the first Company Payment Date to occur following the Effective Time. Scheduled dividend payments on the Company Preferred Stock into which shares of Midwest Power Preferred Stock are converted will not be subject to any such adjustments. See "Description of Company Capital Stock -- Company Preferred Stock."

COMPARISON OF CORPORATE CHARTERS AND RIGHTS OF SECURITY HOLDERS
    As a result of the Merger, holders of Resources Common Stock, Midwest Power Preferred Stock, Iowa-Illinois Common Stock and Iowa-Illinois Preference Stock who receive shares of Company capital stock will become shareholders of the Company and will have certain different rights as the shareholders of the Company than they had as shareholders of Resources, Midwest Power or Iowa-Illinois. For a comparison of Iowa and Illinois law and the provisions in the articles of incorporation and by-laws of Resources, Midwest Power, Iowa-Illinois and the Company governing the rights of the shareholders of Resources, Midwest Power, Iowa-Illinois and the Company, see "Comparison of Corporate Charters and Rights of Security Holders."

RATINGS

    The Iowa-Illinois Preference Stock is currently rated a1 by Moody's Investors Service, Inc. ("Moody's"), A by Standard & Poor's Ratings Group, a division of McGraw Hill ("S&P"), A by Duff & Phelps Credit Ratings Company ("D&P") and A+ by Fitch Investors Service, Inc. ("Fitch"). The Midwest Power Preferred Stock is currently rated a3 by Moody's and A by S&P. It is the expectation of management that the ratings on the Company Preferred Stock will be at least a3 by Moody's and A by S&P.

                                  RISK FACTORS



    Midwest Power and Iowa-Illinois are, and the Company will be, subject to certain generic risks associated with utility nuclear generation, including risks arising from the operation of nuclear facilities and the storage, handling and disposal of high-level and low-level radioactive materials; limitations on the amounts and types of insurance commercially available in respect of losses that might arise in connection with nuclear operations; and uncertainties with respect to the technological and financial aspects of decommissioning nuclear plants at the end of their licensed lives. The NRC has broad authority under federal law to impose licensing and safety-related requirements for the operation of nuclear generating facilities and in the event of non-compliance, has the authority to impose fines or shut down a unit, or both, depending upon its assessment of the severity of the situation, until compliance is achieved. Revised safety requirements promulgated by the NRC have, in the past, necessitated substantial capital expenditures at nuclear plants, including the Cooper and Quad-Cities units, and additional such expenditures could be required in the future. In addition, although Midwest Power and Resources and Iowa-Illinois have no reason to anticipate a serious nuclear incident at the Cooper unit or Quad-Cities units, respectively, if such an incident did occur, it could have a material but presently undeterminable adverse effect on the financial condition of Midwest Power, Resources, Iowa-Illinois or the Company.


                               NUCLEAR OPERATIONS


    Midwest Power purchases 50% of the output and is responsible for 50% of the costs of the Cooper Nuclear Station ("Cooper"), a boiling-water nuclear generating unit located in Nebraska pursuant to a long-term contract with the owner and operator of the Cooper unit, Nebraska Public Power District ("NPPD"). The NRC operating license for the Cooper unit expires in 2014; however, the Midwest Power contract terminates in 2004.


    Iowa-Illinois owns 25% of two boiling water nuclear generating units at the Quad-Cities Nuclear Generating Station ("Quad-Cities") in Illinois. The remaining 75% interest in each Quad-Cities unit is owned by the operator of the station, Commonwealth Edison Company ("ComEd"). The NRC operating licenses for the two Quad-Cities units expire in 2012.

    In January 1994, the NRC determined that the performance of the Cooper unit and the two Quad-Cities units warranted increased NRC attention. The managements of Iowa-Illinois and Midwest Power each have been informed that the NRC concern about the units is, among other matters, the effectiveness of the respective operators of the units in identifying causes of, and responding to, certain operational problems or deficiencies.

    The respective operators of the units have provided written and verbal responses to the NRC concerns and have advised the managements of Midwest Power and Iowa-Illinois that they will diligently work to satisfy the NRC concerns. The managements of both Midwest Power and Iowa-Illinois have discussed the situations with the respective operators of the units. Midwest Power, with respect to the Cooper unit, and Iowa-Illinois, with respect to the Quad-Cities units, are monitoring actions undertaken by the respective operators in response to the NRC concerns. The Cooper unit has been out of service since May 25, 1994, pending satisfaction of the concerns of the NRC, which has formed a panel of NRC personnel to oversee the process of placing the Cooper unit back in service. The schedule for such process has not been established, and there is currently no estimated date by which the Cooper unit will be back in service.


    In some instances, similar NRC concerns have resulted in fines or penalties being assessed against operators of nuclear generating units. Midwest Power cannot predict (a) whether any such fines or penalties will be imposed as a result of NRC concerns about the Cooper unit, (b) the amount of any such fines or penalties, or (c) what action Midwest Power might take in response to any action by NPPD to recover from Midwest Power any portion of such fines or penalties or any costs incurred by NPPD which are attributable to the Cooper unit being out of service because of the NRC concerns.



    Midwest Power does not expect a material adverse impact on its results of operations or financial condition as a result of the Cooper unit being out of service, although during the period May 25 through September 30, 1994, it incurred $5.6 million in costs to purchase from other sources power which was unavailable from the unit.

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

    The summary below sets forth selected historical financial data and selected unaudited pro forma financial data. This financial data should be read in conjunction with the historical consolidated financial statements and related notes thereto of Iowa-Illinois, Resources and Midwest Power contained in the respective Annual Reports on Form 10-K of Iowa-Illinois, Resources and Midwest Power which are incorporated by reference herein, and in conjunction with the Pro Forma Combined Financial Information (unaudited) and related notes thereto of the Company included elsewhere in this Joint Proxy Statement/Prospectus.

SELECTED HISTORICAL FINANCIAL DATA

    The selected historical financial data of Iowa-Illinois, Resources and Midwest Power for the five years ended December 31, 1993, set forth below, have been derived from audited financial statements. The selected historical financial data of Iowa-Illinois, Resources and Midwest Power for the six months ended June 30, 1994 and June 30, 1993, set forth below, have been derived from unaudited financial statements.

    Midwest Power is a subsidiary of Resources. The Resources consolidated financial statements include Midwest Power balance sheets and statements of income. Midwest Power selected historical financial data is shown separately and is fully consolidated with the Resources information.

IOWA-ILLINOIS

                       SELECTED HISTORICAL FINANCIAL DATA
              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND RATIOS)

                                             SIX MONTHS ENDED
                                                 JUNE 30,                              YEAR ENDED DECEMBER 31,
                                          -----------------------   --------------------------------------------------------------
                                             1994         1993         1993         1992         1991         1990         1989
                                          ----------   ----------   ----------   ----------   ----------   ----------   ----------
Income Statement Data:
  Operating Revenues....................  $  299,296   $  276,483   $  545,414   $  497,534   $  512,537   $  511,672   $  527,284
  Utility Operating Income..............      36,396       36,921       71,383       63,501       75,310       78,692       79,932
  Other Income..........................       6,647        7,357       12,962        8,493        6,745        5,540        7,712
  Net Income............................      31,301       31,596       59,228       45,433       54,367       55,490       58,544
  Preferred and Preference Dividends....       2,406        2,500        4,995        5,029        4,347        2,000        2,045
  Earnings on Common Stock..............      28,895       29,096       54,233       40,404       50,020       53,490       56,499
  Earnings per Common Share.............  $     0.98   $     0.99   $     1.85   $     1.45   $     1.86   $     1.99   $     2.10
  Dividends Declared per Common Share...  $    0.865   $    0.865   $     1.73   $     1.73   $     1.71   $     1.67   $     1.63
  Ratio of Earnings to Fixed Charges and
   Preferred and Preference Dividend
   Requirements (a).....................         2.3(b)        2.2(c)        2.3        1.9          2.3          2.6          3.0

Balance Sheet Data:
  Total Assets..........................  $1,805,719   $1,719,038   $1,793,563   $1,659,371   $1,530,912   $1,415,394   $1,361,443
  Long-term Debt (d)....................     633,318      600,782      614,400      588,180      549,248      490,667      467,818
  Redeemable Preference Stock (e).......      50,000       48,050       50,000       48,625       49,200        9,775       10,350
  Non-redeemable Preferred Stock........      19,829       19,829       19,829       19,829       19,829       19,829       19,829
  Common Stock Equity...................     504,099      499,561      499,412      495,582      443,608      436,855      431,100
  Book Value per Common Share...........  $    17.09   $    17.03   $    17.01   $    16.89   $    16.52   $    16.27   $    16.06

- - - - - - ------------------------------
(a) For purposes of computing the ratios of earnings to fixed charges and preferred and preference dividend requirements, "earnings" consist of net income before interest charges and preferred and preference dividend requirements, plus income taxes, plus the estimated interest component of rentals. "Earnings" also include allowances for borrowed and other funds used during construction. Fixed charges consist of interest charges, the estimated interest component of rentals and the pre-tax dividend requirements on preferred and preference stock.
(b)  Based on Twelve Months Ended June 30, 1994.
(c)  Based on Twelve Months Ended June 30, 1993.
(d)  Excludes long-term debt due within one year.
(e)  Excludes preference stock to be redeemed within one year.
(f) For a discussion of material litigation and regulatory matters relating to Resources, Midwest Power and Iowa-Illinois, reference is made to the documents incorporated by reference herein.


    For the twelve month period ended September 30, 1994, operating revenues were $564,426,000, net income was $60,399,000, earnings per common share were $1.89, and the ratio of earnings to fixed charges and preferred and preference dividend requirements was 2.3, as compared with operating revenues of $546,429,000, net income of $59,021,000, earnings per common share of $1.84, and ratio of earnings to fixed charges and preferred and preference dividend requirements of 2.3 for the twelve month period ended September 30, 1993.

MIDWEST RESOURCES

                       SELECTED HISTORICAL FINANCIAL DATA
              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND RATIOS)

                                             SIX MONTHS ENDED
                                                 JUNE 30,                              YEAR ENDED DECEMBER 31,
                                          -----------------------   --------------------------------------------------------------
                                             1994         1993         1993         1992         1991         1990         1989
                                          ----------   ----------   ----------   ----------   ----------   ----------   ----------
Income Statement Data:
  Operating Revenues....................  $  499,801   $  508,406   $  996,545   $  923,180   $  929,513   $  876,584   $  898,750
  Utility Operating Income..............      65,039       68,561      132,397      112,971      137,547      135,751      141,094
  Other Income (a)......................        (223)        (372)      10,312       (6,913)      (3,147)      (9,517)      12,630
  Net Income............................      39,552       37,088       84,623       43,446       73,805       67,660       96,238
  Preferred Dividends...................       2,740        1,577        3,372        3,706        5,361        5,361        5,361
  Earnings on Common Stock..............      36,812       35,511       81,251       39,740       68,444       62,299       90,877
  Earnings per Common Share.............  $     0.67   $     0.65   $     1.49   $     0.73   $     1.36   $     1.25   $     1.80
  Dividends Declared per Common Share...  $     0.58   $     0.58   $     1.16   $     1.36   $     1.56   $     1.32   $     1.41
  Ratio of Earnings to Fixed Charges and
   Preferred Dividend Requirements
   (b)..................................         3.0(c)        2.0(d)        2.7        1.7          2.2          2.2          2.7
  Supplemental Ratio of Earnings to
   Fixed Charges and Preferred Dividend
   Requirements (e).....................         2.8(c)        1.9(d)        2.6        1.6          2.1          2.1          2.6

Balance Sheet Data:
  Total Assets..........................  $2,549,313   $2,445,233   $2,607,219   $2,475,688   $2,473,558   $2,337,439   $2,304,845
  Long-term Debt (f)....................     740,527      786,211      726,603      780,604      802,137      734,730      747,068
  Redeemable Preferred Stock............          --           --           --           --       30,000       30,000       30,000
  Non-redeemable Preferred Stock........      89,981       54,413       90,042       54,413       54,462       54,466       54,469
  Common Stock Equity...................     695,495      667,793      681,098      664,094      681,630      624,554      630,373
  Power Purchase Contract...............     151,485      146,150      151,485      146,150      150,838      159,293      167,282
  Book Value per Common Share...........  $    12.59   $    12.22   $    12.47   $    12.16   $    12.69   $    12.49   $    12.58

- - - - - - ------------------------------
(a) Resources exchanged certain gas assets and operations during 1993 and sold certain assets and operations in 1989 as described in the Resources Annual Report on Form 10-K for 1993 and 1989, respectively. The 1993 and 1989 earnings reflect the gains derived from these transactions.
(b) For purposes of computing the ratios of earnings to fixed charges and preferred dividend requirements, "earnings" consist of net income before interest charges and preferred dividend requirements, plus income taxes, plus the estimated interest component of rentals. "Earnings" also include allowances for borrowed and other funds used during construction. Fixed charges consist of interest charges, the estimated interest component of rentals and the pre-tax dividend requirements on preferred stock.
(c)  Based on Twelve Months Ended June 30, 1994.
(d)  Based on Twelve Months Ended June 30, 1993.
(e) The supplemental ratios have been calculated including obligations under the long-term power purchase contract with the Nebraska Public Power District relating to Cooper Nuclear Station.
(f)  Excludes long-term debt due within one year.
(g) For a discussion of material litigation and regulatory matters relating to Resources, Midwest Power and Iowa-Illinois, reference is made to the documents incorporated by reference herein.
(h) Subsequent to June 1994, Resources discontinued its construction operations. The impact of discontinuing the construction operations has not been reflected in the financial statistics shown above but are reflected in "-- Selected Unaudited Pro Forma Financial Data" below and in "Pro Forma Combined Financial Information (unaudited)" herein.


    For the twelve month period ended September 30, 1994, operating revenues were $1,088,799,000, net income was $65,438,000, earnings per common share were $1.19, and the ratio and supplemental ratio of earnings to fixed charges and preferred dividend requirements were 2.4 and 2.3, respectively, as compared with operating revenues of $1,066,812,000, net income of $77,837,000, earnings per common share of $1.42, and ratio and supplemental ratio of earnings to fixed charges and preferred dividend requirements of 2.5 and 2.4, respectively, for the twelve month period ended September 30, 1993. Net income for the 1993 period included a $10 million ($0.18 per share) after tax gain as a result of the 1993 exchange of certain Midwest Power natural gas territories for certain other natural gas territories. Net income for the 1994 period reflects the $3.8 million ($0.07 per share) loss from the discontinuance of the nonregulated construction operations conducted by subsidiaries of Resources. Other factors causing a reduction in earnings were increased operating expenses for Cooper Nuclear Station of $2.4 million and expenses related to the Merger of $1.2 million.

MIDWEST POWER

                       SELECTED HISTORICAL FINANCIAL DATA
                         (IN THOUSANDS, EXCEPT RATIOS)

                                             SIX MONTHS ENDED
                                                 JUNE 30,                              YEAR ENDED DECEMBER 31,
                                          -----------------------   --------------------------------------------------------------
                                             1994         1993         1993         1992         1991         1990         1989
                                          ----------   ----------   ----------   ----------   ----------   ----------   ----------
Income Statement Data:
  Operating Revenues....................  $  499,801   $  508,406   $  996,545   $  923,180   $  929,513   $  876,584   $  898,750
  Utility Operating Income..............      65,039       68,561      132,397      112,971      137,547      135,751      141,094
  Other Income (a)......................         161          779       12,564          291          491        3,256        4,227
  Net Income............................      39,936       38,239       86,875       50,650       77,443       80,433       87,835
  Preferred Dividends...................       2,740        1,577        3,372        3,706        5,361        5,361        5,361
  Earnings on Common Stock (b)..........      37,196       36,662       83,503       46,944       72,082       75,072       82,474
  Ratio of Earnings to Fixed Charges and
   Preferred Dividend Requirements
   (c)..................................         3.2(d)        2.4(e)        3.0        2.0          2.5          2.5          2.8
  Supplemental Ratio of Earnings to
   Fixed Charges and Preferred Dividend
   Requirements (f).....................         3.0(d)        2.3(e)        2.9        1.9          2.4          2.4          2.6

Balance Sheet Data:
  Total Assets..........................  $2,321,199   $2,224,559   $2,384,454   $2,231,585   $2,233,083   $2,130,738   $2,090,050
  Long-term Debt (g)....................     677,451      731,747      677,506      726,611      740,561      665,509      676,106
  Redeemable Preferred Stock............          --           --           --           --       30,000       30,000       30,000
  Non-redeemable Preferred Stock........      89,981       54,413       90,042       54,413       54,462       54,466       54,469
  Common Stock Equity...................     660,348      640,685      655,152      635,823      664,356      623,972      618,234
  Power Purchase Contract...............     151,485      146,150      151,485      146,150      150,838      159,293      167,282

- - - - - - ------------------------------
(a) Midwest Power exchanged certain gas assets and operations during 1993 and sold certain assets and operations in 1989 as described in the Midwest Power Annual Report on Form 10-K for 1993 and 1989, respectively. The 1993 and 1989 earnings reflect the gains derived from these transactions.
(b) Earnings per common share, dividends per common share and book value per common share are not applicable to Midwest Power as a subsidiary of Resources.
(c) For purposes of computing the ratios of earnings to fixed charges and preferred dividend requirements, "earnings" consist of net income before interest charges and preferred dividend requirements, plus income taxes, plus the estimated interest component of rentals. "Earnings" also include allowances for borrowed and other funds used during construction. Fixed charges consist of interest charges, the estimated interest component of rentals and the pre-tax dividend requirements on preferred stock.
(d)  Based on Twelve Months Ended June 30, 1994.
(e)  Based on Twelve Months Ended June 30, 1993.
(f) The supplemental ratios have been calculated including obligations under the long-term power purchase contract with the Nebraska Public Power District relating to Cooper Nuclear Station.
(g)  Excludes long-term debt due within one year.
(h) Midwest Power is a subsidiary of Resources. The Resources consolidated financial statements include Midwest Power balance sheets and statements of income. The preferred stock issued by Midwest Power will be converted into shares of Company Preferred Stock in the Merger.
(i) For a discussion of material litigation and regulatory matters relating to Resources, Midwest Power and Iowa-Illinois, reference is made to the documents incorporated by reference herein.


    For the twelve month period ended September 30, 1994, operating revenues were $976,503,000, earnings on common stock were $66,107,000 and the ratio and supplemental ratio of earnings to fixed charges and preferred dividend requirements were 2.7 and 2.6, respectively, as compared with operating revenues of $1,005,803,000, earnings on common stock of $86,203,000 and ratio and supplemental ratio of earnings to fixed charges and preferred dividend requirements of 3.0 and 2.8, respectively, for the twelve month period ended September 30, 1993. Net income for the 1993 period included a $10 million after tax gain as a result of the 1993 exchange of certain Midwest Power natural gas service territories. Net income for the 1994 period reflects $2.4 million of increased operating expenses for Cooper Nuclear Station and $1.1 million of expenses related to the Merger.

SELECTED UNAUDITED PRO FORMA FINANCIAL DATA

    The selected unaudited pro forma financial data combines the historical consolidated balance sheets and statements of income of Resources, Midwest Power and Iowa-Illinois after giving effect to the Merger under the pooling-of-interests method of accounting, assuming the Merger had been effective for all periods presented. Pro forma per share data for Company Common Stock gives effect to the conversion of each share of Iowa-Illinois Common Stock into 1.47 shares of Company Common Stock and the conversion of each share of Resources Common Stock into one share of Company Common Stock. See "The Merger Agreement -- The Merger." The selected unaudited pro forma financial data is not necessarily indicative of the operating results or financial position that would have occurred had the Merger been consummated on the dates for which the Merger is being given effect, nor is it necessarily indicative of future operating results or financial position. See "Pro Forma Combined Financial Information (unaudited)."

MIDAMERICAN ENERGY COMPANY

               PRO FORMA COMBINED SELECTED FINANCIAL INFORMATION
              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND RATIOS)


                                             SIX MONTHS ENDED
                                                 JUNE 30,                              YEAR ENDED DECEMBER 31,
                                          -----------------------   --------------------------------------------------------------
                                             1994         1993         1993         1992         1991         1990         1989
                                          ----------   ----------   ----------   ----------   ----------   ----------   ----------
Income Statement Data:
  Operating Revenues....................  $  799,097   $  784,889   $1,541,959   $1,420,714   $1,442,050   $1,388,256   $1,426,034
  Utility Operating Income..............     101,435      105,482      203,780      176,472      212,857      214,443      221,026
  Other Income (a)......................       7,786       10,354       27,128          786        3,395         (762)      20,711
  Net Income............................      72,215       72,053      147,705       88,085      127,969      126,365      155,151
  Preferred and Preference Dividends....       5,146        4,077        8,367        8,735        9,708        7,361        7,406
  Earnings on Common Stock..............      67,069       67,976      139,338       79,350      118,261      119,004      147,745
  Earnings per Common Share (b).........  $     0.68   $     0.70   $     1.43   $     0.83   $     1.32   $     1.33   $     1.64
  Dividends Declared per Common Share
   (b)..................................  $     0.58   $     0.58   $     1.17   $     1.28   $     1.38   $     1.24   $     1.28
  Equivalent Iowa-Illinois Pro Forma per
   Share Data: (c)......................
    Earnings per Common Share...........  $     1.01   $     1.02   $     2.10   $     1.22   $     1.93   $     1.95   $     2.42
    Dividends Declared per Common
     Share..............................  $     0.86   $     0.86   $     1.72   $     1.89   $     2.03         1.83   $     1.88
  Ratio of Earnings to Fixed Charges and
   Preferred and Preference Dividend
   Requirements (d).....................         2.7(e)        2.1(f)        2.6        1.8          2.3          2.4          2.8
  Supplemental Ratio of Earnings to
   Fixed Charges and Preferred and
   Preference Dividend Requirements
   (g)..................................         2.6(e)        2.1(f)        2.5        1.7          2.2          2.3          2.7
Balance Sheet Data:
  Total Assets..........................  $4,340,806   $4,152,106   $4,381,754   $4,122,974   $3,991,293   $3,749,068   $3,661,500
  Long-term Debt (h)....................   1,373,845    1,386,993    1,341,003    1,368,784    1,351,385    1,225,397    1,214,886
  Redeemable Preferred and Preference
   Stock (i)............................      50,000       48,050       50,000       48,625       79,200       39,775       40,350
  Non-redeemable Preferred Stock........     109,810       74,242      109,871       74,242       74,291       74,295       74,298
  Common Stock Equity...................   1,199,594    1,167,354    1,180,510    1,159,676    1,125,238    1,061,409    1,061,473
  Power Purchase Contract...............     151,485      146,150      151,485      146,150      150,838      159,293      167,282
  Book Value per Common Share...........  $    12.17   $    11.94   $    12.07   $    11.86   $    12.08   $    11.86   $    11.85
  Equivalent Iowa-Illinois Pro Forma per
   Share Data: (c):.....................
    Book Value per Common Share.........  $    17.88   $    17.55   $    17.75   $    17.43   $    17.75   $    17.44   $    17.42

- - - - - - ------------------------------
(a) Resources exchanged certain gas assets and operations during 1993 and sold certain assets and operations in 1989 as described in the Resources Annual Report on Form 10-K for 1993 and 1989, respectively. The 1993 and 1989 earnings reflect the gains derived from these transactions.

(b) Pro forma per common share amounts give effect to the conversion of each share of Resources Common Stock outstanding into one share of Company Common Stock and each share of Iowa-Illinois Common Stock outstanding into
     1.47 shares of

     Company Common Stock. Pro forma dividends declared per common share reflect the historical dividends declared by Resources and Iowa-Illinois, divided by the pro forma average number of shares of Company Common Stock outstanding. The Company anticipates paying annual dividends of $1.20 per share subsequent to the Merger.

(c)  Represents the pro forma  equivalent of one  share of Iowa-Illinois  Common
     Stock calculated by multiplying the pro forma information by the conversion
     ratio   of  1.47  shares  of  Company   Common  Stock  for  each  share  of
     Iowa-Illinois Common Stock.
(d)  For purposes  of computing  the ratios  of earnings  to fixed  charges  and preferred  and preference dividend requirements,  "earnings" consist of net income before  interest  charges  and  preferred  and  preference  dividend requirements,  plus income taxes, plus  the estimated interest component of rentals. "Earnings" also  include allowances for  borrowed and other  funds used  during construction. Fixed  charges consist of  interest charges, the
     estimated  interest  component   of  rentals  and   the  pre-tax   dividend
     requirements on preferred and preference stock.

(e)  Based on Twelve Months Ended June 30, 1994.
(f)  Based on Twelve Months Ended June 30, 1993.
(g)  The  supplemental ratios  have been calculated  including obligations under the long-term  power  purchase  contract with  the  Nebraska  Public  Power
     District relating to Cooper Nuclear Station.
(h)  Excludes long-term debt due within one year.
(i)  Excludes  preferred  or preference  stock,  as applicable,  to  be redeemed within one year.
(j)  For a discussion of material litigation and regulatory matters relating  to
     Resources,  Midwest  Power  and  Iowa-Illinois, reference  is  made  to the documents incorporated by reference herein.
(k)  Subsequent  to   June  1994,   Resources  discontinued   its   construction
     operations.  The impact  of discontinuing construction  operations has been reflected in the  pro forma combined  selected financial information  shown above.
(l)  Pro  forma amounts  do not,  however, give effect  to the  synergies of the
     Merger. For a description of the synergies, see "The Merger -- Reasons  for the Merger."


COMPARATIVE BOOK VALUES, DIVIDENDS AND EARNINGS PER SHARE OF COMMON STOCK

                                                        AS OF JUNE 30,                      AS OF DECEMBER 31,
                                                     --------------------  -----------------------------------------------------
                                                       1994       1993       1993       1992       1991       1990       1989
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
Book Values Per Share of Common Stock
  Iowa-Illinois
    Historical.....................................  $   17.09  $   17.03  $   17.01  $   16.89  $   16.52  $   16.27  $   16.06
    Equivalent Pro Forma*..........................  $   17.88  $   17.55  $   17.75  $   17.43  $   17.75  $   17.44  $   17.42
  Resources
    Historical.....................................  $   12.59  $   12.22  $   12.47  $   12.16  $   12.69  $   12.49  $   12.58
    Equivalent Pro Forma*..........................  $   12.17  $   11.94  $   12.07  $   11.86  $   12.08  $   11.86  $   11.85

                                                       SIX MONTHS ENDED
                                                           JUNE 30,                       YEAR ENDED DECEMBER 31,
                                                     --------------------  -----------------------------------------------------
                                                       1994       1993       1993       1992       1991       1990       1989
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
Cash Dividends Declared Per Share of Common Stock
  Iowa-Illinois
    Historical.....................................  $  .865    $    .865  $     1.73 $     1.73 $     1.71 $     1.67 $     1.63
    Equivalent Pro Forma*..........................  $      .86 $      .86 $     1.72 $     1.89 $     2.03 $     1.83 $     1.88
  Resources
    Historical.....................................  $      .58 $      .58 $     1.16 $     1.36 $     1.56 $     1.32 $     1.41
    Equivalent Pro Forma*..........................  $      .58 $      .58 $     1.17 $     1.28 $     1.38 $     1.24 $     1.28
Earnings Per Share of Common Stock
  Iowa-Illinois
    Historical.....................................  $      .98 $      .99 $     1.85 $     1.45 $     1.86 $     1.99 $     2.10
    Equivalent Pro Forma*..........................  $     1.01 $     1.02 $     2.10 $     1.22 $     1.93 $     1.95 $     2.42
  Resources
    Historical.....................................  $      .67 $      .65 $     1.49 $      .73 $     1.36 $     1.25 $     1.80
    Equivalent Pro Forma*..........................  $      .68 $      .70 $     1.43 $      .83 $     1.32 $     1.33 $     1.64

- - - - - - ------------------------------
* Equivalent pro forma information calculated by multiplying the pro forma information by the Conversion Ratio, in the case of Iowa-Illinois, of 1.47 shares of Company Common Stock for each share of Iowa-Illinois Common Stock and, in the case of Resources, of 1.0 share of Company Common Stock for each share of Resources Common Stock.

COMPARATIVE PER SHARE PRICES OF RESOURCES AND IOWA-ILLINOIS COMMON STOCK

    The Resources Common Stock and the Iowa-Illinois Common Stock are traded on the NYSE and the Iowa-Illinois Common Stock is also traded on the Chicago Stock Exchange. The following Table sets forth, for the periods indicated, the high and low sales prices of Resources Common Stock and Iowa-Illinois Common Stock as reported on the NYSE Consolidated Tape in each case based on published financial sources, and dividends declared.


                                                                       IOWA-ILLINOIS                    RESOURCES
                                                               ------------------------------ ------------------------------
                                                                HIGH      LOW      DIVIDENDS   HIGH      LOW      DIVIDEND
                                                               -------  -------   ----------- -------  -------   -----------
1992
  First Quarter...............................................  26 1/4   23 1/2        .4325   20 1/2   19 1/2         .39
  Second Quarter..............................................  25       23 3/4        .4325   20 5/8   19 5/8         .39
  Third Quarter...............................................  24 7/8   23 1/2        .4325   20 1/8   15 7/8         .29
  Fourth Quarter..............................................  24 3/4   21 3/8        .4325   17 3/8   15 7/8         .29
1993
  First Quarter...............................................  22 7/8   19 1/4        .4325   18 1/8   15 3/4         .29
  Second Quarter..............................................  23 3/4   22 3/8        .4325   18 3/4   17 1/4         .29
  Third Quarter...............................................  26 5/8   23 5/8        .4325   19 5/8   18             .29
  Fourth Quarter..............................................  26 3/8   22 5/8        .4325   19 1/2   17 1/8         .29
1994
  First Quarter...............................................  24 3/4   22 3/8        .4325   18       16             .29
  Second Quarter..............................................  24 1/2   19 7/8        .4325   16 3/4   13 7/8         .29
  Third Quarter...............................................  22 3/8   19 1/4        .4325   15 3/8   13 1/2         .29
  Fourth Quarter through November 2...........................  20 5/8   19 5/8        .4325   14 1/2   13 3/4         .29


    On July 26, 1994, the last full trading day before the public announcement of the execution and delivery of the Merger Agreement, the closing price per share on the NYSE Consolidated Tape of (i) Resources Common Stock was $14 3/4 and (ii) Iowa-Illinois Common Stock was $21 5/8.


    On November 2, 1994, the closing price per share on the NYSE Consolidated Tape of (i) Resources Common Stock was $14 1/8 and (ii) Iowa-Illinois Common Stock was $20 1/8.


    The market prices of Iowa-Illinois Common Stock and Resources Common Stock are subject to fluctuation. As a result, Iowa-Illinois and Resources shareholders are urged to obtain current market quotations for Iowa-Illinois Common Stock and Resources Common Stock.

MIDWEST POWER PREFERRED AND IOWA-ILLINOIS PREFERENCE STOCK TRANSACTIONS

    To the knowledge of Midwest Power and Iowa-Illinois, there is no established public trading market for any shares of Midwest Power Preferred Stock or Iowa-Illinois Preference Stock, except for the $1.7375 Series of Midwest Power Preferred Stock which is traded on the NYSE. The high and low sales prices of the $1.7375 Series of Midwest Power Preferred Stock since it was issued in November, 1993, as reported on the NYSE Consolidated Tape based on published financial sources, are:


                                                                                  HIGH        LOW
                                                                                 -------   ---------
1993
  Fourth Quarter................................................................ $26       $      24
1994
  First Quarter.................................................................  25 7/8          23
  Second Quarter................................................................  24 1/4          22
  Third Quarter.................................................................  22 1/2          21
  Fourth Quarter through November 2.............................................  22              201/4


    Shares of Midwest Power Preferred Stock and Iowa-Illinois Preference Stock are occasionally sold in privately negotiated transactions or through securities dealers or agents, but the prices at which such shares are sold are not generally disclosed to Midwest Power or Iowa-Illinois. Midwest Power has from time to time purchased shares of Midwest Power Preferred Stock in transactions initiated by the holders of such shares at prices negotiated with such holders at the times of such purchases.

RATINGS

    The Iowa-Illinois Preference Stock is currently rated a1 by Moody's, A by S&P, A by D&P and A+ by Fitch. The Midwest Power Preferred Stock is currently rated a3 by Moody's and A by S&P. It is the expectation of management that the ratings on the Company Preferred Stock will be at least a3 by Moody's and A by S&P.

1993 STATISTICS AND RANKINGS


    The following table lists certain historical statistics for Resources/Midwest Power and Iowa-Illinois and pro forma statistics for the Company, and their rank as compared with the 100 largest investor owned electric and/or gas utility companies in the United States, as of and for the year ended December 31, 1993.



                                      RESOURCES/                               COMPANY PRO
                                     MIDWEST POWER  RANK  IOWA-ILLINOIS  RANK     FORMA     RANK
                                     -------------  ----  -------------  ----  -----------  ----
Electric Customers (a).............        420,268   51         200,097   79       620,365   42
Gas Customers (b)..................        341,864   45         240,834   61       582,698   27
Total Assets (c)...................  $   2,607,219   50   $   1,793,563   64   $ 4,381,764   39
Operating Revenues
  Electric.........................  $     664,377        $     338,593        $ 1,002,970
  Gas..............................        332,168              206,821            538,989
                                     -------------        -------------        -----------
Total Operating Revenues (d).......  $     996,545   51   $     545,414   73   $ 1,541,959   42

- - - - - - ------------------------
Sources:

(a) 1993 Uniform Statistical Reports, page E-14, Year-End Total Sales to Ultimate Customers. Rankings from Edison Electric Institute.

(b) 1993 Uniform Statistical Reports, page G-17, lines 1-6, Year-End Total Customers. Rankings from Pipeline & Gas Journal, September 1994.

(c)  1993 Annual Reports, rankings from Edison Electric Institute.
(d)  1993 Annual Reports, rankings from Edison Electric Institute.


                          MEETINGS, VOTING AND PROXIES

    This Joint Proxy Statement/Prospectus is being furnished to (i) the shareholders of Iowa-Illinois in connection with the solicitation of proxies by the Iowa-Illinois Board from the holders of Iowa-Illinois Common Stock and Iowa-Illinois Preference Stock for use at the Iowa-Illinois Meeting, (ii) the shareholders of Resources in connection with the solicitation of proxies by the Resources Board from the holders of Resources Common Stock for use at the Resources Meeting, and (iii) the shareholders of Midwest Power in connection with the solicitation of proxies by Midwest Power from the holders of Midwest Power Preferred Stock for use at the Midwest Power Meeting, in each case to consider and vote on proposals to adopt or approve the Merger Agreement.

IOWA-ILLINOIS MEETING

    PURPOSE OF IOWA-ILLINOIS MEETING. The purpose of the Iowa-Illinois Meeting is to vote upon the proposal to approve the Merger Agreement, which provides for the merger of Iowa-Illinois, Resources and Midwest Power with and into the Company.

    The Iowa-Illinois Board, by the unanimous vote of the directors, has approved the Merger Agreement, has authorized the execution and delivery of the Merger Agreement and recommends that the shareholders of Iowa-Illinois approve the Merger Agreement.

    DATE, PLACE AND TIME; RECORD DATE. The Iowa-Illinois Meeting is scheduled to be held on Wednesday, December 21, 1994, at 10:00 a.m., local time, at River Center, 136 East Third Street, Davenport, Iowa. Holders of record of shares of Iowa-Illinois Common Stock and Iowa-Illinois Preference Stock at the close of business on the Iowa-Illinois Record Date will be entitled to vote at the Iowa-Illinois Meeting. At the close of business on the Iowa-Illinois Record Date, there were (i) 500,000 shares of Iowa-Illinois Preference Stock (consisting of the following series: $7.80 series - 400,000 shares; and $5.25 series - 100,000 shares); and (ii) 29,629,377 shares of Iowa-Illinois Common Stock, issued and outstanding and entitled to vote.


    VOTING RIGHTS. Each share of Iowa-Illinois Common Stock and Iowa-Illinois Preference Stock entitles its holder to one vote. The affirmative vote of the holders of two-thirds of the votes entitled to be cast by all holders of outstanding shares of (i) Iowa-Illinois Preference Stock, voting as a single class, (ii) Iowa-Illinois Common Stock, voting as a single class, and (iii) Iowa-Illinois Preference Stock and Iowa-Illinois Common Stock, voting together as a single class, is required to approve the Merger Agreement. Under applicable Illinois law, in determining whether approval of the Merger Agreement has received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as a vote against approval of the Merger Agreement. The directors and executive officers of Iowa-Illinois, together with their affiliates as a group, beneficially own less than 1% of the outstanding shares of Iowa-Illinois capital stock.

    Issued and outstanding shares of Iowa-Illinois Common Stock and Iowa-Illinois Preference Stock the holders of which are entitled to vote at the Iowa-Illinois Meeting and which are represented by properly executed proxies will, unless such proxies have been revoked, be voted in accordance with the directions indicated in the proxies. IF NO CONTRARY DIRECTIONS ARE INDICATED, SUCH SHARES WILL BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT. A holder of such shares may revoke a proxy at any time prior to the Iowa-Illinois Meeting by delivering to the Secretary of Iowa-Illinois a notice of revocation or a duly executed proxy bearing a later date or by attending such meeting and voting in person.

    The Iowa-Illinois Meeting may be adjourned to another date and/or place for any proper purpose (including, without limitation, for the purpose of soliciting additional proxies).

    In addition to soliciting proxies by mail, current and former officers and employees of Iowa-Illinois, without receiving additional compensation therefor, may solicit proxies by telephone, by telegram or in person. Iowa-Illinois has retained Georgeson & Company, Inc. to aid in the solicitation of proxies. The fee of such firm is $11,000 plus reimbursement for out-of-pocket expenses.

RESOURCES MEETING

    PURPOSE OF RESOURCES MEETING. The purpose of the Resources Meeting is to consider and vote upon the proposal to approve the Merger Agreement, which provides for the merger of Resources, Midwest Power and Iowa-Illinois with and into the Company.

    The Resources Board, by the unanimous vote of the directors, has adopted the Merger Agreement, has authorized the execution and delivery of the Merger Agreement and recommends that the shareholders of Resources vote to approve the Merger Agreement.


    DATE, PLACE AND TIME; RECORD DATE. The Resources Meeting is scheduled to be held on Wednesday, December 21, 1994, at 10:00 a.m. local time, at the Des Moines Convention Center, 501 Grand Avenue, Des Moines, Iowa. Holders of record of shares of Resources Common Stock at the close of business on the Resources Record Date will be entitled to vote at the Resources Meeting. At the close of business on the Resources Record Date, 55,630,485 shares of Resources Common Stock were issued and outstanding and entitled to vote.


    VOTING RIGHTS. Each share of Resources Common Stock entitles its holder to one vote. The affirmative vote of the holders of a majority of the issued and outstanding shares of Resources Common Stock entitled to vote is required to approve the Merger Agreement. Under applicable Iowa law, in determining whether approval of the Merger Agreement has received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as a vote against approval of the Merger Agreement. The directors and executive officers of Resources, together with their affiliates as a group, beneficially own less than 1% of the outstanding shares of Resources Common Stock.

    Issued and outstanding shares of Resources Common Stock the holders of which are entitled to vote at the Resources Meeting and which are represented by properly executed proxies will, unless such proxies have been revoked, be voted in accordance with the directions indicated in such proxies. IF NO CONTRARY DIRECTIONS ARE INDICATED, SUCH SHARES WILL BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT. A Resources shareholder may revoke a proxy at any time prior to the Resources Meeting by delivering to the Secretary of Resources a notice of revocation or a duly executed proxy bearing a later date or by attending such meeting and voting in person.

    The Resources Meeting may be adjourned to another date and/or place for any proper purpose (including, without limitation, for the purpose of soliciting additional proxies).

    In addition to soliciting proxies by mail, officers and employees of Resources and Midwest Power, without receiving additional compensation therefor, may solicit proxies by telephone, by telegram, by facsimile or in person. Resources has retained Georgeson & Company, Inc. to aid in the solicitation of proxies. The fee of such firm is $7,500 plus reimbursement for out-of-pocket expenses.

MIDWEST POWER MEETING

    PURPOSE OF MIDWEST POWER MEETING. The purpose of the Midwest Power Meeting is to consider and vote upon the proposal to approve the Merger Agreement, which provides for the merger of Midwest Power, Resources and Iowa-Illinois with and into the Company.

    The Midwest Power Board, by the unanimous vote of the directors, has adopted the Merger Agreement, has authorized the execution and delivery of the Merger Agreement and recommends that the shareholders of Midwest Power vote to approve the Merger Agreement.

    DATE, PLACE AND TIME; RECORD DATE. The Midwest Power Meeting is scheduled to be held on Wednesday, December 21, 1994 at 8:00 a.m. local time, at the Des Moines Convention Center, 501 Grand Avenue, Des Moines, Iowa. Holders of record of shares of Midwest Power Common Stock (all shares of which are owned and held by Resources) and Midwest Power Preferred Stock at the close of business on the Midwest Power Record Date will be entitled to vote at the Midwest Power Meeting. At the close of business on the Midwest Power Record Date, there were (i) 2,717,789 shares of Midwest Power Preferred Stock (consisting of the following series: $3.30 Series -- 49,622 shares; $3.75 Series -- 38,320 shares; $3.90
Series  -- 32,630 shares; $4.20 Series --  47,369 shares; $4.35 Series -- 49,950 shares; $4.40 Series -- 50,000 shares; $4.80 Series -- 49,898 shares; and $1.7375 Series -- 2,400,000 shares) and (ii) 1,000 shares of Midwest Power Common Stock issued and outstanding and entitled to vote.

    VOTING RIGHTS. Each share of Midwest Power Common Stock and Midwest Power Preferred Stock entitles its holder to one vote, except that each share of the $1.7375 Series of Midwest Power Preferred Stock entitles its holder to 1/4 vote. The affirmative vote of the holders of a majority of the votes entitled to be cast by all holders of outstanding shares of (i) Midwest Power Preferred Stock, voting as a single class, (ii) Midwest Power Common Stock, voting together as a single class, and (iii) Midwest Power Common Stock and Midwest Power Preferred Stock, voting together as a single class, is required for approval of the Merger Agreement. Under applicable Iowa law, in determining whether approval of the Merger Agreement has received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as a vote against approval of the Merger Agreement. The directors and executive officers of Midwest Power, together with their affiliates (other than Resources) as a group, beneficially own less than 1% of the outstanding shares of Midwest Power Preferred Stock. Resources owns all of the outstanding shares of Midwest Power Common Stock.

    Issued and outstanding shares of Midwest Power Common Stock and Midwest Power Preferred Stock the holders of which are entitled to vote at the Midwest Power Meeting and which are represented by properly executed proxies will, unless such proxies have been revoked, be voted in accordance with the directions indicated in such proxies. IF NO CONTRARY DIRECTIONS ARE INDICATED, SUCH SHARES WILL BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT. A Midwest Power shareholder may revoke a proxy at any time prior to the Midwest Power Meeting by delivering to the Secretary of Midwest Power a notice of revocation or a duly executed proxy bearing a later date or by attending such meeting and voting in person.

    The Midwest Power Meeting may be adjourned to another date and/or place for any proper purpose (including, without limitation, for the purpose of soliciting additional proxies).

    In addition to soliciting proxies by mail, officers and employees of Midwest Power and Resources, without receiving additional compensation therefor, may solicit proxies by telephone, by telegram or in person. Midwest Power has retained Georgeson & Company, Inc. to aid in the solicitation of proxies. The fee for such firm's services is included in the fee charged by such firm for the solicitation of proxies for Resources.

                                   THE MERGER

BACKGROUND OF THE MERGER

    Resources has had a strategy dating back to 1985 which has included growth through merger and acquisition, particularly for its Iowa based utilities. Resources was formed in 1990 as an outgrowth of this strategy through the merger of two Iowa public utility holding companies, Midwest Energy Company and Iowa Resources Inc., and their public utility subsidiaries, Iowa Public Service Company and Iowa Power Inc., merged in 1992 to form Midwest Power. From time to time, this strategy has been confirmed with the Resources Board, and Mr. Russell
E. Christiansen, Chairman and Chief Executive Officer of Resources, has indicated to the other Iowa utilities, including Iowa-Illinois, Resources' interest in further consolidation of the utility industry in Iowa.

    On April 27, 1994, the Resources Board discussed the need for succession planning which included the possibility of a merger as a strategy to provide both continuity of executive leadership and gains in operating efficiencies. No specific companies were identified.

    Iowa-Illinois, in anticipation of the passage of the Energy Policy Act of 1992, began an intensive examination of its strategic options in 1992. This examination led to preliminary discussions with several regional gas and electric utilities concerning the feasibility of a business combination and the synergies that could be achieved from such a transaction.

    Acting on and in furtherance of the respective strategies of their companies, Mr. Stanley J. Bright, Chairman and Chief Executive Officer of Iowa-Illinois, and Mr. Christiansen met for the first time on May 16, 1994 to explore the feasibility of combining the companies. Pursuant to a brief conversation initiated by Mr. Christiansen earlier in 1994, Messrs. Bright and Christiansen agreed to have such a meeting after their respective annual meetings of shareholders.

    During the second and third weeks of June, 1994, Messrs. Bright and Christiansen continued to discuss aspects of a business combination of
Iowa-Illinois, Resources and Midwest Power, including the identification of potential synergies.

    On June 24, 1994, Mr. Christiansen informed the Resources Board of his discussions with Mr. Bright and reviewed the potential synergies and benefits of a merger with Iowa-Illinois. Also, on such date, the Vice President-General Counsel of Iowa-Illinois and the Vice President-General Counsel of Resources met with outside counsel for Iowa-Illinois, LeBoeuf, Lamb, Greene & MacRae, L.L.P., and outside counsel for Resources, Sidley & Austin. Structural and certain related issues relating to a possible combination of Iowa-Illinois, Resources and Midwest Power were discussed and the required regulatory approvals were identified at the meeting.

    On June 30, 1994, Mr. Bright and Mr. Mel Foster, Jr., a member of the Iowa-Illinois Board, met with Mr. Christiansen and Mr. Jack W. Eugster, a member of the Resources Board. During the meeting, Messrs. Bright and Christiansen described their previous discussions and identified potential benefits of a merger.

    On July 11, 1994, Messrs. Bright and Christiansen met again to discuss a possible merger. The primary purpose of the meeting was to continue their discussions regarding operational, managerial and governance-related issues.


    On July 13, 1994, a special meeting of the Iowa-Illinois Board was held. The purpose of the meeting was to inform the Iowa-Illinois Board of the status of the discussions with Resources and to address questions of the Iowa-Illinois Board concerning the potential merger. A presentation was made by Iowa-Illinois' financial advisor, Dillon, Read & Co. Inc., of various possible approaches with respect to establishing an exchange ratio in connection with the potential merger and with respect to merger and acquisition transactions in general. The written portions of such presentation are filed as an exhibit to the Registration Statement of which this Joint Proxy Statement/Prospectus is a part. Dillon Read made comparisons between Iowa-Illinois and Resources and a peer group of utilities consisting of these two companies and CILCORP Inc., CIPSCO Incorporated, IES Industries Inc., Illinova Corporation, Interstate Power Company, UtiliCorp United Inc. and WPL Holdings, Inc. The following comparisons were made (in addition to comparisons based on financial forecasts, relating to earnings, returns on equity, dividends and other factors, provided to Dillon Read by management): earnings per share growth over the last five years (Resources declined 11.8%, Iowa-Illinois declined 4.6% and the peer group declined by a median of 1.9%); dividend growth over the last five years (Resources numbers were not meaningful to the analysis, Iowa-Illinois increased by 1.5% and the peer group increased by a median of 1.8%); times interest earned (Resources 3.24x, Iowa-Illinois 4.30x and the peer group median of 3.24x); long-term debt to capitalization ratios (Resources 48.5%, Iowa-Illinois 46.8% and the peer group median of 46.3%); price to cash flow from operations (Resources 4.8x, Iowa-Illinois and the peer group median of 4.3x); price to book value (Resources 1.19x, Iowa-Illinois 1.21x and the peer group median of 1.21x); market capitalization to operating cash flow (Resources 6.5x, Iowa-Illinois 5.4x and the peer group median of 6.5x); dividend yield (Resources 7.7%, Iowa-Illinois 8.3% and the peer group median of 7.7%); equity market value
(Resources $831.5 million, Iowa-Illinois $612.6 million and the peer group median of $829.3 million). The comparative data were consistent with, and superseded by, the comparative analysis made in connection with Dillon Read's fairness opinion. See "Opinion of Financial Advisor to Iowa-Illinois -- Comparable Company Trading Analysis." Dillon Read also furnished comparative information about the historical stock price performance of Resources and Iowa-Illinois relative to the Standard and Poor's Electric Companies Index based on the daily close during the period from June 21, 1991 to July 8, 1994.



    Dillon Read identified the five largest shareholders of Resources and Iowa-Illinois. Percentages of institutional holdings (12.8% for Resources and 17.2% for Iowa-Illinois) and of ownership by the top 20 holders (11.1% for Resources and 13.4% for Iowa-Illinois) were also presented.



    Dillon Read identified for the Iowa-Illinois Board certain due diligence issues with respect to Resources and Midwest Power, relating to the Cooper power purchase contract, planned rate cases, environmental clean-up exposure and nonregulated operations.



    Dillon Read's presentation included a summary of certain principal terms and effects of five recent utility merger transactions in respect of: pro forma ownership; market premium; board composition; special voting requirements; CEO arrangements; and location of headquarters. The transactions consisted of the mergers or proposed mergers between Cleveland Electric Company and Toledo Edison Company, Midwest Energy Company and Iowa Resources, Inc., IE Industries Inc. and Iowa Southern Inc., Cincinnati Gas and Electric Company and PSI Energy and Washington Water Power Company and Sierra Pacific Resources.



    A more detailed examination was made of the proposed merger between Washington Water Power and Sierra Pacific, which was announced shortly before Dillon Read's presentation. The examination included discussion of the relative contributions of the constituent corporations in respect of equity market value, operating income, operating cash flow, net income and book value of equity. Dillon Read also presented information concerning the daily closing prices of the stock of Washington Water Power and Sierra Pacific between May 26, 1994 and July 8, 1994, which included the date on which the proposed merger between the two companies was announced.



    Dillon Read presented to the Iowa-Illinois Board the following financial data concerning the relative contributions of Resources and Iowa-Illinois as of or for the 12 months ended March 31, 1994: revenues (64.3% and 35.7%, respectively); operating income, defined as earnings before interest and taxes or "EBIT" (56.5% and 43.5%, respectively); operating cash flow, defined as earnings before interest, taxes, depreciation and amortization or "EBITDA" (55.9% and 44.1%, respectively); net income available to common stockholders (54.8% and 45.2%, respectively); Cash Flow from Operations, defined as cash provided by operating activities before changes in working capital (55.1% and 44.9%, respectively); book value of common equity (58.0% and 42.0%, respectively); and market value of common equity (57.6% and 42.4%, respectively). Projected results were also indicated based upon information furnished by management.



    Dillon Read also presented to the Iowa-Illinois Board the following financial results for Resources, Iowa-Illinois and (on a pro forma basis) the Company, respectively, as of or for the 12 months ended March 31, 1994: electric revenues ($662.1 million, $346.9 million and $1,009.0 million, respectively); gas revenues ($326.1 million, $221.5 million and $547.6 million, respectively); total revenues (including $195.0 million of construction and other revenues) ($1,183.2 million, $657.7 million and $1,840.9 million, respectively); operating cash flow ($265.1 million, $209.0 million and $474.1 million, respectively); operating income ($167.8 million, $129.1 million and $296.9 million, respectively); net income available to common stockholders ($61.9 million, $50.9 million and $112.8 million, respectively); equity market value ($831.5 million, $612.6 million and $1,444.1 million, respectively); and (with respect to Resources and Iowa-Illinois only) senior debt ratings (A2/A+ and Aa3/AA-, respectively).



    Dillon Read illustrated the impact upon relative ownership, market premium and changes in Iowa-Illinois' dividend, considering a range of possible conversion ratios for Iowa-Illinois Common Stock ranging from 1.35 to 1.60. In terms of these end points, the results would have been, respectively:
Iowa-Illinois ownership of 41.9% or 46.1% of the Company; a market premium of 0% (2.2% for Resources) or 15.9%; and a dividend change of -9.5% and 7.3%. Dillon Read presented the market-to-market exchange ratio for the Resources Common Stock and Iowa-Illinois Common Stock over the period beginning June 21, 1991 and ending July 5, 1994. The impact of Iowa-Illinois Conversion Ratios of 1.40, 1.45, 1.50 and 1.55 was shown on premium to current market price, pro forma ownership, cash flow per share, book value per share, dividend increase or decrease and projected earnings based on information provided by management.



    Dillon Read presented summary information concerning the availability and range of termination fees, as well as the availability of cross-options, in ten large utility mergers. It was noted that eight of these transactions included termination fees, two included cross-options and that the percentage of consideration reflected in the termination fees ranged from 1.1% to 5.7% of consideration with a median (among the eight transactions that included fees) of 3.4%; the two transactions that included cross-options were noted to have covered between 17.6% and 18% of the shares outstanding.



    Dillon Read discussed certain potential benefits of a merger transaction among Resources, Midwest Power and Iowa-Illinois, including improvement of competitive position, retention of strong financial position, improvement of dividend stability and opportunity for enhanced earnings growth, more efficient capital raising and increased liquidity for shareholders.



    A presentation was also made at the July 13, 1994 meeting by Iowa-Illinois' legal advisors, LeBoeuf, Lamb, Greene & MacRae, L.L.P. In addition, management presented an overview of Resources' operations. A draft merger agreement was circulated to the Iowa-Illinois Board.

    On July 15, 1994, a special meeting of the Resources Board was held for the purpose of informing the Resources Board of the status of the discussions with Iowa-Illinois and to address questions of the Board concerning the potential transaction. Presentations were made by Resources' financial advisor, PaineWebber Incorporated, and legal advisors, Sidley & Austin. The written portions of the PaineWebber presentation are filed as an exhibit to the Registration Statement of which this Joint Proxy Statement/Prospectus is a part. In its presentation, PaineWebber discussed the changing environment for the electric and gas utility industry, including technological advances, significant uncertainties which threaten the financial health of utilities in the future, consumer demand trends and legislative and regulatory reforms such as FERC Order 636 and the National Energy Policy Act of 1992 that are resulting in a more competitive marketplace. PaineWebber noted various opportunities and risks within the industry as a result of the changes, including the increasing importance of operating efficiencies for future competitiveness. PaineWebber then discussed benefits of the trend toward consolidation in the electric and gas utility industry, noting the enhanced operating and financial strength, increased productivity and reduced costs, along with better customer service and greater financing flexibility.



    PaineWebber preliminarily reviewed the possible effects of a potential merger structure between Resources and Iowa-Illinois. The preliminary merger analysis was based on the concept of a "merger of equals," structured as a tax-free exchange of common stock, and accounted for as a pooling of interests. In keeping with the concept of a merger of equals, a transaction was contemplated in this preliminary analysis to balance the relative benefits to the shareholders of Resources and Iowa-Illinois. PaineWebber noted that since a market-for-market transaction would result in a dividend decrease for the Iowa-Illinois shareholders, a very slight premium would be required in order to create dividend parity. PaineWebber further noted that if this potential structure were to be effected, assuming no savings from the business combination, Resources would experience modest dilution to its book value per share, modest earnings per share ("EPS") accretion in 1994 and modest EPS dilution in 1995 and a manageable dividend payout ratio, and that Iowa-Illinois would experience dividend parity, a modest premium to market value, a slight increase in book value per share, modest EPS dilution in 1994 and modest EPS accretion in 1995. PaineWebber also noted that the achievement of synergy savings would significantly enhance the economics of this potential transaction. The preliminary analysis presented by PaineWebber at the July 15, 1994 meeting concerning a potential merger was superseded by the analysis presented to the Resources Board at the July 26, 1994 meeting regarding the PaineWebber fairness opinion.



    In addition, Resources' management presented an overview of Iowa-Illinois' operations and a draft merger agreement was circulated to the Resources Board at its July 15, 1994 meeting.


    On July 19,  1994, Messrs.  Bright and  Christiansen met  to continue  their discussions on operational, managerial and governance-related issues. In addition, at this meeting Messrs. Bright and Christiansen were presented with the preliminary assessment of potential cost savings which might result from a combination. Such preliminary assessment was prepared jointly by managements of Iowa-Illinois, Resources and Midwest Power with the assistance of Deloitte & Touche LLP.

    On July 20, 1994, Mr. Christiansen met with Mr. Bright and the Iowa-Illinois Board to further discuss a possible business combination of the companies.

    On July 20, 1994, a special meeting of the Iowa-Illinois Board was held. At such meeting the Iowa-Illinois Board reviewed the status of the discussions with Resources, preliminary results of management's investigation, and possible merger synergies. Iowa-Illinois' financial advisors and legal advisors were present at the meeting.

    On July 21 and 22, 1994, the financial advisors to and certain senior executives of Iowa-Illinois and Resources met to conduct a due diligence review and to discuss the operations and financial forecasts of each company. In addition, on July 22, Messrs. Bright and Christiansen met to review additional operational and managerial issues.

    On July 25, 1994, the Resources Board met to review the status of the discussions with Iowa-Illinois, preliminary results of Resources' due diligence investigation and possible merger synergies. Resources' management and its financial and legal advisors made presentations to the Resources Board at the meeting and drafts of the Agreement and Plan of Merger dated as of July 26, 1994 ("July 26 Merger Agreement") and related documents were circulated to the Directors. The written portions of the presentation of the financial advisor are filed as an exhibit to the Registration Statement of which this Joint Proxy Statement/Prospectus is a part. Separately, on July 24 and 25, 1994, Mr. Bright met with members of the Resources Board to discuss various aspects of the possible business combination.


    On July 26, 1994, the Resources Board unanimously approved the July 26 Merger Agreement and related documents. In addition, the Resources Board approved the forms of the respective employment agreements of Messrs. Christiansen and Bright and the Company Severance Plan.

    On July 26, 1994, the Midwest Power Board unanimously approved the July 26 Merger Agreement and related documents. In addition, the Midwest Power Board approved the forms of the respective employment agreements of Messrs. Christiansen and Bright and the Company Severance Plan.


    On July 26, 1994, after presentations by its management and financial and legal advisors, the Iowa-Illinois Board unanimously approved the July 26 Merger Agreement and related documents. The written portions of the presentation of the financial advisor are filed as an exhibit to the Registration Statement of which this Joint Proxy Statement/Prospectus is a part. In addition, the Iowa-Illinois Board approved the forms of the respective employment agreements of Messrs. Bright and Christiansen and the Company Severance Plan.


    The employment agreements referred to above and approved by each of the Iowa-Illinois Board, the Midwest Power Board and the Resources Board were subsequently entered into and will become effective upon the consummation of the Merger. See "Interests of Certain Persons in the Merger."

    Amendments to the July 26 Merger Agreement were unanimously approved and adopted by the Iowa-Illinois Board, the Resources Board and the Midwest Power Board as of September 27, 1994. Such amendments provide, among other things, for Iowa-Illinois to cause its Preferred Stock to no longer be outstanding at the time of the Iowa-Illinois Meeting, and for the shares of Iowa-Illinois Preference Stock to be converted in the Merger into shares of Company Preferred Stock, instead of into a class of Company preference stock.

INTERESTS OF CERTAIN PERSONS IN THE MERGER


    In considering the recommendations of the Boards of Directors of Iowa-Illinois, Resources and Midwest Power with respect to the Merger, shareholders should be aware that certain members of the management and Boards of Directors of Iowa-Illinois, Resources and Midwest Power have certain conflicts of interest in the Merger. The Board of Directors of each of Iowa-Illinois, Resources and Midwest Power was aware of these interests and considered them, among other matters, in approving the Merger Agreement.


    EMPLOYMENT AGREEMENTS. The Employment Agreements of Messrs. Russell E. Christiansen and Stanley J. Bright will become effective only at the Effective Time. The Employment Agreement of Mr. Christiansen would amend his existing employment agreement dated March 15, 1990, with Resources. The Employment Agreements are described in greater detail under "Employment Agreements" below.

    EMPLOYEE PLANS, SEVERANCE ARRANGEMENTS AND AGREEMENTS AND TRUST AGREEMENTS. Under certain benefit plans, severance arrangements and other employee agreements maintained, or entered into, by Iowa-Illinois, certain benefits may become vested, and certain payments may become payable, in connection with the Merger. By virtue of the Company Severance Plan for
Specified Officers, certain severance benefits may become payable to 10 Specified Officers if their employment is terminated within two years following the Merger. These benefit plans, severance arrangements and agreements and the nature of such payments thereunder are described in greater detail under "Employee Plans, Severance Arrangements and Agreements" below.

    BOARD OF DIRECTORS. As provided in the Merger Agreement, at the Effective Time, the Company Board will consist of 19 directors, comprised of eight persons designated by Iowa-Illinois, including Stanley J. Bright, and 11 persons designated by Resources, including Russell E. Christiansen. See "The Company Following the Merger -- Management of the Company."

    INDEMNIFICATION. From and after the Effective Time, the Company shall, to the fullest extent not prohibited by applicable law, indemnify, defend and hold harmless the present and former officers and directors of each of Iowa-Illinois, Resources and Midwest Power, against all losses, expenses (including reasonable attorney's fees), claims, damages or liabilities or, subject to certain restrictions, amounts paid in settlement arising out of actions or omissions occurring at or prior to the Effective Time that are in whole or in part based on, or arising out of, the fact that such person is or was a director or officer of such party arising out of or pertaining to the transactions contemplated by the Merger Agreement. See "The Merger Agreement -- Indemnification."

REASONS FOR THE MERGER

    Resources, Midwest Power and Iowa-Illinois believe that their combination into the Company will provide opportunities to achieve benefits for their shareholders and customers that would not be available if they were to remain as separate enterprises. The Company, as a result of the combination of Resources', Midwest Power's and Iowa-Illinois' equity, management, personnel and technical expertise, will have increased financial stability and strength and will be better able to take advantage of opportunities in its core utility and diversified businesses. In addition, the Merger will permit the Company to derive benefits from the more efficient and economic utilization of the combined facilities and personnel of Iowa-Illinois, Midwest Power and Resources. Benefits Resources, Midwest Power and Iowa-Illinois expect to realize from the Merger include:

    - INCREASED SIZE AND STABILITY -- As a larger entity, the Company will have more diverse generating, transmission and customer bases and enhanced access to capital markets. As a consequence, the Company will be better able to take advantage of future strategic opportunities as the demands of a competitive market intensify, and to reduce exposure to changes in economic conditions in any given segment of the business.

    - MORE ECONOMICAL USE OF GENERATION CAPACITY -- Midwest Power forecasts a need to add base load generation within the next decade, whereas Iowa-Illinois has base load generation capacity available in excess of that currently required to serve its customers. Accordingly, the Merger will permit the currently available Iowa-Illinois capacity to satisfy the expected future Midwest Power need for additional capacity, which will defer capital expenditures to construct additional generation capacity.

    - COORDINATION OF DISPATCH -- Coordination of electric dispatch should permit more efficient utilization of the respective generating and transmission facilities of Midwest Power and Iowa-Illinois through use of the combined system's most economical units providing lower cost energy to customers.

    - PURCHASING SAVINGS -- The larger size of the Company should improve its bargaining position in its purchases of fuel, gas supplies and equipment, and thus result in lower unit costs for such items.

    - COORDINATION OF DIVERSIFICATION PROGRAMS -- Resources and Iowa-Illinois each have significant nonregulated subsidiary businesses, and the Company, as a stronger financial entity, should be able to manage and pursue these subsidiary businesses more efficiently and effectively as a result of access to lower cost capital and efficiencies achievable through greater size.

    - REDUCED ADMINISTRATIVE COSTS -- It is anticipated that, as a result of combining staff functions, within several years the Company will have fewer employees than the current total of Resources, Midwest Power and Iowa-Illinois employees. These work force reductions will be accomplished, as much as possible, through attrition, including hiring freezes which are currently in effect at both companies. In addition, some savings in areas such as insurance and regulatory costs and legal, audit and consulting fees should be realizable.

    - COMPLEMENTARY MANAGEMENT -- The combined management of Resources and Iowa-Illinois should provide the Company with strong capable management which will facilitate the merger of similar corporate cultures and achieve cooperation and coordination in an efficient manner.

    - SUCCESSION -- Continuity of executive leadership will be provided for the Company, which will continue to have the services of an experienced Chief Executive Officer, Mr. Bright, after the retirement of Mr. Christiansen.

    Subject to the qualifications expressed below, Resources, Midwest Power and Iowa-Illinois believe that synergies from the Merger will generate substantial cost savings to the Company which would not be available absent the Merger. Preliminary estimates by the managements of Iowa-Illinois, Resources and Midwest Power indicate that the Merger may result in potential cost savings of over $400 million to the Company during the ten year period following the Merger. These potential cost savings include avoided fuel costs, deferred generation capacity costs and other avoided or reduced operation and maintenance costs, such as labor and materials. Achieved fuel cost savings will be passed on to customers through the fuel adjustment mechanisms in state and federal regulated rates. Deferred generation capacity costs will inure to the benefit of both shareholders and customers as the Company uses existing generation assets more efficiently and delays or avoids the need for, and risk of, financing new generating capacity. Achieved savings in other operation and maintenance costs are expected to inure to the benefit of both shareholders and customers. The treatment of the benefits and cost savings will depend on the results of regulatory proceedings in the various jurisdictions in which the Company operates its businesses.

    The analyses employed in order to develop estimates of potential savings as a result of the Merger were necessarily based upon various assumptions which involve judgments with respect to, among other things, future national and regional economic and competitive conditions, inflation rates, regulatory treatment, weather conditions, financial market conditions, interest rates, future business decisions, and other uncertainties, all of which are difficult to predict and many of which are beyond the control of Iowa-Illinois, Resources and Midwest Power. Accordingly, while Iowa-Illinois, Resources and Midwest Power believe that such assumptions are reasonable for purposes of the development of estimates of potential savings, there can be no assurance that such assumptions will approximate actual experience or that all such savings will be realized.

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

    IOWA-ILLINOIS. The Iowa-Illinois Board unanimously approved the Merger Agreement and determined to recommend the Merger to shareholders. The
Iowa-Illinois Board believes the Merger is in the best interests of its shareholders and unanimously recommends that the shareholders of Iowa-Illinois vote FOR approval of the Merger Agreement.

    In  its  deliberations  concerning  the  Merger,  the  Iowa-Illinois   Board
considered Iowa-Illinois' and Resources' respective businesses, operations, assets, management, geographic location and prospects, particularly the relative quality, capacity and mix of electric generating facilities and the geographic proximity of the Iowa-Illinois and Midwest Power service territories. The Iowa-Illinois Board also considered the financial condition and results of operations of Iowa-Illinois and Resources, both on a historical and on a prospective basis. Other factors considered by the Iowa-Illinois Board include
(i) the historical prices and trading information with respect to Resources Common Stock and Iowa-Illinois Common Stock, particularly the movement of the two stocks in relation to each other over time and the fact that the Conversion Ratios did not appear to have been negotiated at a time when the relationship between the two stocks was outside of historic levels, (ii) the presentations of Iowa-Illinois' management, including potential operating and financial synergies anticipated from the Merger and discussed above under "-- Reasons for the Merger," (iii) the proposed treatment of the Merger as a "pooling of interests" for accounting purposes, which avoids creation of any goodwill on the balance sheet of the Company and thereby avoids the reductions in earnings that would be associated with amortization of goodwill, (iv) the fact that the Merger will be tax-free (except with respect to cash payments to dissenters and in lieu of fractional shares) to Iowa-Illinois and its shareholders, (v) the opinion of Iowa-Illinois' financial advisor, Dillon Read, and (vi) the terms of the Merger Agreement, which provide for substantially reciprocal representations and warranties, conditions to closing and rights relating to termination. No factor was assigned a greater significance by the Iowa-Illinois Board than any other.

    RESOURCES. The Resources Board unanimously adopted the Merger Agreement and determined to recommend the Merger to its shareholders. The Resources Board believes the Merger is in the best interests of its shareholders and unanimously recommends that the shareholders of Resources vote FOR approval of the Merger Agreement.

    In its deliberations concerning the Merger, the Resources Board considered Resources' and Iowa-Illinois' respective businesses, operations, assets, management, geographic location and prospects, particularly the relative quality, capacity and mix of electric generating facilities and gas distribution system and the geographic proximity of the Iowa-Illinois and Midwest Power service territories. The Resources Board also considered the financial condition and results of operations of Resources and Iowa-Illinois, both on a historical and on a prospective basis. Other factors considered by the Resources Board include (i) the historical prices and trading information with respect to Resources Common Stock and Iowa-Illinois Common Stock, particularly the movement of the two stocks in relation to each other over time and the fact that the Conversion Ratios did not appear to have been negotiated at a time when the relationship between the two stocks was outside of historic levels, (ii) the familiarity of Resources with business combination transactions, (iii) the importance of size and economies of scale in the increasingly competitive energy sector, (iv) the presentations of Resources' management, including potential operating and financial synergies anticipated from the Merger and discussed above under "-- Reasons for the Merger," (v) the proposed treatment of the Merger as a "pooling of interests" for accounting purposes, which avoids creation of any goodwill on the balance sheet of the Company and thereby avoids the reductions in earnings that would be associated with amortization of goodwill in purchase accounting while recognizing that such accounting treatment has no cash flow impact, (vi) the fact that the Merger will be tax-free (except with respect to cash payments made to dissenters) to Resources and its shareholders, (vii) the opinion of Resources' financial advisor, PaineWebber,
(viii) the Merger will provide for continuity of executive leadership, and (ix) the terms of the Merger Agreement, which provide for substantially reciprocal representations and warranties, conditions to closing and rights relating to termination. No factor was assigned a greater significance by the Resources Board than any other.

    MIDWEST POWER. The Midwest Power Board unanimously adopted the Merger Agreement and determined to recommend the Merger to its shareholders. The Midwest Power Board believes the Merger is in the best interests of its shareholders and unanimously recommends that the shareholders of Midwest Power vote FOR approval of the Merger Agreement.

    In its deliberations concerning the Merger, the Midwest Power Board considered Midwest Power's, Resources' and Iowa-Illinois' respective businesses, operations, assets, management, geographic location and prospects, particularly the relative quality, capacity and mix of electric generating facilities and gas distribution system and the geographic proximity of the Iowa-Illinois and Midwest Power service territories. The Midwest Power Board also considered the financial condition and results of operations of Midwest Power, Resources and Iowa-Illinois, both on a historical and on a prospective basis. Other factors considered by the Midwest Power Board include (i) the importance of size and economies of scale in the increasingly competitive energy sector, (ii) the familiarity of Midwest Power with business combination transactions, (iii) the presentations of Midwest Power's management, including potential operating and financial synergies anticipated from the Merger and discussed above under "-- Reasons for the Merger," (iv) the Merger will allow Midwest Power to meet its requirements for additional base load generation capacity with the currently available Iowa-Illinois generation capacity, which will permit the deferral of costs to otherwise acquire or construct such capacity, (v) the proposed treatment of the Merger as a "pooling of interests" for accounting purposes, which avoids creation of any goodwill on the balance sheet of the Company and thereby avoids the reductions in earnings that would be associated with amortization of goodwill in purchase accounting while recognizing that such accounting treatment has no cash flow impact, (vi) the fact that the Merger will be tax-free (except with respect to cash payments made to dissenters) to Midwest Power and its shareholders, and (vii) the terms of the Merger Agreement, which provide for substantially reciprocal representations and warranties, conditions to closing and rights relating to termination. No factor was assigned a greater significance by the Midwest Power Board than any other.

OPINION OF FINANCIAL ADVISOR TO IOWA-ILLINOIS


    On July 26, 1994, the Iowa-Illinois Board received Dillon Read's oral opinion, which was subsequently followed by written opinions dated July 26, 1994 and November 3, that, as of the dates of such opinions, the Iowa-Illinois Conversion Ratio and the consideration to be received by the holders of Iowa-Illinois Common Stock pursuant to the Merger Agreement were fair to such holders from a financial point of view. A COPY OF DILLON READ'S WRITTEN OPINION DATED NOVEMBER 3, IS SET FORTH AS ANNEX III HERETO AND SHOULD BE READ IN ITS ENTIRETY.


    In arriving at its opinions, Dillon Read (i) reviewed certain publicly available business and financial information relating to Iowa-Illinois and Resources, (ii) reviewed certain financial forecasts and other data provided to Dillon Read by Iowa-Illinois and Resources relating to the business and prospects of Iowa-Illinois and Resources, (iii) conducted discussions with members of the senior management of Iowa-Illinois and Resources with respect to the business and prospects of each company and its subsidiaries, (iv) reviewed publicly available financial and stock market data with respect to certain other companies in lines of business Dillon Read believes to be generally comparable to those of Iowa-Illinois and Resources, (v) reviewed the historical market prices and trading volumes of Iowa-Illinois Common Stock and Resources Common Stock, (vi) compared the proposed financial terms of the Merger with the financial terms of certain other mergers which Dillon Read believes to be generally comparable to the Merger, (vii) analyzed the respective contributions in terms of certain items including revenue, earnings, cash flow and common equity of Iowa-Illinois and Resources to the Company, and the relative ownership of the Company after the Merger by the current holders of Iowa-Illinois Common Stock and Resources Common Stock, (viii) considered the pro forma effect of the Merger on Iowa-Illinois' capitalization ratios, earnings, cash flow and book value per share, (ix) reviewed the Merger Agreement, (x) reviewed and discussed with the Chairman, President and Chief Executive Officer, the Vice Presidents and the Director of Corporate Development and Strategic Planning of Iowa-Illinois, and management's outside consultant, Deloitte & Touche LLP, the magnitude and timing of the realization of certain anticipated operating and financial efficiencies, (xi) considered the anticipated annual dividend per share on the Company Common Stock and the resulting dividend payout ratio, and
(xii) conducted such other financial studies, analyses and investigations, and considered such other information, as it deemed necessary or appropriate, but none of which was, individually, material.

    In connection with its review, Dillon Read did not independently verify any of the publicly available information or non-public financial and other information furnished by Iowa-Illinois and Resources and relied on its being complete and accurate in all material respects. In addition, Dillon Read did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Iowa-Illinois or Resources or any of their respective subsidiaries, nor was Dillon Read furnished with any such evaluation or appraisal. With respect to the financial forecasts and operating and financial efficiencies referred to above, Dillon Read assumed that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of

Iowa-Illinois' and Resources' management as to the future financial performance of each company. Further, Dillon Read's opinions are based on economic, monetary, market and regulatory conditions existing on the dates thereof.

    The Iowa-Illinois Conversion Ratio and amount of consideration to be received by the holders of Iowa-Illinois Common Stock pursuant to the Merger Agreement was determined through negotiations between Iowa-Illinois and Resources.

    In connection with rendering its opinions, Dillon Read considered a variety of valuation methods which are summarized below:

        STOCK TRADING HISTORY. Dillon Read reviewed the performance of the per share market price of Iowa-Illinois Common Stock and Resources Common Stock over the three-year period ended July 22, 1994 and compared such per share market price movements to the Standard and Poor's Electric Companies Index. Dillon Read also calculated the ratio of the per share market price of Iowa-Illinois Common Stock to the per share market price of Resources Common Stock over the period. This analysis showed that over the three year period, Iowa-Illinois Common Stock traded at a ratio as high as 1.48 (April 21, 1994) and as low as 1.11 (July 1, 1991) compared to the price of Resources Common Stock. This analysis was utilized to provide historical perspective for the manner in which the public trading market had valued Iowa-Illinois and Resources in absolute terms and relative to each other.

        CONTRIBUTION ANALYSIS. Dillon Read calculated the contribution of each of Iowa-Illinois and Resources to the Company with respect to revenues, operating income (defined as earnings before interest and taxes or "EBIT"), operating cash flow (defined as earnings before interest, taxes, depreciation and amortization or "EBITDA"), net income available to common stockholders, Cash Flow from Operations (defined as cash provided by operating activities before changes in working capital), the aggregate book value of common equity, and the aggregate market value of common equity for the twelve-month period ended or as of March 31, 1994. These calculations yielded amounts reflecting Iowa-Illinois' contribution to the Company ranging from 35.7% to 45.2% of the total pro forma combined amount with an average contribution of 42.8%. Excluding revenues, which Dillon Read does not consider truly comparable due to certain non-regulated businesses of Resources which have relatively large revenues but low margins, Iowa-Illinois' average contribution was 43.9%. Based on the Iowa-Illinois Conversion Ratio of 1.47, the holders of Iowa-Illinois Common Stock will own approximately 44% of the Company Common Stock.

        COMPARABLE COMPANY TRADING ANALYSIS. Using publicly available information, Dillon Read compared, based upon market trading values at the time, multiples of certain financial criteria, such as net income, projected net income (as represented by the median earnings per share estimates for 1994, 1995 and 1996 reported by Institutional Brokers Estimate System or "IBES"), EBIT, EBITDA, Cash Flow from Operations, revenues and the book value of common equity of Iowa-Illinois and Resources to certain other companies which, in Dillon Read's judgment, were comparable to Iowa-Illinois and Resources for the purpose of this analysis. The factors Dillon Read considered in selecting companies for comparison included size, particularly equity market capitalization, geographic location, financial condition and scope of business operations. In addition to Iowa-Illinois and Resources, the group of companies used in the comparison consisted of CILCORP Inc., CIPSCO Incorporated, IES Industries Inc., Illinova Corporation, Interstate Power Company, UtiliCorp United Inc. and WPL Holdings, Inc.

        Equity market value (defined as the market price per common share multiplied by the outstanding number of common shares) as a multiple of each of the indicated statistics for Iowa-Illinois and Resources, respectively, were as follows: (a) latest twelve months net income - 12.5x and 13.0x; (b) projected 1994 net income - 11.2x and 11.3x; (c) projected 1995 net income - 10.7x and 10.9x; (d) projected 1996 net income - 10.6x and 10.2x; (e) latest twelve month Cash Flow from Operations - 4.5x and 4.7x; and (f) book value of common equity on March 31, 1994 - 1.26x and 1.16x. Net market capitalization (defined as equity market value plus the book value of debt

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
    and preferred stock less cash and cash equivalents) as a multiple of each of the indicated statistics for Iowa-Illinois and Resources, respectively, were as follows: (a) latest twelve months revenues - 1.8x and 1.4x; (b) latest twelve months EBITDA - 5.5x and 6.4x and (c) latest twelve months EBIT - 9.0x and 10.1x. This comparison was used to provide a perspective on the present market valuation of each of Iowa-Illinois and Resources.

        The range, median and mean for equity market value as a multiple of each of the indicated statistics for the group of comparable companies were as follows: (a) latest twelve months net income - 11.1x to 13.0x, with a median of 12.0x and a mean of 12.0x; (b) projected 1994 net income - 10.1x to 14.0x, with a median of 11.2x and a mean of 11.3x; (c) projected 1995 net income - 9.4x to 13.4x, with a median of 10.7x and a mean of 10.9x; (d) projected 1996 net income - 9.1x to 12.5x, with a median of 10.5x and a mean of 10.6x; (e) latest twelve months Cash Flow from Operations - 4.0x to 5.5x, with a median of 4.5x and a mean of 4.7x; (f) book value of common equity on March 31, 1994 - 1.10x to 1.46x, with a median of 1.26x and a mean of 1.27x. The range, median and mean for net market capitalization as a multiple of each of the indicated statistics for the group of comparable companies were as follows: (a) latest twelve months revenues - 1.3x to 2.5x, with a median of 1.7x and a mean of 1.7x; (b) latest twelve months EBITDA - 5.5x to 7.5x, with a median of 6.4x and a mean of 6.4x; (c) latest twelve months EBIT - 8.8x to 12.4x, with a median of 10.1x and a mean of 10.0x. The comparable company trading analysis is a valuation method used by Dillon Read to determine whether Iowa-Illinois and Resources were reasonably valued at existing market prices in relation to similar companies, and in relation to each other. Dillon Read concluded that both Iowa-Illinois and Resources were reasonably valued at existing market prices, in relation to similar companies and in relation to each other.

        COMPARABLE UTILITY MERGERS AND ACQUISITIONS. Using publicly available information, Dillon Read compared, based upon the purchase prices of the common equity of acquired or merged companies and total transaction values (purchase price of the common equity plus the book value of debt and preferred stock assumed less cash and cash equivalents), multiples of certain financial criteria such as net income to common stockholders, Cash Flow from Operations, book value of common equity, EBIT, EBITDA, and revenues, that would result from the Merger to those resulting from certain completed, proposed and withdrawn mergers and acquisitions in the electric utility industry which, in Dillon Read's judgment, were comparable to the Merger for the purpose of this analysis. The mergers and acquisitions which were analyzed included eight completed transactions, two announced transactions and five withdrawn transactions. In addition to completed transactions, Dillon Read included two announced (but not completed) transactions and five withdrawn transactions because, in Dillon Read's judgment, they were also representative of the value acquirors were willing to pay for the target companies, and were therefore appropriate to include in its analysis. This analysis was utilized to compare the valuation multiples for Iowa-Illinois implied by the 1.47 Iowa-Illinois Conversion Ratio to historical valuation multiples of electric utilities involved in past or pending mergers and acquisitions.

        The range and mean for the purchase price of equity as a multiple of each of the indicated statistics for the group of comparable transactions were as follows: (a) latest twelve months net income to common shareholders -- 5.2x to 39.2x, with a mean of 15.6x; (b) book value of common equity -- 0.83x to 2.64x, with a mean of 1.74x; and (c) latest twelve months cash flow from operations -- 4.7x to 10.2x, with a mean of 7.2x. The range and mean for the total transaction value as a multiple of each of the indicated statistics for the group of comparable transactions were as follows: (a) latest twelve months revenues -- 2.2x to 4.1x, with a mean of 2.8x; (b) latest twelve months EBITDA -- 5.2x to 9.2x, with a mean of 7.0x; and (c) latest twelve months EBIT -- 5.2x to 9.2x, with a mean of 7.0x.

      Iowa-Illinois' valuation multiples, based upon the 1.47 Iowa-Illinois Conversion Ratio contemplated by the Merger, were as follows: (a) latest twelve months net income to common shareholders -- 12.5x; (b) book value of common equity -- 1.26x; (c) latest twelve months Cash Flow from

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

    Operations -- 4.5x; (d) latest twelve months revenues -- 1.8x; (e) latest twelve months EBITDA -- 5.5x; and (f) latest twelve months EBIT -- 9.0x. The Iowa-Illinois valuation multiples for latest twelve months Cash Flow from Operations and latest twelve months revenues were slightly below the ranges of comparable transaction multiples for such statistics, and thus do not, individually, support the Dillon Read opinions. However, Dillon Read believes that the amounts by which such Iowa-Illinois valuation multiples were out of such ranges are not of a magnitude which is inconsistent with their opinion of fairness. Such multiples were just two of the many factors considered by Dillon Read in arriving at its opinions.


        DISCOUNTED CASH FLOW ANALYSIS. Dillon Read performed a discounted cash flow valuation of Iowa-Illinois and Resources based upon projections furnished by the managements of Iowa-Illinois and Resources. With respect to projections for Iowa-Illinois and Resources, Dillon Read assumed that such projections were reasonably prepared upon bases reflecting the best available estimates and judgments of the managements of Iowa-Illinois and Resources, respectively. Utilizing these projections, Dillon Read discounted to a present value, under varying assumed discount rates, (i) the free unlevered cash flows through fiscal 1998 and (ii) the projected terminal value at the end of fiscal year 1998, utilizing various assumed multiples of operating cash flow. Such analysis indicated that assuming terminal value multiples ranging from 6.0x to 7.0x (as indicated by the comparable company trading and comparable mergers analyses) and discount rates ranging from 9.0% to 11.0%, the net after-tax present value of Iowa-Illinois and Resources' future cash flows (less net debt of approximately $523 million and $951 million, respectively) ranged from $19.51 to $28.30 per share of Iowa-Illinois and $13.14 to $19.95 per share of Resources. Conversion ratios which would result from these values range from 1.42 to 1.48 for each share of Iowa-Illinois Common Stock.

        PRO FORMA ANALYSIS. Dillon Read reviewed certain financial information for the pro forma combined entity resulting from the Merger based on Iowa-Illinois' and Resources' managements' projections for Iowa-Illinois and Resources covering the 1994 to 1998 period. With respect to projections for Iowa-Illinois and Resources, Dillon Read assumed that such projections were reasonably prepared upon bases reflecting the best available estimates and judgments of the managements of Iowa-Illinois and Resources, respectively. Such analysis indicated that earnings per share (resulting from a Merger at the 1.47 Iowa-Illinois Conversion Ratio) would be accretive to Iowa-Illinois shareholders after 1995, the year in which the Merger was expected to be completed.

        Dillon Read also reviewed certain sensitivity cases for the pro forma combined entity resulting from the Merger based upon adjusted projections for Iowa-Illinois and Resources. These sensitivity cases resulted in lower earnings for Resources stand-alone, Iowa-Illinois stand-alone, and on a pro forma combined basis. Such analysis also indicated that earnings per share (resulting from a Merger at the 1.47 Iowa-Illinois Conversion Ratio) would be accretive to Iowa-Illinois shareholders after 1995, the year in which the Merger was expected to be completed.

    Dillon Read noted that upon completion of the Merger, the anticipated annual dividend per share of Company Common Stock will be $1.20. Using the internal projections of both Iowa-Illinois and Resources, Dillon Read calculated an estimated pro forma dividend payout ratio for the Company, which appeared to Dillon Read to be acceptable and within the range of the dividend payout ratios of comparable utilities, which ranged from 48.5% to 113.6% with a median of 89.4%. Based on the Iowa-Illinois Conversion Ratio of 1.47, holders of Iowa-Illinois Common Stock would receive an effective increase in their annual dividends per share from $1.73 to $1.76, or 2.0%.

    Preliminary estimates of Merger-related savings as identified by the managements of Resources and Iowa-Illinois, with the assistance of their outside consultant, Deloitte & Touche LLP, were developed to quantify efficiencies resulting from operating synergies, plant construction deferrals and greater economies of scale in the purchasing of fuel and other resources used by the companies. If realized, these potential pretax savings, which total a net (after certain costs) of over $400 million over ten years, will benefit the Company's shareholders either through increased earnings or improved competitive position (due to lower rates) or both. Dillon Read did not independently attempt to verify the estimated savings levels, nor did Dillon Read attempt its own estimation of potential cost savings resulting from the Merger. In its analysis, Dillon Read assumed that some portion of the total cost savings would be retained by common shareholders, resulting in increased earnings. If the Company were prevented from retaining any of the cost savings by one or more regulatory authorities, the resulting projected earnings would be correspondingly lower.

    Dillon Read believes that its analyses must be considered as a whole and that selecting portions of its analyses and other factors considered by it, without considering all factors and analyses, could create a misleading view of the processes underlying its opinions. Dillon Read did not quantify the effect of each factor upon its opinions. Dillon Read made numerous assumptions with respect to industry performance, regulatory treatment, general business and economic conditions and the other matters discussed herein, many of which are beyond Iowa-Illinois' and Dillon Read's control; of these assumptions, those which are material are described herein. Any estimates contained in Dillon Read's analyses are not necessarily indicative of actual values, which may be significantly more or less favorable than as set forth therein. Estimates of the financial value of companies do not purport to be appraisals or necessarily reflect the prices at which companies actually may be sold. In rendering its opinion, Dillon Read expresses no view as to the range of values at which the Company Common Stock may trade following consummation of the Merger, nor does Dillon Read make any recommendations to the holders of Iowa-Illinois Common Stock with respect to how such holder should vote on the Merger, or to the advisability of disposing of or retaining such Company Common Stock following the Merger.

    Dillon Read is an internationally recognized investment banking firm which, as part of its investment banking business, regularly is engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The Iowa-Illinois Board of Directors selected Dillon Read on the basis of the firm's expertise and reputation.

    Pursuant to the engagement letter between Iowa-Illinois and Dillon Read, Iowa-Illinois has paid Dillon Read the following amounts: $100,000 upon the execution of the engagement letter and $400,000 upon Iowa-Illinois' request for a fairness opinion. In addition, Iowa-Illinois has agreed to pay Dillon Read $100,000 on December 1, 1994, $100,000 on June 1, 1995, and $100,000 every six months thereafter until the Merger is consummated or Dillon Read's engagement has been terminated. Iowa-Illinois has also agreed to pay Dillon Read a fee upon consummation of the Merger equal to .275% of the aggregate amount of consideration received by Iowa-Illinois' common shareholders ($1,758,481, based on the closing price of the Resources Common Stock on the NYSE on July 26,
1994), less the $400,000 payment and one-half of any of the $100,000 semi-annual payments mentioned above which have been previously paid.

    Dillon Read has not performed investment banking services for Iowa-Illinois in the past two years for which it has received a fee. In the ordinary course of its business, Dillon Read trades the debt and equity securities of
Iowa-Illinois, Midwest Power and Resources for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

OPINION OF FINANCIAL ADVISOR TO RESOURCES

    Resources retained PaineWebber to render an opinion as to the fairness from a financial point of view, to the holders of Resources Common Stock, of the Conversion Ratios provided for in the Merger Agreement. PaineWebber was selected by the Resources Board to serve as Resources' financial advisor based on PaineWebber's qualifications, expertise and reputation. PaineWebber was not requested to and did not make any recommendation to the Resources Board as to the Conversion Ratios to be
provided for the Resources Common Stock or the Iowa-Illinois Common Stock in the Merger, which Conversion Ratios were determined through arm's length negotiations between Resources and Iowa-Illinois.


    On July 26, 1994, Resources' Board of Directors received PaineWebber's oral opinion which was subsequently followed by written opinions dated July 26, 1994, and November 3, 1994, to the effect that, on and as of such dates, and based upon procedures and subject to the assumptions described in the respective opinions, the Conversion Ratios, taken together, are fair to the holders of Resources Common Stock.



    THE COMPLETE TEXT OF THE PAINEWEBBER OPINION DATED NOVEMBER 3, 1994 IS ATTACHED TO THIS PROXY AS ANNEX IV. RESOURCES SHAREHOLDERS ARE URGED TO READ THE PAINEWEBBER OPINION CAREFULLY AND IN ITS ENTIRETY.


    In rendering its opinions, PaineWebber has not been engaged to act as an agent or fiduciary of, and the Resources Board has expressly waived any duties or liabilities PaineWebber may otherwise be deemed to have had to, Resources' equity holders or any other third party.

    The PaineWebber opinions do not constitute a recommendation to any holder of Resources Common Stock as to how any such holder should vote on the Merger. The PaineWebber opinions do not address the relative merits of the Merger or any other transactions or business strategies discussed by the Resources' Board as alternatives to the Merger or the decision of the Resources' Board to proceed with the Merger. No opinion is expressed by PaineWebber as to the price at which the securities to be issued in the Merger to the shareholders of Resources and Iowa-Illinois may trade at any time. PaineWebber did not assign a specific range of values to the consideration paid to the holders of Resources Common Stock or Iowa-Illinois Common Stock in the Merger, but PaineWebber noted that the Resources Conversion Ratio was 1.00 share of Company Common Stock, assuming the Merger occurred, for each share of Resources Common Stock held and the Iowa-Illinois Conversion Ratio was 1.47 shares of Company Common Stock for each share of Iowa-Illinois Common Stock held.

    In preparing the July 26, 1994 PaineWebber opinion, PaineWebber: (i) reviewed Resources' and Iowa-Illinois' respective Annual Reports to shareholders, Form 10-Ks and related financial information for the five fiscal years ended December 31, 1993, and Resources' and Iowa-Illinois' respective Form 10-Qs and the related unaudited financial information for the three months ended March 31, 1994; (ii) reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, and prospects of Resources and Iowa-Illinois, furnished to PaineWebber by their respective managements; (iii) discussed the past and current operations and financial condition and the prospects of Resources and of Iowa-Illinois with senior executives of Resources and Iowa-Illinois; (iv) discussed with senior executives of Resources their rationale with respect to the strategic aspects of the Merger; (v) reviewed the reported historical market prices and trading activity for both the Resources Common Stock and the Iowa-Illinois Common Stock and compared them with those of certain publicly-traded companies which PaineWebber deemed to be reasonably similar to Resources and Iowa-Illinois, respectively;
(vi) compared the results of operations of Resources and Iowa-Illinois with those of certain companies which PaineWebber deemed to be reasonably similar to Resources and Iowa-Illinois, respectively; (vii) compared the proposed financial terms of the transactions contemplated by the Merger Agreement with the financial terms of certain other mergers and acquisitions which PaineWebber deemed to be relevant; (viii) reviewed and discussed with the Chairman, President and Chief Executive Officer and certain senior vice presidents of Resources as well as the Chairman and Chief Executive Officer and the Vice President and Chief Financial Officer of Iowa-Illinois, preliminary estimates regarding the amounts and timing of the operating synergies available as a result of the Merger, which estimates were provided to PaineWebber by Resources;
(ix) considered the pro forma impact of the Merger on Resources' capitalization ratios, earnings, common dividends, and book value per share; (x) reviewed the Merger Agreement; (xi) performed such other financial studies and analyses and performed such other investigations and took into account such other matters as PaineWebber deemed necessary, none of which was, individually, material; and
(xii) took into account PaineWebber's assessment of general economic, market, and monetary conditions.

    In preparing its opinions, PaineWebber assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to it by Resources and Iowa-Illinois, including the outcomes of legal, regulatory and other contingencies, and did not independently verify such information or any underlying assumptions. PaineWebber has, with the permission of Resources' management, relied on the preliminary estimates with respect to the amount and timing of operating synergies achievable as a result of the Merger. PaineWebber did not undertake an independent appraisal or physical inspection of the assets and liabilities (contingent or otherwise) of Resources or Iowa-Illinois. PaineWebber also assumed that the financial forecasts furnished to it by Resources and Iowa-Illinois were reasonably prepared and reflected the best currently available estimates and judgments of the future financial performance of Resources and Iowa-Illinois, as the case may be. The PaineWebber opinions are based on economic, market, monetary and other conditions as in effect on, and the information made available to it as of, the dates of the respective opinions.

    The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Furthermore, in arriving at its opinions, PaineWebber did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, PaineWebber believes that its analyses must be considered as a whole and that considering any portion of such analyses and of the factors considered, without considering all such analyses and factors, could create a misleading or incomplete view of the process underlying its opinions. In its analyses, PaineWebber made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Resources and Iowa-Illinois. Of these assumptions, those which are material are described below. Any estimates of future operating performance contained in these analyses were provided to PaineWebber by Resources and Iowa-Illinois and PaineWebber assumes no responsibility for their accuracy.

    The following paragraphs summarize the material financial and comparative analyses performed by PaineWebber in arriving at its opinions. The following does not purport to be a complete description of the analyses performed, or the matters considered by PaineWebber in arriving at its opinions.

        HISTORICAL MARKET VALUATION ANALYSIS. PaineWebber reviewed the performance of the daily closing market price per share and trading volumes of the Resources Common Stock and Iowa-Illinois Common Stock from September 1, 1993 to July 22, 1994, and compared such market price movements to the Standard & Poor's Utilities Index. PaineWebber reviewed the historical price to latest twelve months ("LTM") earnings ("P/E") ratios, price to book value per share ("Price/ Book") ratios and dividend yield for the LTM period ending July 22, 1994, for Resources and Iowa-Illinois. PaineWebber also calculated the ratio of the daily closing market price per share of Iowa-Illinois Common Stock to the daily closing market price per share of Resources Common Stock from September 1, 1993 to July 22, 1994. This analysis showed that over this period, the daily closing market price of Iowa-Illinois Common Stock as compared to the daily closing market price of Resources Common Stock indicated a ratio as high as 1.48x and as low as 1.28x. This analysis was utilized to provide historical background for the manner in which the public trading market had valued Resources and Iowa-Illinois during the indicated period both in absolute terms and relative to each other.

        DIVIDEND ANALYSIS. PaineWebber analyzed the effect the Merger would have upon the cash dividend to holders of the Resources Common Stock. The indicated annual dividend per share of Resources Common Stock as of July 26, 1994 was $1.16 and is projected to increase to $1.20 following the consummation of the Merger. This increase of $0.04 per share in the annual indicated dividend of Resources Common Stock provides holders of the Resources Common Stock a 3.4% increase in the indicated cash income per share.

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
        COMPARABLE PUBLIC COMPANIES ANALYSIS. PaineWebber compared selected historical stock, earnings and dividend data and financial ratios for Resources and Iowa-Illinois to the corresponding data and ratios of certain publicly-traded companies which PaineWebber deemed to be comparable to Resources and Iowa-Illinois, respectively, on the basis of percentage of revenues generated by electric sales, profitability, dividend payout ratio, service territory characteristics, regulatory environment and general operational outlook. For the purposes of the PaineWebber Opinion, the set of companies which PaineWebber deemed comparable to Resources and Iowa-Illinois was comprised of CIPSCO, Inc., IES Industries, Inc., Rochester Gas & Electric Corporation, WPL Holdings, Inc. and Wisconsin Public Service Corporation (the "Comparable Group").

        In order to determine an implied exchange ratio range based on the Comparable Group, PaineWebber multiplied certain financial statistics of Resources and Iowa-Illinois by a relevant range of market multiples for the Comparable Group. Such market multiples were the market value of common stock as a multiple of (i) the net income available to common stock for the LTM period for which financial reports had been filed with the SEC (the "LTM P/E Ratio"), (ii) the mean estimated 1994 earnings per share as reported by IBES (the "1994 P/E Ratio"), (iii) the mean IBES estimated 1995 earnings per share (the "1995 P/E Ratio"), (iv) the book value of common equity for the most recently available fiscal quarter (the "Price/Book Ratio") and (v) the indicated annual dividend (the "Dividend Ratio") for each company in the Comparable Group. In considering each of the foregoing multiples, PaineWebber noted that (i) the LTM P/E Ratio resulted in a range of implied conversion ratios of 1.12x to 1.75x, (ii) the 1994 P/E Ratio resulted in a range of implied conversion ratios of 1.27x to 1.82x, (iii) the 1995 P/E Ratio resulted in a range of implied conversion ratios of 1.03x to 1.51x,
    (iv) the Price/Book Ratio resulted in a range of implied conversion ratios of 1.04x to 1.77x, and (v) the Dividend Ratio resulted in a range of implied conversion ratios of 1.31x to 1.70x. PaineWebber noted that the Iowa-Illinois Conversion Ratio fell within the indicated ranges in all cases.

        Because of the inherent differences between the operations of Resources, Iowa-Illinois and the Comparable Group, PaineWebber believes that a purely quantitative comparable public company analysis would not be particularly meaningful in the context of the Merger. PaineWebber believes that an appropriate use of a comparable company analysis in this instance would involve qualitative judgments concerning differences between the financial and operating characteristics of Resources and Iowa-Illinois and the Comparable Group which would affect the public trading values of Resources and Iowa-Illinois and the selected group of publicly-traded comparable companies.

        DISCOUNTED CASH FLOW ANALYSIS. PaineWebber prepared and reviewed the results of an unlevered discounted cash flow analysis of Resources and Iowa-Illinois based on certain operating and financial assumptions relating to the respective companies. The assumptions were based on five-year financial projections provided to PaineWebber by the managements of Resources and Iowa-Illinois (the "Management Case"). PaineWebber also performed a sensitivity analysis which adjusted the earnings assumptions for InterCoast (the "Adjusted Case").

        The purpose of the discounted cash flow analysis was to determine the present value of each of Resources' and Iowa-Illinois' unlevered after-tax free cash flows over the projected time frame. To calculate the value of a business using a discounted cash flow analysis, the projected cash flows for each year together with the estimated value of the business in the final year of the projected period ("Terminal Value") are discounted to the present using various assumed discount rates. PaineWebber estimated the Terminal Value using two methodologies. The Exit Multiple Methodology assumes that the Terminal Value would be derived by, in each case, applying a multiple of the final year's net income and adjusting such value by adding to it the indebtedness and preferred stock projected to be outstanding in the terminal year. For the purposes of the Exit Multiple Methodology, PaineWebber considered exit P/E multiples ranging from 10.0x to 12.0x for each of Resources and Iowa-Illinois in the Adjusted Case, and from 12.0x to 14.0x for Iowa-Illinois in the Management Case. The Perpetual Growth Methodology assumes that the terminal value

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
    would be derived by assuming that, in each case, the terminal year's after-tax free cash flow would be grown to perpetuity at an implied growth rate. PaineWebber considered a range of perpetual growth rates from 2.0% to 4.0% for each of Resources and Iowa-Illinois in the Management Case and the Adjusted Case. For the purposes of determining the appropriate discount rate to be applied in the discounted cash flow analyses, PaineWebber considered weighted average costs of capital ranging from 6.70% to 8.30% for Resources and from 7.50% to 9.50% for Iowa-Illinois.

        This analysis resulted in a range of equity values per share for Resources Common Stock and Iowa-Illinois Common Stock. The implied conversion ratios in the Perpetual Growth Methodology ranged from 2.04x to 3.42x for the Management Case and from 1.61x to 2.27x for the Adjusted Case. The implied conversion ratios in the Exit Multiple Methodology ranged from 1.60x to 1.64x for the Management Case and 1.08x to 1.10x for the Adjusted Case. PaineWebber noted that the Iowa-Illinois Conversion Ratio was 1.47x and that in three of the four cases such conversion ratio fell below the conversion ratio ranges derived using the discounted cash flow analysis. Thus PaineWebber concluded that the discounted cash flow analysis, taken as a whole, supports its view that the Conversion Ratios were in the range of fairness.

        REVIEW OF ESTIMATED SYNERGY SAVINGS. In arriving at its opinions, PaineWebber reviewed and discussed with senior executives of Resources and Iowa-Illinois preliminary estimates regarding the amounts and timing of the operating synergies available as a result of the Merger (the "Cost Savings"), which estimates were provided to PaineWebber by Resources.

        PaineWebber calculated the present value of the Cost Savings on a pro forma basis for the Company using various assumptions relating to the percent of the Cost Savings estimated to accrue to the benefit of the Company's shareholders. PaineWebber calculated that if between 25% and 75% of the Cost Savings were passed on to the holders of the Company's Common Stock, the Cost Savings would have a present value on a pro forma basis of between $98 million and $292 million.

        COMPARABLE TRANSACTIONS ANALYSIS. PaineWebber reviewed comparable transactions involving proposed or completed mergers and acquisitions of regulated electric and gas utilities or holding companies for regulated electric and gas utilities (the "Transaction Comparables"). PaineWebber included proposed mergers and acquisitions in this analysis because PaineWebber believed that such transactions represented the most recent market multiples for transactions of the type contemplated by the Merger. PaineWebber studied certain publicly available information for each of the Transaction Comparables including the market value of the consideration to be received, book value and projected net income. For each transaction, PaineWebber studied the ratio of the market value of the common equity to the relevant company's book value and projected net income. PaineWebber also calculated the premium of the price offered to the relevant company's share price one week prior to the public announcement of the transaction.

        PaineWebber divided the Transaction Comparables into two groups: the Mergers of Equals comparable group and the Acquisitions comparable group. The differentiation between the two comparable groups was based upon corporate governance, board composition, other provisions contained in the transaction agreements, as well as the relative market values of the merged companies for each Transaction Comparable. The Mergers of Equals comparable group included the mergers between Sierra Pacific Resources and Washington Water Power Company (pending); Iowa Southern Inc. and IE Industries Inc.; Iowa Resources Inc. and Midwest Energy Company; and the initial terms agreed to for the merger of PSI Resources, Inc. and Cincinnati Gas and Electric Company (pending). PaineWebber included the terms initially proposed for the later transaction because this transaction evolved from a friendly merger of equals transaction to a heavily contested transaction with an unsolicited bid from IPALCO Enterprises. As a result, the comparability of the terms of the final offer were not entirely relevant. The Acquisitions comparable group included the acquisition of Southwestern Electric Service Co. by Texas Utilities Company; the final terms of the acquisition of PSI Resources, Inc. by Cincinnati Gas and Electric

    Company; the acquisition of Gulf States Utilities Company by Entergy Corporation; the acquisition of Kansas Gas and Electric Co. by Kansas Power and Light Co.; the acquisition of Diversified Energies by Arkla, Inc.; and the acquisition of Louisiana General Services, Inc. by Citizens Utilities Company.

        For each of the Merger of Equals comparable transactions, PaineWebber calculated the relative ownership of the merged companies to be represented by each of the merging companies' shareholders based upon each merging company's shares outstanding at the filing of the proxy statement for the transaction. PaineWebber noted that, for each Merger of Equals, the relative ownership of the merged companies approximated the relative contribution of the merged companies to their combined (i) EBIT, (ii) equity book values,
    (iii) net income available to common shareholders, and (iv) equity market values (which were calculated to be the sum of the merging companies' combined equity market values as disclosed in the proxy statement). Based on the fiscal 1993 operating information and the latest market price and shares outstanding prior to the first announcement of the Merger on July 26, 1994, Resources is contributing 57.8%, 55.9%, 57.7% and 56.3% of LTM EBIT, LTM Net Income, book value and market values, respectively. The pro forma ownership of Resources' shareholders of the Company Common Stock is expected to be approximately 56%, which PaineWebber deemed to be in the range of fairness.

        For each of the Mergers of Equals and the Acquisitions comparable groups, PaineWebber also calculated the offer value (i) as a multiple of such companies' respective equity book values, (ii) as a multiple of projected net income available to common shareholders for the one-year period following the merger ("Forward Net Income Multiple"), and (iii) as a premium to the relevant companies' common share prices one week prior to the first public announcement of the respective mergers.

        PaineWebber noted that the premium offered over the price of Iowa-Illinois Common Stock one week prior to the first public announcement of the Merger, the book value multiples and the Forward Net Income Multiples were all below the respective measures pertaining to every other merger or acquisition in the Merger of Equals and the Acquisitions comparable groups (except for the Gulf States Utilities' acquisition by Entergy Corp, which represented a book value multiple of 1.19x compared to the implied Merger's book value multiple of 1.27x).

        Because the reasons for, and circumstances surrounding, each of the transactions analyzed were diverse and because of the inherent differences between the operations of Resources and Iowa-Illinois and the Transaction Comparables, PaineWebber believes that a purely quantitative comparable transaction analysis would not be particularly meaningful in the context of the Merger, and that an appropriate use of a comparable transactions analysis in this instance would involve qualitative judgments concerning differences between the characteristics of these transactions and the Merger.

        PRO FORMA MERGER ANALYSIS. PaineWebber analyzed certain pro forma financial effects of the Merger for fiscal 1994 and the following four fiscal years, based on the Iowa-Illinois Conversion Ratio of 1.47x contemplated in the Merger. The objective of the pro forma merger analysis is to compare the projected results of the Company to Resources' projected stand-alone results. The analysis was based on financial forecasts prepared by Resources' management for Resources and, in Iowa-Illinois' case, both the Management Case and Adjusted Case, as previously described. These forecasts were adjusted to reflect the retention by the Company of various percentages of the Cost Savings. PaineWebber noted that the Merger is likely to be consummated in fiscal 1995 and that the Cost Savings would not result in meaningful financial and operating savings before fiscal 1996 and fiscal 1997. In order to gain a clear understanding of the long-term yearly impact of the estimated Cost Savings on the Company's annual results of operations, PaineWebber averaged the estimated annual Cost Savings, and implied a running rate for such Cost Savings. PaineWebber's analysis indicated that, absent the realization of the Cost Savings, the Merger's effect on the earnings per share to Resources' shareholders would be slightly accretive in fiscal

    1994 and between 1% to 6% dilutive in years 1995-1998 in the Management Case, and slightly accretive in fiscal 1994 and between 7% to 8% dilutive in years 1995-1998 in the Adjusted Case. When, for illustration purposes, 50% of the running rate synergy Cost Savings were taken into account, PaineWebber's analysis indicated that the Merger would result in projected earnings per share accretion to Resources of between 4% and 13% in the Management Case and between 0% and 13% in the Adjusted Case.

    Pursuant to the terms of an engagement letter between Resources and PaineWebber dated July 18, 1994, Resources paid PaineWebber $800,000 for acting as financial advisor in connection with the Merger, including the rendering of the PaineWebber opinions. Pursuant to the terms of the engagement letter, PaineWebber will be paid an additional fee of $1.5 million upon the consummation of the Merger. Resources has also agreed to reimburse PaineWebber for all reasonable out-of-pocket expenses incurred in connection with its engagement. Resources also agreed, in a separate letter agreement, to indemnify PaineWebber, its affiliates and each of its directors, officers, agents and employees and each person, if any, controlling PaineWebber or any of its affiliates against certain liabilities, including liabilities under federal securities laws.

    PaineWebber has provided certain investment banking services to Resources and Midwest Power from time to time, including acting as managing underwriter of certain public offerings of debt and equity securities of Midwest Power, for which it has received customary compensation. PaineWebber may also provide investment banking services to Resources and Midwest Power in the future.

    In the ordinary course of its business, PaineWebber actively trades the debt and equity securities of Resources, Midwest Power and Iowa-Illinois for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

TRANSACTION FACILITATOR

    Iowa-Illinois and Resources have jointly retained Santa Fe Center Enterprises ("Santa Fe") to provide non-financial consultation services relating to the Merger. Santa Fe will receive $300,000, payable at the Effective Time, for its services.

EMPLOYMENT AGREEMENTS

    Copies of the Employment Agreements are attached as Annexes VII and VIII. Messrs. Christiansen and Bright are sometimes hereinafter individually referred to as the "Executive." The Employment Agreements have been entered into and will become effective only at the Effective Time and will terminate, in the case of Mr. Christiansen, at the later of May 31, 2000 and the fourth anniversary of the Effective Time and, in the case of Mr. Bright, on the fifth anniversary of the Effective Time; PROVIDED, HOWEVER, that with respect to Mr. Christiansen, the Employment Agreement contemplates that he will serve as a consultant to the Company during the final three years of his employment period (the "Consulting Period"). The terms of the Employment Agreements may not be modified prior to December 31, 1999 unless such modification is approved by the Executive who is a party to that Employment Agreement, and by a vote of two-thirds of the members of the Company Board.

    Pursuant to the Employment Agreements, if the Effective Time occurs (i) on or before May 31, 1995, then during the periods commencing on (x) the Effective Time and ending on May 31, 1996, Mr. Christiansen will serve as Chairman of the Company Board ("Chairman") and Chairman, Office of the Chief Executive Officer of the Company, and Mr. Bright will serve as President of the Company ("President") and President, Office of the Chief Executive Officer, (y) June 1, 1996 and ending on May 31, 1997, Mr. Christiansen will serve as Chairman and Mr. Bright will serve as President and Chief Executive Officer of the Company, and
(z) June 1, 1997 and ending on the fifth anniversary of the Effective Time, Mr. Bright will serve as Chairman and Chief Executive Officer; (ii) between June 1, 1995 and May 31, 1996, then during the period commencing on (x) the Effective Time and ending on the first anniversary of the Effective Time, Mr. Christiansen will serve as Chairman and Chairman, Office of the Chief Executive Officer of the Company, and Mr. Bright will serve as the President and President, Office of the Chief Executive Officer, (y) the first anniversary of the Effective Time and ending on May 31, 1997, Mr. Christiansen will serve as Chairman and Mr. Bright will serve as President and Chief Executive Officer, and (z) June 1, 1997 and ending on the fifth anniversary of the Effective Time, Mr. Bright will serve as Chairman and Chief Executive Officer of the Company; or (iii) after May 31, 1996, then commencing on (x) the Effective Time and ending on the first anniversary of the Effective Time, Mr. Christiansen will serve as Chairman and Chairman, Office of the Chief Executive Officer of the Company, and Mr. Bright will serve as President and President, Office of the Chief Executive Officer of the Company and (y) the first anniversary of the Effective Time and ending on the fifth anniversary of the Effective Time, Mr. Bright will serve as Chairman and Chief Executive Officer of the Company.


    MR. CHRISTIANSEN. During his term of employment (other than as a consultant during the Consulting Period), Mr. Christiansen will receive an annual base salary of not less than $400,000 and such salary shall never be less than the base salary of the President and Chief Executive Officer of the Company. Mr. Christiansen will be eligible to receive, as additional compensation, appropriate management bonuses, long-term incentive awards, and such other compensation elements as are applicable in amounts not less than those paid or accrued for the President and Chief Executive Officer of the Company, in relation to the achievements by the Company and its subsidiaries of corporate goals and objectives and the Company will provide all other benefits accorded to full-time senior executive employees of the Company from time to time, provided that such benefits shall be not less in the aggregate than those in effect at Resources, Midwest Power and Iowa-Illinois as of the Effective Time. For 1994, the annual base salary for Mr. Christiansen is $400,000. During the Consulting Period, Mr. Christiansen will receive an annual consulting fee of $50,000 and will be eligible to receive benefits described above in this paragraph (other than the base salary, bonus, long-term incentive and other cash compensation elements referred to above).



    MR. BRIGHT. During his term of employment, Mr. Bright will receive an annual base salary of not less than $350,000 and such salary will be subject to adjustment during the term of the Employment Agreement in accordance with the Company's policy for executives and at such time as Mr. Bright becomes President and Chief Executive Officer of the Company, he will be paid a base salary not less than the base salary paid to the Chairman. Mr. Bright will be eligible to receive, as additional compensation, appropriate management bonuses, long-term incentive awards and such other compensation elements as are applicable, in amounts not less than those paid or accrued for the Chairman, in relation to the achievements by the Company and its subsidiaries of corporate goals and objectives, and the Company will provide to Mr. Bright all other benefits accorded to full-time senior executive employees of the Company from time to time, provided that such benefits shall be not less in the aggregate than those in effect at Resources, Midwest Power and Iowa-Illinois as of the Effective Time. For 1994, the annual base salary for Mr. Bright is $300,800; Mr. Bright will thus receive increased annual base salary as a result of the Merger.


    CERTAIN OBLIGATIONS OF THE COMPANY UPON TERMINATION OF EMPLOYMENT AGREEMENTS. If the Company terminates the employment of Mr. Christiansen or Mr. Bright without cause (as defined in the Employment Agreements) upon the affirmative vote of two-thirds of the members of the Company Board, the Company will be obligated to make the salary payments and provide the other benefits provided for above through the remainder of the period of employment of Mr. Christiansen or Mr. Bright, as the case may be.

    If the employment of either Mr. Christiansen or Mr. Bright is terminated by the Company for breach of such Executive's Employment Agreement or for cause, such Executive will receive earned and unpaid annual base salary accrued through the end of the calendar month in which such termination date occurs.

THE COMPANY SEVERANCE PLAN FOR SPECIFIED OFFICERS

    Under the Company Severance Plan, which will become effective at the Effective Time, five specified officers who are currently officers of Iowa-Illinois and five specified officers who are currently officers of Resources and/or Midwest Power (collectively, the "Specified Officers") will be entitled to receive Severance Benefits (as hereinafter defined), if during the period beginning at the Effective Time and ending on the second anniversary of the Effective Time (the "Term"), such Specified Officer incurs a Qualifying Termination. A Qualifying Termination means a termination of employment of a Specified Officer occurring within the Term either (i) involuntarily for any reason (except in the instance of a felony) or (ii) voluntarily if the Specified Officer has furnished the President of the Company with six months prior written notice of the intent to voluntarily terminate employment. Termination of employment due, in whole or in part, to the commission of a felony by a Specified Officer will not constitute a Qualifying Termination under the Company Severance Plan. All Severance Benefits (as hereinafter defined) for a Specified Officer charged with a felony will be suspended until such time as a felony charge is finally disposed. Conviction of a felony or a plea of no contest to a felony will be sufficient to disqualify the Specified Officer for Severance Benefits.

    "Severance Benefits" under the Company Severance Plan include: (i) an amount equal to two times the Specified Officer's highest Total Cash Compensation (defined as annual salary plus bonus) payable in a lump sum on the effective date of the Qualifying Termination; (ii) the Specified Officer's accrued vacation pay through the effective date of the Qualifying Termination, payable in a lump sum on such date; (iii) continuation of the welfare benefits of health insurance, disability insurance and group term life insurance for a period of 24 full calendar months after the effective date of the Qualifying Termination, and
(iv) standard out placement services for a period of 24 months after the effective date of the Qualifying Termination. In addition, Specified Officers are eligible to receive cash "gross-up" payments equal to the federal excise tax, if any, due on the total severance package.

    A Specified Officer eligible for severance benefits under both the Company Severance Plan and the Iowa-Illinois severance plan must elect coverage under one of the two plans in the event of a Qualifying Termination. Messrs. Christiansen and Bright are not covered by the Company Severance Plan.

    Assuming the effectiveness of, and the requirement for payments to all persons covered under, the Company Severance Plan on the date of this Joint Proxy Statement/Prospectus, the aggregate amount which would be paid to such persons would not exceed $5,970,000. If the five officers covered by both the Iowa-Illinois severance plan and the Company Severance Plan all elect to be covered by the Iowa-Illinois severance plan and not the Company Severance Plan, the aggregate amount payable under the Company Severance Plan would be reduced to an amount not in excess of $2,970,000.

EMPLOYEE PLANS, SEVERANCE ARRANGEMENTS AND AGREEMENTS

    IOWA-ILLINOIS SEVERANCE PLAN IN THE EVENT OF A CHANGE IN CONTROL. Under the Iowa-Illinois severance plan, ten named officers ("Designated Officers") are entitled to receive Severance Benefits (as hereinafter defined), if a Qualifying Termination (as hereinafter defined) occurs within 24 full calendar months after a Change in Control (as hereinafter defined).

    A "Change in Control" means either (i) the closing date of the restructuring of Iowa-Illinois as a result of a merger, consolidation, takeover or reorganization unless at least 60% of the members of the board of directors of the corporation resulting from such merger, consolidation, takeover or reorganization were members of the incumbent Iowa-Illinois Board; or (ii) the occurrence of any other event that is designated as being a "Change in Control" by a majority vote of the incumbent Iowa-Illinois Board who are not also employees of Iowa-Illinois. The Merger will constitute a Change in Control within the meaning of the Iowa-Illinois severance plan.

    A "Qualifying Termination" occurs when a Designated Officer's employment with Iowa-Illinois, or any of its subsidiaries, or the corporation which results from such Change in Control, is terminated either (a) involuntarily for any reason; or (b) voluntarily, provided that the Designated Officer shall have furnished six full months prior written notice of the intent to voluntarily terminate employment to the President of such corporation.

    "Severance Benefits" include (i) an amount equal to two times the Designated Officer's highest Total Cash Compensation (defined as annual salary and bonus), to be paid in a lump sum on the

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
effective date of the his/her Qualifying Termination; and (ii) the Designated Officer's accrued vacation pay through the effective date of Qualifying Termination of such Designated Officer, to be paid in a lump sum on the effective date of such Qualifying Termination; and (iii) a continuation of the welfare benefits of health insurance, disability insurance, and group term life insurance for 24 full calendar months after the effective date of the Designated Officer's Qualifying Termination, at the same premium cost and at the same coverage level as in effect on such effective date; and (iv) standard outplacement services from a nationally recognized firm of the Designated Officer's selection for a period up to 24 full calendar months after the effective date of the Designated Officer's Qualifying Termination or until such Designated Officer obtains subsequent employment, whichever period is less. The cost of such services shall not exceed 20% of the Designated Officer's Total Cash Compensation.

    In addition, Designated Officers are eligible to receive a cash "gross-up" payment equal to any federal excise tax, if any, due on the total severance package.

    Officers of Iowa-Illinois must elect between payment under the Iowa-Illinois severance plan or the Company Severance Plan in the event of a termination of employment. Assuming the effectiveness of and the requirements for payments to all persons covered under the Iowa-Illinois severance plan on the date of this Joint Proxy Statement/Prospectus, the aggregate amount which would be paid to such persons would not exceed $5,500,000. If the five officers eligible to receive severance benefits under both the Company Severance Plan and the Iowa-Illinois severance plan elect to be covered by the Company Severance Plan and not the Iowa-Illinois severance plan, the aggregate amount payable under the Iowa-Illinois severance plan would be reduced to an amount not in excess of $2,500,000.

    IOWA-ILLINOIS SUPPLEMENTAL RETIREMENT PLAN FOR DESIGNATED OFFICERS. Under the Iowa-Illinois Supplemental Retirement Plan (the "SRP"), currently eleven Iowa-Illinois officers designated by the Iowa-Illinois Board (the "Designated Officers") are eligible to receive a Normal Retirement Supplemental Benefit or an Early Retirement Supplemental Benefit upon retiring from Iowa-Illinois. A Normal Retirement Total Benefit means the annual benefit provided under the SRP upon a termination of services on or following a participant's normal retirement date, in the amount of 65% of such participant's highest rate of annual total cash compensation in effect at any time during the three years immediately prior to such Termination of Services. A Normal Retirement Supplemental Benefit means the Normal Retirement Total Benefit reduced by the sum of (i) the annual benefits provided to such participant under the Iowa-Illinois (tax qualified) pension plan; and (ii) tax qualified and non tax-qualified pension type retirement plan benefits payable to such participant by other employers of such participant, after converting such benefits to an actuarially equivalent amount as provided in the Iowa-Illinois (tax qualified) pension plan.

    An Early Retirement Supplemental Benefit means (i) for each participant who has made an effective transitional election, a Normal Retirement Supplemental Benefit reduced at the rate of 4% for each full year that, on the effective date of termination of services, such participant's age is less than 65 years, with such rate of reduction extending down to age 55, (with no benefit available to any participant whose termination of services occurs prior to attaining age 55 years); (ii) for a participant who has not made an effective transitional election, a pro rata portion of a Normal Retirement Supplemental Benefit, based on the ratio of (a) the participant's years of service (to the full day) as a Designated Officer on the effective day of the termination of services (but excluding all years of service as a Designated Officer prior to the participant reaching the age of 45) to (b) the number of years (to the full day) from the day the participant became a Designated Officer (but excluding all years of service as a Designated Officer prior to the participant reaching the age of 45) to the day the participant would have otherwise reached his or her normal retirement.

    Upon a Qualifying Termination following a Change in Control (as defined above under " -- Iowa-Illinois Severance Plan In The Event Of A Change In Control") the Early Retirement Supplemental Benefit is enhanced under part (i) by lowering the 65 years to 63 years and under parts (i) and (ii) by establishing a minimum benefit of 30% of a Normal Retirement Supplemental Benefit. The Merger will constitute a Change in Control within the meaning of the SRP.

    Assuming the effectiveness of and the requirements for payments to all persons covered under the SRP on the date of this Joint Proxy Statement/Prospectus, the aggregate amount which would be paid to such persons less the amount which would be paid absent the Merger would not exceed $2,000,000.

    IOWA-ILLINOIS KEY EMPLOYEE SUSTAINED PERFORMANCE PLAN (THE "SPP"). Under the SPP, participants designated by the Iowa-Illinois Board are eligible to receive long term incentive awards in the form of cash and stock based on the achievement of certain long term goals established by the Iowa-Illinois Board on an annual basis. Upon a Qualifying Termination following a Change in Control (as defined above under "-- Iowa-Illinois Severance Plan In The Event Of A Change In Control"), the then dollar value of a participant's SPP account will become immediately vested and will then be paid out in cash to such participant. SPP accounts are amounts awarded in prior years plus any value change determined by the Iowa-Illinois Board between the award and the payout. The Merger will constitute a Change in Control within the meaning of the SPP. There are currently seven participants in the SPP with an aggregate account balance of $265,230.

    Assuming the effectiveness of, and the requirements for payments to all persons covered under the SPP on the date of this Joint Proxy Statement/Prospectus, the aggregate increase in costs due to the acceleration of payments described above taking into account the time value of money, would not exceed $50,000.

    IOWA-ILLINOIS COMPENSATION DEFERRAL PLAN FOR DESIGNATED OFFICERS. Under the Iowa-Illinois Deferral Plan for Designated Officers (the "Deferral Plan"), participants designated by the Iowa-Illinois Board are eligible to receive a Normal Retirement Benefit in an amount determined by the Iowa-Illinois Board prior to the beginning of each plan year, payable as described herein upon a participant's normal retirement date, based upon: (i) the amount of total cash compensation deferred by such participant in such plan year; (ii) the age of such participant at the time of making each deferral; and (iii) the rate of return pertaining to each deferral as established by the Iowa-Illinois Board for each plan year in which a deferral is made.

    A participant is also eligible to receive an "Early Retirement Benefit" which is either: (i) for deferrals made by such participant prior to January 1, 1994, the Normal Retirement Benefit of such participant reduced by a cumulative percentage, based upon the actual age of such participant on the effective date of termination of services with Iowa-Illinois, as follows:

                            PERCENTAGE
  AGE OF PARTICIPANT         REDUCTION
         UPON              FOR EACH YEAR
    TERMINATION OF        PRIOR TO NORMAL
       SERVICES          RETIREMENT AGE 65
- - - - - - ----------------------  -------------------

        65 or more               0%
          55 to 65               4%

The cumulative percentage reduction is such that a termination of services at age 55 would result in a 40% reduction in the Normal Retirement Benefit (i.e., 10 years at 4%); or (ii) for deferrals made by a participant after December 31, 1993, the Normal Retirement Benefit of such participant reduced by a cumulative percentage, based upon the actual age of such participant on the effective date of termination of services with Iowa-Illinois, as follows:

                            PERCENTAGE
  AGE OF PARTICIPANT         REDUCTION
         UPON              FOR EACH YEAR
    TERMINATION OF        PRIOR TO NORMAL
       SERVICES          RETIREMENT AGE 65
- - - - - - ----------------------  -------------------

        65 or more               0%
          62 to 65               4%
          50 to 62               6%

The reduction is cumulative such that a termination of services at age 55 would result in a 54% reduction in the Normal Retirement Benefit (i.e., three years at 4%, plus seven years at 6%).

    Upon a Qualifying Termination following a Change in Control (as defined above under " -- Iowa-Illinois Severance Plan In The Event Of A Change In Control"), a participant's Early Retirement Benefit will be computed as of the effective date of his or her Qualifying Termination as though such participant were age 55 at such time, or his or her actual age if greater. There are currently 11 participants in the Deferral Plan with deferrals totalling $674,758.

    Assuming the effectiveness of, and the requirements for payments to all persons covered under the Deferral Plan on the date each participant reaches age 55, the aggregate amount which would be paid to such persons less the amount which would be paid absent the Merger would not exceed $2,000,000.

    IOWA-ILLINOIS COMPENSATION DEFERRAL PLAN FOR KEY EMPLOYEES. This plan requires the establishment of a Rabbi Trust which becomes irrevocable upon a Change in Control (as defined above under "-- Iowa-Illinois Severance Plan in The Event Of A Change In Control").

    IOWA-ILLINOIS BOARD OF DIRECTORS' COMPENSATION DEFERRAL PLAN. This plan requires the establishment of a Rabbi Trust which becomes irrevocable upon a Change in Control (as defined above under "-- Iowa-Illinois Severance Plan in The Event Of A Change In Control").

    RABBI TRUST ESTABLISHMENT REQUIRED BY IOWA-ILLINOIS PLANS. Iowa-Illinois has established a revocable Rabbi Trust for the benefit of the participants, both active and retired, of the SRP, the Deferral Plan, the Board of Directors' Compensation Deferral Plan and the Compensation Deferral Plan For Key Employees. The Rabbi Trust has an independent trustee, selected by the Iowa-Illinois Board, and it contains restrictions on Iowa-Illinois' ability to amend or terminate any of the terms thereof after the Rabbi Trust becomes irrevocable as provided below.

    All assets held in the Rabbi Trust (while revocable or irrevocable) are at all times specifically subject to the claims of Iowa-Illinois' general creditors in the event of bankruptcy or insolvency; such terms are specifically defined within the provisions of the Rabbi Trust, along with a required procedure for notifying the trustee of any such bankruptcy or insolvency.

    The instrument establishing the Rabbi Trust provides that the Rabbi Trust is revocable until the occurrence of either (i) a Change in Control (as defined above under "-- Iowa-Illinois Severance Plan In The Event Of A Change In Control") or (ii) a majority vote by the Iowa-Illinois Board to make the Rabbi Trust irrevocable.

    Iowa-Illinois is primarily obligated to pay all benefits of participants under the plans, whether the Rabbi Trust is revocable or irrevocable at the time. In the event Iowa-Illinois fails to fulfill any such obligation thereunder in a timely manner, the trustee shall be empowered, under the terms of the Rabbi Trust, to pay past due benefits directly from the Trust.

    RESOURCES  PLANS,  ARRANGEMENTS AND  AGREEMENTS.   The  consummation  of the
Merger will not create or accelerate any benefits under any of Resources' plans, arrangements or agreements.

COMPANY BENEFIT PLANS

    Following the Effective Time, the Company and its subsidiaries will honor all prior contracts, agreements, collective bargaining agreements and commitments with current or former employees or current or former directors of Resources, Midwest Power, Iowa-Illinois and their respective subsidiaries, in accordance with the respective terms of such contracts, agreements and commitments, subject to the Company's ability to exercise any reserved right to amend, modify, suspend, revoke or terminate which is contained therein. The Company will replace benefit plans of Resources, Midwest Power, Iowa-Illinois and their respective subsidiaries as required by law or otherwise adopt new benefit plans as appropriate.

    The Employment Agreements with Messrs. Christiansen and Bright provide that each will be eligible to receive appropriate management bonuses, long-term incentive awards and other compensation elements through benefit plans not less in the aggregate than those in effect at Resources,

Midwest Power and Iowa-Illinois as of the Effective Time. Although no decision has yet been finalized, it is expected that the Company will adopt replacement plans, as applicable, for deferred compensation, supplemental retirement, and incentive compensation for certain officers, including Messrs. Christiansen and Bright.

COMPANY STOCK PLANS

    At the Effective Time the Resources Dividend Reinvestment and Common Stock Purchase Plan, the Resources Employee Stock Purchase Plan, the Midwest Power 401(k) Plan for Salaried Employees, the Midwest Power 401(k) Plan for Bargaining Employees, the Iowa-Illinois 401(k) Plan, the Iowa-Illinois Employee Stock Purchase Plan and the Iowa-Illinois Dividend Reinvestment and Share Purchase will be terminated, replaced or amended to provide for the issuance and sale of Company Common Stock in place of Resources Common Stock and Iowa-Illinois Common Stock, as the case may be, under such plans.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    Each of the mergers which constitute a part of the Merger is structured to qualify as a tax-free reorganization under the Code. A condition precedent to consummation of the Merger is the receipt of opinions of counsel by Resources and Iowa-Illinois substantially to the effect that the Merger will be treated as a reorganization under Section 368(a) of the Code. Such opinions will be based on certain assumptions regarding future events and subject to certain qualifications. Assuming the Merger so qualifies, then for federal income tax purposes (i) no gain or loss will be recognized by Resources, Midwest Power, Iowa-Illinois or the Company as a result of the Merger, (ii) holders of Resources Common Stock and Iowa-Illinois Common Stock whose shares are converted into Company Common Stock and the holders of shares of a series of Midwest Power Preferred Stock and Iowa-Illinois Preference Stock whose shares are converted into a similarly designated series of Company Preferred Stock in the Merger will recognize no gain or loss as a result of the conversion (except, with respect to holders of Iowa-Illinois Common Stock, who will recognize gain or loss to the extent that they receive cash in lieu of fractional shares and, with respect to Resources Dissenters, Midwest Power Dissenters and Iowa-Illinois Dissenters, who will recognize gain or loss based on the deemed "fair value" and the basis of their shares), (iii) the holding period and basis applicable to the shares of Company capital stock received in the Merger will be the same as the holding period and basis attributable to the shares of Resources, Midwest Power or Iowa-Illinois capital stock, as the case may be, that were converted into Company capital stock in the Merger (reduced by any amount allocable to a fractional share interest in Company Common Stock for which cash is received), assuming that such capital stock so converted was held as a capital asset. A holder of shares of Iowa-Illinois Common Stock who receives cash in lieu of a fractional share interest in Company Common Stock will recognize gain or loss measured by the difference between the amount of cash received and the amount of such holder's basis allocated to the fractional share interest. To the extent that a Resources Dissenter, Midwest Power Dissenter or Iowa-Illinois Dissenter, or a holder of Iowa-Illinois Common Stock who receives cash in lieu of a fractional share, recognizes a gain, such gain will be taxed either as a dividend or as a capital gain. The Internal Revenue Service has published a ruling holding that, in the case of a minority shareholder whose relative stock interest in the surviving corporation is minimal, who exercises no control over the surviving corporation's affairs, and whose relative ownership interest in the surviving corporation has been reduced by a minimal amount as a result of the receipt of cash in lieu of fractional shares, any gain or loss such shareholder recognizes will be a capital gain or loss. If a Resources Dissenter, Midwest Power Dissenter or Iowa-Illinois Dissenter, or a holder of Iowa-Illinois Common Stock who receives cash in lieu of a fractional share, has held his or her shares of Resources Common Stock, Midwest Power Preferred Stock or Iowa-Illinois capital stock, as the case may be, as a capital asset, any capital gain or loss recognized will be long-term if such shares were held for more than one year at the Effective Time.

    THE DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. IT DOES NOT ADDRESS THE STATE, LOCAL OR FOREIGN TAX ASPECTS OF THE MERGER. THE DISCUSSION IS BASED ON CURRENTLY EXISTING PROVISIONS OF THE

CODE, EXISTING AND PROPOSED TREASURY REGULATIONS THEREUNDER AND CURRENT ADMINISTRATIVE RULINGS AND COURT DECISIONS. ALL OF THE FOREGOING ARE SUBJECT TO CHANGE AND ANY SUCH CHANGE COULD AFFECT THE CONTINUING VALIDITY OF THE DISCUSSION. EACH RESOURCES, MIDWEST POWER AND IOWA-ILLINOIS SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO HIM OR HER, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.

ACCOUNTING TREATMENT

    The Merger is designed to qualify as a "pooling of interests" for accounting and financial reporting purposes. Under this method of accounting, the recorded assets and liabilities of Resources, Midwest Power and Iowa-Illinois will be carried forward to the consolidated financial statements of the Company at their recorded amounts; income of the Company will include income of Resources, Midwest Power and Iowa-Illinois for the entire fiscal year in which the Merger occurs; and the reported income of the separate corporations for prior periods will be combined and restated as income of the Company. The receipt by Resources of a letter from Arthur Andersen LLP, independent public accountants for Resources, and by Iowa-Illinois of a letter from Deloitte & Touche LLP, independent auditors for Iowa-Illinois, in each case stating that the Merger will qualify as a pooling of interests transaction under GAAP and applicable SEC regulations, is a condition precedent to consummation of the Merger.
Representatives of Arthur Andersen LLP are expected to be present at the Resources Meeting and the Midwest Power Meeting and representatives of Deloitte & Touche LLP are expected to be present at the Iowa-Illinois Meeting, and will be available to respond to questions. See "The Merger Agreement -- Conditions to the Merger" and "Pro Forma Consolidated Financial Information (unaudited)."

STOCK EXCHANGE LISTING OF COMPANY CAPITAL STOCK

    The Company will apply for the listing of Company Common Stock and Company Preferred Stock, $1.7375 Series, on the NYSE. Approval of the listing on the NYSE of the shares of Company Common Stock and Company Preferred Stock, $1.7375 Series, issuable in the Merger, upon official notice of issuance, is a condition precedent to the consummation of the Merger. So long as Resources, Midwest Power and Iowa-Illinois continue to meet the requirements of the NYSE, Resources Common Stock, Midwest Power Preferred Stock, $1.7375 Series and Iowa-Illinois Common Stock, respectively, will continue to be listed on the NYSE until the Effective Time. Also, so long as Iowa-Illinois continues to meet the requirements of the Chicago Stock Exchange, which lists Iowa-Illinois Common Stock, Iowa-Illinois Common Stock will continue to be listed on the Chicago Stock Exchange until the Effective Time.

FEDERAL SECURITIES LAW CONSEQUENCES

    All shares of Company Common Stock and Company Preferred Stock received by Resources, Midwest Power and Iowa-Illinois shareholders in the Merger will be freely transferable, except that shares of Company capital stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of Resources or Iowa-Illinois prior to the Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144 in the case of such persons who become affiliates of the Company upon consummation of the Merger) or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of Resources, Iowa-Illinois or the Company generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal shareholders of such party. The Merger Agreement requires each of Resources and Iowa-Illinois to use its best efforts to cause each of its affiliates to execute a written agreement to the effect that such affiliate will not offer or sell or otherwise dispose of any of the shares of Company Common Stock issued to such affiliate in or pursuant to the Merger in violation of the Securities Act or the rules and regulations promulgated by the SEC thereunder.

DISSENTERS' RIGHTS

    IOWA-ILLINOIS SHAREHOLDERS. Sections 11.65 and 11.70 of the Illinois Act are set forth in Annex V and provide that the holders of Iowa-Illinois Common Stock and Iowa-Illinois Preference Stock entitled to vote at the Iowa-Illinois Meeting have the right to dissent from consummation of the Merger and obtain the "fair value" of their shares if the Merger is effected.

    In order to perfect such dissenters' rights, a shareholder must: (i) deliver to Keith M. Giger, Secretary and Treasurer of Iowa-Illinois, P.O. Box 4350, Davenport, Iowa 52808, prior to the taking of the vote of the shareholders upon the approval of the Merger Agreement, a written demand for payment for his or her shares if the Merger is consummated; and (ii) not vote his or her shares in favor of the approval of the Merger Agreement.

    Within 10 days after the Merger becomes effective or 30 days after delivery of the written demand for payment, whichever is later, the Company will advise each shareholder who perfects his or her right to dissent of the opinion of the Company as to the estimated fair value of the shareholder's shares. "Fair value" with respect to a dissenter's shares means the value of such shares immediately before the consummation of the Merger, excluding any appreciation or depreciation in anticipation of the Merger, unless such exclusion would be inequitable. At such time, the Company must elect to (i) make a commitment to purchase such shares at such estimated fair value or (ii) instruct such dissenting shareholder to sell his or her shares within 10 days thereafter. The Company may instruct the shareholder to sell shares only if there is a public market on which such shares may be readily sold. Such a market may or may not exist for Iowa-Illinois Common Stock (which will have been converted into the right to receive 1.47 shares of Company Common Stock at the Effective Time) because, although Company Common Stock will be listed on the NYSE immediately following the Merger, the number of shares of Company Common Stock receivable upon conversion will, in all likelihood, include a fractional interest in Company Common Stock, for which no public market will exist. Such a public market may or may not then exist for Company Preferred Stock into which Iowa-Illinois Preference Stock will have been converted. See "Midwest Power and Iowa-Illinois Preference Stock Transactions." If the Company elects to direct the dissenting shareholder to sell his or her shares and the shareholder does not sell them within such 10-day period, the shareholder shall be deemed to have sold such shares which are listed on a national exchange, at the average closing price of such stock on such exchange during such 10-day period, or to have sold his or her shares at the average of the bid and asked price for such shares quoted by a principal market maker, if any, during such 10-day period, as the case may be.

    A shareholder who perfects his or her right to dissent retains all rights of a shareholder until the Merger is consummated, at which time the Company will pay to each dissenter, if the Company has not instructed the dissenting shareholders to sell their shares in a public market, the amount the Company estimates to be the fair value of such dissenter's shares, plus interest from the date the Merger was consummated until the date of payment, upon receipt by the Company of the certificates representing such shares. The Company will include with such payment a written explanation of the manner by which the interest was calculated.

    If the shareholder does not agree with the Company estimated fair value or amount of interest, the shareholder must notify the Company in writing, within 30 days after delivery of the Company statement of fair value, of the shareholder's estimated fair value of such shares and amount of interest, and demand payment of the difference between the shareholder's estimate and (i) the amount paid by the Company or (ii) the proceeds (or the amount deemed to be proceeds) of the sale by the shareholder, whichever is applicable because of the option selected by the Company, as described above. If, within 60 days after delivery to the Company of the shareholder's notification of estimated fair value and amount of interest, the Company and the shareholder have not agreed in writing on the fair value of the shares or amount of interest, the Company will either pay to the shareholder the difference between the respective estimated values or file a petition in the Circuit Court of Rock Island County, Illinois, requesting the Court to determine the fair value of the shares and amount of interest. If the Court determines that the fair value of the shares plus interest exceeds the amount paid by the

Company or the proceeds of the sale of shares, as the case may be, the dissenting shareholder shall be entitled to judgment for the amount of the excess. The Court may also assess the cost of the proceeding against either the Company or one or more dissenting shareholders, upon making certain findings.

    In connection with the Merger, the Company intends to reserve the right to elect, with respect to Common Stock and any Company Preferred Stock for which there is a public market, (i) to offer to pay to dissenting shareholders the original Company estimate of the fair value of such shares and to pay any additional amount agreed upon by the Company and the shareholder or ordered by the Court to be paid by the Company to the shareholder as provided in the Illinois Act, or (ii) to direct a dissenting shareholder to sell his or her shares for which there is a public market and to pay only that amount, if any, in excess of the proceeds of such sale (or the amount or proceeds deemed to have been received) as may be agreed upon by the Company and the shareholder or ordered by the Court to be paid by the Company to the shareholder as provided in the Illinois Act. With respect to any shares of Iowa-Illinois Common Stock which have been converted into the right to receive 1.47 shares of Company Common Stock or Iowa-Illinois Preference Stock which has been converted into Company Preferred Stock for which there is no public market, the Company does not have the option described in clause (ii) of the preceding sentence and it will pay to dissenting holders of such shares the fair value of such shares determined as described herein.

    In perfecting  a shareholder's  right  to dissent,  neither a  vote  against approval of the Merger Agreement nor a proxy directing such a vote will be deemed to satisfy the requirement that a written demand for payment be delivered to Iowa-Illinois prior to the taking of the vote thereon. However, a shareholder who has delivered such written demand before the taking of the vote thereon will not be deemed to have waived his or her right to dissent either by failing to vote against approval of the Merger Agreement or by failing to furnish a proxy directing such vote. In the absence of specific direction, the shares represented  by  signed  proxies  will  be  voted  for  approval  of  the Merger
Agreement.

    RESOURCES AND MIDWEST POWER SHAREHOLDERS. The Iowa Act provides dissenters' rights for shareholders who object to the Merger and meet the requisite statutory requirements contained in Sections 1301 through 1331 of the Iowa Act. Under the Iowa Act, if the Merger Agreement is approved by the shareholders of Resources and Midwest Power at their respective Meetings and the Merger is consummated, any shareholder of either company who wishes to assert dissenters' rights must do all of the following: (i) deliver to the respective company before the vote is taken written notice of the shareholder's intent to demand payment for the shareholder's shares of stock, (ii) not vote such shares of stock in favor of the approval of the Merger Agreement, and (iii) upon the receipt of a dissenters' notice from Resources or Midwest Power, demand payment, certify whether the shareholder acquired beneficial ownership of such shares of stock before the date set forth in the dissenters' notice and deposit the certificate or certificates representing such shares of stock in accordance with the terms of the notice. Upon receipt of a payment demand as set forth above, or at the Effective Time, the Company will pay to such shareholder the amount the Company estimates to be the "fair value" of such shares of capital stock as of the time immediately prior to the consummation of the Merger, excluding any appreciation or depreciation in anticipation of the Merger, unless exclusion would be inequitable, plus accrued interest. A shareholder who does not satisfy each of the aforementioned requirements is not entitled to payment for such shareholder's shares of capital stock under the dissenters' rights provisions of the Iowa Act and will be bound by the terms of the Merger.

    A shareholder may dissent as to less than all of the shares of capital stock registered in the name of such shareholder only if such shareholder dissents with respect to all shares beneficially owned by any one person and notifies Resources or Midwest Power, as the case may be, in writing of the name and address of each person on whose behalf such shareholder asserts dissenters' rights. The rights of a partial dissenter are determined as if the shares of capital stock as to which the shareholder dissents and such shareholder's other shares of capital stock were registered in the names of different shareholders. A beneficial shareholder may assert dissenters' rights as to shares held on such shareholder's behalf only if such shareholder (i) submits to Resources or Midwest Power, as the case may be, the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights and (ii) asserts dissenters' rights with respect to all shares of capital stock of which the shareholder is the beneficial shareholder or over which such beneficial shareholder has the power to direct the vote.

    Set forth below is a summary of the procedures relating to the exercise of dissenters' rights under the Iowa Act. The following summary does not purport to be a complete statement of the provisions of Sections 1301 through 1331 of the Iowa Act and is qualified in its entirety by reference to Annex VI hereto and to any amendments to such sections as may be adopted after the date of this Joint Proxy Statement/Prospectus.

    The Iowa Act requires that a shareholder who wishes to assert dissenters' rights (i) deliver to Resources or Midwest Power, as the case may be, before the vote is taken, written notice of the shareholder's intent to demand payment for shares of common stock if the Merger is consummated and (ii) not vote such shares of capital stock in favor of the Merger. Any such notice by shareholders of Resources must be received by Resources at 666 Grand Avenue, P.O. Box 9244, Des Moines, Iowa 50306-9244, Attention: Vice President and Secretary, and any such notice by shareholders of Midwest Power must be received by Midwest Power at 666 Grand Avenue, P.O. Box 9244, Des Moines, Iowa 50306-9244, Attention: Vice President and Secretary, prior to such vote. The submission by a shareholder of a blank proxy card or one voted in favor of the Merger (if not revoked) will count as a vote in favor of the Merger and will serve to waive dissenters' rights. However, failure to return a proxy or to vote against or abstain from voting will not serve to waive such rights.

    Within ten days after the date on which the Merger Agreement is approved by their shareholders, Resources and Midwest Power must deliver a written dissenters' notice to all of their respective shareholders that have given a written notice and not voted in favor of the Merger in accordance with the preceding paragraph. The dissenters' notice will (i) state where the payment demand must be sent and where and when certificates for shares of capital stock must be deposited, (ii) supply a form for demanding payment that includes the date of the first announcement to the news media or to shareholders of the terms of the proposed Merger and which requires that the shareholder asserting dissenters' rights certify whether or not such shareholder acquired beneficial ownership of the shares before such date, (iii) set a date by which Resources or Midwest Power, must receive the payment demand, which date will be not less than 30 nor more than 60 days from the date such dissenters' notice is delivered, and
(iv) be accompanied by the relevant sections of the Iowa Act. A shareholder sent a dissenters' notice as described above and wishing to assert dissenters' rights must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date set forth in the dissenters' notice and deposit the certificate representing the shares in accordance with the terms of the notice.

    Upon receipt of the payment demand, or at the Effective Time, the Company must pay each dissenting shareholder that has complied with the provisions of the Iowa Act the amount estimated to be the fair value of the dissenter's shares, plus accrued interest from the Effective Time to the date of payment at the average rate paid by the Company on its bank loans or, if none, at a rate that is fair and equitable under all the circumstances, such payment must be accompanied by certain financial data relating to the Company and other specified information as required by the Iowa Act. If the proposed Merger is not effected within 60 days after the date set for demanding payment and depositing capital share certificates, Resources or Midwest Power, as the case may be, will return the deposited certificates and, if the Merger is subsequently effected, the Company will deliver a new dissenters' notice and repeat the payment demand procedure. The Company may elect to withhold payment from a dissenting shareholder unless the dissenting shareholder was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement of the terms of the proposed Merger. If the Company so elects to withhold payment, it must, after the Effective Time, estimate the fair value of the shares, plus accrued interest at the rate described above, and pay such amount and provide certain other specified information as set forth in the Iowa Act, to each such dissenting shareholder who agrees to accept it in full satisfaction of the dissenter's demand.

    If (i) the dissenter believes that the amount offered or paid is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated, (ii) the Company fails to make payment within 60 days after the date set for demanding payment, or (iii) Resources or Midwest Power, as the case may be, having failed to effect the Merger, does not return the deposited certificates within 60 days after the date set for demanding payment, dissenters may, within 30 days after the payment was made or offered, notify the Company, Resources or Midwest Power, as the case may be, in writing of the dissenting shareholder's own estimate of the fair value of the shares and the amount of interest due, and demand payment of the fair value of such shares and interest so calculated less payments received by such dissenting shareholder, if any. A dissenter waives the right to demand payment as described in this paragraph unless the dissenter notifies the Company of the dissenter's demand within 30 days after the Company made or offered payment for the dissenter's shares. If the demand of a Resources Dissenter or Midwest Power Dissenter for payment remains unsettled, the Company must (i) commence a proceeding in the Iowa District Court for Polk County in Des Moines, Iowa, within 60 days after receiving the payment demand to determine the fair value of the shares and accrued interest or (ii) pay to each such dissenter the amount demanded. The costs of a proceeding, including the reasonable compensation and expenses of appraisers appointed by the Court, will generally be assessed against the Company. The court may, however, assess such court costs, including the fees and expenses of counsel and experts, against a dissenter that is found by the court to have acted arbitrarily, vexatiously or not in good faith in demanding payment.

                               REGULATORY MATTERS

    Set forth below is a summary of the regulatory requirements affecting the Merger.

ANTITRUST CONSIDERATIONS

    The HSR Act and the rules and regulations thereunder provide that certain transactions (including the Merger) may not be consummated until certain information has been submitted to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") and specified HSR Act waiting period requirements have been satisfied. Resources and Iowa-Illinois will provide their respective Premerger Notifications pursuant to the HSR Act. The expiration or earlier termination of the HSR Act waiting period would not preclude the Antitrust Division or the FTC from challenging the Merger on antitrust grounds. Neither Iowa-Illinois nor Resources believes that the Merger will violate Federal antitrust laws. If the Merger is not consummated within 12 months after the expiration or earlier termination of the initial HSR Act waiting period, Resources and Iowa-Illinois would be required to submit new information to the Antitrust Division and the FTC, and a new HSR Act waiting period would have to expire or be earlier terminated before the Merger could be consummated.

FEDERAL POWER ACT

    Section 203 of the Federal Power Act provides that no public utility shall sell or otherwise dispose of its jurisdictional facilities or directly or indirectly merge or consolidate such facilities with those of any other person or acquire any security of any other public utility without first having obtained authorization from the FERC. The approval of the FERC is required in order to consummate the Merger. Under Section 203 of the Federal Power Act, the FERC will approve a merger if it finds the merger to be "consistent with the public interest." As promptly as practicable, the Company, Resources, Midwest Power and Iowa-Illinois will file a combined application with the FERC requesting that the FERC approve the Merger under Section 203 of the Federal Power Act.

IOWA PUBLIC UTILITY REGULATION


    Iowa law provides that a merger or consolidation of the whole or any substantial part of a public utility's assets shall not take place if the IUB disapproves. On October 28, 1994, the Company, Iowa-Illinois, and Midwest Power filed an application with the IUB for its order permitting the Merger to occur. Iowa law provides that the application will be deemed to have been approved unless the IUB disapproves the Merger within 90 days after the filing of the application, and that the IUB cannot disapprove the Merger without providing for a notice and opportunity for hearing.

ILLINOIS PUBLIC UTILITY REGULATION


    Illinois law requires approval by the ICC of the Merger and certain associated transactions such as the location of business records outside the State of Illinois, the issuance of securities, and the existence or creation of affiliated interests, all subject to certain rules and exceptions. On October 28, 1994, the Company and Iowa-Illinois filed an application with the ICC seeking its approval that the Merger is in the public interest. Illinois law does not set forth a specific time period within which the ICC must act on the application.


NUCLEAR REGULATORY COMMISSION REGULATION

    Iowa-Illinois is a 25% owner of Quad-Cities Nuclear Generating Station Units 1 and 2. The remaining interests in the two units are owned by the operator of the Station, Commonwealth Edison Company. As an owner, Iowa-Illinois has a license from the NRC for the two generating units. The Merger may constitute a transfer of control of Iowa-Illinois' ownership interest, which would require approval by the NRC as an amendment to the facility operating license. Iowa-Illinois will, as promptly as practicable, file an application for NRC approval to the full extent required for the transfer of its interest in the license to the Company.

OTHER REGULATORY MATTERS

    Resources, Midwest Power and Iowa-Illinois do not believe that any other regulatory approvals are required in connection with the Merger.

    Resources, Midwest Power, Iowa-Illinois and the Company have agreed in the Merger Agreement to use all commercially reasonable efforts to obtain all regulatory approvals required for the Merger, but there can be no assurance as to when or if such approvals will be obtained or that such approvals will be obtained on terms or conditions that will not have a material adverse effect on the business, operations, properties, assets, condition, prospects or results of the Company following the Merger.

                              THE MERGER AGREEMENT

    The following is a brief summary of the material provisions of the Merger Agreement, which is attached as Annex I and is incorporated herein by reference. Such summary is qualified in its entirety by reference to the Merger Agreement.

THE MERGER

    The Merger Agreement provides that, following the approval of the Merger Agreement by the shareholders of Resources, Midwest Power and Iowa-Illinois, and the satisfaction or waiver of the other conditions to the Merger, including obtaining the requisite statutory approvals, Resources, Midwest Power and Iowa-Illinois will be merged with and into the Company.

    If the Merger Agreement is approved by the shareholders of Resources, Midwest Power and Iowa-Illinois, and the other conditions to the Merger are satisfied or waived, the Merger will become effective after the filing of Articles of Merger with the Secretary of State of the States of Iowa and Illinois at such time as is specified in the Articles of Merger.

    CONSUMMATION OF THE MERGER.  At  the Effective Time, pursuant to the  Merger
Agreement:

    - Each issued and outstanding share of Iowa-Illinois Common Stock (other than any shares of Iowa-Illinois Common Stock (i) owned by Iowa-Illinois, by any subsidiary of Iowa-Illinois or by Resources or any subsidiary of Resources, all of which will be cancelled without consideration and will cease to exist, or (ii) held by an Iowa-Illinois Dissenter) will be converted into the right to receive 1.47 shares of Company Common Stock.

    - Each issued and outstanding share of Resources Common Stock (other than any shares of Resources Common Stock (i) owned by Resources, by any subsidiary of Resources or by Iowa-Illinois or any subsidiary of Iowa-Illinois, all of which will be cancelled without consideration and will cease to exist, or (ii) held by a Resources Dissenter), will be converted into and become one share of Company Common Stock.

    - Each issued and outstanding share of a series of Iowa-Illinois Preference Stock (other than any shares of Iowa-Illinois Preference Stock (i) owned by Iowa-Illinois, by any subsidiary of Iowa-Illinois or by Resources or any subsidiary of Resources, all of which will be cancelled without consideration and will cease to exist, or (ii) held by an Iowa-Illinois Dissenter) will be converted into and become one share of Company Preferred Stock of the respective series specified below:

 IOWA-ILLINOIS      COMPANY
  PREFERENCE       PREFERRED
     STOCK           STOCK
- - - - - - ---------------  --------------
 $7.80 Series     $7.80 Series
 $5.25 Series     $5.25 Series

    - Each issued and outstanding share of a series of Midwest Power Preferred Stock (other than any shares of Midwest Power Preferred Stock (i) owned by Resources, by any subsidiary of Resources or by Iowa-Illinois or any subsidiary of Iowa-Illinois, all of which will be cancelled without consideration and will cease to exist, or (ii) held by a Midwest Power Dissenter) will be converted into and become one share of Company Preferred Stock of the respective series specified below:

  MIDWEST POWER         COMPANY
 PREFERRED STOCK    PREFERRED STOCK
- - - - - - -----------------  -----------------
  $3.30 Series       $3.30 Series
  $3.75 Series       $3.75 Series
  $3.90 Series       $3.90 Series
  $4.20 Series       $4.20 Series
  $4.35 Series       $4.35 Series
  $4.40 Series       $4.40 Series
  $4.80 Series       $4.80 Series
 $1.7375 Series     $1.7375 Series

    - All shares of capital stock of the Company issued and outstanding immediately prior to the Merger will be cancelled without consideration and will cease to exist.

    - All  shares  of  Midwest  Power   Common  Stock  issued  and   outstanding
      immediately prior to the Merger will be cancelled without consideration and will cease to exist.

    IOWA-ILLINOIS COMMON STOCK CERTIFICATES. At the Effective Time, each certificate representing shares of Iowa-Illinois Common Stock issued and outstanding prior to the Merger, other than any shares which will not be converted, will represent instead the right to receive the shares of Company Common Stock into which such issued and outstanding shares may be converted. Upon such conversion, all such shares of Iowa-Illinois Common Stock will be cancelled and cease to exist, and each holder of a certificate representing any such shares will cease to have any voting or other rights with respect thereto, except the right to receive certificates representing shares of Company Common Stock upon the surrender of such certificate, without interest. Fractional shares of Company Common Stock will not be issuable in connection with the Merger. Holders of Iowa-Illinois Common Stock otherwise entitled to a fractional share of Company Common Stock will be paid the value of such fractional share in cash, without interest.

    Upon consummation of the Merger, based upon the Iowa-Illinois Conversion Ratio and the Resources Conversion Ratio, the holders of Iowa-Illinois Common Stock and Resources Common Stock would hold approximately 44% and 56%, respectively, of the aggregate number of shares of Company Common Stock that would be outstanding.

    No certificates or scrip representing fractional shares of Company Common Stock will be issued upon the delivery for exchange of certificates of Iowa-Illinois Common Stock, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a holder of Company Common Stock. As promptly as practicable following the Effective Time, the Exchange Agent will determine the excess of (x) the number of full shares of Company Common Stock delivered to the Exchange Agent by the Company for conversion of the Iowa-Illinois Common Stock into Company Common Stock based on the Iowa-Illinois Conversion Ratio over (y) the aggregate number of full shares of Company Common Stock to be distributed to holders of Iowa-Illinois Common Stock (such excess being herein called the "Excess Shares"). As soon after the Effective Time as practicable, the Exchange Agent, as agent for the holders of Iowa-Illinois Common Stock, will execute the sale of the Excess Shares at then prevailing prices on the NYSE through one or more member firms of the NYSE in round lots to the extent practicable. The Company will pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of the Excess Shares. The Exchange Agent will determine the portion of such net proceeds to which each holder of Iowa-Illinois Common Stock shall be entitled, if any, by multiplying the amount of such aggregate net proceeds by a fraction the numerator of which is the amount of the fractional share interest to which such holder of Iowa-Illinois Common Stock is entitled and the denominator of which is the aggregate amount of fractional share interests to which all holders of Iowa-Illinois Common Stock are entitled.

    As soon as possible after the Effective Time, the Exchange Agent will mail transmittal instructions to each holder of record of shares of Iowa-Illinois Common Stock at the Effective Time, advising the shareholder of the procedure for surrendering the Constituent Certificates for certificates representing shares of Company Common Stock. Holders of Constituent Certificates will not be entitled to receive any payment of dividends or other distributions on or payment for any fractional share with respect to their Constituent Certificates until such certificates have been surrendered for certificates representing shares of Company Common Stock. Cash will be paid to holders of Iowa-Illinois Common Stock in lieu of fractional shares of Company Common Stock. Delivery will be effected, and risk of loss and title to the Constituent Certificates will pass, only upon actual delivery of the Constituent Certificates to the Exchange Agent. SHAREHOLDERS OF RESOURCES AND IOWA-ILLINOIS SHOULD NOT SEND IN THEIR RESOURCES OR IOWA-ILLINOIS COMMON STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM.

    After the Effective Time, each certificate evidencing Iowa-Illinois Common Stock (other than those held by Iowa-Illinois Dissenters), until so surrendered and exchanged will, for all purposes, evidence only the right to receive the number of shares of Company Common Stock which the holder of such certificate is entitled to receive and, if applicable, the right to receive any cash payment in lieu of a fractional share of Company Common Stock without interest. The holder of such unexchanged certificate will not be entitled to vote or to receive any dividends or other distributions payable by the Company until the certificate is surrendered at which time such holder shall be entitled to receive all dividends or other distributions accrued and unpaid from the Effective Time until the time of such surrender. Subject to applicable law, such dividends and distributions, together with any cash payment in lieu of a fractional share of Company Common Stock, from the Effective Time, will be paid, without interest.

    RESOURCES COMMON STOCK, MIDWEST POWER PREFERRED STOCK AND IOWA-ILLINOIS PREFERENCE STOCK CERTIFICATES. Holders of Resources Common Stock, Midwest Power Preferred Stock and Iowa-Illinois Preference Stock (other than, in each case, dissenting holders thereof) will automatically become holders of Company Common Stock or Company Preferred Stock, respectively, and their certificates which represent shares of Resources Common Stock, Midwest Power Preferred Stock or Iowa-Illinois Preference Stock, as the case may be, will automatically represent the shares of Company Common Stock or Company Preferred Stock into which such shares were converted in the Merger. After the

Merger, as presently outstanding certificates representing shares of Resources Common Stock, Midwest Power Preferred Stock and Iowa-Illinois Preference Stock are presented for transfer, new stock certificates bearing the name of the Company and representing the appropriate number of shares of Company Common Stock or Company Preferred Stock will be issued.

REPRESENTATIONS AND WARRANTIES

    The Merger Agreement contains customary representations and warranties by each of Resources, Midwest Power and Iowa-Illinois relating to, among other things: (i) their respective organization and qualification, the organization and qualification of their respective subsidiaries and similar corporate matters; (ii) their respective capital structures; (iii) authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters; (iv) regulatory and statutory approvals; (v) compliance with applicable laws and agreements; (vi) reports and financial statements filed with governmental authorities and the accuracy of information contained therein;
(vii) absence of material adverse changes and undisclosed liabilities; (viii) litigation; (ix) the accuracy of information supplied by each of Resources, Midwest Power and Iowa-Illinois for use in the Registration Statement, filed by the Company in connection with the issuance of Company Common Stock and Company Preferred Stock; (x) certain tax matters; (xi) employee matters; (xii) environmental matters; (xiii) the utility regulatory status of Resources and Iowa-Illinois and their respective subsidiaries; (xiv) the Resources, Midwest Power and Iowa-Illinois shareholder vote required to approve the Merger Agreement; (xv) certain accounting matters; (xvi) fairness opinions of Dillon Read and PaineWebber; and (xvii) insurance.

CERTAIN COVENANTS

    Pursuant to the Merger Agreement, Resources and Iowa-Illinois have each agreed that, during the period from the date of the Merger Agreement until the Effective Time or earlier termination of the Merger Agreement, except (i) as permitted under the Merger Agreement, or (ii) as otherwise consented to in writing by the other parties, each will (and each of its subsidiaries will) among other things: (a) carry on its business in the ordinary course substantially as previously conducted and use commercially reasonable efforts to preserve certain arrangements to the end that goodwill and ongoing businesses are not materially impaired at the Effective Time; (b) not declare or pay any dividends on or make other distributions in respect of any of its capital stock, other than to such party or its wholly-owned subsidiaries, dividends on Midwest Power Common Stock held by Resources, dividends required to be paid on any series of Midwest Power Preferred Stock, Iowa-Illinois Preferred Stock and Iowa-Illinois Preference Stock in accordance with the respective terms thereof, and regular quarterly dividends to be paid on Resources Common Stock and Iowa-Illinois Common Stock not to exceed 100% of the average quarterly dividend for the prior four quarterly dividend payments with respect thereto; (c) not effect certain other changes in its capitalization or repurchase or otherwise acquire capital stock, other than in the ordinary course of business, in connection with employee plans or in accordance with the terms of securities outstanding on the date of the Merger Agreement or which are thereafter issued in accordance with the Merger Agreement; (d) not issue capital stock, warrants, rights, options or convertible or similar securities other than (i) the issuance of common stock or stock appreciation or similar rights, as the case may be, pursuant to (x) the Iowa-Illinois Dividend Reinvestment and Share Purchase Plan, Iowa-Illinois Key Employee Sustained Performance Plan or Iowa-Illinois Shareholders Rights Plan, and (y) the Resources Dividend Reinvestment and Stock Purchase Plan, Resources Employee Stock Purchase Plan, Midwest Power 401(k) Plan for Salaried Employees or Midwest Power 401(k) Plan for Bargaining Employees, in each case consistent in kind and amount with past practice and in the ordinary course of business under such plans in accordance with their present terms, (ii) issuances by a wholly-owned subsidiary of its capital stock to its parent, (iii) issuance and reservation of the Iowa-Illinois Common Stock pursuant to the Iowa-Illinois Shareholders Rights Plan, and (iv) issuance and reservation of Resources Common Stock pursuant to any rights plan adopted pursuant to and in accordance with the Merger Agreement; (e) not amend its Articles of Incorporation or By-Laws in any way adverse to the other parties, except as contemplated by the Merger Agreement; (f) not engage in material acquisitions, subject to certain

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exceptions;  (g) not  engage in  any material  dispositions, subject  to certain exceptions; (h) not incur or guarantee any indebtedness, other than (I) short-term and long-term indebtedness and guarantees incurred in the ordinary course of business consistent with past practice (such as refinancings, issuances of commercial paper and use of existing credit facilities) and (II) the issuance of long-term indebtedness, not aggregating more than $60 million in the case of Resources and its subsidiaries, and $60 million in the case of Iowa-Illinois and its subsidiaries, (j) not enter into, adopt or amend (except as required by law), or increase the amount or accelerate the payment or vesting of any benefit or amount payable under, any employee benefit plan or other contract, agreement, commitment, arrangement, plan or policy maintained by, contributed to or entered into by such party or any of its subsidiaries, or increase, or enter into any contract, agreement, commitment or arrangement to increase, in any manner the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights, of
any  director,  officer  or  other  employee  of  such  party  or  any  of   its
subsidiaries, except pursuant to binding legal commitments and except for normal or promotional increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to such party or any of its subsidiaries; (k) not enter into or amend any employment, severance or other similar contract with any director or officer, other than in the ordinary course of business consistent with past practice; (l) not engage in any activity which would cause a change in its status under the Public Utility Holding Company Act of 1935 (the "1935 Act"), or impair the ability of Resources and Iowa-Illinois, respectively, to claim an exemption as of right under Rule 2 of the 1935 Act; (m) not make any changes in their accounting methods other than required by law or in accordance with GAAP; (n) not take any action to prevent the Company from accounting for the Merger as a pooling of interests under GAAP and applicable SEC regulations;
(o) not take any action that would adversely affect the status of the Merger as a reorganization under Section 368 of the Code; (p) cooperate with the other parties and notify the other parties of any significant changes, including by providing copies of any filings with governmental authorities; (q) discuss with the other parties any proposed changes in its rates or charges (other than pass-through fuel and gas rates or charges) or standards of service or accounting; (r) use all commercially reasonable efforts to obtain certain third-party consents to the Merger; (s) not take any action that is likely to result in a material breach of any provision of the Merger Agreement or result in any of its representations and warranties becoming untrue; (t) not take any action that is likely to jeopardize the qualification of the outstanding revenue bonds issued for the benefit of Midwest Power or Iowa-Illinois as tax-exempt industrial revenue bonds; (u) maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for companies engaged in the electric and gas utility industry; (v) maintain in effect all existing permits pursuant to which such party or its subsidiaries operate; and (w) not use any non-public materials relating to the provision of electric or gas utility service by Iowa-Illinois or any of its subsidiaries, on the one hand, or Resources and any of its subsidiaries, on the other hand, in the service territory of the other. In addition, Iowa-Illinois has agreed to purchase or redeem all shares of Iowa-Illinois Preferred Stock such that no such shares will be outstanding at the time of the Iowa-Illinois Meeting.

    The parties will create two special transition management task forces to examine the alternatives regarding the manner in which to best organize and manage the business of the Company after the Effective Time. Nothing contained in the Merger Agreement will prohibit Resources from adopting a rights plan which is not "triggered" by the transactions contemplated by the Merger Agreement, which does not otherwise have a material adverse effect on Iowa-Illinois or Resources and which meets certain other conditions.

NO SOLICITATION OF TRANSACTIONS

    The Merger Agreement provides that the parties thereto and their respective subsidiaries will not, directly or indirectly, authorize or permit any of their respective officers, directors, employees, investment bankers, financial advisors, representatives and agents to (and will use their best efforts to cause such persons not to), initiate, solicit or encourage, or take any other action to facilitate the

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
making of any offer or proposal which constitutes or is reasonably likely to lead to any Takeover Proposal (as defined below), or, in the event of any unsolicited Takeover Proposal, engage in negotiations or provide confidential information or data relating to a Takeover Proposal. Each party will notify the other party orally and in writing of any such inquiries, offers or proposals (including, without limitation, the terms and conditions of any such proposal and the identity of the person making it), within 24 hours of the receipt thereof and will give the other party five days' advance notice of any agreement to be entered into with or any information to be supplied to any person making such inquiry, offer or proposal in accordance with the last sentence of this paragraph. The Merger Agreement requires each party immediately to cease and cause to be terminated all existing discussions and negotiations, if any, with any parties conducted prior to the date of the Merger Agreement with respect to any Takeover Proposal. As used in the Merger Agreement, "Takeover Proposal" means any tender or exchange offer, proposal for a merger, consolidation or other business combination involving a party thereto or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of Resources, Midwest Power or Iowa-Illinois, other than pursuant to transactions contemplated by the Merger Agreement. The Merger Agreement further provides that, notwithstanding anything in the provisions described above to the contrary, unless the Resources Shareholders' Approval, the Midwest Power Shareholders' Approval and the Iowa-Illinois Shareholders' Approval have all been obtained, any party may, to the extent required by the fiduciary duties of the Board of Directors of such party under applicable law (as determined in good faith by the Board of Directors of such party based on the advice of outside counsel), participate in discussions or negotiations with, furnish information to, and afford access to the properties, books and records of such party and its subsidiaries to any person in connection with a possible Takeover Proposal with respect to such party by such person.

COMPANY BOARD OF DIRECTORS

    The Merger Agreement provides that Resources and Iowa-Illinois will take action to cause the number of directors comprising the full Board of Directors of the Company at the Effective Time to be 19 persons, eight of whom will be designated by Iowa-Illinois ("Iowa-Illinois Designees") and 11 of whom will be designated by Resources ("Resources Designees"), prior to the Effective Time. Furthermore, the Merger Agreement provides that if, prior to the Effective Time, any of such designees declines or is unable to serve, the party that designated such person will designate another person to serve in such person's stead. The Board of Directors, after the Effective Time, will implement a plan to reduce the number of outside directors to no more than 14 by June 1, 1997. The Nominating Committee of the Board with certain guidelines set forth in the Merger Agreement will be responsible for the initial preparation of the plan. All committees of the Board of Directors of the Company at the Effective Time will consist of an equal number of Resources Designees and Iowa-Illinois Designees.

INDEMNIFICATION

    The Merger Agreement provides that from and after the Effective Time, the Company shall, to the fullest extent not prohibited by applicable law, indemnify, defend and hold harmless the present and former officers and directors of Iowa-Illinois, Resources and Midwest Power (each an "Indemnified Party" and collectively, the "Indemnified Parties") against all losses, expenses (including reasonable attorney's fees), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement arising out of actions or omissions occurring at or prior to the Effective Time that are in whole or in part based on, or arising out of, the fact that such person is or was a director or officer of Iowa-Illinois, Midwest Power or Resources and arising out of or pertaining to the transactions contemplated by the Merger Agreement. In the event of any such loss, expense, claim, damage or liability (whether or not arising before the Effective Time),
(i) the Company shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Company (which consent shall not be unreasonably withheld), promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by the Iowa Act or the Illinois Act, (ii) the Company will cooperate in the defense

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
of any such matter and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under the Iowa Act or the Illinois Act and the Company Articles or Company By-Laws shall be made by independent counsel mutually acceptable to the Company and the Indemnified Party; PROVIDED, HOWEVER, that the Company shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the sole opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more Indemnified Parties.

    To the fullest extent not prohibited by law, from and after the Effective Time, all rights to indemnification existing as of the date of the Merger Agreement in favor of the employees, agents, directors or officers of Resources, Iowa-Illinois and their respective subsidiaries with respect to their activities as such prior to the Effective Time, as provided in their respective Articles of Incorporation or By-Laws as in effect on the date thereof or as otherwise in effect on July 26, 1994, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time.

    The Merger Agreement provides that for a period of six years after the Effective Time, the Company shall cause to be maintained in effect the policies of directors' and officers' liability insurance maintained by Iowa-Illinois, Resources and Midwest Power; PROVIDED that the Company may substitute therefor policies of at least the same coverage containing terms that are no less advantageous with respect to matters occurring prior to the Effective Time to the extent such liability insurance can be maintained annually at a cost to the Company not greater than 150% of the respective current annual premiums for their directors' and officers' liability insurance; PROVIDED, FURTHER, that if such insurance cannot be so maintained or obtained at such cost, the Company shall maintain or obtain as much of such insurance for each of Iowa-Illinois, Resources and Midwest Power as can be so maintained or obtained at a cost equal to 150% of the respective current annual premiums of each of Iowa-Illinois, Midwest Power and Resources for their directors' and officers' liability insurance.

    The Merger Agreement also provides that in the event that the Company or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of the Company shall assume the obligations set forth above.

CONDITIONS TO THE MERGER

    The respective obligations of Resources, Midwest Power and Iowa-Illinois to effect the Merger are subject to the following conditions, among others: (i) the Resources Shareholders' Approval, the Midwest Power Shareholders' Approval and the Iowa-Illinois Shareholders' Approval shall have been obtained; (ii) no temporary restraining order, preliminary or permanent injunction or other order shall be in effect that prevents the consummation of the Merger, and the Merger and the transactions contemplated thereby shall not have been prohibited under any applicable federal or state law or regulation; (iii) the Registration Statement shall have become effective and shall not be the subject of a stop order suspending such effectiveness; (iv) the shares of Company Common Stock and the shares of the $1.7375 Series of the Company Preferred Stock issuable and required to be reserved for issuance in connection with the Merger shall have been approved for listing on the NYSE, upon official notice of issuance; (v) all material governmental authorizations, consents, orders or approvals shall have been obtained and shall not impose terms that, in the aggregate, create a material adverse effect on either Iowa-Illinois or Resources as if each were organized as a separate division of the Company; (vi) Resources and
Iowa-Illinois shall have received letters from their independent public accountants that the Merger will qualify as a pooling of interests transaction under GAAP and applicable SEC regulations; (vii) the applicable waiting periods under the HSR Act shall have expired or been

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
terminated; (viii) the agreements and covenants required to be performed under the Merger Agreement shall have been performed in all material respects; (ix) the representations and warranties set forth in the Merger Agreement shall be accurate in all material respects; (x) there shall not have been any material adverse effect on the business, operations, properties, assets, or conditions, or the results of operations or prospects of the parties and their subsidiaries;
(xi) certain third party consents shall have been received; (xii) Resources, Midwest Power and Iowa-Illinois shall have received officers' certificates from each other stating that the conditions set forth in the Merger Agreement have been satisfied; (xiii) Resources and Iowa-Illinois shall have received from their respective special tax counsel opinions to the effect that Resources, Midwest Power and Iowa-Illinois, and their respective shareholders (except to the extent any Resources, Midwest Power or Iowa-Illinois shareholder receives cash in the Merger) will recognize no gain or loss as a result of the Merger;
(xiv) certain certificates of certain affiliates of Iowa-Illinois and Resources shall have been received; and (xv) with respect to Resources, the fairness opinion from PaineWebber shall not have been withdrawn, and, with respect to Iowa-Illinois, the fairness opinion from Dillon Read shall not have been withdrawn, in each case, under specified circumstances.

BENEFIT PLANS

    Following the Effective Time, the Company and its subsidiaries will honor all prior contracts, agreements, collective bargaining agreements and commitments with current or former employees and current or former directors of Resources, Midwest Power, Iowa-Illinois and their respective subsidiaries, in accordance with the respective terms of such contracts, agreements and commitments, subject to the Company's right to enforce them in accordance with their terms (including any reserved right to amend, modify, suspend, revoke or terminate them).

TERMINATION

    The Merger Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the shareholders of Resources, Midwest Power or Iowa-Illinois: (a) by mutual written consent of the Boards of Directors of Midwest Power, Resources and Iowa-Illinois; (b) by any party thereto, by written notice to the other, if the Effective Time shall not have occurred on or before December 31, 1995; PROVIDED that such date shall automatically be changed to June 30, 1996 if on December 31, 1995 the condition of obtaining the required statutory approvals has not been satisfied or waived and the other conditions to the consummation of the transactions contemplated by the Merger Agreement are then capable of being satisfied, and the required statutory approvals which have not yet been obtained are being pursued with diligence; and PROVIDED, FURTHER, that the right to terminate the Merger Agreement under this termination clause shall not be available to any party whose failure to fulfill any obligation under the Merger Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; (c) by any party thereto, by written notice to the other party, if any required shareholder approval shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of shareholders or at any adjournment thereof; (d) by any party thereto, if any state or federal law, order, rule or regulation is adopted or issued, which has the effect, as supported by the written opinion of outside counsel for such party, of prohibiting the Merger, or by any party thereto, if any court of competent jurisdiction in the United States or any State shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Merger, and such order, judgment or decree shall have become final and nonappealable; (e) by Iowa-Illinois or Resources, upon two days' prior notice to the other if, as a result of a tender offer by a party other than Iowa-Illinois or Resources or any of their affiliates or any written offer or proposal with respect to a merger, sale of a material portion of its assets or other business combination (each, a "Business Combination") by a party other than Iowa-Illinois or Resources or any of their affiliates, the Board of Directors of Iowa-Illinois or Resources, as the case may be, determines in good faith that its fiduciary obligations under applicable law require that such tender offer or other written offer or proposal be accepted; PROVIDED, HOWEVER, that (i) the Board of Directors of Iowa-Illinois or Resources, as the case may be, shall have been advised in writing by outside counsel that, notwithstanding a binding commitment to consummate an agreement of the

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
nature of the Merger Agreement entered into in the proper exercise of its applicable fiduciary duties, such fiduciary duties would also require the directors to reconsider such commitment as a result of such tender offer or other written offer or proposal and (ii) prior to any such termination, Iowa-Illinois or Resources, as the case may be, shall, and shall cause its respective financial and legal advisors to, negotiate with the other to make such adjustments in the terms and conditions of the Merger Agreement as would enable Iowa-Illinois and Resources to proceed with the transactions contemplated therein; and (f) by Iowa-Illinois or Resources (the "Terminating Party"), by written notice to the other (the "Other Party"), if (i) there shall have been any material breach of any representation or warranty, or any material breach of any covenant or agreement of the Other Party (including in this instance Midwest Power in the case of Resources) under the Merger Agreement, and such breach shall not have been remedied within 20 days after receipt by the Other Party of notice in writing from the Terminating Party specifying the nature of such breach and requesting that it be remedied; or (ii) the Board of Directors of the Other Party (A) shall withdraw or modify in any manner adverse to the Terminating Party its approval of the Merger Agreement and the transactions contemplated thereby or its recommendation to its shareholders regarding the approval of the Merger Agreement, (B) shall fail to reaffirm such approval or recommendation upon the request of the Terminating Party, (C) shall approve or recommend any acquisition by a third party of the Other Party or a material portion of its assets or any tender offer for the common stock of the Other Party, or (D) shall resolve to take any of the actions specified in clauses (A),
(B) or (C) immediately preceding; PROVIDED, HOWEVER, that with regard to termination clauses (e) and (f) above, Iowa-Illinois and Resources acknowledge and affirm that notwithstanding anything in such termination clauses to the contrary, the parties thereto intend the Merger Agreement to be an exclusive agreement and, accordingly, nothing in the Merger Agreement is intended to constitute a solicitation of an offer or proposal for a Business Combination, it being acknowledged and agreed that any such offer or proposal would interfere with the strategic advantages and benefits which the parties expect to derive from the Merger. The failure to obtain the necessary shareholder approval will not result in an obligation to pay a termination fee unless the Merger Agreement is terminated following such failure and the events described in clauses (ii) and (iii) of the second paragraph under "Termination Fees" below shall also have occurred.

    In the event of termination of the Merger Agreement by either Resources or Iowa-Illinois as provided above, there shall be no liability on the part of either Iowa-Illinois, Resources or Midwest Power or their respective officers or directors thereunder (other than (i) certain specified provisions of the Merger Agreement described below under "Termination Fees" and "Expenses" (ii) to hold in strict confidence all documents furnished in connection with the transactions contemplated by the Merger Agreement and in accordance with the Confidentiality Agreement and Standstill Agreement dated June 5, 1994 between Iowa-Illinois and Resources, and (iii) certain provisions regarding post-Merger governance of the Company).

TERMINATION FEES

    If the Merger Agreement is terminated (i) at such time that the Merger Agreement is terminable pursuant to clause (f)(i) under "Termination" above ("clause (f)(i)") (other than solely pursuant to a noncurable breach of a representation or warranty unless such breach was willful) by only one of the parties thereto, or (ii) pursuant to clause (e) under "Termination" above ("clause (e)"), then the party receiving the notice pursuant to clause (f)(i), or giving the notice pursuant to clause (e) shall promptly (but not later than five business days after such notice is received or given, as the case may be) pay to the other party $15 million in cash, plus in each case cash in an amount equal to all documented out-of-pocket expenses and fees incurred by the other party (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors arising out of, in connection with or related to the Merger or the transactions contemplated by the Merger Agreement) not in excess of $6 million.

    If (i) the Merger Agreement (x) is terminated by any party pursuant to clause (e), (y) is terminated following a failure of the shareholders of Midwest Power or Resources or Iowa-Illinois to grant the necessary approvals or (z) is terminated as a result of a party's failure to take specified action with

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
respect to obtaining approval of the Merger Agreement from its shareholders, and
(ii) at the time of such termination or prior to the meeting of such party's shareholders there shall have been a third-party tender offer for shares of, or a third-party offer or proposal with respect to a Business Combination involving, such party or its affiliates which at the time of such termination or of the meeting of such party's shareholders shall not have been (x) rejected by such party and its Board of Directors and (y) withdrawn by the third-party and
(iii) within 2 years of any such termination described in clause (i) above, the party or its affiliate which is the subject of the tender offer or offer or proposal with respect to a Business Combination (the "Target Party") becomes a subsidiary of such offeror or a subsidiary of an affiliate of such offeror, or merges with and into the offeror or a subsidiary or affiliate of the offeror or enters into a definitive agreement to consummate a Business Combination with such offeror or affiliate thereof, then (a) in the event Resources or one of its affiliates is the Target Party, Midwest Power shall pay to Iowa-Illinois and (b) in the event Iowa-Illinois or one of its affiliates is the target party, Iowa-Illinois shall pay to Midwest Power, at the closing of the transaction (and as a condition to such closing) in which such Target Party becomes a subsidiary or such Business Combination occurs (a "Subsequent Transaction"), (1) a termination fee of $30 million in cash, plus (2) a Subsequent Transaction fee payable in cash equal to 20% of the difference between (A) $815,376,077 (if Resources is the Target Party), or $637,751,871 (if Iowa-Illinois is the Target Party) and (B) the number of shares of Target Party common stock outstanding at the time of the closing of the Subsequent Transaction multiplied by the higher of (x) the average daily closing price of Target Party common stock on the NYSE or, if such common stock is not admitted to trading on the NYSE on, the market on which such common stock is traded which has the highest volume of trades, on the ten NYSE trading days immediately preceding the date of such closing, or (y) the amount of cash plus the fair market value on the day prior to such closing of any non-cash consideration to be received for each share of Target Party common stock by the holder thereof in the Subsequent Transaction (including in such fair market value the fair market value of any Target Party common stock retained by such holder as a result of the Subsequent Transaction). The fair market value of any such non-cash consideration shall be determined by a nationally recognized accounting firm selected jointly by Resources and Iowa-Illinois at least 60 days prior to the date of such closing. The Target Party shall pay all of the fees and expenses of such accounting firm for making such determination. The Target Party shall agree to indemnify such accounting firm against any and all liabilities, costs and expenses of whatever nature such accounting firm may incur in connection with its determination of such fair market value. The Target Party shall provide to such accounting firm such security for the fee and expense payment and indemnification obligations of the Target Party to such accounting firm as it may request, and the other party shall have no liability for any of such fees and expenses nor shall it have any obligation to indemnify such accounting firm for anything.

    In the Merger Agreement, the parties thereto agree that the agreements described under this section entitled "Termination Fees" are an integral part of the transactions contemplated by the Merger Agreement and constitute liquidated damages and not a penalty. If one party fails to pay promptly to the other any expense and/or fee due thereunder, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A. from the date such fee was required to be paid.

    In the event that termination fees are payable pursuant to the termination provisions contained in the Merger Agreement and described above, the aggregate amount payable to Iowa-Illinois and its affiliates shall not exceed $51 million and the aggregate amount payable to Resources and its affiliates shall not exceed $51 million.

EXPENSES

    Except as set forth above, all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such expense, except that the expenses in connection with printing and filing of this Joint Proxy Statement/ Prospectus will be shared equally by Resources and Iowa-Illinois.

AMENDMENT AND WAIVER

    The Merger  Agreement may  be amended  by  the Boards  of Directors  of  the parties thereto, at any time before or after approval thereof by the shareholders of Resources, Midwest Power and Iowa-Illinois and prior to the Effective Time, but after such approvals, no such amendment shall (i) alter or change the amount or kind of shares, rights or any of the proceeds of the conversion of such shares, or (ii) alter or change any of the terms and conditions of the Merger Agreement if any of the alterations or changes, alone or in the aggregate, would materially adversely affect the rights of holders of Iowa-Illinois Common Stock, Iowa-Illinois Preferred Stock, Iowa-Illinois Preference Stock, Midwest Power Preferred Stock or Resources Common Stock. At any time prior to the Effective Time, the parties to the Merger Agreement may extend the time for the performance of any of the obligations or other acts of the other parties thereto, waive any inaccuracies in the representations and warranties contained therein or in any document delivered pursuant thereto, and waive compliance with any of the agreements or conditions contained in the Merger Agreement.

                      DESCRIPTION OF COMPANY CAPITAL STOCK

    The authorized capital stock of the Company immediately prior to the Effective Time will consist of 350,000,000 shares of Common Stock, no par value, and 100,000,000 shares of Preferred Stock, no par value. The shares of Company Preferred Stock will be senior to Company Common Stock with respect to dividends and the distribution of assets upon the dissolution, liquidation or winding up of the Company.

    The description of Company capital stock set forth herein is qualified in its entirety by reference to the Company Articles attached to this Joint Proxy Statement/Prospectus as Annex II.

    The registrar and transfer agent for Company Common Stock and Company Preferred Stock will be the Company.

COMPANY COMMON STOCK

    VOTING RIGHTS. For all purposes, each registered holder of Company Common Stock will, at each meeting of shareholders, be entitled to one vote for each share of Company Common Stock held, either in person or by proxy duly authorized in writing. Except to the extent required by law or as permitted by the Company Articles, as amended from time to time, the registered holders of the shares of Company Common Stock shall have unlimited and exclusive voting rights.

    DIVIDENDS. The holders of Company Common Stock will be entitled to receive dividends as and when declared by the Company Board out of funds legally available therefor, subject to the terms of any Company Preferred Stock outstanding at the time. See "Description of Company Capital Stock -- Company Preferred Stock -- Dividends" below.

    LIQUIDATION RIGHTS. In the event of a liquidation, dissolution or winding up of the affairs of the Company, the holders of Company Common Stock will be entitled to share ratably in any assets remaining after payment in full of all liabilities of the Company and the aggregate liquidation preference of any Company Preferred Stock then outstanding.

    NO OTHER RIGHTS. The holders of Company Common Stock will have no preemptive rights to acquire or subscribe to any shares, or securities convertible into shares, of Company Common Stock. The Company Common Stock contains no redemption provisions or conversion rights. The holders of Company Common Stock do not have the right to cumulate their votes in the election of directors.

COMPANY PREFERRED STOCK

    GENERAL. The Company Preferred Stock will be issued in different series. The Articles of Amendment included in the Company Articles (the "Articles of Amendment") authorize several series as described below.


    The Company Board is authorized to approve the issuance of one or more classes or series of Company Preferred Stock without further authorization of its shareholders and to determine the number of shares, designations, preferences, limitations and relative rights of such classes or series, including provision for special, conditional, limited or no voting rights. Thus, any series of Company Preferred Stock may, if so determined by the Company Board, have full voting rights with holders of Company Common Stock or limited or no voting rights (except as may be required by law), be convertible into or exchangeable for Company Common Stock or another security, and have such other powers, preferences and relative, participating, optional and other special rights, and such qualifications, limitations and restrictions thereon, as the Company Board shall determine. Further, the ability of the Company Board to issue classes and series of Company Preferred Stock may have the effect of delaying, deferring or preventing a future takeover or change in control of the Company, and could prevent shareholders from tendering their shares in transactions which they might favor by decreasing the likelihood that such offers would be made in the first instance.


    DESIGNATED SERIES. There are designated in the Articles of Amendment ten series of Company Preferred Stock ("Merger Series") aggregating 3,217,789 shares as follows:

SERIES                                                             NUMBER OF SHARES
- - - - - - -----------------------------------------------------------------  -----------------
$3.30 Series.....................................................           49,622
$3.75 Series.....................................................           38,320
$3.90 Series.....................................................           32,630
$4.20 Series.....................................................           47,369
$4.35 Series.....................................................           49,950
$4.40 Series.....................................................           50,000
$4.80 Series.....................................................           49,898
$5.25 Series.....................................................          100,000
$7.80 Series.....................................................          400,000
$1.7375 Series...................................................        2,400,000

At the Effective Time, pursuant to the Merger Agreement (except as otherwise provided therein), each share of $3.30 Series, $3.75 Series, $3.90 Series, $4.20 Series, $4.35 Series, $4.40 Series, $4.80 Series and $1.7375 Series of Midwest Power Preferred Stock will be converted into one share of $3.30 Series, $3.75 Series, $3.90 Series, $4.20 Series, $4.35 Series, $4.40 Series, $4.80 Series and $1.7375 Series of Company Preferred Stock, respectively, and each share of $5.25 Series and $7.80 Series of Iowa-Illinois Preference Stock will be converted into one share of $5.25 and $7.80 Series of Company Preferred Stock, respectively.

    DIVIDENDS. The holders of Merger Series shares of Company Preferred Stock are entitled to receive, when as, and if declared payable by the Company Board from funds legally available for the payment thereof, dividends in the amount per annum fixed by resolution of the Company Board creating such particular class or series. The respective annual dividend rates per share set for each Merger Series of Company Preferred Stock, payable quarterly on the first day of March, June, September and December, are as follows:

SERIES                                                          ANNUAL DIVIDEND RATE
- - - - - - --------------------------------------------------------------  --------------------
$3.30 Series..................................................       $  3.30
$3.75 Series..................................................       $  3.75
$3.90 Series..................................................       $  3.90
$4.20 Series..................................................       $  4.20
$4.35 Series..................................................       $  4.35
$4.40 Series..................................................       $  4.40
$4.80 Series..................................................       $  4.80
$5.25 Series..................................................       $  5.25
$7.80 Series..................................................       $  7.80
$1.7375 Series................................................       $  1.7375

    The regular quarterly dividend payment dates on shares of Iowa-Illinois Preference Stock which will be converted into Merger Series shares of Company Preferred Stock in the Merger are the first day of February, May, August and November. As a result, the first dividend payable on the Merger Series shares of Company Preferred Stock, into which shares of Iowa-Illinois Preference Stock are to be converted in the Merger, following the Effective Time will be paid as follows:

        (a) if a regular dividend payment date for the shares of Iowa-Illinois Preference Stock which were converted into Merger Series shares of Company Preferred Stock in the Merger ("Iowa-Illinois Payment Date"), occurs after the Effective Time but before the first dividend payment date on Company Preferred Stock after the Effective Time ("First Dividend Payment Date"), then

           (i) a dividend will be paid on the shares of such Merger Series on the Iowa-Illinois Payment Date in the regular quarterly amount, and

           (ii) a dividend will be paid on the shares of such Merger Series on the First Dividend Payment Date, but only in the amount obtained by multiplying the regular quarterly amount of such dividend by a fraction
       (A) the numerator of which is the number of days in the period commencing on the Iowa-Illinois Payment Date and ending on and including the day prior to the First Dividend Payment Date, and (B) the denominator of which is the number of days in the regular quarterly dividend period; or

        (b) if the First Dividend Payment Date occurs before an Iowa-Illinois Payment Date, a dividend will be paid on the Merger Series shares of Company Preferred Stock into which Iowa-Illinois Preference Stock was converted in the Merger, on the First Dividend Payment Date, but only in the amount obtained by multiplying the regular quarterly amount of such dividend by a fraction (i) the numerator of which is the number of days in the period commencing on the Iowa-Illinois Payment Date preceding the Effective Time and ending on and including the day prior to the First Dividend Payment Date, and (ii) the denominator of which is the number of days in the regular quarterly dividend period.

    So long as any Merger Series shares of Company Preferred Stock are outstanding, the Company may not (i) pay or declare any dividend or other distribution on any shares of Company Common Stock or any other shares of the Company ranking junior to the Company Preferred Stock, or (ii) purchase, redeem or otherwise acquire for value any shares of Company Common Stock or other shares of the Company ranking junior to the Company Preferred Stock, unless and until all dividends in arrears on all Company Preferred Stock are paid in full; PROVIDED that a dividend or distribution may be declared and paid on shares of Company Common Stock or such junior shares or such shares may be acquired by the Company, notwithstanding the foregoing if (a) such dividend or distribution is payable solely in shares of Company Common Stock or in such junior shares or (b) such acquisition is in exchange for, or through the application of the proceeds of the sale of, shares of Company Common Stock or such junior shares.

    No dividend may be paid on or declared with respect to any Merger Series shares of Company Preferred Stock on which dividends are payable on a particular date, in whole or in part, unless at the same time a like proportionate dividend for the same dividend payment period or portion thereof is likewise paid or declared, as the case may be, for all Merger Series shares of Company Preferred Stock for which dividends are payable on the same date.

    LIQUIDATION PREFERENCES. Upon any involuntary dissolution, liquidation or winding up ("Liquidation") of the Company, the holders of outstanding shares of each series of Company Preferred Stock will be entitled to receive out of the assets of the Company an amount per share set forth in the articles of amendment to the Company Articles in which the terms of such series are set forth. In the event of a voluntary Liquidation of the Company, (i) the holders of shares of the $1.7375 Series, $3.30 Series, $3.75 Series, $4.35 Series, $4.40 Series, $4.80 Series, $5.25 Series and $7.80 Series of Company Preferred Stock will be entitled to receive out of the assets of the Company the amount which would then be payable upon such share in the event of the redemption thereof, plus accrued and unpaid dividends to the date fixed for payment and no more (See "Description of Capital Stock -- Company Preferred Stock -- Optional Redemption"), except that prior to November 1, 1998, the holders of the shares of the $5.25 Series will be entitled to receive $105.25 per share and prior to May 1, 2001, the holders of the shares of the $7.80 Series shall be entitled to receive $107.80 per share, and no more, and (ii) the holders of shares of the $3.90 Series and $4.20 Series will be entitled to receive out of the assets of the Company the amount of $100 per share, plus accrued and unpaid dividends to the date of payment of such amount, and no more. In the event of an involuntary Liquidation of the Company (a) holders of shares of the $3.30 Series, $3.75 Series, $3.90 Series, $4.20 Series, $4.35 Series, $4.40 Series, $4.80 Series, $5.25 Series and $7.80 Series of Company Preferred Stock will be entitled to receive out of the assets of the Company, $100 per share, and (b) the holders of the $1.7375 Series of Company Preferred Stock will be entitled to receive $25 per share, in each case plus accrued and unpaid dividends to the date of payment of such amount, and no more.

    Until payment to the holders of Company Preferred Stock as aforesaid, or until moneys or other assets sufficient for such payment have been set apart for payment, no payment or distribution will be made to holders of Company Common Stock or any other junior shares which rank below the Company Preferred Stock with respect to the payment of dividends or assets in connection with or upon such Liquidation. Neither a consolidation nor a merger of the Company with or into any other corporation, nor a merger of any other corporation into the Company, nor the purchase or redemption of all or any part of the outstanding shares of any class or classes of the Company, nor the sale or transfer of the property and business of the Company as or substantially as an entirety, will constitute a Liquidation for purposes of the foregoing provisions.

    OPTIONAL REDEMPTION. Upon not more than 60 nor less than 30 days' prior notice, the outstanding shares of each Merger Series of Company Preferred Stock may be redeemed by the Company, at its option, by action of the Company Board, as a whole at any time or in part from time to time, by paying in cash on a redemption date specified by the Company Board, the following redemption prices, in each case plus an amount equal to accrued and unpaid dividends thereon to such redemption date:

SERIES                                              AMOUNTS FIXED FOR REDEMPTION
- - - - - - ----------------------------------------------  ------------------------------------
$3.30 Series..................................  $101.50 per share
$3.75 Series..................................  $102.75 per share
$3.90 Series..................................  $105.00 per share
$4.20 Series..................................  $103.439 per share
$4.35 Series..................................  $102.00 per share
$4.40 Series..................................  $101.50 per share
$4.80 Series..................................  $102.70 per share

SERIES                                              AMOUNTS FIXED FOR REDEMPTION
- - - - - - ----------------------------------------------  ------------------------------------
$5.25 Series..................................  $101.97 per share on November 1,
                                                 1998 through October 31, 1999;
                                                $101.31 per share on November 1,
                                                 1999 through October 31, 2000;
                                                $100.66 per share on November 1,
                                                 2000 through October 31, 2001; and
                                                $100.00 per share on or after
                                                 November 1, 2001.
$7.80 Series..................................  $107.80 per share on May 1, 1996 through April 30, 2001;
                                                $103.90 per share on May 1, 2001
                                                 through April 30, 2002; and
                                                $101.95 per share on or after May 1,
                                                 2002.
$1.7375 Series................................  $26.7375 per share through
                                                 November 30, 1994;
                                                $26.3900 per share on
                                                 December 1, 1994 through
                                                 November 30, 1995;
                                                $26.0425 per share on
                                                 December 1, 1995
                                                 through November 30, 1996;
                                                $25.6950 per share on
                                                 December 1, 1996 through
                                                 November 30, 1997;
                                                $25.3475 per share on
                                                 December 1, 1997 through
                                                 November 30, 1998; and
                                                $25.0000 per share on or after
                                                 December 1, 1998.

    However, (i) prior to December 1, 1998, no shares of the $1.7375 Series of Company Preferred Stock may be redeemed through a refunding, directly or indirectly, by or in anticipation of the incurring of any debt which has an interest cost, or the issuance of stock ranking equally with or prior to the $1.7375 Series of Company Preferred Stock as to the payment of dividends or assets, which has a dividend cost to the Company (computed in accordance with generally accepted financial practice), of less than 7.15% per annum, (ii) prior to November 1, 1998, no shares of the $5.25 Series may be redeemed at the option of the Company, and (iii) prior to May 1, 1996, no shares of the $7.80 Series may be redeemed at the option of the Company.

    Subject to the limitations set forth under "-- Repurchases; Limitations on Reacquisitions" below, the Company will on November 1, 2003 redeem all shares of the $5.25 Series of Company Preferred Stock then outstanding at $100 per share, plus accrued and unpaid dividends thereon through October 31, 2003.

    If less than all of the shares of any Merger Series of Company Preferred Stock are to be redeemed, their redemption will be determined by lot. Notice of redemption having been mailed and funds necessary for such redemption having been deposited as provided in the Articles of Amendment, all shares to be redeemed will be deemed no longer outstanding, and all voting and other rights with respect thereto will thereupon cease except for the right to receive, out of funds so deposited, without interest, the redemption funds.

    SINKING FUNDS. Subject to the limitations set forth under "-- Repurchase; Limitations on Reacquisitions" below, while any shares of the $7.80 Series of the Company Preferred Stock are outstanding, the Company must set aside and make sinking fund payments in the amount of $6,660,000 (or, if less, such amount as would be sufficient to redeem all of the then outstanding shares of the $7.80 Series), plus accrued and unpaid dividends on all shares to be redeemed, on or before May 1, 2001 and on or before May 1 of each year thereafter through May 1, 2005. Such obligation will be cumulative. Shares of the $7.80 Series of the Company Preferred Stock redeemed, purchased or otherwise acquired by the Company other than through sinking fund payments (whether mandatory or optional) may be credited against such obligation. The Company may make optional sinking fund payments of up to $6,660,000, plus accrued and unpaid dividends on the shares to be redeemed, in respect to each sinking fund payment date. Such option is not cumulative and will not relieve the Company of its obligations to make future mandatory sinking fund payments. All amounts set aside on a particular date, whether mandatorily or at the Company's option, will be applied on the first sinking fund payment date that occurs on or after such date, in the manner indicated above under "-- Optional Redemption." There will be no sinking funds for the purchase or redemption of any other Merger Series shares of Company Preferred Stock to be issued upon consummation of the Merger.

    CONVERSION RIGHTS. None of the Merger Series shares of Company Preferred Stock will have any conversion rights.

    REPURCHASES; LIMITATIONS ON REACQUISITIONS. Subject to applicable law and the provisions of the Articles of Amendment determining the terms of the Merger Series of Company Preferred Stock, the Company may acquire Merger Series shares at a price per share not exceeding the amount at the time payable in the event of their redemption otherwise than through the operation of the applicable sinking fund, if any.

    If the Company is in default in the payment of any quarterly dividend or in setting aside or making any sinking fund payments on Merger Series shares, it may not (other than by use of unapplied sinking fund amounts set aside prior to such default):

    (a) redeem any Merger Series shares unless all Merger Series shares are redeemed; or

    (b) purchase or otherwise acquire for a valuable consideration any shares of the Merger Series, except pursuant to offers of sale made by the holders of the Merger Series in response to an invitation for tenders given by mail by the Company simultaneously to the holders of record of all outstanding Merger Series shares.

    VOTING RIGHTS. The holders of Merger Series shares of Company Preferred Stock will not be entitled to vote on any matter submitted to a vote of the shareholders of the Company except to the extent required by law or as permitted by the Articles of Amendment, as described herein. Whenever dividends payable on any shares of Company Preferred Stock are in default in an aggregate amount equivalent to six full quarterly dividends, and until all such dividends then in default shall have been paid or declared and set apart for payment, the holders of shares of such stock, of all series, voting together as a single class, will be entitled to elect two directors to the Company Board.

    For a description of the voting rights of the Midwest Power Preferred Stock and Iowa-Illinois Preference Stock to be converted into the Merger Series of Company Preferred Stock in the Merger and for a comparison of the voting rights of the holders of Midwest Power Preferred Stock and Iowa-Illinois Preference Stock and the holders of Merger Series of Company Preferred Stock, see "Comparison of Corporate Charters and Rights of Security Holders -- Midwest Power" and "-- Iowa-Illinois," respectively.

    NO PREEMPTIVE RIGHTS. No holder of Merger Series shares of Company Preferred Stock will have any preemptive or preferential right to purchase or subscribe for any shares of stock or rights or options to purchase stock or any other securities of the Company of any kind whatsoever, whether now or hereafter authorized.

CERTAIN BUSINESS COMBINATIONS

    The Company Articles require the affirmative vote of the holders of at least 75%, excluding shares beneficially owned by a 25% Shareholder (as defined therein), of the outstanding shares of Voting Stock (as defined therein), to approve any merger or other Business Combination (as defined therein), which term includes a merger of the Company, sale of assets having a Fair Market Value (as defined therein) of $25 million or more of the Company or any subsidiary, the adoption of a plan of liquidation of the Company, the issuance or transfer of securities of the Company to a 25% Shareholder or an Affiliate (as defined therein) or Associate (as defined therein) thereof, the reclassification of securities of the Company and similar extraordinary corporate transactions) between, or otherwise involving, the Company and any 25% Shareholder or Affiliate or Associate thereof, unless (i) the transaction has been approved by a majority of the Continuing Directors (as defined therein), or (ii) certain fair price, form of consideration and procedural requirements are satisfied by the 25% Shareholder, in addition to the satisfaction of certain conditions relating to directors, dividends, loans, corporate structure and the acquisition by the 25% Shareholder of additional shares. In addition to Business Combinations, the Company Articles require the affirmative vote of the holders of at least 75% of the outstanding shares of Voting Stock, excluding shares beneficially owned by an Interested Securityholder (as defined therein), for the Company to make any purchase or other acquisition of any equity security (as defined in Rule 3a11-1 under the Exchange Act) from any Interested Securityholder who has beneficially owned such securities for less than two years prior to the date of such purchase or other acquisition, or any agreement in respect thereof.

        COMPARISON OF CORPORATE CHARTERS AND RIGHTS OF SECURITY HOLDERS

RESOURCES

    If the Merger is consummated, holders of Common Stock of Resources, an Iowa corporation, will become holders of Common Stock of the Company, also an Iowa corporation, and their rights will continue to be governed by the Iowa Act. The Company Articles and Company By-Laws will also govern the rights of the shareholders. The material differences between the rights of shareholders of the Company and shareholders of Resources are set forth below. This summary is qualified in its entirety by reference to the full text of such documents. See the Company Articles attached as Annex II. See also "Available Information."

    VOTING POWER. If the Merger is approved, Resources shareholders will hold approximately 56% of the aggregate number of shares of Company Common Stock outstanding at the Effective Time. Following the Merger, Resources shareholders will therefore not possess the same relative voting power on matters put to a vote of the shareholders of the Company as possessed prior to the Merger.

    CAPITALIZATION. The Company Articles authorize the issuance of up to 350,000,000 shares of Company Common Stock and 100,000,000 shares of Company Preferred Stock which may be issued without the approval of the holders of Company Common Stock. The Articles of Incorporation of Resources (the "Resources Articles") authorize 250,000,000 shares of Resources Common Stock and 100,000,000 shares of preferred stock, no par value, which may be issued without the approval of the holders of Resources Common Stock; no shares of such preferred stock are currently outstanding. It is expected that 3,217,789 shares of Company Preferred Stock will be outstanding at the Effective Time.

    BOARD OF DIRECTORS. The Resources Articles provide for the Resources Board to consist of not less than nine nor more than nineteen directors, as determined from time to time by its By-Laws (the "Resources By-Laws"). The Company Articles provide for not less than ten nor more than 22 directors as determined from time to time in accordance with the Company By-Laws. The Company Board after the Effective Time will consist of 19 members, eleven designated by Resources and eight designated by Iowa-Illinois. Neither the Resources Articles nor the Company Articles provide for a classified Board of Directors.

    CERTAIN BUSINESS COMBINATIONS. The Resources Articles and the Company Articles both require the affirmative vote of the holders of at least 75%, excluding shares beneficially owned by a 25% Shareholder (as defined therein), of the outstanding shares of Voting Stock (as defined therein), to approve any merger or other Business Combination (as defined therein), which term includes a merger of the corporation, sale of assets having a Fair Market Value (as defined therein) of $25 million or more of the corporation or any subsidiary, the adoption of a plan of liquidation of the corporation, the issuance or transfer of securities of the corporation to a 25% Shareholder or an Affiliate (as defined therein) or Associate (as defined therein) thereof, the reclassification of securities of the corporation and similar extraordinary corporate transactions) between, or otherwise involving, Resources or the Company, as the case may be, and any 25% Shareholder or Affiliate or Associate thereof, unless
(i) the transaction has been approved by a majority of the Continuing Directors (as defined therein), or (ii) certain fair price, form of consideration and procedural requirements are satisfied by the 25% Shareholder, in addition to the satisfaction of certain conditions relating to directors, dividends, loans, corporate structure and the acquisition by the 25% Shareholder of additional shares. In addition to Business Combinations, the Resources Articles and the Company Articles both require the affirmative vote of the holders of at least 75% of the outstanding shares of Voting Stock, excluding shares beneficially owned by an Interested Securityholder (as defined therein), for either Resources or the Company, as the case may be, to make any purchase or other acquisition of any equity security (as defined in Rule 3a11-1 under the Exchange Act) from any Interested Securityholder who has beneficially owned such securities for less than two years prior to the date of such purchase or other acquisition, or any agreement in respect thereof.

    SPECIAL MEETING OF SHAREHOLDERS. The Resources Articles provide that its shareholders may call a special meeting of shareholders by the written demand of holders of 10% or more of all of the votes of the capital stock of Resources. The Company Articles contain no such provision. However, the Iowa Act currently grants to shareholders of the Company the right to call a special meeting of shareholders by the written demand of holders of 10% or more of all of the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting.

    INDEMNIFICATION. The Resources Articles provide for the indemnification of directors, officers or professional or supervisory employees in certain circumstances while the Company Articles provide such indemnification to directors, officers, employees and agents. The Resources Articles provide that any such person seeking indemnity in connection with an action, suit or proceeding initiated by such person must receive authorization of the Resources Board prior to the commencement of the action for which indemnity is sought. The Company Articles do not contain a similar requirement.

MIDWEST POWER

    If the Merger is consummated, holders of preferred stock of Midwest Power, an Iowa corporation, will become holders of Company Preferred Stock of the Company, also an Iowa corporation, and their rights will continue to be governed by the Iowa Act. The Company Articles will also govern the rights of holders of Company Preferred Stock. The material differences between the rights of shareholders of the Company and shareholders of Midwest Power are set forth below. This summary is qualified in its entirety by reference to the full text of such documents. See the Company Articles attached as Annex II. See also "Available Information."

    VOTING POWER. The Company Articles provide that in the event the Company is in arrears with respect to the payment of dividends on Company Preferred Stock for six or more quarterly periods, the holders of shares of Company Preferred Stock will be entitled to elect two directors to the Company Board until such time as all arrearages have been paid; the Articles of Incorporation of Midwest Power (the "Midwest Power Articles") include the same provision. As a result, following the Merger, in the event the Company is in arrears with respect to the payment of dividends on Company Preferred

Stock, current holders of Midwest Power Preferred Stock whose share will be converted into Company Preferred Stock will not possess the same relative voting power in the election of two directors as they possessed prior to the Merger because such power will be shared with current holders of Iowa-Illinois Preference Stock whose shares will also be converted into Company Preferred Stock in the Merger.

    CAPITALIZATION. The Company Articles will authorize the issuance of up to 350,000,000 shares of Company Common Stock and 100,000,000 shares of Company Preferred Stock which may be issued without the approval of the holders of Company Common Stock. The Midwest Power Articles authorize the issuance of up to 100,000,000 shares of Midwest Power Common Stock, no par value, and 10,000,000 shares of Midwest Power Preferred Stock which may be issued without the approval of the holders of Midwest Power Common Stock. It is currently anticipated that 3,217,789 shares of Company Preferred Stock will be outstanding at the Effective Time.

    BOARD OF DIRECTORS. The Midwest Power Articles provide for the Midwest Power Board to consist of not less than four nor more than ten directors, as determined from time to time by its by-laws (the "Midwest Power By-Laws"). The Company Articles provide for not less than ten nor more than 22 directors, as determined from time to time in accordance with the Company By-Laws. The Company Board after the Effective Time of the Merger will consist of 19 members, eleven designated by Resources and eight designated by Iowa-Illinois. Neither the Midwest Power Articles nor the Company Articles provide for a classified Board of Directors.

    CERTAIN BUSINESS COMBINATIONS. The Midwest Power Articles and the Company Articles both require the affirmative vote of the holders of at least 75%, excluding shares beneficially owned by a 25% Shareholder (as defined therein), of the outstanding shares of Voting Stock (as defined therein), to approve any merger or other Business Combination (as defined therein, which term includes a merger of the corporation, sale of assets having a Fair Market Value (as defined therein) of $25 million or more of the corporation or any subsidiary, the adoption of a plan of liquidation of the corporation, the issuance or transfer of securities of the corporation to a 25% Shareholder or an Affiliate (as defined therein) or Associate (as defined therein) thereof, the reclassification of securities of the corporation and similar extraordinary corporate transactions) between, or otherwise involving, Midwest Power or the Company, as the case may be, and any 25% Shareholder or Affiliate or Associate thereof, unless (i) the transaction has been approved by a majority of the Continuing Directors (as defined therein), or (ii) certain fair price, form of consideration and procedural requirements are satisfied by the 25% Shareholder, in addition to the satisfaction of certain conditions relating to directors, dividends, loans, corporate structure and the acquisition by the 25% Shareholder of additional shares. In addition to Business Combinations, the Midwest Power Articles and the Company Articles both require the affirmative vote of the holders of at least 75% of the outstanding shares of Voting Stock, excluding shares beneficially owned by an Interested Securityholder (as defined therein), for either Midwest Power or the Company, as the case may be, to make any purchase or other acquisition of any equity security (as defined in Rule 3a 11-1 under the Exchange Act) from any Interested Securityholder who has beneficially owned such securities for less than two years prior to the date of such purchase or other acquisition, or any agreement in respect thereof.

    SPECIAL MEETING OF SHAREHOLDERS. The Midwest Power Articles provide that the shareholders may call a special meeting of shareholders by the written demand of holders of 10% or more of all of the votes of the capital stock of Midwest Power. The Company Articles contain no such provision. However, the Iowa Act currently grants to shareholders of the Company the right to call a special meeting of shareholders by the written demand of holders of 10% or more of all of the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting.

    INDEMNIFICATION. The Midwest Power Articles provide for the indemnification of directors, officers or professional or supervisory employees in certain circumstances while the Company Articles provide such indemnification to directors, officers, employees and agents. The Midwest Power Articles provide that any such person seeking indemnity in connection with an action, suit or proceeding initiated by such person must receive authorization of the Midwest Power Board prior to the commencement of the action for which indemnity is sought. The Company Articles do not contain a similar requirement.

IOWA-ILLINOIS

    If the Merger is consummated, holders of Iowa-Illinois Common Stock and Iowa-Illinois Preference Stock, each of whose rights are governed by the Iowa-Illinois Articles, the Iowa-Illinois by-laws and the Illinois Act, will become holders of Company Common Stock and Company Preferred Stock, respectively, and their rights will be governed by the Company Articles and Company By-Laws and by the Iowa Act. The material differences between the rights of shareholders of the Company and shareholders of Iowa-Illinois are set forth below. This summary is qualified in its entirety by reference to the full text of such documents. See the Company Articles attached as Annex II. See also "Available Information."

    VOTING POWER. If the Merger is approved, the holders of Iowa-Illinois Common Stock will hold approximately 44% of the aggregate number of shares of Company Common Stock outstanding at the Effective Time. Following the Merger, Iowa-Illinois shareholders will therefore not possess the same relative voting power on matters put to a vote of the shareholders of the Company as possessed prior to the Merger.

    VOTING RIGHTS. With respect to Illinois corporations incorporated prior to December 31, 1981, the Illinois Act provides that each outstanding share, regardless of class, will entitle its holder to one vote on each matter submitted to a vote at a meeting of shareholders. As a result, the holders of Iowa-Illinois Preference Stock are entitled to vote on all matters submitted to a vote of Iowa-Illinois shareholders, including the right to vote cumulatively in the election of directors, as described below.

    The Iowa Act provides that a corporation's articles of incorporation may provide for more or less than one vote per share. The Company Articles provide that the holders of shares of Company Preferred Stock will have no voting rights, except in the event the Company is in arrears with respect to the payment of dividends on such shares, in which case the holders of Company Preferred Stock will be entitled to elect two directors to the Company Board.

    With respect to Illinois corporations incorporated prior to December 31, 1981, the Illinois Act requires, and the Articles of Incorporation of Iowa-Illinois (the "Iowa-Illinois Articles") provide, that every shareholder shall have the right to vote cumulatively in the election of directors. Under the Iowa Act, shareholders are entitled to cumulate their voting power in the election of directors only if such right is expressly granted in a corporation's articles of incorporation. The Company Articles do not grant such right to its shareholders, and as a result the holders of Company Common Stock will not be entitled to cumulate their votes in the election of directors.

    NOTICE OF SHAREHOLDERS' MEETINGS. Both the Illinois Act and the Iowa Act require that notice of shareholders' meetings be provided only to each shareholder of record entitled to vote at such meeting. Since the holder of each outstanding share of Iowa-Illinois Preference Stock is entitled to one vote on each matter submitted to a vote of Iowa-Illinois shareholders, the holders of such shares receive notice of all Iowa-Illinois shareholders' meetings at which matters are to be submitted to a vote of shareholders. The Company Articles provide that (i) the holders of Company Preferred Stock will have no voting rights, except in limited circumstances, as described in "Description of Capital Stock -- Company Preferred Stock", and (ii) the holders of such shares are not entitled to receive notice of any meeting at which they are not entitled to vote. As a result, the holders of Company Preferred Stock will not be entitled to notice of Company shareholders' meetings except in the limited instances, if any, where they are entitled to vote.

    CAPITALIZATION. The Company Articles authorize the issuance of up to 350,000,000 shares of Company Common Stock and 100,000,000 shares of Company Preferred Stock which may be issued without the approval of the holders of Company Common Stock. As a result, the Company will have one class of stock which ranks prior to the holders of Company Common Stock with respect to the payment of dividends and upon the dissolution, liquidation or winding up of the Company. The Iowa-Illinois Articles authorize the issuance of up to 80,000,000 shares of Iowa-Illinois Common Stock, 400,000 shares of Iowa-Illinois Preferred Stock, and 2,386,250 shares of Iowa-Illinois Preference Stock, and thus provide for two classes of stock which are senior to the Iowa-Illinois Common Stock; shares of both of such classes are currently outstanding. Shares of Iowa-Illinois Preferred Stock and Iowa-Illinois Preference Stock may be issued without the approval of the holders of Iowa-Illinois Common Stock. It is currently expected that 3,217,789 shares of Company Preferred Stock will be outstanding at the Effective Time.

    BOARD OF DIRECTORS. The Iowa-Illinois Board consists of 10 directors, as determined from time to time by its by-laws (the "Iowa-Illinois By-Laws"). The Company Articles provide for not less than 10 nor more than 22 directors. The Company Board after the Effective Time will consist of 19 members, eleven designated by Resources and eight designated by Iowa-Illinois. Neither the Iowa-Illinois Articles nor the Company Articles provide for a classified Board of Directors.

    REMOVAL OF DIRECTORS. The Illinois Act provides for the removal of directors, with or without cause, by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote in the election of directors, except that in the case of a corporation having cumulative voting, no director may be removed if the votes cast against removal would be sufficient to elect such director if then cumulatively voted at an election of the entire Board of Directors. Iowa-Illinois shareholders are entitled to vote cumulatively in the election of directors, and as a result, no director may be removed if the votes cast against removal would be sufficient to elect such director.

    The Iowa Act provides for the removal of directors by the shareholders of a corporation, with or without cause, only if the number of votes cast to remove the director exceeds the number of votes cast not to remove the director, except that in the case of a corporation having cumulative voting, a director will not be removed if the number of votes sufficient to elect that director under cumulative voting is voted against removal of the director. The Company Articles do not provide for cumulative voting and, as a result the vote required for removal of a director will be a simple majority under the Iowa Act.

    MERGERS AND SHARE EXCHANGE. The Illinois Act requires the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote in order to approve a plan of merger, consolidation or share exchange. The Iowa Act provides that unless a corporation's articles of incorporation require a greater vote, the affirmative vote of a majority of all votes entitled to be cast is required to approve a plan of merger or share exchange. The Company Articles do not require a greater vote, and as a result, a majority vote is sufficient for the Company's shareholders to approve a merger or share exchange, whereas a two-thirds vote is required for Iowa-Illinois shareholders to approve such matters.

    CERTAIN BUSINESS COMBINATIONS. The Illinois Act requires (i) the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding Voting Shares (as defined therein) voting together as a single class, and (ii) the affirmative vote of a majority of the combined voting power of the then outstanding Voting Shares held by Disinterested Shareholders (as defined therein), voting together as a single class to approve any merger or other Business Combination (as defined therein, which term includes a merger of the corporation, sale of all or substantially all the assets of the corporation, the adoption of a plan of liquidation of the corporation, the issuance or transfer of securities of the corporation to a 10% Shareholder or an Affiliate (as defined therein) or Associate (as defined therein) thereof, the reclassification of securities of the corporation and similar extraordinary corporate transactions) between, or otherwise involving, the Company and any 10% Shareholder or Affiliate or Associate thereof, unless (a) the transaction has been approved by a majority of the Disinterested Directors (as defined therein), or (b) certain fair price, form of consideration and procedural requirements are satisfied by the 10% Shareholder, in addition to the satisfaction of certain conditions relating to directors, dividends, loans, corporate structure and the acquisition by the 10% Shareholder of additional shares.

    While the Iowa Act contains no such provision, the Company Articles require the affirmative vote of the holders of at least 75%, excluding shares beneficially owned by a 25% Shareholder (as defined therein), of the outstanding shares of Voting Stock (as defined therein), to approve any merger or other Business Combination (as defined therein, which term includes a merger of the corporation, sale of assets having a Fair Market Value (as defined therein) of $25 million or more of the corporation or any subsidiary, the adoption of a plan of liquidation of the corporation, the issuance or transfer of securities of the corporation to a 25% Shareholder or an Affiliate (as defined therein) thereof, the reclassification of securities of the corporation and similar extraordinary corporate transactions) between, or otherwise involving, the Company and any 25% Shareholder or Affiliate thereof, unless (i) the transaction has been approved by a majority of the Continuing Directors (as defined therein), or (ii) certain fair price, form of consideration and procedural requirements are satisfied by the 25% Shareholder, in addition to the satisfaction of certain conditions relating to directors, dividends, loans, corporate structure and the acquisition by the 25% Shareholder of additional shares. In addition to Business Combinations, the Company Articles require the affirmative vote of the holders of at least 75% of the outstanding shares of Voting Stock, excluding shares beneficially owned by an Interested Securityholder (as defined therein), for the Company to make any purchase or other acquisition of any equity security (as defined in Rule 3a 11-1 under the Exchange Act) from any Interested Securityholder who has beneficially owned such securities for less than two years prior to the date of such purchase or other acquisition, or any agreement in respect thereof.

    SPECIAL MEETING OF SHAREHOLDERS. The Iowa-Illinois by-laws currently grant to shareholders of Iowa-Illinois the right to call a special meeting of shareholders by the request of not less than one-fifth of all outstanding shares entitled to vote on the matter for which the meeting is called. The Iowa Act currently grants to shareholders of the Company the right to call a special meeting of shareholders by the written demand of holders of 10% or more of all of the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting.

    INDEMNIFICATION. The Iowa-Illinois Articles and the Company Articles both provide for the indemnification of directors, officers or employees in certain circumstances. The Company Articles also provide for indemnification of agents in certain circumstances.

    AMENDMENT TO ARTICLES OF INCORPORATION. The Illinois Act requires the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote in order to amend the Iowa-Illinois Articles. The Iowa Act requires the affirmative vote of the holders of a majority of the outstanding shares entitled to vote in order to amend the Company Articles.

    COMMON SHARE PURCHASE RIGHTS. Iowa-Illinois is party to a Rights Agreement, dated as of February 25, 1992 (the "Rights Agreement"), with First Chicago Trust Company of New York pursuant to which Iowa-Illinois Common Stock currently trades with common stock purchase rights (the "Rights"). The Rights, which cannot be traded separately from Iowa-Illinois Common Stock, become exercisable upon the occurrence of certain triggering events, including acquisition by a person or group of beneficial ownership of 15% or more of the Iowa-Illinois Common Stock. The Rights could have the effect of delaying, deferring or preventing a takeover or change of control of Iowa-Illinois that has not been approved by the Iowa-Illinois Board. At the Effective Time the Company will not be a party to any rights agreement.

              PRO FORMA COMBINED FINANCIAL INFORMATION (UNAUDITED)

    The following unaudited pro forma financial information combines the historical consolidated balance sheets and statements of income of Iowa-Illinois, Resources and Midwest Power after giving effect to the Merger. Midwest Power balance sheets and statements of income are fully consolidated with Resources and thus are not shown separately. The unaudited pro forma consolidated balance sheets at June 30, 1994 and December 31, 1993, set forth below, give effect to the Merger under the pooling of interests accounting method as if the Merger had occurred at June 30, 1994 and December 31, 1993, respectively. The unaudited pro forma combined statements of income for each of the three years ended December 31, 1993, and the six-months ended June 30, 1994, give effect to the Merger under the pooling of interests accounting method as if it had occurred at January 1, 1991. These statements are prepared on the basis of accounting for the Merger as a pooling of interests and are based on the assumptions set forth in the notes thereto.

    The following pro forma financial information has been prepared from, and should be read in conjunction with, the historical consolidated financial statements and related notes thereto of Iowa-Illinois, Resources and Midwest Power, that are contained in their respective Annual Reports on Form 10-K which are incorporated by reference herein. The following information is not necessarily indicative of the financial position or operating results that would have occurred had the Merger been consummated on the date, or at the beginning of the periods, for which the Merger is being given effect, nor is it necessarily indicative of future operating results or financial position.

                           MIDAMERICAN ENERGY COMPANY
                  UNAUDITED PRO FORMA COMBINED BALANCE SHEETS
                                 JUNE 30, 1994
                                 (IN THOUSANDS)
                                     ASSETS

                                                                RESOURCES     IOWA-ILLINOIS                 PRO FORMA     PRO FORMA
                                                              (AS REPORTED)   (AS REPORTED)      TOTAL     ADJUSTMENTS    COMBINED
                                                              -------------   --------------   ----------  -----------   -----------
Utility Plant
  Electric..................................................  $  2,267,229     $  1,469,457    $3,736,686                $ 3,736,686
  Gas.......................................................       371,602          269,885       641,487                    641,487
                                                              -------------   --------------   ----------  -----------   -----------
    Gross plant.............................................     2,638,831        1,739,342     4,378,173      --          4,378,173
  Less accumulated depreciation and amortization............     1,076,446          774,247     1,850,693                  1,850,693
                                                              -------------   --------------   ----------  -----------   -----------
  Utility plant, net........................................     1,562,385          965,095     2,527,480      --          2,527,480
                                                              -------------   --------------   ----------  -----------   -----------
  Construction work in progress.............................        48,358           35,827        84,185                     84,185
                                                              -------------   --------------   ----------  -----------   -----------
    Total...................................................     1,610,743        1,000,922     2,611,665      --          2,611,665
                                                              -------------   --------------   ----------  -----------   -----------
Power Purchase Contract.....................................       244,749         --             244,749      --            244,749
                                                              -------------   --------------   ----------  -----------   -----------
Investment in Discontinued Operations.......................       --              --              --           21,974        21,974
                                                              -------------   --------------   ----------  -----------   -----------
Current Assets
  Cash and cash equivalents.................................        25,958           13,268        39,226      (12,559)       26,667
  Receivables, less reserves................................       125,177           52,773       177,950      (13,731)      164,219
  Inventories...............................................        53,156           30,978        84,134          (22)       84,112
  Other.....................................................         9,012           15,377        24,389         (125)       24,264
                                                              -------------   --------------   ----------  -----------   -----------
    Total...................................................       213,303          112,396       325,699      (26,437)      299,262
                                                              -------------   --------------   ----------  -----------   -----------
Investments.................................................       201,982          586,080       788,062       (3,466)      784,596
                                                              -------------   --------------   ----------  -----------   -----------
Other Assets
  Regulatory Assets.........................................       237,375           95,697       333,072      --            333,072
  Other.....................................................        41,161           10,624        51,785       (6,297)       45,488
                                                              -------------   --------------   ----------  -----------   -----------
    Total...................................................       278,536          106,321       384,857       (6,297)      378,560
                                                              -------------   --------------   ----------  -----------   -----------
      Total Assets..........................................  $  2,549,313     $  1,805,719    $4,355,032  $   (14,226)  $ 4,340,806
                                                              -------------   --------------   ----------  -----------   -----------
                                                              -------------   --------------   ----------  -----------   -----------
                                                   CAPITALIZATION AND LIABILITIES
Capitalization
  Common shareholders' equity...............................  $    695,495     $    504,099    $1,199,594                $ 1,199,594
  Non-redeemable preferred stock............................        89,981           19,829       109,810                    109,810
  Redeemable preference stock...............................       --                50,000        50,000                     50,000
  Long-term debt............................................       740,527          633,318     1,373,845                  1,373,845
                                                              -------------   --------------   ----------  -----------   -----------
    Total...................................................     1,526,003        1,207,246     2,733,249      --          2,733,249
                                                              -------------   --------------   ----------  -----------   -----------
Current Liabilities
  Notes payable.............................................        85,172           31,500       116,672      --            116,672
  Debt and purchased power contract due within one year.....        19,418           59,145        78,563      --             78,563
  Accounts payable..........................................        62,821           31,955        94,776      (13,217)       81,559
  Taxes accrued.............................................        96,778           24,227       121,005        1,875       122,880
  Interest accrued..........................................        19,375           11,490        30,865      --             30,865
  Other.....................................................        26,309           23,669        49,978       (1,701)       48,277
                                                              -------------   --------------   ----------  -----------   -----------
    Total...................................................       309,873          181,986       491,859      (13,043)      478,816
                                                              -------------   --------------   ----------  -----------   -----------
Other Liabilities
  Power purchase contract...................................       140,655         --             140,655      --            140,655
  Deferred income taxes.....................................       395,472          278,611       674,083         (606)      673,477
  Investment tax credit.....................................        63,839           40,275       104,114      --            104,114
  Other.....................................................       113,471           97,601       211,072         (577)      210,495
                                                              -------------   --------------   ----------  -----------   -----------
    Total...................................................       713,437          416,487     1,129,924       (1,183)    1,128,741
                                                              -------------   --------------   ----------  -----------   -----------
      Total Capitalization and Liabilities..................  $  2,549,313     $  1,805,719    $4,355,032      (14,226)  $ 4,340,806
                                                              -------------   --------------   ----------  -----------   -----------
                                                              -------------   --------------   ----------  -----------   -----------

                           MIDAMERICAN ENERGY COMPANY
                  UNAUDITED PRO FORMA COMBINED BALANCE SHEETS
                               DECEMBER 31, 1993
                                 (IN THOUSANDS)
                                     ASSETS

                                                                RESOURCES     IOWA-ILLINOIS                PRO FORMA     PRO FORMA
                                                              (AS REPORTED)   (AS REPORTED)     TOTAL     ADJUSTMENTS    COMBINED
                                                              -------------   -------------   ----------  -----------   -----------
Utility Plant
  Electric..................................................  $  2,204,107    $  1,447,905    $3,652,012                $ 3,652,012
  Gas.......................................................       368,830         271,342       640,172                    640,172
                                                              -------------   -------------   ----------  -----------   -----------
    Gross plant.............................................     2,572,937       1,719,247     4,292,184      --          4,292,184
  Less accumulated depreciation and amortization............     1,051,676         749,992     1,801,668                  1,801,668
                                                              -------------   -------------   ----------  -----------   -----------
  Utility plant, net........................................     1,521,261         969,255     2,490,516      --          2,490,516
                                                              -------------   -------------   ----------  -----------   -----------
  Construction work in progress.............................        87,736          23,990       111,726                    111,726
                                                              -------------   -------------   ----------  -----------   -----------
    Total...................................................     1,608,997         993,245     2,602,242      --          2,602,242
                                                              -------------   -------------   ----------  -----------   -----------
Power Purchase Contract.....................................       248,643         --            248,643      --            248,643
                                                              -------------   -------------   ----------  -----------   -----------
Investment in Discontinued Operations.......................       --              --             --           22,206        22,206
                                                              -------------   -------------   ----------  -----------   -----------
Current Assets
  Cash and cash equivalents.................................        14,448          17,844        32,292       (8,003)       24,289
  Receivables, less reserves................................       170,369          65,571       235,940      (21,170)      214,770
  Inventories...............................................        65,100          35,597       100,697          (22)      100,675
  Other.....................................................        13,603          24,040        37,643       (1,448)       36,195
                                                              -------------   -------------   ----------  -----------   -----------
    Total...................................................       263,520         143,052       406,572      (30,643)      375,929
                                                              -------------   -------------   ----------  -----------   -----------
Investments.................................................       209,809         554,135       763,944       (3,636)      760,308
                                                              -------------   -------------   ----------  -----------   -----------
Other Assets
  Regulatory Assets.........................................       232,644          92,828       325,472      --            325,472
  Other.....................................................        43,606          10,303        53,909       (6,955)       46,954
                                                              -------------   -------------   ----------  -----------   -----------
    Total...................................................       276,250         103,131       379,381       (6,955)      372,426
                                                              -------------   -------------   ----------  -----------   -----------
        Total Assets........................................  $  2,607,219    $  1,793,563    $4,400,782  $   (19,028)  $ 4,381,754
                                                              -------------   -------------   ----------  -----------   -----------
                                                              -------------   -------------   ----------  -----------   -----------

                                                  CAPITALIZATION AND LIABILITIES
Capitalization
  Common shareholder's equity...............................  $    681,098    $    499,412    $1,180,510                $ 1,180,510
  Non-redeemable preferred stock............................        90,042          19,829       109,871                    109,871
  Redeemable preference stock...............................       --               50,000        50,000                     50,000
  Long-term debt............................................       726,603         614,400     1,341,003                  1,341,003
                                                              -------------   -------------   ----------  -----------   -----------
    Total...................................................     1,497,743       1,183,641     2,681,384      --          2,681,384
                                                              -------------   -------------   ----------  -----------   -----------
Current Liabilities
  Notes payable.............................................       142,035          31,000       173,035      --            173,035
  Debt and purchased power contract due within one year.....        17,969          59,232        77,201      --             77,201
  Accounts payable..........................................        98,844          44,847       143,691      (14,187)      129,504
  Taxes accrued.............................................        86,077          24,913       110,990          (67)      110,923
  Interest accrued..........................................        19,608          11,413        31,021      --             31,021
  Other.....................................................        26,411          30,067        56,478       (3,784)       52,694
                                                              -------------   -------------   ----------  -----------   -----------
    Total...................................................       390,944         201,472       592,416      (18,038)      574,378
                                                              -------------   -------------   ----------  -----------   -----------
Other Liabilities
  Power purchase contract...................................       140,655         --            140,655      --            140,655
  Deferred income taxes.....................................       396,094         274,605       670,699         (411)      670,288
  Investment tax credit.....................................        65,374          41,355       106,729      --            106,729
  Other.....................................................       116,409          92,490       208,899         (579)      208,320
                                                              -------------   -------------   ----------  -----------   -----------
    Total...................................................       718,532         408,450     1,126,982         (990)    1,125,992
                                                              -------------   -------------   ----------  -----------   -----------
        Total Capitalization and Liabilities................  $  2,607,219    $  1,793,563    $4,400,782  $   (19,028)  $ 4,381,754
                                                              -------------   -------------   ----------  -----------   -----------
                                                              -------------   -------------   ----------  -----------   -----------

                           MIDAMERICAN ENERGY COMPANY
               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                         SIX MONTHS ENDED JUNE 30, 1994
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                 RESOURCES      IOWA-ILLINOIS              PRO FORMA     PRO FORMA
                                                               (RECLASSIFIED)   (AS REPORTED)    TOTAL    ADJUSTMENTS    COMBINED
                                                               --------------   -------------   --------  -----------   -----------
Operating Revenues
  Electric...................................................  $     322,898    $    173,716    $496,614                $   496,614
  Gas........................................................        176,903         125,580     302,483                    302,483
                                                               --------------   -------------   --------  -----------   -----------
      Total..................................................        499,801         299,296     799,097      --            799,097
                                                               --------------   -------------   --------  -----------   -----------
Operating Expenses and Taxes
  Cost of fuel, energy and capacity..........................         64,782          35,843     100,625                    100,625
  Cooper Nuclear Station power purchased.....................         50,071         --           50,071                     50,071
  Cost of gas sold...........................................        119,550          88,833     208,383                    208,383
  Other operating expenses...................................         76,308          54,069     130,377                    130,377
  Maintenance................................................         26,127          22,282      48,409                     48,409
  Depreciation and amortization..............................         45,938          30,800      76,738                     76,738
  Income taxes...............................................         24,285          13,041      37,326                     37,326
  Property and other taxes...................................         27,701          18,032      45,733                     45,733
                                                               --------------   -------------   --------  -----------   -----------
      Total..................................................        434,762         262,900     697,662      --            697,662
                                                               --------------   -------------   --------  -----------   -----------
Utility Operating Income.....................................         65,039          36,396     101,435      --            101,435
                                                               --------------   -------------   --------  -----------   -----------
Other Income
  Non-regulated operations
    Revenues.................................................         93,522          49,136     142,658     (28,231)       114,427
    Expenses.................................................        (95,408)        (42,373)   (137,781)     30,262       (107,519)
                                                               --------------   -------------   --------  -----------   -----------
      Net....................................................         (1,886)          6,763       4,877       2,031          6,908
  Allowance for equity funds.................................       --                    31          31      --                 31
  Miscellaneous..............................................          1,663            (147)      1,516        (669)           847
                                                               --------------   -------------   --------  -----------   -----------
      Total..................................................           (223)          6,647       6,424       1,362          7,786
                                                               --------------   -------------   --------  -----------   -----------
Income Before Utility Interest Charges.......................         64,816          43,043     107,859       1,362        109,221
                                                               --------------   -------------   --------  -----------   -----------
Utility Interest Charges
  Interest on long-term debt.................................         24,576          11,785      36,361                     36,361
  Other interest expense.....................................          1,757             537       2,294                      2,294
  Allowance for borrowed funds...............................         (1,069)           (580)     (1,649)                    (1,649)
                                                               --------------   -------------   --------  -----------   -----------
      Total..................................................         25,264          11,742      37,006      --             37,006
                                                               --------------   -------------   --------  -----------   -----------
Net Income...................................................         39,552          31,301      70,853       1,362         72,215
Preferred & Preference Dividends.............................          2,740           2,406       5,146      --              5,146
                                                               --------------   -------------   --------  -----------   -----------
Earnings on Common Stock.....................................  $      36,812    $     28,895    $ 65,707  $    1,362    $    67,069
                                                               --------------   -------------   --------  -----------   -----------
                                                               --------------   -------------   --------  -----------   -----------
Average Common Shares Outstanding............................         54,854          29,372      98,030      --             98,030
                                                               --------------   -------------   --------  -----------   -----------
                                                               --------------   -------------   --------  -----------   -----------
Earnings Per Common Share....................................  $        0.67    $       0.98    $   0.67      --        $      0.68
                                                               --------------   -------------   --------  -----------   -----------
                                                               --------------   -------------   --------  -----------   -----------

                           MIDAMERICAN ENERGY COMPANY
               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                          YEAR ENDED DECEMBER 31, 1993
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                               RESOURCES      IOWA-ILLINOIS                PRO FORMA     PRO FORMA
                                                             (RECLASSIFIED)   (AS REPORTED)     TOTAL     ADJUSTMENTS    COMBINED
                                                             --------------   -------------   ----------  -----------   -----------
Operating Revenues
  Electric.................................................  $     664,377    $    338,593    $1,002,970                $ 1,002,970
  Gas......................................................        332,168         206,821       538,989                    538,989
                                                             --------------   -------------   ----------  -----------   -----------
    Total..................................................        996,545         545,414     1,541,959     --           1,541,959
                                                             --------------   -------------   ----------  -----------   -----------
Operating Expenses and Taxes
  Cost of fuel, energy and capacity........................        143,406          64,619       208,025                    208,025
  Cooper Nuclear Station power purchased...................         85,987         --             85,987                     85,987
  Cost of gas sold.........................................        224,337         141,712       366,049                    366,049
  Other operating expenses.................................        159,812         104,281       264,093                    264,093
  Maintenance..............................................         57,077          44,524       101,601                    101,601
  Depreciation and amortization............................         89,805          61,017       150,822                    150,822
  Income taxes.............................................         43,887          24,477        68,364                     68,364
  Property and other taxes.................................         59,837          33,401        93,238                     93,238
                                                             --------------   -------------   ----------  -----------   -----------
    Total..................................................        864,148         474,031     1,338,179     --           1,338,179
                                                             --------------   -------------   ----------  -----------   -----------
Utility Operating Income...................................        132,397          71,383       203,780     --             203,780
                                                             --------------   -------------   ----------  -----------   -----------
Other Income
  Non-regulated operations
    Revenues...............................................        176,552          84,084       260,636    (94,350)        166,286
    Expenses...............................................       (180,479)        (71,583)     (252,062)    98,676        (153,386)
                                                             --------------   -------------   ----------  -----------   -----------
      Net..................................................         (3,927)         12,501         8,574      4,326          12,900
  Miscellaneous............................................         14,239             461        14,700       (472)         14,228
                                                             --------------   -------------   ----------  -----------   -----------
    Total..................................................         10,312          12,962        23,274      3,854          27,128
                                                             --------------   -------------   ----------  -----------   -----------
Income Before Utility Interest Charges.....................        142,709          84,345       227,054      3,854         230,908
                                                             --------------   -------------   ----------  -----------   -----------
Utility Interest Charges
  Interest on long-term debt...............................         56,171          24,471        80,642                     80,642
  Other interest expense...................................          3,122           1,625         4,747                      4,747
  Allowance for borrowed funds.............................         (1,207)           (979)       (2,186)                    (2,186)
                                                             --------------   -------------   ----------  -----------   -----------
    Total..................................................         58,086          25,117        83,203     --              83,203
                                                             --------------   -------------   ----------  -----------   -----------
Net Income.................................................         84,623          59,228       143,851      3,854         147,705
Preferred and Preference Dividends.........................          3,372           4,995         8,367     --               8,367
                                                             --------------   -------------   ----------  -----------   -----------
Earnings on Common Stock...................................  $      81,251    $     54,233    $  135,484   $  3,854     $   139,338
                                                             --------------   -------------   ----------  -----------   -----------
                                                             --------------   -------------   ----------  -----------   -----------
Average Common Shares Outstanding..........................         54,635          29,338        97,762     --              97,762
                                                             --------------   -------------   ----------  -----------   -----------
                                                             --------------   -------------   ----------  -----------   -----------
Earnings Per Common Share..................................  $        1.49    $       1.85    $     1.39     --         $      1.43
                                                             --------------   -------------   ----------  -----------   -----------
                                                             --------------   -------------   ----------  -----------   -----------

                           MIDAMERICAN ENERGY COMPANY
               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                          YEAR ENDED DECEMBER 31, 1992
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                               RESOURCES      IOWA-ILLINOIS                PRO FORMA     PRO FORMA
                                                             (RECLASSIFIED)   (AS REPORTED)     TOTAL     ADJUSTMENTS    COMBINED
                                                             --------------   -------------   ----------  -----------   -----------
Operating Revenues
  Electric.................................................  $     623,360    $    312,667    $  936,027                $   936,027
  Gas......................................................        299,820         184,867       484,687                    484,687
                                                             --------------   -------------   ----------  -----------   -----------
    Total..................................................        923,180         497,534     1,420,714      --          1,420,714
                                                             --------------   -------------   ----------  -----------   -----------
Operating Expenses and Taxes
  Cost of fuel, energy and capacity........................        137,902          58,266       196,168                    196,168
  Cooper Nuclear Station power purchased...................         86,455         --             86,455                     86,455
  Cost of gas sold.........................................        200,780         125,317       326,097                    326,097
  Other operating expenses.................................        156,901         102,311       259,212                    259,212
  Maintenance..............................................         54,233          39,536        93,769                     93,769
  Depreciation and amortization............................         86,190          58,456       144,646                    144,646
  Income taxes.............................................         24,096          16,320        40,416                     40,416
  Property and other taxes.................................         63,652          33,827        97,479                     97,479
                                                             --------------   -------------   ----------  -----------   -----------
    Total..................................................        810,209         434,033     1,244,242      --          1,244,242
                                                             --------------   -------------   ----------  -----------   -----------
Utility Operating Income...................................        112,971          63,501       176,472      --            176,472
                                                             --------------   -------------   ----------  -----------   -----------
Other Income
  Non-regulated operations
    Revenues...............................................        114,842          55,828       170,670      (77,102)       93,568
    Expenses...............................................       (120,050)        (46,351)     (166,401)      76,871       (89,530)
                                                             --------------   -------------   ----------  -----------   -----------
      Net..................................................         (5,208)          9,477         4,269         (231)        4,038
  Allowance for equity funds...............................          1,213         --              1,213      --              1,213
  Miscellaneous............................................         (2,918)           (984)       (3,902)        (563)       (4,465)
                                                             --------------   -------------   ----------  -----------   -----------
    Total..................................................         (6,913)          8,493         1,580         (794)          786
                                                             --------------   -------------   ----------  -----------   -----------
Income Before Utility Interest Charges.....................        106,058          71,994       178,052         (794)      177,258
                                                             --------------   -------------   ----------  -----------   -----------
Utility Interest Charges
  Interest on long-term debt...............................         61,440          25,793        87,233                     87,233
  Other interest expense...................................          2,230           1,872         4,102                      4,102
  Allowance for borrowed
   funds...................................................         (1,058)         (1,104)       (2,162)                    (2,162)
                                                             --------------   -------------   ----------  -----------   -----------
    Total..................................................         62,612          26,561        89,173      --             89,173
                                                             --------------   -------------   ----------  -----------   -----------
Net Income.................................................         43,446          45,433        88,879         (794)       88,085
Preferred and Preference Dividends.........................          3,706           5,029         8,735      --              8,735
                                                             --------------   -------------   ----------  -----------   -----------
Earnings on Common Stock...................................  $      39,740    $     40,404    $   80,144         (794)  $    79,350
                                                             --------------   -------------   ----------  -----------   -----------
                                                             --------------   -------------   ----------  -----------   -----------
Average Common Shares Outstanding..........................         54,351          27,944        95,430      --             95,430
                                                             --------------   -------------   ----------  -----------   -----------
                                                             --------------   -------------   ----------  -----------   -----------
Earnings Per Common Share..................................  $        0.73    $       1.45    $     0.84      --        $      0.83
                                                             --------------   -------------   ----------  -----------   -----------
                                                             --------------   -------------   ----------  -----------   -----------

                           MIDAMERICAN ENERGY COMPANY
               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                          YEAR ENDED DECEMBER 31, 1991
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                             RESOURCES      IOWA-ILLINOIS                PRO FORMA     PRO FORMA
                                                           (RECLASSIFIED)   (AS REPORTED)     TOTAL     ADJUSTMENTS    COMBINED
                                                           --------------   -------------   ----------  -----------   -----------
Operating Revenues
  Electric...............................................  $     637,222    $    331,577    $  968,799                $   968,799
  Gas....................................................        292,291         180,960       473,251                    473,251
                                                           --------------   -------------   ----------  -----------   -----------
    Total................................................        929,513         512,537     1,442,050      --          1,442,050
                                                           --------------   -------------   ----------  -----------   -----------
Operating Expenses and Taxes
  Cost of fuel, energy and capacity......................        133,866          65,437       199,303                    199,303
  Cooper Nuclear Station power purchased.................         72,659         --             72,659                     72,659
  Cost of gas sold.......................................        196,979         126,134       323,113                    323,113
  Other operating expenses...............................        151,603          95,590       247,193                    247,193
  Maintenance............................................         52,140          39,408        91,548                     91,548
  Depreciation and amortization..........................         82,475          52,587       135,062                    135,062
  Income taxes...........................................         40,083          25,360        65,443                     65,443
  Property and other taxes...............................         62,161          32,711        94,872                     94,872
                                                           --------------   -------------   ----------  -----------   -----------
    Total................................................        791,966         437,227     1,229,193      --          1,229,193
                                                           --------------   -------------   ----------  -----------   -----------
Utility Operating Income.................................        137,547          75,310       212,857      --            212,857
                                                           --------------   -------------   ----------  -----------   -----------
Other Income
  Non-regulated operations
    Revenues.............................................         99,546          33,090       132,636      (65,967)       66,669
    Expenses.............................................       (108,684)        (25,697)     (134,381)      66,237       (68,144)
                                                           --------------   -------------   ----------  -----------   -----------
      Net................................................         (9,138)          7,393        (1,745)         270        (1,475)
  Allowance for equity funds.............................            124         --                124      --                124
  Miscellaneous..........................................          5,867            (648)        5,219         (473)        4,746
                                                           --------------   -------------   ----------  -----------   -----------
    Total................................................         (3,147)          6,745         3,598         (203)        3,395
                                                           --------------   -------------   ----------  -----------   -----------
Income Before Utility Interest Charges...................        134,400          82,055       216,455         (203)      216,252
                                                           --------------   -------------   ----------  -----------   -----------
Utility Interest Charges
  Interest on long-term debt.............................         55,492          27,096        82,588                     82,588
  Other interest expensed................................          8,002           2,040        10,042                     10,042
  Allowance for borrowed funds...........................         (2,899)         (1,448)       (4,347)                    (4,347)
                                                           --------------   -------------   ----------  -----------   -----------
    Total................................................         60,595          27,688        88,283      --             88,283
                                                           --------------   -------------   ----------  -----------   -----------
Net Income...............................................         73,805          54,367       128,172         (203)      127,969
Preferred & Preference Dividends.........................          5,361           4,347         9,708      --              9,708
                                                           --------------   -------------   ----------  -----------   -----------
Earnings on Common Stock.................................  $      68,444    $     50,020    $  118,464  $      (203)  $   118,261
                                                           --------------   -------------   ----------  -----------   -----------
                                                           --------------   -------------   ----------  -----------   -----------
Average Common Shares Outstanding........................         50,393          26,838        89,844      --             89,844
                                                           --------------   -------------   ----------  -----------   -----------
                                                           --------------   -------------   ----------  -----------   -----------
Earnings Per Common Share................................  $        1.36    $       1.86    $     1.32      --        $      1.32
                                                           --------------   -------------   ----------  -----------   -----------
                                                           --------------   -------------   ----------  -----------   -----------

                           MIDAMERICAN ENERGY COMPANY
       NOTES TO PRO FORMA COMBINED BALANCE SHEET AND STATEMENTS OF INCOME

    A. General

    The preceding unaudited pro forma combined balance sheets and statements of income show the effect of the Merger of Iowa-Illinois, Resources and Midwest Power into the Company. The preceding financial statements are prepared on the pooling of interests basis of accounting.

    Iowa-Illinois and Resources signed a definitive agreement on July 26, 1994, as amended and restated as of September 27, 1994, to merge with and into the Company. Iowa-Illinois is an Illinois corporation engaged in the business of generating, transmitting, distributing and selling electric energy and distributing, selling and transporting natural gas in the states of Illinois and Iowa. Through a wholly owned subsidiary, InterCoast Energy Company, Iowa-Illinois engages in non-regulated energy-related businesses. Iowa-Illinois is headquartered in Davenport, Iowa.

    Resources is an Iowa corporation headquartered in Des Moines, Iowa. Resources, through its utility subsidiary, Midwest Power, is engaged in the business of generating, transmitting, distributing and selling electric energy in the states of Iowa and South Dakota and distributing, selling and transporting natural gas in the states of Iowa, South Dakota and Nebraska. Resources is engaged in non-regulated activities including construction of electric generating facilities and electric lines, telecommunications, nonregulated electric and natural gas activities, railcar leasing and management, real estate development and leveraged leases.

    The Merger Agreement establishes Conversion Ratios of 1.47 shares of Company Common Stock for each share of Iowa-Illinois Common Stock and 1.0 share of Company Common Stock for each 1.0 share of Resources Common Stock. The Merger Agreement is subject to approval by the shareholders of each corporation and certain regulatory agencies.

    B. Average Shares Outstanding

    Pro forma per common share amounts give effect to the conversion of each share of Resources Common Stock outstanding into one share of Company Common Stock and each share of Iowa-Illinois Common Stock outstanding into 1.47 shares of Company Common Stock. Pro forma dividends declared per common share reflect the historical dividends declared by Resources and Iowa-Illinois, divided by the pro forma average number of shares of Company Common Stock outstanding. The Company anticipates paying annual dividends of $1.20 per share subsequent to the Merger.

    C. Estimated transaction costs directly associated with the merger of Iowa-Illinois and Resources into the Company, including printing, engraving, filing fees and fees of financial advisors, accountants and attorneys:

    Estimated  transaction  costs  directly   associated  with  the  Merger   of
Iowa-Illinois, Resources and Midwest Power with and into the Company are approximately $10 million and will be treated as expenses as incurred. These non-recurring costs of the Merger are not shown in the unaudited pro forma combined financial statements.

    D. Midwest Power is a subsidiary of Resources. The Resources consolidated financial statements include Midwest Power balance sheets and statements of income.

    E. Iowa-Illinois will purchase or redeem its outstanding Preferred Stock. In addition, Midwest Capital Group will repay certain of its obligations which are guaranteed by Resources. These transactions are expected to be funded through the issuance of commercial paper, and are not reflected in the pro forma financial statements because they would not have a material effect on the Ratio of Earnings to Fixed Charges and Preferred and Preference Dividend Requirements.

    F. Pro Forma Adjustments

    In an effort to more closely focus its nonregulated activities on businesses that relate to its core utility business, Resources intends to dispose of its investments in subsidiaries which construct electric generating facilities and electric lines as soon as practicable in a manner that will minimize the effect on its earnings. The pro forma adjustments reflect the entries necessary to report the results of the discontinued operations for the periods presented as a separate component of income. In addition, Resources anticipates recording an estimated loss of $3.8 million (net of taxes of $7.9 million) during the third quarter of 1994, which includes provisions for the estimated future losses from operations prior to final disposition and the estimated loss on disposal. The loss provisions are not included in the pro forma adjustments or the estimated transaction costs discussed in Note C above.

    G. Resources Reclassifying Financial Information (Unaudited)

    The following Resources schedules reflect the reclassifying entries necessary to adjust Resources consolidated statement of income presentation to be consistent with the presentation expected to be used by the Company. The reclassifying entries further reflect previously discontinued oil and gas operations as continuing operations. Non-operating realized and unrealized gains and losses and revaluations of assets are reflected in "Miscellaneous" for regulated and non-regulated operations.

                             MIDWEST RESOURCES INC.
                       RECLASSIFYING STATEMENTS OF INCOME
                         SIX MONTHS ENDED JUNE 30, 1994
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                         RESOURCES      RESOURCES     RESOURCES
                                       (AS REPORTED)    RECLASSES   RECLASSIFIED
                                       --------------   ---------   -------------
Operating Revenues
  Electric...........................  $     322,853    $      45   $    322,898
  Gas................................        176,769          134        176,903
  Other..............................         90,936      (90,936)       --
                                       --------------   ---------   -------------
    Total............................        590,558      (90,757)       499,801
                                       --------------   ---------   -------------
Operating Expenses and Taxes
  Cost of fuel, energy and
   capacity..........................         62,631        2,151         64,782
  Cooper Nuclear Station power
   purchased.........................         50,071       --             50,071
  Cost of gas sold...................        119,378          172        119,550
  Other operating expenses...........        166,613      (90,305)        76,308
  Maintenance........................         26,686         (559)        26,127
  Depreciation and amortization......         49,583       (3,645)        45,938
  Income taxes.......................       --             24,285         24,285
  Property and other taxes...........         29,146       (1,445)        27,701
                                       --------------   ---------   -------------
    Total............................        504,108      (69,346)       434,762
                                       --------------   ---------   -------------
Utility Operating Income.............         86,450      (21,411)        65,039
                                       --------------   ---------   -------------
Other Income
  Non-regulated operations
    Revenues.........................       --             93,522         93,522
    Expenses.........................       --            (95,408)       (95,408)
                                       --------------   ---------   -------------
      Net............................       --             (1,886)        (1,886)
  Allowance for equity funds.........       --             --            --
  Miscellaneous......................          5,978       (4,315)         1,663
                                       --------------   ---------   -------------
    Total............................          5,978       (6,201)          (223)
                                       --------------   ---------   -------------
Income Before Utility Interest
 Charges.............................         92,428      (27,612)        64,816
                                       --------------   ---------   -------------
Utility Interest Charges
  Interest on long-term debt.........         27,412       (2,836)        24,576
  Other interest expense.............          1,842          (85)         1,757
  Preferred stock dividends of
   subsidiary........................          2,740       (2,740)       --
  Allowance for borrowed funds.......       --             (1,069)        (1,069)
                                       --------------   ---------   -------------
    Total............................         31,994       (6,730)        25,264
                                       --------------   ---------   -------------
INCOME FROM CONTINUING OPERATIONS
 BEFORE INCOME TAXES.................         60,434      (20,882)        39,552
INCOME TAXES.........................         23,622      (23,622)       --
                                       --------------   ---------   -------------
NET INCOME FROM CONTINUING
 OPERATIONS..........................         36,812        2,740         39,552
Income from discontinued oil and gas
 exploration operations (net of
 income taxes).......................       --             --            --
                                       --------------   ---------   -------------
Net Income...........................         36,812        2,740         39,552
Preferred & Preference Dividends.....       --              2,740          2,740
                                       --------------   ---------   -------------
Earnings on Common Stock.............  $      36,812    $  --       $     36,812
                                       --------------   ---------   -------------
                                       --------------   ---------   -------------
Average Common Shares Outstanding....         54,854                      54,854
                                       --------------               -------------
                                       --------------               -------------
Earnings Per Common Share............  $        0.67                $       0.67
                                       --------------               -------------
                                       --------------               -------------

                             MIDWEST RESOURCES INC.
                       RECLASSIFYING STATEMENTS OF INCOME
                          YEAR ENDED DECEMBER 31, 1993
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                         RESOURCES      RESOURCES     RESOURCES
                                       (AS REPORTED)    RECLASSES   RECLASSIFIED
                                       --------------   ---------   -------------
Operating Revenues
  Electric...........................  $     664,323    $      54   $    664,377
  Gas................................        332,168       --            332,168
  Other..............................        171,586     (171,586)       --
                                       --------------   ---------   -------------
    Total............................      1,168,077     (171,532)       996,545
                                       --------------   ---------   -------------
Operating Expenses and Taxes
  Cost of fuel, energy and
   capacity..........................        140,277        3,129        143,406
  Cooper Nuclear Station power
   purchased.........................         85,987       --             85,987
  Cost of gas sold...................        223,745          592        224,337
  Other operating expenses...........        334,036     (174,224)       159,812
  Maintenance........................         58,418       (1,341)        57,077
  Depreciation and amortization......         96,797       (6,992)        89,805
  Income taxes.......................       --             43,887         43,887
  Property and other taxes...........         63,202       (3,365)        59,837
                                       --------------   ---------   -------------
    Total............................      1,002,462     (138,314)       864,148
                                       --------------   ---------   -------------
Utility Operating Income.............        165,615      (33,218)       132,397
                                       --------------   ---------   -------------
Other Income
  Non-regulated operations
    Revenues.........................       --            176,552        176,552
    Expenses.........................       --           (180,479)      (180,479)
                                       --------------   ---------   -------------
      Net............................       --             (3,927)        (3,927)
  Allowance for equity funds.........       --             --            --
  Miscellaneous......................         27,467      (13,228)        14,239
                                       --------------   ---------   -------------
    Total............................         27,467      (17,155)        10,312
                                       --------------   ---------   -------------
Income Before Utility Interest
 Charges.............................        193,082      (50,373)       142,709
                                       --------------   ---------   -------------
Utility Interest Charges
  Interest on long-term debt.........         62,021       (5,850)        56,171
  Other interest expense.............          3,416         (294)         3,122
  Preferred stock dividends of
   subsidiary........................          3,372       (3,372)       --
  Allowance for borrowed funds.......       --             (1,207)        (1,207)
                                       --------------   ---------   -------------
    Total............................         68,809      (10,723)        58,086
                                       --------------   ---------   -------------
INCOME FROM CONTINUING OPERATIONS
 BEFORE INCOME TAXES.................        124,273      (39,650)        84,623
INCOME TAXES.........................         43,944      (43,944)       --
                                       --------------   ---------   -------------
NET INCOME FROM CONTINUING
 OPERATIONS..........................         80,329        4,294         84,623
Income from discontinued oil and gas
 exploration operations (net of
 income taxes).......................            922         (922)       --
                                       --------------   ---------   -------------
Net Income...........................         81,251        3,372         84,623
Preferred Dividends..................       --              3,372          3,372
                                       --------------   ---------   -------------
Earnings on Common Stock.............  $      81,251    $  --       $     81,251
                                       --------------   ---------   -------------
                                       --------------   ---------   -------------
Average Common Shares Outstanding....         54,635                      54,635
                                       --------------               -------------
                                       --------------               -------------
Earnings Per Common Share............  $        1.49                $       1.49
                                       --------------               -------------
                                       --------------               -------------

                             MIDWEST RESOURCES INC.
                       RECLASSIFYING STATEMENTS OF INCOME
                          YEAR ENDED DECEMBER 31, 1992
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                         RESOURCES      RESOURCES     RESOURCES
                                       (AS REPORTED)    RECLASSES   RECLASSIFIED
                                       --------------   ---------   -------------
Operating Revenues
  Electric...........................  $     623,360    $  --       $    623,360
  Gas................................        299,820       --            299,820
  Other..............................        110,164     (110,164)       --
                                       --------------   ---------   -------------
      Total..........................      1,033,344     (110,164)       923,180
                                       --------------   ---------   -------------
Operating Expenses and Taxes
  Cost of fuel, energy and
   capacity..........................        134,969        2,933        137,902
  Cooper Nuclear Station power
   purchased.........................         86,455       --             86,455
  Cost of gas sold...................        200,780       --            200,780
  Other operating expenses...........        260,237     (103,336)       156,901
  Maintenance........................         55,643       (1,410)        54,233
  Depreciation and amortization......         93,270       (7,080)        86,190
  Income taxes.......................       --             24,096         24,096
  Property and other taxes...........         66,706       (3,054)        63,652
                                       --------------   ---------   -------------
      Total..........................        898,060      (87,851)       810,209
                                       --------------   ---------   -------------
Utility Operating Income.............        135,284      (22,313)       112,971
                                       --------------   ---------   -------------
Other Income
  Non-regulated operations
    Revenues.........................       --            114,842        114,842
    Expenses.........................       --           (120,050)      (120,050)
                                       --------------   ---------   -------------
      Net............................       --             (5,208)        (5,208)
    Allowance for equity funds.......       --              1,213          1,213
    Miscellaneous....................         (2,924)           6         (2,918)
                                       --------------   ---------   -------------
      Total..........................         (2,924)      (3,989)        (6,913)
                                       --------------   ---------   -------------
Income Before Utility Interest
 Charges.............................        132,360      (26,302)       106,058
                                       --------------   ---------   -------------
Utility Interest Charges
  Interest on long-term debt.........         67,945       (6,505)        61,440
  Other interest expense.............          2,662         (432)         2,230
  Preferred stock dividends of
   subsidiary........................          3,706       (3,706)       --
  Allowance for borrowed funds.......       --             (1,058)        (1,058)
                                       --------------   ---------   -------------
      Total..........................         74,313      (11,701)        62,612
                                       --------------   ---------   -------------
INCOME FROM CONTINUING OPERATIONS
 BEFORE INCOME TAXES.................         58,047      (14,601)        43,446
INCOME TAXES.........................         15,452      (15,452)       --
                                       --------------   ---------   -------------
NET INCOME FROM CONTINUING
 OPERATIONS..........................         42,595          851         43,446
Income from discontinued oil and gas
 exploration (net of income taxes)...         (2,855)       2,855        --
                                       --------------   ---------   -------------
Net Income...........................         39,740        3,706         43,446
Preferred Dividends..................       --              3,706          3,706
                                       --------------   ---------   -------------
Earnings on Common Stock.............  $      39,740    $  --       $     39,740
                                       --------------   ---------   -------------
                                       --------------   ---------   -------------
Average Common Shares Outstanding....         54,351                      54,351
                                       --------------               -------------
                                       --------------               -------------
Earning Per Common Share.............  $        0.73                $       0.73
                                       --------------               -------------
                                       --------------               -------------

                             MIDWEST RESOURCES INC.
                       RECLASSIFYING STATEMENTS OF INCOME
                          YEAR ENDED DECEMBER 31, 1991
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                            RESOURCES    RESOURCES    RESOURCES
                                                                          (AS REPORTED)  RECLASSES   RECLASSIFIED
                                                                          -------------  ----------  ------------
Operating Revenues
  Electric..............................................................   $   637,222   $   --      $    637,222
  Gas...................................................................       292,291       --           292,291
  Other.................................................................        92,675      (92,675)      --
                                                                          -------------  ----------  ------------
    Total...............................................................     1,022,188      (92,675)      929,513
                                                                          -------------  ----------  ------------
Operating Expenses and Taxes
  Cost of fuel, energy and capacity.....................................       130,041        3,825       133,866
  Cooper Nuclear Station power purchased................................        72,659       --            72,659
  Cost of gas sold......................................................       196,979       --           196,979
  Other operating expenses..............................................       238,759      (87,156)      151,603
  Maintenance...........................................................        53,483       (1,343)       52,140
  Depreciation and amortization.........................................        89,437       (6,962)       82,475
  Income taxes..........................................................       --            40,083        40,083
  Property and other taxes..............................................        64,695       (2,534)       62,161
                                                                          -------------  ----------  ------------
    Total...............................................................       846,053      (54,087)      791,966
                                                                          -------------  ----------  ------------
Utility Operating Income................................................       176,135      (38,588)      137,547
                                                                          -------------  ----------  ------------
Other Income
  Non-regulated operations
    Revenues............................................................       --            99,546        99,546
    Expenses............................................................       --          (108,684)     (108,684)
                                                                          -------------  ----------  ------------
      Net...............................................................       --            (9,138)       (9,138)
  Allowance for equity funds............................................       --               124           124
  Miscellaneous.........................................................        11,039       (5,172)        5,867
                                                                          -------------  ----------  ------------
    Total...............................................................        11,039      (14,186)       (3,147)
                                                                          -------------  ----------  ------------
Income Before Utility Interest Charges..................................       187,174      (52,774)      134,400
                                                                          -------------  ----------  ------------
Utility Interest Charges
  Interest on long-term debt............................................        61,749       (6,257)       55,492
  Other interest expense................................................         9,925       (1,923)        8,002
  Preferred stock dividends of subsidiary...............................         5,361       (5,361)      --
  Allowance for borrowed funds..........................................       --            (2,899)       (2,899)
                                                                          -------------  ----------  ------------
    Total...............................................................        77,035      (16,440)       60,595
                                                                          -------------  ----------  ------------
NET INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES...............       110,139      (36,334)       73,805
INCOME TAXES............................................................        38,437      (38,437)      --
                                                                          -------------  ----------  ------------
NET INCOME FROM CONTINUING OPERATIONS...................................        71,702        2,103        73,805
Income from discontinued oil and gas exploration operations (net of
 income taxes)..........................................................        (3,258)       3,258       --
                                                                          -------------  ----------  ------------
Net Income..............................................................        68,444        5,361        73,805
Preferred Dividends.....................................................       --             5,361         5,361
                                                                          -------------  ----------  ------------
Earnings on Common Stock................................................   $    68,444   $   --      $     68,444
                                                                          -------------  ----------  ------------
                                                                          -------------  ----------  ------------
Average Common Shares Outstanding.......................................        50,393                     50,393
                                                                          -------------              ------------
                                                                          -------------              ------------
Earnings Per Common Share...............................................   $      1.36               $       1.36
                                                                          -------------              ------------
                                                                          -------------              ------------

            SELECTED INFORMATION CONCERNING IOWA-ILLINOIS, RESOURCES
                               AND MIDWEST POWER

BUSINESS OF IOWA-ILLINOIS

    Iowa-Illinois, an Illinois corporation, is engaged in the business of generating, transmitting, distributing and selling electric energy and distributing, selling and transporting natural gas in the States of Illinois and Iowa. Iowa-Illinois serves more than 200,000 electric customers in 51 communities. These include the Illinois and Iowa Quad-Cities on the Mississippi River and Iowa City and Fort Dodge, Iowa. Iowa-Illinois also serves two full requirements wholesale customers and one partial requirements wholesale customer. Sales to these three customers are 0.1% of total electric sales. Iowa-Illinois serves more than 240,000 natural gas customers in 64 communities, including the Quad-Cities, along with Iowa City, Cedar Rapids, Fort Dodge and Ottumwa, Iowa.

    Through a wholly owned subsidiary, InterCoast Energy Company ("InterCoast"), Iowa-Illinois engages in non-regulated energy-related businesses. InterCoast provides a vehicle for the separation of non-regulated activities from Iowa-Illinois' regulated utility businesses. The operations of InterCoast emphasize energy-related diversification, credit quality and liquidity. InterCoast takes advantage of a core expertise in energy, participating in the energy industry through three major areas: oil and gas (Medallion Production Company), energy services (InterCoast Energy Services) and financial investments (InterCoast Capital Company).

    Headquartered in Davenport, Iowa, Iowa-Illinois has approximately 1,400 employees. Iowa-Illinois' principal executive offices are located at 206 East Second Street, Davenport, Iowa 52801 (telephone 319/326-7111).

    Information regarding the names, ages, positions and business backgrounds of the executive officers and directors of Iowa-Illinois, as well as additional information, including executive compensation, security ownership of certain beneficial owners and management and certain relationships and related transactions, is incorporated by reference to the Iowa-Illinois Annual Report on Form 10-K for the year ended December 31, 1993.

BUSINESS OF RESOURCES AND MIDWEST POWER

    RESOURCES. Resources is an Iowa corporation which is the largest utility holding company in the state of Iowa, serving one-third of the state's electric and natural gas customers in urban, small-town and rural areas. Through its utility subsidiary, Midwest Power, described below, Resources provides electric and natural gas utility services. Resources operates its nonregulated businesses and investments through a second subsidiary Midwest Capital Group, Inc. These businesses and investments include electric and natural gas activities, management of rail cars, telecommunications, real estate development, venture capital and leveraged leases. Headquartered in Des Moines, the capital city of Iowa, Resources and its subsidiaries have approximately 3,000 full-time employees.

    In an effort to more closely focus its nonregulated activities on businesses that relate to its core utility business, Resources intends to dispose of its investments in subsidiaries which construct electric generating facilities and electric lines as soon as practicable in a manner that will minimize the effect on its earnings. These subsidiaries are reflected as discontinued operations under "Pro Forma Combined Financial Information (unaudited)."

    Information regarding the names, ages, positions and business backgrounds of the executive officers and directors of Resources, as well as additional information, including executive compensation, security ownership of certain beneficial owners and management and certain relationships and related transactions, is incorporated by reference to the Resources Proxy Statement for the 1994 annual meeting of its shareholders.

    MIDWEST POWER. Midwest Power, an Iowa corporation, has two operating divisions: Midwest Power and Midwest Power Gas. Midwest Power provides electric service to 424,000 customers in 327 communities in central, western and northern Iowa and six communities in southeastern South

Dakota. Midwest Power Gas provides natural gas service to 342,000 customers in 204 Iowa, Two Nebraska and 27 South Dakota communities. The largest communities served by one or both of the utilities are Des Moines, Sioux City, Waterloo and Council Buffs, Iowa, and Sioux Falls, South Dakota.

    Information regarding the names, ages, positions and business backgrounds of the executive officers and directors of Midwest Power, as well as additional information, including executive compensation, security ownership of certain beneficial owners and management and certain relationships and related transactions, is incorporated by reference to the Midwest Power Annual Report on Form 10-K for the year ended December 31, 1993.

                        THE COMPANY FOLLOWING THE MERGER

MANAGEMENT OF THE COMPANY
    The  Company Board currently consists of Russell E. Christiansen and Stanley
J. Bright. Pursuant to the Merger Agreement, at the Effective Time the Company Board will consist of 19 members, eight of whom will be designated by Iowa-Illinois and 11 of whom will be designated by Resources. Iowa-Illinois has designated Stanley J. Bright, John W. Colloton, Frank S. Cottrell, William C. Fletcher, Mel Foster Jr., Nancy L. Seifert, W. Scott Tinsman and Leonard L. Woodruff, and Resources has designated Russell E. Christiansen and will designate ten other persons from the following persons: John W. Aalfs, Betty T. Asher, Robert A. Burnett, Ross D. Christensen, Jack W. Eugster, Nolden Gentry, James M. Hoak, Jr., Gerald M. Kirke, Richard L. Lawson, Robert L. Peterson, Mark
W. Putney and Richard A. Schneider; to serve as directors of the Company as of the Effective Time. Each of such persons is currently a director of Iowa-Illinois or Resources. The Board of Directors, after the Effective Time, will implement a plan to reduce the number of outside directors to no more than 14 by June 1, 1997. The Nominating Committee of the Board with certain guidelines set forth in the Merger Agreement will be responsible for the initial preparation of the plan. All committees of the Board of Directors of the Company at the Effective Time shall consist of an equal number of Resources Designees and Iowa-Illinois Designees.

    Initially, Russell E. Christiansen will be Chairman and Chairman, Office of the Chief Executive Officer of the Company and Stanley J. Bright will be President and President, Office of the Chief Executive Officer of the Company. Each of Mr. Christiansen and Mr. Bright will have an employment agreement with the Company following the Merger. See "The Merger -- Interests of Certain Persons in the Merger -- Employment Agreements."

OPERATIONS OF THE COMPANY
    The Merger Agreement provides that the Company will maintain (i) its corporate headquarters, the principal office of the Chief Executive Officer and the corporate functions (without limitation) of finance, treasury, secretary, shareholder services, human resources and general counsel in Des Moines, Iowa;
(ii) the headquarters of the electric division and the office of the most senior executive of such division in Davenport, Iowa; and (iii) the headquarters of the gas division and the office of the most senior executive of such division in Sioux City, Iowa. Such provision cannot be modified prior to June 1, 1997, unless and until the terms of such modification are approved by a vote of two-thirds of the members of the Board of Directors of the Company.

    The Merger Agreement also provides that during the period from the Effective Time until June 1, 1997, the Company's name, as agreed upon by the Resources Board and the Iowa-Illinois Board prior to the Effective Time, may not be modified unless and until the terms of such modification are approved by a vote of two-thirds of the members of the Board of Directors of the Company and any required vote of the shareholders of the Company under applicable law.

    It is anticipated that following the Merger the Company will initially pay dividends on Company Common Stock at the rate of $1.20 per annum, subject to change from time to time by the Company Board based on the Company's results of operations, financial condition, capital requirements and other relevant considerations. However, no assurance can be given that such dividend rate will be in effect or will remain unchanged, and the Company reserves the right to increase or decrease the dividend on Company Common Stock as may be required by law or contract or as may be determined by the Company Board, in its discretion, to be advisable. For a description of certain restrictions on the Company's ability to pay dividends on Company Common Stock, see "Description of Company Capital Stock."

REORGANIZATION OF NONREGULATED SUBSIDIARIES


    At the Effective Time, the businesses and assets of InterCoast and Midwest Capital, the wholly-owned nonregulated subsidiaries of Iowa-Illinois and Resources, respectively, will be reorganized. The existing service area business development projects of Resources and Iowa-Illinois which are located in the Company's utility service territory will remain with or be transferred to Midwest Capital. In addition, a line of credit in the amount of $25 million will be established for the Company to provide funds to Midwest Capital to finance existing development projects and new development opportunities in the Company's utility service territory. Midwest Capital may also use the line of credit to explore other opportunities in the Company's service territory.


    The remaining assets of Midwest Capital at the Effective Time will be transferred to InterCoast, which will own and operate the nonregulated businesses of the Company, including oil and gas, power brokering and marketing, and investments. The Company currently plans to contribute $55 million of equity, in cash, to InterCoast to enable it to repay certain obligations which are guaranteed by Resources and are associated with certain nonregulated businesses which will be transferred from Midwest Capital to InterCoast. This equity contribution is consistent with the philosophy that the operations and businesses of the nonregulated subsidiaries should be non-recourse to the regulated utility company and should be separate from its operations. The equity contribution will initially be made with funds obtained by the Company from short term credit facilities, but is expected to be replaced with long term debt or equity, or a combination thereof, by the Company in the future, depending on the entire financing needs of the Company at the time, including the potential effect on credit ratings and utility rates.

    Authorization  for   the   planned  reorganization   of   the   wholly-owned
nonregulated subsidiaries will be requested in the Merger applications filed with the IUB and the ICC.

                                    EXPERTS

    The 1993 consolidated financial statements and the related 1993 financial statement schedules incorporated in this Joint Proxy Statement/Prospectus by reference from the Iowa-Illinois Annual Report on Form 10-K for the year ended December 31, 1993 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The consolidated financial statements and schedules of Iowa-Illinois as of December 31, 1992 and for the two years then ended, included or incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1993, which statements and schedules are incorporated by reference in this Joint Proxy Statement/Prospectus, have been audited by Arthur Andersen LLP (formerly Arthur Andersen & Co.), independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

    The consolidated financial statements and schedules of Resources and Midwest Power included in their respective Annual Reports on Form 10-K for the year ended December 31, 1993, which statements and schedules are incorporated by reference in this Joint Proxy Statement/Prospectus, have been audited by Arthur Andersen LLP (formerly Arthur Andersen & Co.), independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports. Reference is made to said reports, each dated January 28, 1994, which include an explanatory paragraph with respect to the change in method of accounting for postretirement benefits other than pensions in 1993 as discussed in Note 15 to the Resources' consolidated financial statements and Note 14 to the Midwest Power's consolidated financial statements.

                                 LEGAL MATTERS

    Sidley & Austin will pass upon the legality of the shares of Company Common Stock and Company Preferred Stock issued in connection with the Merger.

    Sidley & Austin  has for  many years  regularly provided  legal services  to
Iowa-Illinois and to Resources and Midwest Power and their predecessor corporations in matters in which the interests of Iowa-Illinois and Resources and Midwest Power did not conflict. With the consent of Iowa-Illinois, Sidley & Austin is representing Resources and Midwest Power in connection with the Merger and other matters in which their interests do not conflict with those of Iowa-Illinois. With the consent of Resources and Midwest Power, Sidley & Austin is continuing to represent Iowa-Illinois in matters in which its interests do not conflict with those of Resources and Midwest Power. LeBoeuf, Lamb, Greene & MacRae, L.L.P., a limited liability partnership including professional corporations, is representing Iowa-Illinois in connection with the Merger.

                             SHAREHOLDER PROPOSALS

    In order for proposals of Resources shareholders intended to be presented at the annual meeting of shareholders to be held in 1995 to be considered for inclusion in the Resources Proxy Statement and form of proxy relating to that meeting, such proposals must be received by Resources on or before November 16, 1994. Proposals should be sent to the Secretary, Midwest Resources Inc., P.O. Box 9244, Des Moines, Iowa 50306-9244.

    In order for proposals of Iowa-Illinois shareholders intended to be presented at the annual meeting of shareholders to be held in 1995 to be considered for inclusion in the Iowa-Illinois Proxy Statement and form of proxy relating to that meeting, such proposals must be received by Iowa-Illinois on or before November 16, 1994. Proposals should be sent to Keith M. Giger, Secretary and Treasurer, Iowa-Illinois Gas and Electric Company, P.O. Box 4350, Davenport, Iowa 52808.

                                                                         ANNEX I

                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                             MIDWEST RESOURCES INC.
                                      AND
                           MIDWEST POWER SYSTEMS INC.
                                      AND
                     IOWA-ILLINOIS GAS AND ELECTRIC COMPANY
                                      AND
                           MIDAMERICAN ENERGY COMPANY
                           DATED AS OF JULY 26, 1994

                                       AS
                              AMENDED AND RESTATED
                            AS OF SEPTEMBER 27, 1994

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                            ---------
                                                      ARTICLE I
                                                     THE MERGER

SECTION 1.1          The Merger...........................................................................        I-1
SECTION 1.2          Effects of the Merger................................................................        I-1
SECTION 1.3          Effective Time of the Merger.........................................................        I-1

                                                     ARTICLE II
                                                CONVERSION OF SHARES

SECTION 2.1          Effect of the Merger on Capital Stock................................................        I-2
SECTION 2.2          Exchange of Common Stock Certificates................................................        I-3
SECTION 2.3          Exchange of Certain Stock Certificates Not Required..................................        I-5
SECTION 2.4          No Further Ownership Rights in Preferred Stock or Preference Stock...................        I-5

                                                     ARTICLE III
                                                     THE CLOSING

SECTION 3.1          Closing..............................................................................        I-6

                                                     ARTICLE IV
                                     REPRESENTATIONS AND WARRANTIES OF RESOURCES
                                                  AND MIDWEST POWER

SECTION 4.1          Organization and Qualification.......................................................        I-6
SECTION 4.2          Subsidiaries.........................................................................        I-6
SECTION 4.3          Capitalization.......................................................................        I-7
SECTION 4.4          Authority; Non-Contravention; Statutory Approvals; Compliance........................        I-7
SECTION 4.5          Reports and Financial Statements.....................................................        I-9
SECTION 4.6          Absence of Certain Changes or Events; Absence of Undisclosed Liabilities.............        I-9
SECTION 4.7          Litigation...........................................................................       I-10
SECTION 4.8          Registration Statement and Proxy Statement...........................................       I-10
SECTION 4.9          Tax Matters..........................................................................       I-10
SECTION 4.10         Employee Matters; ERISA..............................................................       I-13
SECTION 4.11         Environmental Protection.............................................................       I-15
SECTION 4.12         Regulation as a Utility..............................................................       I-17
SECTION 4.13         Vote Required........................................................................       I-17
SECTION 4.14         Accounting Matters...................................................................       I-17
SECTION 4.15         Opinion of Financial Advisor.........................................................       I-17
SECTION 4.16         Insurance............................................................................       I-17
SECTION 4.17         Ownership of Iowa-Illinois Capital Stock.............................................       I-18

                                                                                                              PAGE
                                                                                                            ---------
                                                      ARTICLE V
                                   REPRESENTATIONS AND WARRANTIES OF IOWA-ILLINOIS

SECTION 5.1          Organization and Qualification.......................................................       I-18
SECTION 5.2          Subsidiaries.........................................................................       I-18
SECTION 5.3          Capitalization.......................................................................       I-18
SECTION 5.4          Authority; Non-Contravention; Statutory Approvals; Compliance........................       I-19
SECTION 5.5          Reports and Financial Statements.....................................................       I-20
SECTION 5.6          Absence of Certain Changes or Events; Absence of Undisclosed Liabilities.............       I-20
SECTION 5.7          Litigation...........................................................................       I-21
SECTION 5.8          Registration Statement and Proxy Statement...........................................       I-21
SECTION 5.9          Tax Matters..........................................................................       I-21
SECTION 5.10         Employee Matters; ERISA..............................................................       I-23
SECTION 5.11         Environmental Protection.............................................................       I-26
SECTION 5.12         Regulation as a Utility..............................................................       I-27
SECTION 5.13         Vote Required........................................................................       I-27
SECTION 5.14         Accounting Matters...................................................................       I-27
SECTION 5.15         Opinion of Financial Advisor.........................................................       I-27
SECTION 5.16         Insurance............................................................................       I-27
SECTION 5.17         Ownership of Resources Common Stock..................................................       I-27

                                                     ARTICLE VI
                                       CONDUCT OF BUSINESS PENDING THE MERGER

SECTION 6.1          Covenants of the Parties.............................................................       I-27

                                                     ARTICLE VII
                                                ADDITIONAL AGREEMENTS

SECTION 7.1          Access to Information................................................................       I-31
SECTION 7.2          Joint Proxy Statement and Registration Statement.....................................       I-31
SECTION 7.3          Regulatory Approvals and Other Matters...............................................       I-32
SECTION 7.4          Shareholder Approval.................................................................       I-33
SECTION 7.5          Directors' and Officers' Indemnification.............................................       I-33
SECTION 7.6          Disclosure Schedules.................................................................       I-34
SECTION 7.7          Public Announcements.................................................................       I-35
SECTION 7.8          Rule 145 Affiliates..................................................................       I-35
SECTION 7.9          No Solicitations.....................................................................       I-35
SECTION 7.10         Expenses.............................................................................       I-36
SECTION 7.11         Board of Directors...................................................................       I-36
SECTION 7.12         Officers.............................................................................       I-36
SECTION 7.13         Employment Agreements and Workforce Matters..........................................       I-36
SECTION 7.14         Severance Plan.......................................................................       I-37
SECTION 7.15         Post-Merger Operations...............................................................       I-37
SECTION 7.16         Purchase or Redemption of Iowa-Illinois Preferred Stock..............................       I-37

                                                                                                              PAGE
                                                                                                            ---------
                                                    ARTICLE VIII
                                                     CONDITIONS

SECTION 8.1          Conditions to Each Party's Obligations to Effect the Merger..........................       I-37
SECTION 8.2          Conditions to Obligations of Resources and Midwest Power to Effect the Merger........       I-38
SECTION 8.3          Conditions to Obligations of Iowa-Illinois to Effect the Merger......................       I-39

                                                     ARTICLE IX
                                          TERMINATION, AMENDMENT AND WAIVER

SECTION 9.1          Termination..........................................................................       I-40
SECTION 9.2          Effect of Termination................................................................       I-43
SECTION 9.3          Termination Fee; Expenses............................................................       I-43
SECTION 9.4          Amendment............................................................................       I-44
SECTION 9.5          Waiver...............................................................................       I-44

                                                      ARTICLE X
                                                 GENERAL PROVISIONS

SECTION 10.1         Non-Survival of Representations, Warranties and Agreements...........................       I-45
SECTION 10.2         Brokers..............................................................................       I-45
SECTION 10.3         Notices..............................................................................       I-45
SECTION 10.4         Miscellaneous........................................................................       I-46
SECTION 10.5         Interpretation.......................................................................       I-46
SECTION 10.6         Counterparts; Effect.................................................................       I-46
SECTION 10.7         Specific Performance.................................................................       I-46
SECTION 10.8         Parties in Interest..................................................................       I-46
SECTION 10.9         Further Assurances...................................................................       I-47

Exhibit A     --         Articles of Incorporation of the Company
Exhibit B     --         By-laws of the Company
Exhibit C     --         Articles of Merger
Exhibit D     --         Task Forces
Exhibit E     --         Initial Board Committees
Exhibit F-1   --         Employment Agreement With Russell Christiansen
Exhibit F-2   --         Employment Agreement With Stanley Bright
Exhibit F-3   --         Positions and Duties of Mr. Christiansen and Mr. Bright
Exhibit G     --         Severance Plan

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER, dated as of July 26, 1994, as amended and restated in its entirety as of September 27, 1994, ("Agreement"), by and among Midwest Resources Inc., an Iowa corporation ("Resources"), Iowa-Illinois Gas and Electric Company, an Illinois corporation ("Iowa-Illinois"), Midwest Power Systems Inc., an Iowa corporation ("Midwest Power") and a subsidiary of Resources and MidAmerican Energy Company, an Iowa corporation ("Company"), 50% of whose outstanding capital stock is owned by Iowa-Illinois and 50% of whose outstanding capital stock is owned by Resources.

    WHEREAS, Resources, Midwest Power and Iowa-Illinois have determined to engage in a business combination as peer firms in a merger of equals whereby Iowa-Illinois, Midwest Power and Resources will be merged with and into the Company, with the Company as the surviving corporation in such merger ("Merger"); and

    WHEREAS, in furtherance thereof, the respective Boards of Directors of Resources, Midwest Power, Iowa-Illinois and the Company have approved the Merger of Resources, Midwest Power and Iowa-Illinois with and into the Company, all upon the terms and subject to the conditions set forth in this Agreement; and

    WHEREAS, for federal income tax purposes, it is intended that the Merger will be treated as a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

    NOW THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I
                                   THE MERGER

    SECTION 1.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.3), Resources, Midwest Power and Iowa-Illinois shall be merged with and into the Company in accordance with the laws of the States of Illinois and Iowa. The Company shall be the surviving corporation in the Merger and shall continue its corporate existence under the laws of the State of Iowa. The effects and the consequences of the Merger shall be as set forth in Section 1.2.

    SECTION 1.2 EFFECTS OF THE MERGER. At the Effective Time, (i) the Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time substantially in the form attached hereto as Exhibit A, shall be the Articles of Incorporation of the Company as the surviving corporation in the Merger until thereafter duly amended and (ii) the by-laws of the Company, as in effect immediately prior to the Effective Time, substantially in the form attached hereto as Exhibit B, shall be the by-laws of the Company as the surviving corporation in the Merger, until thereafter duly amended. Subject to the foregoing, the additional effects of the Merger shall be as provided in the applicable provisions of the Iowa Business Corporation Act ("Iowa Act") and the Illinois Business Corporation Act of 1983 ("Illinois Act").

    SECTION 1.3 EFFECTIVE TIME OF THE MERGER. On the Closing Date (as defined in Section 3.1), articles of merger substantially in the form attached hereto as Exhibit C ("Articles of Merger") complying with the requirements of the Illinois Act and the Iowa Act shall be executed by Midwest Power, Resources, Iowa-Illinois and the Company and shall be filed with the Secretary of State of the State of Illinois and the Secretary of State of the State of Iowa. The Merger shall become effective at the time that the parties agree to specify in the Articles of Merger ("Effective Time").

                                   ARTICLE II
                              CONVERSION OF SHARES

    SECTION 2.1 EFFECT OF THE MERGER ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of Iowa-Illinois, Midwest Power, Resources or the Company:

        (a) CANCELLATION OF CERTAIN COMMON STOCK. Each share of Iowa-Illinois common stock, par value $1.00 per share ("Iowa-Illinois Common Stock"), and each share of Resources common stock, no par value ("Resources Common Stock"), that is owned by Iowa-Illinois or any of its subsidiaries (as defined in Section 4.1) or by Resources or any of its subsidiaries, and each share of Midwest Power common stock, no par value ("Midwest Power Common Stock"), shall be cancelled and cease to exist, and no consideration shall be delivered in exchange therefor.

        (b) CONVERSION OF CERTAIN COMMON STOCK. Each share of Iowa-Illinois Common Stock issued and outstanding immediately prior to the Effective Time (other than shares cancelled pursuant to Section 2.1(a) and shares with respect to which the holder thereof duly exercises the right to dissent under applicable law) shall be converted into the right to receive 1.47 shares ("Iowa-Illinois Conversion Ratio") of Company common stock, no par value ("Company Common Stock"), and each share of Resources Common Stock issued and outstanding immediately prior to the Effective Time (other than shares cancelled pursuant to Section 2.1(a) and shares with respect to which the holder thereof duly exercises the right to dissent under applicable law) shall be converted into the right to receive 1.0 shares ("Resources Conversion Ratio") of Company Common Stock. Upon such conversions as provided for herein, each holder of a certificate formerly representing any such shares of Iowa-Illinois Common Stock or Resources Common Stock shall cease to have any rights with respect thereto, except the right to receive the shares of Company Common Stock to be issued in consideration therefor (and cash in lieu of fractional shares) upon the surrender of such certificate in accordance with Section 2.2.

        (c) CANCELLATION OF COMPANY COMMON STOCK. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be cancelled, and no consideration shall be delivered in exchange therefor.

        (d) CANCELLATION OF CERTAIN PREFERRED STOCK AND PREFERENCE STOCK. Each of the Iowa-Illinois Preference Shares, without par value ("Iowa-Illinois Preference Stock"), and each share of Midwest Power Preferred Stock, no par value ("Midwest Power Preferred Stock"), that is owned by Iowa-Illinois or any of its subsidiaries or by Resources or any of its subsidiaries shall be cancelled and cease to exist, and no consideration shall be delivered in exchange therefor.

        (e) CONVERSION OF IOWA-ILLINOIS PREFERENCE STOCK. Each issued and outstanding share of each series of Iowa-Illinois Preference Stock, other than shares cancelled pursuant to Section 2.1(d) and shares with respect to which the holder thereof exercises the right to dissent, shall be converted into and become one duly authorized, validly issued, fully paid and nonassessable share of Company Preferred Stock, without par value ("Company Preferred Stock"), of the respective series specified below:

             IOWA-ILLINOIS                                COMPANY
            PREFERENCE STOCK                          PREFERRED STOCK
           -----------------                          ----------------
$7.80 Series                                $7.80 Series
$5.25 Series                                $5.25 Series

        (f) CONVERSION OF MIDWEST POWER PREFERRED STOCK. Each issued and outstanding share of each series of Midwest Power Preferred Stock, other than shares cancelled pursuant to Section 2.1(d) and shares with respect to which the holder thereof exercises the right to dissent, shall be converted into and become one duly authorized, validly issued, fully paid and nonassessable share of Company Preferred Stock, of the respective series specified below:

             MIDWEST POWER                            COMPANY CLASS M
            PREFERRED STOCK                           PREFERRED STOCK
          --------------------                      --------------------
$3.30 Series                                $3.30 Series
$3.75 Series                                $3.75 Series
$3.90 Series                                $3.90 Series
$4.20 Series                                $4.20 Series
$4.35 Series                                $4.35 Series
$4.40 Series                                $4.40 Series
$4.80 Series                                $4.80 Series
$1.7375 Series                              $1.7375 Series

        (g) The Company Preferred Stock issued upon conversion of the Midwest Power Preferred Stock and Iowa-Illinois Preference Stock shall have the preferences, limitations and relative rights which are described in the Articles of Incorporation of the Company substantially in the form attached hereto as Exhibit A.

        (h) SHARES OF DISSENTING HOLDERS. Any issued and outstanding shares of Resources Common Stock, Iowa-Illinois Common Stock, Iowa-Illinois Preference Stock or Midwest Power Preferred Stock held by a person who objects to the Merger and complies with all applicable provisions of the Iowa Act or the Illinois Act, as applicable, concerning the right of such person to dissent from the Merger and demand appraisal of such shares ("Dissenting Holder") shall not be converted as described in Section 2.1(b), (e) or (f) but shall from and after the Effective Time represent only the right to receive such consideration as may be determined to be due to such Dissenting Holder with respect to such shares pursuant to the Iowa Act or the Illinois Act, as applicable; PROVIDED, HOWEVER, that shares of Resources Common Stock, Iowa-Illinois Common Stock, Iowa-Illinois Preference Stock or Midwest Power Preferred Stock outstanding immediately prior to the Effective Time and held by a Dissenting Holder who shall, after the Effective Time, withdraw the demand for appraisal or lose the right of appraisal of such shares pursuant to the Iowa Act or the Illinois Act, as applicable, shall be deemed to be converted, as of the Effective Time, into the right to receive the Company Common Stock or Company Preferred Stock specified in Section 2.1(b), (e), or
    (f) and cash in lieu of fractional shares in accordance with Section 2.2, without interest.

    SECTION 2.2  EXCHANGE OF COMMON STOCK CERTIFICATES.

        (a) DEPOSIT WITH EXCHANGE AGENT. As soon as practicable after the Effective Time, the Company shall deposit with a bank, trust company or other agent selected by Iowa-Illinois and Resources ("Exchange Agent") certificates representing shares of Company Common Stock required to effect the conversion of Iowa-Illinois Common Stock and, at the option of the Company, Resources Common Stock, into Company Common Stock referred to in
    Section 2.1(b).

        (b) EXCHANGE PROCEDURES. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of (i) Iowa-Illinois Common Stock and (ii) if the Company exercises its option pursuant to Section 2.2(a), Resources Common Stock ("Certificates") that were converted ("Converted Shares") into the right to receive shares of Company Common Stock ("Company Shares") pursuant to Section 2.1(b), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the exchange of Certificates for certificates representing Company

    Shares. Upon delivery of a Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as the Exchange Agent shall require, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole Company Shares and the amount of cash in lieu of fractional share interests which such holder has the right to receive pursuant to the provisions of this Article II. In the event of a transfer of ownership of Converted Shares which is not registered in the transfer records of Iowa-Illinois or Resources, as the case may be, a certificate representing the proper number of Company Shares may be issued to a transferee if the Certificate representing such Converted Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid. Until delivered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such delivery the certificate representing Company Shares and cash in lieu of any fractional shares of Company Common Stock as contemplated by this
    Section 2.2.

        (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the Effective Time with respect to Company Shares with a record date after the Effective Time shall be paid to the holder of any undelivered Certificate with respect to the Company Shares represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(d), until the holder of record of such Certificate (or a transferee as described in Section 2.2(b)) shall have delivered such Certificate as contemplated in
    Section 2.2(b). Subject to the effect of unclaimed property, escheat and other applicable laws, following delivery of any such Certificate, there shall be paid to the record holder (or transferee) of the certificates representing whole Company Shares issued in exchange therefor, without interest, (i) at the time of such delivery, the amount of any cash payable in lieu of a fractional share of Company Common Stock to which such holder (or transferee) is entitled pursuant to Section 2.2(d) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Company Shares and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to delivery and a payment date subsequent to delivery payable with respect to such whole Company Shares, as the case may be.

        (d) NO FRACTIONAL SHARES. (i) No certificates or scrip representing fractional shares of Company Common Stock shall be issued upon the delivery for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of the Company.

        (ii) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (x) the number of full shares of Company Common Stock delivered to the Exchange Agent by the Company pursuant to Section 2.2(a) over (y) the aggregate number of full shares of Company Common Stock to be distributed to holders of Iowa-Illinois Common Stock pursuant to Section 2.2(b) (such excess being herein called the "Excess Shares"). As soon after the Effective Time as practicable, the Exchange Agent, as agent for the holders of Iowa-Illinois Common Stock, shall sell the Excess Shares at then prevailing prices on the New York Stock Exchange ("NYSE"), all in the manner provided in Section 2.2(d)(iii).

       (iii) The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. Until the net proceeds of such sale or sales have been distributed to the holders of Iowa-Illinois Common Stock and, the Exchange Agent shall, until remitted pursuant to
    Section 2.2(f), hold such proceeds in trust for the holders of Iowa-Illinois Common Stock ("Common Shares Trust"). The Company shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation, of the Exchange Agent incurred in connection with such sale of the Excess Shares. The Exchange Agent shall determine the portion of the net proceeds comprising the Common Shares Trust to which each holder of Iowa-Illinois

    Common Stock shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Shares Trust by a fraction the numerator of which is the amount of the fractional share interest to which such holder of Iowa-Illinois Common Stock is entitled and the denominator of which is the aggregate amount of fractional share interests to which all holders of Iowa-Illinois Common Stock are entitled.

       (iv) As soon as practicable after the sale of Excess Shares pursuant to clause (iii) above and the determination of the amount of cash, if any, to be paid to holders of Iowa-Illinois Common Stock in lieu of any fractional share interests, the Exchange Agent shall distribute such amounts to holders of Iowa-Illinois Common Stock who have theretofore delivered Certificates for Iowa-Illinois Common Stock for exchange pursuant to this Article II.

        (e) CLOSING OF TRANSFER BOOKS. From and after the Effective Time, the stock transfer books with respect to shares of Iowa-Illinois Common Stock and Resources Common Stock issued and outstanding prior to the Effective Time shall be closed and no transfer of any such shares shall thereafter be made. If, after the Effective Time, Certificates are presented to the Company, they shall be cancelled and exchanged for certificates representing the appropriate number of whole Company Shares and cash in lieu of fractional shares of Company Common Stock as provided in this Section 2.2.

        (f) TERMINATION OF EXCHANGE AGENT. Any certificates representing Company Shares deposited with the Exchange Agent pursuant to Section 2.2(a) and not exchanged within one year after the Effective Time pursuant to this
    Section 2.2 shall be returned by the Exchange Agent to the Company, which shall thereafter act as Exchange Agent. All funds held by the Exchange Agent for payment to the holders of undelivered Certificates and unclaimed at the end of one year from the Effective Time shall be remitted to the Company, after which time any holder of undelivered Certificates shall look as a general creditor only to the Company for payment of such funds to which such holder may be due, subject to applicable law. The Company shall not be liable to any person for such shares or funds delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

    SECTION 2.3 EXCHANGE OF CERTAIN STOCK CERTIFICATES NOT REQUIRED. (A) EXCHANGE OF MIDWEST POWER PREFERRED STOCK AND IOWA-ILLINOIS PREFERENCE STOCK CERTIFICATES NOT REQUIRED. Holders of Midwest Power Preferred Stock and Iowa-Illinois Preference Stock (other than, in each case, Dissenting Holders thereof) will automatically become holders of Company Preferred Stock in accordance with Section 2.1(e) and (f), and their certificates which represent shares of Midwest Power Preferred Stock or Iowa-Illinois Preference Stock, as the case may be, will automatically represent the shares of Company Preferred Stock into which such shares were converted in the Merger. After the Merger, as presently outstanding certificates of Midwest Power Preferred Stock and Iowa-Illinois Preference Stock are presented for transfer, new stock certificates bearing the name of the Company and the appropriate number of shares of Company Preferred Stock will be issued.

    (b) EXCHANGE OF RESOURCES COMMON STOCK CERTIFICATES NOT REQUIRED IF SECTION 2.2(A) OPTION NOT EXERCISED. If the Company does not exercise its option pursuant to Section 2.2(a), holders of Resources Common Stock (other than Dissenting Holders thereof) will automatically become holders of Company Common Stock in accordance with Section 2.1(b), and their certificates which represent shares of Resources Common Stock will automatically represent the shares of Company Common Stock into which such shares were converted in the Merger, and in such case, (i) from and after the Effective Time, the stock transfer books of Resources with respect to shares of Resources Common Stock issued and outstanding prior to the Effective Time shall be closed and no transfer of any such shares will thereafter be made and (ii) after the Merger, as presently outstanding certificates of Resources Common Stock are presented for transfer, new stock certificates bearing the name of the Company and the appropriate number of shares of Company Common Stock will be issued.

    SECTION 2.4  NO  FURTHER OWNERSHIP RIGHTS IN  PREFERRED STOCK OR  PREFERENCE
STOCK.    All  shares of  Company  Preferred  Stock issued  in  the  Merger upon conversion of shares of Midwest Power

Preferred Stock and Iowa-Illinois Preference Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Midwest Power Preferred Stock or Iowa-Illinois Preference Stock, as the case may be, subject, however, to the obligation of the Company to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Iowa-Illinois on such shares of Iowa-Illinois Preference Stock or by Midwest Power on such shares of Midwest Power Preferred Stock, and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Company of the shares of Iowa-Illinois Preference Stock or Midwest Power Preferred Stock which were outstanding immediately prior to the Effective Time.

                                  ARTICLE III
                                  THE CLOSING

    SECTION 3.1 CLOSING. The closing (the "Closing") of the Merger shall take place at the offices of Sidley & Austin, One First National Plaza, Chicago, Illinois 60603, at 10:00 A.M., local time, on the second business day immediately following the date on which the last of the conditions set forth in
Article VIII hereof is fulfilled or waived, or at such other time and date and place as Resources and Iowa-Illinois shall mutually agree ("Closing Date").

                                   ARTICLE IV
         REPRESENTATIONS AND WARRANTIES OF RESOURCES AND MIDWEST POWER

    Resources and Midwest Power represent and warrant to Iowa-Illinois as follows:

        SECTION 4.1 ORGANIZATION AND QUALIFICATION. Resources and each of its subsidiaries (including Midwest Power) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, has all requisite power and authority, and has been duly authorized by all necessary regulatory approvals and orders, to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary other than in such jurisdictions where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or other), prospects or the results of operations of Resources and its subsidiaries taken as a whole or on the consummation of the transactions contemplated by this Agreement (any such material adverse effect being hereinafter referred to as a "Resources Material Adverse Effect"). As used in this Agreement, the term "subsidiary" of a person shall mean any corporation or other entity (including partnerships and other business associations) in which such person directly or indirectly owns at least a majority of the outstanding voting securities or other equity interests having the power, under ordinary circumstances, to elect a majority of the directors, or otherwise to direct the management and policies, of such corporation or other entity.

        SECTION 4.2 SUBSIDIARIES. Section 4.2 of the Resources Disclosure Schedule (as defined in Section 7.6(a)(i)) sets forth a description as of the date hereof of all subsidiaries of Resources and their joint ventures, including the name of each such entity, a brief description of the principal line or lines of business conducted by each such entity and the interest of Resources and its subsidiaries therein. Except as set forth in Section 4.2 of the Resources Disclosure Schedule, none of such entities is a "holding company," a "subsidiary company" of a holding company, or an "affiliate" of a holding company within the meaning of Section 2(a)(7), 2(a)(8) or 2(a)(11) of the Public Utility Holding Company Act of 1935, as amended ("1935 Act"), respectively. Except as set forth in Section 4.2 of the Resources Disclosure Schedule, all of the issued and outstanding shares of capital stock of each subsidiary of Resources are validly issued, fully paid, nonassessable and free of preemptive rights, are owned directly or indirectly by Resources free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever ("Liens") and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating Resources or any subsidiary of Resources to issue, deliver or sell, or cause to be issued, delivered or sold, shares of the capital stock of any subsidiary of Resources or obligating Resources or any of its subsidiaries to grant, extend or enter into any such agreement or commitment. As used in this Agreement, the term "joint venture" of a person shall mean any corporation or other entity (including partnerships and other business associations and joint ventures) in which such person or one or more of its subsidiaries owns an equity interest that is less than a majority of any class of the outstanding voting securities or equity of any such entity, other than equity interests held for passive investment purposes which are less than 5% of any class of the outstanding voting securities or equity of any such entity.

        SECTION 4.3  CAPITALIZATION.

        (a) RESOURCES. The authorized capital stock of Resources consists of 250,000,000 shares of Resources Common Stock and 100,000,000 shares of Resources Preferred Stock, no par value, none of which are outstanding. As of the close of business on July 22, 1994, 55,279,734 shares of Resources Common Stock were issued and outstanding. All of the issued and outstanding shares of Resources Common Stock are validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in Section 4.3(a) of the Resources Disclosure Schedule, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating Resources or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, shares of the capital stock of Resources or obligating Resources or any of its subsidiaries to grant, extend or enter into any such agreement or commitment, other than under the Resources Dividend Reinvestment and Common Stock Purchase Plan, Resources Employee Stock Purchase Plan, Midwest Power 401(k) Plan for Salaried Employees and Midwest Power 401(k) Plan for Bargaining Employees.

        (b) MIDWEST POWER. The authorized capital stock of Midwest Power consists of 100,000,000 shares of Midwest Power Common Stock and 10,000,000 shares of Midwest Power Preferred Stock. As of the close of business on July 22, 1994, 1,000 shares of Midwest Power Common Stock were issued and outstanding and 2,717,794 shares of Midwest Power Preferred Stock were issued and outstanding; Section 4.3(b) of the Resources Disclosure Schedule lists the numbers of shares of each Series of Midwest Power Preferred Stock outstanding on the date hereof. All of the issued and outstanding shares of Midwest Power Common Stock and Midwest Power Preferred Stock are validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in Section 4.3(b) of the Resources Disclosure Schedule, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating Midwest Power to issue, deliver or sell, or cause to be issued, delivered or sold, shares of the capital stock of Midwest Power or obligating Midwest Power or any of its subsidiaries to grant, extend or enter into any such agreement or commitment.

        (c) NO CHANGE IN CAPITAL STRUCTURE. There has been no material change in the information set forth in Section 4.3(a) or 4.3(b) between the close of business on July 22, 1994, and the date hereof.

        SECTION   4.4     AUTHORITY;  NON-CONTRAVENTION;   STATUTORY  APPROVALS;
    COMPLIANCE.

        (a) AUTHORITY. Each of Resources and Midwest Power has all requisite power and authority to enter into this Agreement and, subject to the applicable Resources Shareholders' Approval and the applicable Midwest Power Shareholders' Approval (as defined in Section 4.13) and the applicable Resources Required Statutory Approvals (as defined in clause (c) below), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by Resources and Midwest Power of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Resources and Midwest Power, subject to obtaining the applicable Resources Shareholders' Approval and the Midwest Power Shareholders' Approval. This Agreement has been duly and validly executed and delivered by Resources and Midwest Power and, assuming the due authorization, execution and delivery hereof by Iowa-Illinois, constitutes a valid and binding obligation of each of Resources and Midwest Power enforceable against each of them in accordance with its terms.

        (b) NON-CONTRAVENTION. Except as set forth in Section 4.4(b) of the Resources Disclosure Schedule, the execution and delivery of this Agreement by Resources and Midwest Power do not, and, subject to obtaining the Resources Required Statutory Approvals, the Resources Shareholders' Approval and the third-party consents set forth in Section 4.4(b) of the Resources Disclosure Schedule ("Resources Required Consents"), the consummation of the transactions contemplated hereby will not, violate, conflict with, or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation, or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets (any such violation, conflict, breach, default, termination, acceleration, right of termination, cancellation or acceleration, loss or creation, a "Violation") of Resources or any of its subsidiaries or of any of their joint ventures pursuant to, any provisions of (i) the articles of incorporation, by-laws or similar governing documents of Resources or any of its subsidiaries or of any of their joint ventures,
    (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority (as hereinafter defined) applicable to Resources or any of its subsidiaries or any of their joint ventures or any of their respective properties or assets or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Resources or any of its subsidiaries or any of their joint ventures is now a party or by which they or any of their respective properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such Violations as would not, in the aggregate, have a Resources Material Adverse Effect.

        (c) STATUTORY APPROVALS. No declaration, filing or registration with, or notice to or authorization, consent or approval of, any court, governmental or regulatory body (including a stock exchange or other self-regulatory body) or authority, domestic or foreign (each, a "Governmental Authority"), is necessary for the execution and delivery of this Agreement by Resources and Midwest Power or the consummation by Resources and Midwest Power, as the case may be, of the transactions contemplated hereby, the failure of which to obtain, make or give would have, in the aggregate, a Resources Material Adverse Effect, except as described in Section 4.4(c) of the Resources Disclosure Schedule ("Resources Required Statutory Approvals," it being understood that references in this Agreement to "obtaining" such Resources Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notice; obtaining such authorizations, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law).

        (d) COMPLIANCE. Except as set forth in Sections 4.4(d) or 4.11 of the Resources Disclosure Schedule, or as disclosed in the Resources SEC Reports (as defined in Section 4.5), neither Resources nor any of its subsidiaries nor, to the knowledge of Resources, any of their joint ventures, is in violation of or is under investigation with respect to, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority, except for violations which in the aggregate do not, and insofar as reasonably can be foreseen will not, have a Resources Material Adverse Effect. Except as set forth in Sections 4.4(d) or 4.11 of the Resources Disclosure Schedule, Resources and each of its subsidiaries and each of their joint ventures has all permits, licenses, franchises and other governmental authorizations, consents and approvals (collectively, "Permits") necessary to conduct their businesses as presently conducted, except those the failure of which to obtain, in the aggregate do not, and insofar as reasonably can be foreseen will not, have a Resources Material Adverse Effect. Except as set forth in Section 4.4(d) of the Resources Disclosure Schedule, or as disclosed in the Resources SEC Reports, neither Resources nor any of its subsidiaries nor, to the knowledge of Resources, any of their joint ventures, is in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default under, (i) the articles of incorporation, by-laws or similar governing documents of Resources or such subsidiary or joint venture or (ii) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which Resources or such subsidiary or joint venture is a party or by which it is bound or to which any of its property is subject, except in the case of clause (ii) above, for breaches, violations and defaults which in the aggregate do not, and insofar as reasonably can be foreseen will not, have a Resources Material Adverse Effect.

        SECTION 4.5 REPORTS AND FINANCIAL STATEMENTS. The filings required to be made by Resources and each of its subsidiaries under the Securities Act of 1933, as amended ("Securities Act"), the Securities Exchange Act of 1934, as amended ("Exchange Act"), applicable Iowa, South Dakota and Nebraska public utility laws and regulations, the Federal Power Act ("Power Act") and the 1935 Act have been filed with the Securities and Exchange Commission ("SEC"), the appropriate Iowa, South Dakota and Nebraska public utility commissions or the Federal Energy Regulatory Commission ("FERC"), as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, and complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. Resources has made available to Iowa-Illinois a true and complete copy of each report, schedule, registration statement and definitive proxy statement and all amendments thereto filed by Resources or any of its subsidiaries with the SEC since January 1, 1991 (as such documents have since the time of their filing been amended, the "Resources SEC Reports"). As of their respective dates, the Resources SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of Resources and Midwest Power included in the Resources SEC Reports (collectively, the "Resources Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q under the Exchange Act) and fairly present the financial position of Resources and Midwest Power, as the case may be, as of the dates thereof and the results of their operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments. True, accurate and complete copies of the Articles of Incorporation of Resources and Midwest Power, as in effect on the date hereof, and true, accurate and complete copies of the by-laws of Resources and Midwest Power, as in effect on the date hereof, are included (or incorporated by reference) in the Resources SEC Reports.

        SECTION 4.6 ABSENCE OF CERTAIN CHANGES OR EVENTS; ABSENCE OF UNDISCLOSED LIABILITIES.

        (a) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in the Resources SEC Reports or Section 4.6 of the Resources Disclosure Schedule, since December 31, 1993, Resources and each of its subsidiaries has conducted its business only in the ordinary course of business consistent with past practice and there has not been, and no fact or condition exists which would have or, insofar as reasonably can be foreseen, could have, a Resources Material Adverse Effect.

        (b) ABSENCE OF UNDISCLOSED LIABILITIES. Neither Resources nor any of its subsidiaries has any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a consolidated corporate balance sheet, except liabilities, obligations or contingencies which are accrued or reserved against in the consolidated financial statements of Resources and Midwest Power or reflected in the notes thereto for the year ended December 31, 1993, or which were incurred after December 31, 1993 in the ordinary course of business and would not, in the aggregate, have a Resources Material Adverse Effect.

        SECTION 4.7 LITIGATION. Except as disclosed in the Resources SEC Reports or as set forth in Sections 4.7 or 4.11 of the Resources Disclosure Schedule, (i) there are no claims, suits, actions or proceedings, pending or, to the knowledge of Resources, threatened, nor are there, to the knowledge of Resources, any investigations or reviews pending or threatened against, relating to or affecting Resources or any of its subsidiaries or any of their joint ventures, (ii) there have not been any material developments since December 31, 1993 with respect to such disclosed claims, suits, actions, proceedings, investigations or reviews and (iii) there are no judgments, decrees, injunctions, rules or orders of any Governmental Authority or any arbitrator applicable to Resources or any of its subsidiaries or any of their joint ventures, which, when taken together with any other nondisclosures described in clauses (i), (ii) or (iii), would, or insofar as reasonably can be foreseen could, have a Resources Material Adverse Effect.

        SECTION 4.8 REGISTRATION STATEMENT AND PROXY STATEMENT. None of the information supplied or to be supplied by or on behalf of Resources or
    Midwest Power for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by the Company in connection with the issuance of shares of Company Common Stock and Company Preferred Stock, in the Merger ("Registration Statement") will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the joint proxy statement in definitive form relating to the meetings of Resources, Midwest Power and Iowa-Illinois shareholders to be held in connection with the Merger ("Joint Proxy Statement") will, at the dates mailed to shareholders of Resources, Midwest Power and Iowa-Illinois and at the times of the meetings of such shareholders to be held in connection with the Merger, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Joint Proxy Statement will comply as to form in all material respects with the provisions of applicable federal securities law.

        SECTION 4.9 TAX MATTERS. "Taxes," as used in this Agreement, means any federal, state, county, local or foreign taxes, charges, fees, levies, or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipts, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes and any expenses incurred in connection with the determination, settlement or litigation of any Tax liability. "Tax Return," as used in this Agreement, means a report, return, or similar statement or other information required to be supplied to a governmental entity with respect to Taxes including, without limitation, where permitted or required, combined or consolidated returns for any group of entities.

        (a) FILING OF TIMELY TAX RETURNS. Except as set forth in Section 4.9(a) of the Resources Disclosure Schedule, Resources and each of its subsidiaries have filed (or will file) all Tax Returns required to be filed by each of them under applicable law. All Tax Returns were in all material respects (and, as to Tax Returns not filed as of the date hereof, will be) true, complete and correct and filed on a timely basis.

        (b) PAYMENT OF TAXES. Resources and each of its subsidiaries have, within the time and in the manner prescribed by law, paid (and until the Closing Date will pay within the time and in the manner prescribed by law) all Taxes that are currently due and payable except for those contested in good faith and for which adequate reserves have been taken.

        (c) TAX RESERVES. Resources and each of its subsidiaries have established (and until the Closing Date will maintain) on their books and records liabilities which adequately reflect its estimate of the amounts required for federal and state income taxes in accordance with GAAP.

        (d) TAX LIENS. There are no material Tax liens upon any assets of Resources or any of its subsidiaries except liens for Taxes not yet due.

        (e) WITHHOLDING TAXES. Resources and each of its subsidiaries have complied (and until the Closing Date will comply) in all material respects with the provisions of the Code relating to the payment and withholding of Taxes, including, without limitation, the withholding and reporting requirements under Code SectionSection 1441 through 1464, 3401 thorough 3406, and 6041 through 6049, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required.

        (f)  EXTENSIONS OF TIME FOR FILING TAX RETURNS.  Except as disclosed  in
    Section 4.9(f) of the Resources Disclosure Schedule, neither Resources nor any of its subsidiaries has requested or been granted any extension of time within which to file any Tax Return, which Tax Return has not since been timely filed.

        (g) WAIVERS OF STATUTE OF LIMITATIONS. Except as disclosed in Section 4.9(g) of the Resources Disclosure Schedule, neither Resources nor any of its subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

        (h)    EXPIRATION OF  STATUTE OF  LIMITATIONS.   Except as  disclosed in
    Section 4.9(h) of the Resources Disclosure Schedule, the statute of limitations for the assessment of all Taxes has expired for all applicable Tax Returns of Resources and each of its subsidiaries or those Tax Returns have been examined by the appropriate taxing authorities for all tax periods ending before the date hereof, and no deficiency for any Taxes has been proposed, asserted or assessed against Resources or any of its subsidiaries that has not been resolved and paid in full.

        (i) AUDIT, ADMINISTRATIVE AND COURT PROCEEDINGS. Except as disclosed in Section 4.9(i) of the Resources Disclosure Schedule, no audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of Resources or any of its subsidiaries.

        (j) POWERS OF ATTORNEY. Except as disclosed in Section 4.9(j) of the Resources Disclosure Schedule, no power of attorney currently in force has been granted by Resources or any of its subsidiaries concerning any Tax matter.

        (k) TAX RULINGS. Except as disclosed in Section 4.9(k) of the Resources Disclosure Schedule, neither Resources nor any of its subsidiaries has received or requested a Tax Ruling (as defined below) or entered into a Closing Agreement (as defined below) with any taxing authority that would have a continuing effect after the Closing Date. "Tax Ruling," as used in this Agreement, shall mean a written ruling of a taxing authority relating to Taxes. "Closing Agreement," as used in this Agreement, shall mean a written and legally binding agreement with a taxing authority relating to Taxes.

        (l) AVAILABILITY OF TAX RETURNS. As soon as practicable after the date hereof, Resources and its subsidiaries will make available to Iowa-Illinois complete and accurate copies, covering all years ending on or after December 31, 1989, of (i) all Tax Returns, and any amendments thereto, filed by Resources or any of its subsidiaries, (ii) all audit reports received from any taxing authority relating to any Tax Return filed by Resources or any of its subsidiaries and (iii) any Tax Ruling or request for a Tax Ruling applicable to Resources or any of its subsidiaries and any Closing Agreements entered into by Resources or any of its subsidiaries.

        (m) TAX SHARING AGREEMENTS. Except as disclosed in Section 4.9(m) of the Resources Disclosure Schedule, no agreements relating to allocating or sharing of Taxes exist between or among Resources and any of its subsidiaries.

        (n) CODE SECTION 341(F). Neither Resources nor any of its subsidiaries has filed (or will file prior to the Closing) a consent pursuant to Code
    Section 341(f) or has agreed to have Code Section 341(f)(2) apply to any disposition of a subsection (f) asset (as that term is defined in Code
    Section 341(f)(4), owned by Resources or any of its subsidiaries.

        (o) CODE SECTION 168. Except as set forth in Section 4.9(o) of the Resources Disclosure Schedule, no property of Resources or any of its subsidiaries is property that Resources or any such subsidiary or any party to this transaction is or will be required to treat as being owned by another person pursuant to the provisions of Code Section 168(f)(8) (as in effect prior to its amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Code Section 168(h).

        (p) CODE SECTION 481 ADJUSTMENTS. Except as set forth in Section 4.9(p) of the Resources Disclosure Schedule, neither Resources nor any of its subsidiaries is required to include in income for any tax period ending after the date hereof any adjustment pursuant to Code Section 481(a) by reason of a voluntary change in accounting method initiated by Resources or any of its subsidiaries, and to the knowledge of Resources the Internal Revenue Service ("IRS") has not proposed any such adjustment or change in accounting method.

        (q) ACQUISITION INDEBTEDNESS. Except as set forth in Section 4.9(q) of the Resources Disclosure Schedule, no indebtedness of Resources or any of its subsidiaries is "corporate acquisition indebtedness" within the meaning of Code Section 279(b).

        (r) INTERCOMPANY TRANSACTIONS. Except as set forth in Section 4.9(r) of the Resources Disclosure Schedule, neither Resources nor any of its subsidiaries has engaged in any intercompany transactions within the meaning of Treasury Regulations 1.1502-13 or -14 or Temporary Treasury Regulation
    Section 1.1502-13T or -14T for which any income or gain remains unrecognized as of the close of the last taxable year prior to the Closing Date, and no excess loss account within the meaning of Treasury Regulation SectionSection 1.1502-14, -19 or -32 exists with respect to Resources or any of its subsidiaries.

        (s) CODE SECTION 280G. Except as set forth in Section 4.9(s) of the Resources Disclosure Schedule, neither Resources nor any of its subsidiaries is a party to any agreement, contract, or arrangement that could result, on account of the transactions contemplated hereunder, separately or in the aggregate, in the payment of "excess parachute payments" within the meaning of Code Section 280G.

        (t) CONSOLIDATED TAX RETURNS. Neither Resources nor any of its subsidiaries has ever been a member of an affiliated group of corporations (within the meaning of Code Section 1504(a)) filing consolidated returns, other than the affiliated group of which Resources is the common parent.

        (u) NOLS. As of December 31, 1992, Resources and its subsidiaries had net operating loss carryovers available to offset future income as set forth in Section 4.9(u) of the Resources Disclosure Schedule. Section 4.9(u) of the Resources Disclosure Schedule sets forth the amount of and year of expiration of each company's net operating loss carryovers.

        (v) CREDIT CARRYOVERS. As of December 31, 1992, Resources and its subsidiaries had tax credit carryovers available to offset future tax liability as set forth in Section 4.9(v) of the Resources Disclosure Schedule. Section 4.9(v) of the Resources Disclosure Schedule sets forth the amount and year of expiration of each company's tax credit carryovers.

        (w) CODE SECTION 338 ELECTIONS. Except as set forth in Section 4.9(w) of the Resources Disclosure Schedule, no election under Code Section 338 (or any predecessor provision) has been made by or with respect to Resources or any of its subsidiaries or any of their respective assets or properties.

        SECTION 4.10  EMPLOYEE MATTERS; ERISA.

        (a) BENEFIT PLANS. As used in this Section 4.10, "Plan" shall mean any employee plan, practice, arrangement (including, without limitation, any employee benefit plan within the meaning of ERISA Section 3(3), employee pension benefit plan, program, arrangement or agreement, any health, medical, welfare, disability, life insurance, bonus, severance pay, and other employee benefit or fringe benefit plan) maintained by or with respect to which Resources has any fixed or contingent, direct or indirect liability; and "Resources Benefit Plan" shall mean any Plan that provides benefits with respect to employees or former employees of Resources or any of its subsidiaries. Section 4.10(a) of the Resources Disclosure Schedule contains a true and complete list of all Plans.

        (b) CONTRIBUTIONS. Except as set forth in Section 4.10(b) of the Resources Disclosure Schedule, all material contributions and other payments required to be made by Resources or any of its subsidiaries to any Resources Benefit Plan (or to any person pursuant to the terms thereof) have been made or the amount of such contribution or payment obligation has been reflected in the Resources Financial Statements. Except as set forth in Section 4.10(b) of the Resources Disclosure Schedule, the current value of all accrued benefits under any Resources Benefit Plan which is a defined benefit plan did not, as of the date of the most recent actuarial valuation for such plan, exceed the then current value of the assets of such plan, based on the actuarial assumptions set forth in such valuation for calculating the minimum funding requirements of Code Section 412. Neither Resources nor any entity which is or ever has been considered as a single employer together with Resources or Midwest Power pursuant to Section 414 of the Code contributes or has ever contributed to a multiemployer plan (as defined in Section 3(37) of ERISA) or has any liability under ERISA Section 4203 or
    Section 4205 in respect of any such plan.

        (c) QUALIFICATION; COMPLIANCE. Except as set forth in Section 4.10(c) of the Resources Disclosure Schedule, each of the Resources Benefit Plans intended to be "qualified" within the meaning of Code Section 401(a) has been determined by the IRS to be so qualified, and, to the knowledge of Resources and any of its subsidiaries, no circumstances exist that are reasonably expected by Resources or any of its subsidiaries to result in the revocation of any such determination. Resources and each of its subsidiaries is in compliance in all respects with, and each of the Resources Benefit Plans is and has been operated in all respects in compliance with the terms thereof and all applicable laws, rules and regulations governing such plan, including, without limitation, ERISA and the Code, except for any violations that would not, or insofar as reasonably can be foreseen, could not, give rise to a Resources Material Adverse Effect. Except as set forth in Section 4.10(c) of the Resources Disclosure Schedule, each Resources Benefit Plan intended to provide for the deferral of income or the reduction of salary or other compensation is effective to provide such deferral or reduction.

        (d) LIABILITIES. With respect to the Plans individually and in the aggregate, there are no actions, suits or claims pending or, to the knowledge of Resources, threatened (other than routine claims for benefits) and no event has occurred, and, to the knowledge of Resources and any of its subsidiaries, as of the date hereof there exists no condition or set of circumstances, that could subject Resources or any of its subsidiaries to any liability arising under the Code, ERISA or any other applicable law (including, without limitation, any liability of any kind whatsoever, whether direct or indirect, contingent, inchoate or otherwise, to any such plan or the Pension Benefit Guaranty Corporation ("PBGC")), or under any indemnity agreement to which Resources or any of its subsidiaries is subject, which liability, excluding liability for benefit claims and funding obligations payable in the ordinary course, would have, or insofar as reasonably can be foreseen, could have, a Resources Material Adverse Effect.

        (e) WELFARE PLANS. Except as set forth in Section 4.10(e) of the Resources Disclosure Schedule, none of the Resources Benefit Plans that are "welfare plans," within the meaning of Section 3(1) of ERISA, provides for any benefits payable to or on behalf of any employee or director after termination of employment or service, as the case may be, other than elective continuation required pursuant to Code Section 4980B or coverage which expires at the end of the calendar month following such event, and each such plan that is a "group health plan" (as defined in Code Section 4980B(g)) has been operated in compliance with Code Section 4980B at all times, except for any non-compliance that would not, or insofar as reasonably can be determined could not, give rise to a Resources Material Adverse Effect.

        (f) DOCUMENTS MADE AVAILABLE. Resources has made available to Iowa-Illinois a true and correct copy of each collective bargaining agreement to which Resources or any of its subsidiaries is a party or under which Resources or any of its subsidiaries has obligations and, with respect to each Resources Benefit Plan, to the extent applicable (i) such plan and summary plan description (including all amendments to each such document),
    (ii) the most recent annual report filed with the IRS, (iii) each related trust agreement, insurance contract, service provider or investment management agreement (including all amendments to each such document), (iv) the most recent determination of the IRS with respect to the qualified status of such plan, (v) the most recent actuarial report or valuation, and
    (vi) all material employee communications.

        (g) PAYMENTS RESULTING FROM MERGERS. Except as set forth in Section 4.10(g) of the Resources Disclosure Schedule, (i) the announcement or consummation of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any (A) payment (whether of severance pay or otherwise) becoming due from Resources or any of its subsidiaries to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement that would not have been paid without regard to such announcement or consummation or (B) benefit being established or becoming accelerated, vested or payable under any Resources Benefit Plan and (ii) neither Resources nor any of its subsidiaries is a party to (A) any management, employment, deferred compensation, severance (including any payment, right or benefit resulting from a change in control), bonus or other contract for personal services with any officer, director or employee,
    (B) any consulting contract with any person who prior to entering into such contract was a director or officer of Resources or any of its subsidiaries or (C) any material plan, agreement, arrangement or understanding similar to the foregoing.

        (h)  LABOR AGREEMENTS.   As of the date hereof,  except as set forth  in
    Section 4.10(h) of the Resources Disclosure Schedule, neither Resources nor any of its subsidiaries is a party to any collective bargaining agreement or other labor agreement with any union or labor organization. To the knowledge of Resources and its subsidiaries, as of the date hereof, there is no current union representation question involving employees of Resources or any of its subsidiaries, nor does Resources nor any of its subsidiaries know of any activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees. Except as disclosed in the Resources SEC Reports or in Section 4.10(h) of the Resources Disclosure Schedule, (i) there is no unfair labor practice, employment discrimination or other complaint against Resources or any of its subsidiaries pending, or, to the knowledge of Resources or any of its subsidiaries, threatened, which has or reasonably may be expected by Resources or any of its subsidiaries to have, a Resources Material Adverse Effect, (ii) there is no strike, dispute, slowdown, work stoppage or lockout or other significant labor controversy pending, or, to the knowledge of Resources or any of its subsidiaries, threatened, against or involving Resources or any of its subsidiaries which has or, insofar as reasonably can be foreseen, could have, a Resources Material Adverse Effect and (iii) there is no proceeding, claim, suit, action or governmental investigation pending or, to the knowledge of Resources or any of its subsidiaries, threatened, in respect of which any director, officer, employee or agent of Resources or any of its subsidiaries is or may be entitled to claim indemnification from Resources or any of its subsidiaries pursuant to their respective articles of incorporation or by-laws. Except as set forth in Section 4.10(h) of the Resources Disclosure Schedule, Resources and its subsidiaries have, to the knowledge of Resources and its subsidiaries, complied in all material respects with all laws relating to the employment of labor, including without limitation any provisions thereof relating to wages, hours, collective bargaining, and the payment of social security and similar taxes, and no person has, to the knowledge of Resources or any of its subsidiaries, asserted that Resources or any of its subsidiaries is liable in any material amount for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

        SECTION 4.11  ENVIRONMENTAL PROTECTION.

        (a) COMPLIANCE. Except as set forth in Section 4.11(a) of the Resources Disclosure Schedule, Resources and each of its subsidiaries is in compliance with all applicable Environmental Laws (as hereinafter defined), except where the failure to be in compliance would not have a Resources Material Adverse Effect. Except as set forth in Section 4.11(a) of the Resources Disclosure Schedule, neither Resources nor any of its subsidiaries has received any communication (written or oral) from any person or Governmental Authority that alleges that Resources or any of its subsidiaries is not in such compliance with applicable Environmental Laws, except where the failure to be in compliance would not have a Resources Material Adverse Effect.

        (b) ENVIRONMENTAL PERMITS. Except as set forth in Section 4.11(b) of the Resources Disclosure Schedule, Resources and each of its subsidiaries has obtained or has applied for all permits, registrations and governmental authorizations required under any Environmental Law (collectively, the "Environmental Permits") necessary for the construction of its facilities or the conduct of its operations, and all such permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and Resources and its subsidiaries are in material compliance with all terms and conditions of the Environmental Permits, except where the failure to obtain or be in compliance with such Environmental Permit would not have a Resources Material Adverse Effect.

        (c) ENVIRONMENTAL CLAIMS. Except as set forth in Section 4.11(c) of the Resources Disclosure Schedule, to the best knowledge of Resources upon diligent review, there is no Environmental Claim (as hereinafter defined) pending or threatened (i) against Resources or any of its subsidiaries or any of their joint ventures, (ii) against any person or entity whose liability for any Environmental Claim Resources or any of its subsidiaries or any of their joint ventures has or may have retained or assumed either contractually or by operation of law or (iii) against any real or personal property or operations which Resources or any of its subsidiaries or any of their joint ventures owns, leases or manages, in whole or in part, which, if adversely determined, would have in the aggregate a Resources Material Adverse Effect.

        (d) RELEASES. Except as set forth in Section 4.11(c) of the Resources Disclosure Schedule or Section 4.11(d) of the Resources Disclosure Schedule, Resources and each of its subsidiaries has no knowledge of any Releases (as hereinafter defined) of any Hazardous Material (as hereinafter defined) that would be reasonably likely to form the basis of any Environmental Claim against

    Resources or any of its subsidiaries or any of their joint ventures, or against any person or entity whose liability for any Environmental Claim Resources or any of its subsidiaries or any of their joint ventures has or may have retained or assumed either contractually or by operation of law, except for Releases of Hazardous Materials, the liability for which would not have, in the aggregate, a Resources Material Adverse Effect.

        (e) PREDECESSORS. Except as set forth in Section 4.11(e) of the Resources Disclosure Schedule, neither Resources nor any of its subsidiaries has knowledge, with respect to any predecessor of Resources or any of its subsidiaries or any of their joint ventures, of any Environmental Claim pending or threatened, or of any Release of Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claim, which would have, or which Resources or any of its subsidiaries reasonably believes would have, a Resources Material Adverse Effect.

        (f) DISCLOSURE. Resources has disclosed to Iowa-Illinois all material facts which Resources or any of its subsidiaries reasonably believes form the basis of a Resources Material Adverse Effect arising from (i) the cost to Resources or any of its subsidiaries of pollution control equipment (including, without limitation, upgrades and other modifications to existing equipment) currently required or known to be required in the future; (ii) current costs to Resources or any of its subsidiaries of remediation or costs to Resources or any of its subsidiaries of remediation known to be required in the future; or (iii) any other environmental matter affecting Resources or any of its subsidiaries which would have, or which Resources or any of its subsidiaries reasonably believes would have, a Resources Material Adverse Effect.

        (g)  AS USED IN THIS AGREEMENT:

           (i) "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any person or entity (including any Governmental Authority) alleging potential liability (including, without limitation, potential liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from: (A) the presence, or Release or threatened Release into the environment, of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by Resources or any of its subsidiaries or any of their joint ventures (for purposes of this Section 4.11), or by Iowa-Illinois or any of its subsidiaries or any of their joint ventures (for purposes of Section 5.11); or (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law; or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

           (ii) "Environmental Laws" means all federal, state and local statutes, regulations, ordinances and regulatory common law or equitable doctrine relating to pollution control or protection of the environment, human health or safety (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

          (iii) "Hazardous Materials" means: (A) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls ("PCBs"); and (B) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances", "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any

       Environmental Law; and (C) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which Resources or any of its subsidiaries or any of their joint ventures operates (for purposes of this Section 4.11) or in which Iowa-Illinois or any of its subsidiaries or any of their joint ventures operates (for purposes of Section 5.11).

          (iv) "Release" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

        SECTION 4.12 REGULATION AS A UTILITY. Midwest Power is regulated as a public utility in the States of Iowa, South Dakota and Nebraska. Except as set forth in the preceding sentence, neither Resources nor any "subsidiary company" or "affiliate" of Resources is subject to regulation as a public utility or public service company (or similar designation) by a state in the United States or any foreign country. As used in this Section 4.12 and in
    Section 5.12, the terms "subsidiary company" and "affiliate" shall have the respective meanings ascribed to them in the 1935 Act. Resources is an exempt holding company under Section 3(a)(1) of the 1935 Act.

        SECTION 4.13 VOTE REQUIRED. The approval by the holders of a majority of the votes entitled to be cast by all holders of outstanding shares of (i) Resources Common Stock, voting as a single class ("Resources Shareholders' Approval"), and (ii) Midwest Power Preferred Stock, voting as a single class, Midwest Power Common Stock, voting as a single class, and Midwest Power Common Stock and Midwest Power Preferred Stock, voting together as a single class (collectively, "Midwest Power Shareholders' Approval") are the only votes of the holders of any class or series of the capital stock of Resources or Midwest Power required to approve this Agreement and the transactions contemplated hereby.

        SECTION 4.14 ACCOUNTING MATTERS. Neither Resources, Midwest Power nor, to their knowledge, any of their affiliates has taken or agreed to take any action that would prevent the Company from accounting for the Merger as a pooling of interests in accordance with GAAP and applicable SEC regulations. As used in this Agreement, the term "affiliate," except where otherwise defined herein, shall mean, as to any person, any other person which directly or indirectly controls, or is under common control with, or is controlled by, such person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interest, by contract or otherwise).

        SECTION 4.15 OPINION OF FINANCIAL ADVISOR. Resources has received the opinion of PaineWebber Incorporated on July 26, 1994, to the effect that, as of July 26, 1994, the Resources Conversion Ratio and the consideration to be received by the holders of Resources Common Stock is fair from a financial point of view to the holders of Resources Common Stock.

        SECTION 4.16 INSURANCE. Except as set forth in Section 4.16 of the Resources Disclosure Schedule, Resources and each of its subsidiaries is, and has been continuously since January 1, 1989, insured with financially responsible insurers in such amounts and against such risks and losses as are customary for companies conducting the business as conducted by Resources and its subsidiaries during such time period. Except as set forth in Schedule 4.16 of the Resources Disclosure Schedule, neither Resources nor any of its subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of Resources or any of its subsidiaries. The insurance policies of Resources and each of its subsidiaries are valid and enforceable policies.

        SECTION 4.17 OWNERSHIP OF IOWA-ILLINOIS CAPITAL STOCK. Resources does not "beneficially own" (as such term is defined in Rule 13d-3 under the Exchange Act) any shares of Iowa-Illinois Common Stock, Iowa-Illinois Preferred Shares, par value $100 per share ("Iowa-Illinois Preferred Stock"), or Iowa-Illinois Preference Stock.

                                   ARTICLE V
                REPRESENTATIONS AND WARRANTIES OF IOWA-ILLINOIS

    Iowa-Illinois represents and warrants to Resources and Midwest Power as follows:

        SECTION 5.1 ORGANIZATION AND QUALIFICATION. Iowa-Illinois and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, has all requisite power and authority, and has been duly authorized by all necessary regulatory approvals and orders, to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary other than in such jurisdictions where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or other), prospects or the results of operations of Iowa-Illinois and its subsidiaries taken as a whole or on the consummation of the transactions contemplated by this Agreement (any such material adverse effect being hereinafter referred to as an "Iowa-Illinois Material Adverse Effect").

        SECTION 5.2 SUBSIDIARIES. Section 5.2 of the Iowa-Illinois Disclosure Schedule (as defined in Section 7.6(a)(ii)) sets forth a description as of the date hereof of all subsidiaries of Iowa-Illinois and their joint ventures, including the name of each such entity, a brief description of the principal line or lines of business conducted by each such entity and the interest of Iowa-Illinois and its subsidiaries therein. Except as set forth in Section 5.2 of the Iowa-Illinois Disclosure Schedule, none of such entities is a "holding company," a "subsidiary company" of a holding company or an "affiliate" of a holding company within the meaning of Section 2(a)(7), 2(a)(8) or 2(a)(11) of the 1935 Act, respectively. Except as set forth in Section 5.2 of the Iowa-Illinois Disclosure Schedule, all of the issued and outstanding shares of capital stock of each subsidiary of Iowa-Illinois are validly issued, fully paid, nonassessable and free of preemptive rights, are owned directly or indirectly by Iowa-Illinois free and clear of any Liens, and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating Iowa-Illinois or any subsidiary of Iowa-Illinois to issue, deliver or sell, or cause to be issued, delivered or sold, shares of the capital stock of any subsidiary of Iowa-Illinois or obligating Iowa-Illinois or any of its subsidiaries to grant, extend or enter into any such agreement or commitment.

        SECTION 5.3 CAPITALIZATION. (a) The authorized capital stock of Iowa-Illinois consists of 80,000,000 shares of Iowa-Illinois Common Stock, 400,000 shares of Iowa-Illinois Preferred Stock, and 2,386,250 shares of Iowa-Illinois Preference Stock. As of the close of business on July 22, 1994, (i) 29,491,416 shares of Iowa-Illinois Common Stock were issued and outstanding, (ii) 198,288 shares of Iowa-Illinois Preferred Stock were issued and outstanding and 500,000 shares of Iowa-Illinois Preference Stock were issued and outstanding; Section 5.3 of the Iowa-Illinois Disclosure Schedule lists the numbers of shares of each Series of Iowa-Illinois Preferred Stock and Iowa-Illinois Preference Stock outstanding on the date hereof. All of the issued and outstanding shares of the capital stock of Iowa-Illinois are validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in Section 5.3 of the Iowa-Illinois Disclosure Schedule, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating Iowa-Illinois or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, shares of the capital stock of Iowa-Illinois or obligating Iowa-Illinois or any of its subsidiaries to grant, extend or enter into any such agreement or commitment other than under the Iowa-Illinois Dividend Reinvestment Plan, Iowa-Illinois Key Employee Performance Plan or the Iowa-Illinois Shareholders Rights Agreement dated as of February 25, 1992 ("Iowa-Illinois Shareholders Rights Plan").

        (b) NO CHANGE IN CAPITAL STRUCTURE. There has been no material change in the information set forth in Section 5.3(a) between the close of business on July 22, 1994, and the date hereof.

        SECTION  5.4     AUTHORITY;   NON-CONTRAVENTION;  STATUTORY   APPROVALS;
    COMPLIANCE.

        (a) AUTHORITY. Iowa-Illinois has all requisite power and authority to enter into this Agreement and, subject to the applicable Iowa-Illinois Shareholders' Approval (as defined in Section 5.13) and the applicable Iowa-Illinois Required Statutory Approvals (as defined in clause (c) below), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by Iowa-Illinois of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Iowa-Illinois, subject to obtaining the applicable Iowa-Illinois Shareholders' Approval. This Agreement has been duly and validly executed and delivered by Iowa-Illinois and, assuming the due authorization, execution and delivery hereof by Resources and Midwest Power, constitutes a valid and binding obligation of Iowa-Illinois enforceable against it in accordance with its terms.

        (b) NON-CONTRAVENTION. Except as set forth in Section 5.4(b) of the Iowa-Illinois Disclosure Schedule, the execution and delivery of this Agreement by Iowa-Illinois does not, and, subject to obtaining the Iowa-Illinois Required Statutory Approvals, the Iowa-Illinois Shareholders' Approval and the third-party consents set forth in Section 5.4(b) of the Iowa-Illinois Disclosure Schedule ("Iowa-Illinois Required Consents"), the consummation of the transactions contemplated hereby will not, violate, conflict with, or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in any Violation by Iowa-Illinois or any of its subsidiaries or any of their joint ventures pursuant to, any provisions of (i) the articles of incorporation, by-laws or similar governing documents of Iowa-Illinois or any of its subsidiaries or of any of their joint ventures, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to Iowa-Illinois or any of its subsidiaries or any of their joint ventures, or any of their respective properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Iowa-Illinois or any of its subsidiaries or any of their joint ventures is now a party or by which they or any of their respective properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and
    (iii) such Violations as would not, in the aggregate, have an Iowa-Illinois Material Adverse Effect.

        (c) STATUTORY APPROVALS. No declaration, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by Iowa-Illinois or the consummation by Iowa-Illinois of the transactions contemplated hereby, the failure of which to obtain, make or give would have, in the aggregate, an Iowa-Illinois Material Adverse Effect, except as described in Section 5.4(c) of the Iowa-Illinois Disclosure Schedule ("Iowa-Illinois Required Statutory Approvals," it being understood that references in this Agreement to "obtaining" such Iowa-Illinois Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notice; obtaining such authorizations, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law).

        (d) COMPLIANCE. Except as set forth in Sections 5.4(d) or 5.11 of the Iowa-Illinois Disclosure Schedule, or as disclosed in the Iowa-Illinois SEC Reports (as defined in Section 5.5), neither

    Iowa-Illinois nor any of its subsidiaries nor, to the knowledge of Iowa-Illinois or any of its subsidiaries, any of their joint ventures, is in violation of, or is under investigation with respect to or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority, except for violations which in the aggregate do not, and insofar as can reasonably be foreseen will not, have an Iowa-Illinois Material Adverse Effect. Except as set forth in Sections 5.4(d) or 5.11 of the
    Iowa-Illinois Disclosure Schedule, Iowa-Illinois and each of its subsidiaries and each of their joint ventures has all Permits necessary to conduct their businesses as presently conducted except those which the failure to obtain in the aggregate do not, and insofar as reasonably can be foreseen will not, have an Iowa-Illinois Material Adverse Effect. Except as set forth in Section 5.4(d) of the Iowa-Illinois Disclosure Schedule, or as disclosed in the Iowa-Illinois SEC Reports, neither Iowa-Illinois nor any of its subsidiaries nor, to the knowledge of Iowa-Illinois, any of their joint ventures, is in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default under, (i) the articles of incorporation, by-laws or similar governing documents of Iowa-Illinois or such subsidiary or joint venture or (ii) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which Iowa-Illinois or such subsidiary or joint venture is a party or by which it is bound or to which any of its property is subject, except in the case of clause (ii) above, for breaches, violations and defaults which in the aggregate do not, and insofar as reasonably can be foreseen will not, have an Iowa-Illinois Material Adverse Effect.

        SECTION 5.5 REPORTS AND FINANCIAL STATEMENTS. The filings required to be made by Iowa-Illinois and each of its subsidiaries under the Securities Act, the Exchange Act, applicable Iowa and Illinois public utility laws and regulations, the Power Act, the 1935 Act and the Atomic Energy Act have been filed with the SEC, the appropriate Iowa and Illinois public utility commissions, the FERC or the Nuclear Regulatory Commission, as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, and complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. Iowa-Illinois has made available to Resources a true and complete copy of each report, schedule, registration statement and definitive proxy statement and all amendments thereto filed by Iowa-Illinois with the SEC since January 1, 1991 (as such documents have since the time of their filing been amended, the "Iowa-Illinois SEC Reports"). As of their respective dates, the Iowa-Illinois SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of Iowa-Illinois included in the Iowa-Illinois SEC Reports ("Iowa-Illinois Financial Statements") have been prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q under the Exchange Act) and fairly present the financial position of Iowa-Illinois as of the dates thereof and the results of its operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments. True, accurate and complete copies of the Articles of Incorporation and by-laws of Iowa-Illinois, as in effect on the date hereof, are included (or incorporated by reference) in the Iowa-Illinois SEC Reports.

        SECTION 5.6 ABSENCE OF CERTAIN CHANGES OR EVENTS; ABSENCE OF UNDISCLOSED LIABILITIES.

        (a) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in the Iowa-Illinois SEC Reports or Section 5.6 of the Iowa-Illinois Disclosure Schedule, since December 31, 1993, Iowa-Illinois and each of its subsidiaries has conducted its business only in the ordinary course of business consistent with past practice and there has not been any Iowa-Illinois Material Adverse Effect, and no fact or condition exists which would have, or, insofar as reasonably can be foreseen, could have, an Iowa-Illinois Material Adverse Effect.

        (b) ABSENCE OF UNDISCLOSED LIABILITIES. Neither Iowa-Illinois nor any of its subsidiaries has any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a consolidated corporate balance sheet, except liabilities, obligations or contingencies which are accrued or reserved against in the consolidated financial statements of Iowa-Illinois or reflected in the notes thereto for the year ended December 31, 1993, or which were incurred after December 31, 1993 in the ordinary course of business and would not, in the aggregate, have an Iowa-Illinois Material Adverse Effect.

        SECTION 5.7 LITIGATION. Except as disclosed in the Iowa-Illinois SEC Reports or as set forth in Sections 5.7 or 5.11 of the Iowa-Illinois Disclosure Schedule, (i) there are no claims, suits, actions or proceedings, pending or, to the knowledge of Iowa-Illinois or its subsidiaries, threatened, nor are there, to the knowledge of Iowa-Illinois, any investigations or reviews pending or threatened against, relating to or affecting Iowa-Illinois or any of its subsidiaries or any of their joint ventures, (ii) there have not been any material developments since December 31, 1993 with respect to such disclosed claims, suits, actions, proceedings, investigations or reviews and (iii) there are no judgments, decrees, injunctions, rules or orders of any Governmental Authority or any arbitrator applicable to Iowa-Illinois or any of its subsidiaries or any of their joint ventures, which, when taken together with any other nondisclosures described in clause (i), (ii) or (iii), would, or insofar as reasonably can be foreseen could, have an Iowa-Illinois Material Adverse Effect.

        SECTION 5.8 REGISTRATION STATEMENT AND PROXY STATEMENT. None of the information supplied or to be supplied by or on behalf of Iowa-Illinois for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Joint Proxy Statement will, at the date mailed to shareholders of Resources, Midwest Power and Iowa-Illinois and at the times of the meetings of such shareholders to be held in connection with the Merger, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Joint Proxy Statement will comply as to form in all material respects with the provisions of applicable federal securities law.

        SECTION 5.9  TAX MATTERS.

        (a) FILING OF TIMELY TAX RETURNS. Except as set forth in Section 5.9(a) of the Iowa-Illinois Disclosure Schedule, Iowa-Illinois and each of its subsidiaries have filed or will file all Tax Returns required to be filed by each of them under applicable law. All Tax Returns were in all material respects (and, as to Tax Returns not filed as of the date hereof, will be) true, complete and correct and filed on a timely basis.

        (b) PAYMENT OF TAXES. Iowa-Illinois and each of its subsidiaries have, within the time and in the matter prescribed by law, paid (and until the Closing Date will pay within the time and in the manner prescribed by law) all Taxes that are currently due and payable except for those contested in good faith and for which adequate reserves have been taken.

        (c) TAX RESERVES. Iowa-Illinois and each of its subsidiaries have established (and until the Closing Date will maintain) on their books and records liabilities which adequately reflect its estimate of amounts required for federal and state income taxes in accordance with GAAP.

        (d) TAX LIENS. There are no material Tax liens upon any assets of Iowa-Illinois or any of its subsidiaries except liens for Taxes not yet due.

        (e) WITHHOLDING TAXES. Iowa-Illinois and each of its subsidiaries have complied (and until the Closing Date will comply) in all material respects with the provisions of the Code relating to the payment and withholding of Taxes, including, without limitation, the withholding and reporting requirements under Code SectionSection 1441 through 1464, 3401 through 3406, and 6041 through 6049, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required.

        (f)  EXTENSIONS OF TIME FOR FILING TAX RETURNS.  Except as set forth  in
    Section 5.9(f) of the Iowa-Illinois Disclosure Schedule, neither Iowa-Illinois nor any of its subsidiaries has requested or been granted any extension of time within which to file any Tax Return, which Tax Return has not since been timely filed.

        (g) WAIVERS OF STATUTE OF LIMITATIONS. Except as set forth in Section 5.9(g) of the Iowa-Illinois Disclosure Schedule, neither Iowa-Illinois nor any of its subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

        (h)   EXPIRATION OF  STATUTE OF  LIMITATIONS.   Except as  set forth  in
    Section 5.9(h) of the Iowa-Illinois Disclosure Schedule, the statute of limitations for the assessment of all Taxes has expired for all applicable Tax Returns of Iowa-Illinois and each of its subsidiaries or those Tax Returns have been examined by the appropriate taxing authorities for all tax periods ended before the date hereof, and no deficiency for any Taxes has been proposed, asserted or assessed against Iowa-Illinois or any of its subsidiaries that has not been resolved and paid in full.

        (i) AUDIT, ADMINISTRATIVE AND COURT PROCEEDINGS. Except as set forth in Section 5.9(i) of the Iowa-Illinois Disclosure Schedule, no audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of Iowa-Illinois or any of its subsidiaries.

        (j) POWERS OF ATTORNEY. Except as set forth in Section 5.9(j) of the Iowa-Illinois Disclosure Schedule, no power of attorney currently in force has been granted by Iowa-Illinois or any of its subsidiaries concerning any Tax matter.

        (k) TAX RULINGS. Except as set forth in Section 5.9(k) of the Iowa-Illinois Disclosure Schedule, neither Iowa-Illinois nor any of its subsidiaries has received or requested a Tax Ruling or entered into a Closing Agreement with any taxing authority that would have a continuing effect after the Closing Date.

        (l) AVAILABILITY OF TAX RETURNS. As soon as practicable after the date hereof, Iowa-Illinois and its subsidiaries will make available to Resources and Midwest Power complete and accurate copies, covering all years ending on or after December 31, 1989, of (i) all Tax Returns, and any amendments thereto, filed by Iowa-Illinois or any of its subsidiaries, (ii) all audit reports received from any taxing authority relating to any Tax Return filed by Iowa-Illinois or any of its subsidiaries and (iii) any Tax Ruling or request for a Tax Ruling applicable to Iowa-Illinois or any of its subsidiaries and any Closing Agreements entered into by Iowa-Illinois or any of its subsidiaries.

        (m) TAX SHARING AGREEMENTS. Except as disclosed in Section 5.9(m) of the Iowa-Illinois Disclosure Schedule, no agreements relating to allocating or sharing of Taxes exist between or among Iowa-Illinois and any of its subsidiaries.

        (n) CODE SECTION 341(F). Neither Iowa-Illinois nor any of its subsidiaries has filed (or will file prior to the Closing) a consent pursuant to Code Section 341(f) or has agreed to have Code Section 341(f)(2) apply to any disposition of a subsection (f) asset (as that term is defined in Code Section 341(f)(4)) owned by Iowa-Illinois or any of its subsidiaries.

        (o) CODE SECTION 168. Except as set forth in Section 5.9(o) of the Iowa-Illinois Disclosure Schedule, no property of Iowa-Illinois or any of its subsidiaries is property that Iowa-Illinois or any such

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
    subsidiary or any party to this transaction is or will be required to treat as being owned by another person pursuant to the provisions of Code Section 168(f)(8) (as in effect prior to its amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Code Section 168(h).

        (p) CODE SECTION 481 ADJUSTMENTS. Except as set forth in Section 5.9(p) of the Iowa-Illinois Disclosure Schedule, neither Iowa-Illinois nor any of its subsidiaries is required to include in income for any tax period ending after the date hereof any adjustment pursuant to Code Section 481(a) by reason of a voluntary change in accounting method initiated by Iowa-Illinois or any of its subsidiaries, and to the knowledge of Iowa-Illinois, the IRS has not proposed any such adjustment or change in accounting method.

        (q) ACQUISITION INDEBTEDNESS. Except as set forth in Section 5.9(q) of the Iowa-Illinois Disclosure Schedule, no indebtedness of Iowa-Illinois or any of its subsidiaries is "corporate acquisition indebtedness" within the meaning of Code Section 279(b).

        (r) INTERCOMPANY TRANSACTIONS. Except as set forth in Section 5.9(r) of the Iowa-Illinois Disclosure Schedule, neither Iowa-Illinois nor any of its subsidiaries has engaged in any intercompany transactions within the meaning of Treasury Regulations Section 1.1502-13 or -14 or Temporary Treasury Regulation Section 1.502-13T or -14T for which any income or gain remains unrecognized as of the close of the last taxable year prior to the Closing Date and no excess loss account within the meaning of Treasury Regulation Section 1.502-14, -19 or -32 exists with respect to Iowa-Illinois or any of its subsidiaries.

        (s) CODE SECTION 280G. Except as set forth in Section 5.9(s) of the Iowa-Illinois Disclosure Schedule, neither Iowa-Illinois nor any of its subsidiaries is a party to any agreement, contract, or arrangement that could result, on account of the transactions contemplated hereunder, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of the Code Section 280G.

        (t) CONSOLIDATED TAX RETURNS. Neither Iowa-Illinois nor any of its subsidiaries has ever been a member of an affiliated group of corporations (within the meaning of Code Section 1504(a)) filing consolidated returns, other than the affiliated group of which Iowa-Illinois is the common parent.

        (u) NOLS. As of December 31, 1992, Iowa-Illinois and its subsidiaries had net operating loss carryovers available to offset future income as set forth in Section 5.9(u) of the Iowa-Illinois Disclosure Schedule. Section 5.9(u) of the Iowa-Illinois Disclosure Schedule sets forth the amount of and year of expiration of each company's net operating loss carryovers.

        (v) CREDIT CARRYOVERS. As of December 31, 1992, Iowa-Illinois and its subsidiaries had tax credit carryovers available to offset future tax liability as set forth in Section 5.9(v) of the Iowa-Illinois Disclosure Schedule. Section 5.9(v) of the Iowa-Illinois Disclosure Schedule sets forth the amount and year of expiration of each company's tax credit carryovers.

        (w) CODE SECTION 338 ELECTIONS. Except as set forth in Section 5.9(w) of the Iowa-Illinois Disclosure Schedule, no election under Code Section 338 (or any predecessor provision) has been made by or with respect to Iowa-Illinois or any of its subsidiaries or any of their respective assets or properties.

        SECTION 5.10  EMPLOYEE MATTERS; ERISA.

        (a) BENEFIT PLANS. As used in this Section 5.10, "Plan" shall mean any employee plan, practice, arrangement (including, without limitation, any employee benefit plan within the meaning of ERISA Section 3(3), employee pension benefit plan, program, arrangement or agreement, any health, medical, welfare, disability, life insurance, bonus, severance pay, and other employee benefit or fringe benefit plan) maintained by or with respect to which Iowa-Illinois has any fixed or contingent, direct or indirect liability; and "Iowa-Illinois Benefit Plan" shall mean any Plan that provides benefits with respect to employees or former employees of Iowa-Illinois or any of its subsidiaries. Section 5.10(a) of the Iowa-Illinois Disclosure Schedule contains a true and complete list of all Plans.

        (b) CONTRIBUTIONS. Except as set forth in Section 5.10(b) of the Iowa-Illinois Disclosure Schedule, all material contributions and other payments required to be made by Iowa-Illinois or any of its subsidiaries to any Iowa-Illinois Benefit Plan (or to any person pursuant to the terms thereof) have been made or the amount of such contribution obligation has been reflected in the Iowa-Illinois Financial Statements. Except as set forth in Section 5.10(b) of the Iowa-Illinois Disclosure Schedule, the current value of all accrued benefits under any Iowa-Illinois Benefit Plan which is a defined benefit plan did not, as of the date of the most recent actuarial valuation for such plan, exceed the then current value of the assets of such plan, based on the actuarial assumptions set forth in such valuation for calculating the minimum funding requirements of Code Section
    412. Neither Iowa-Illinois nor any entity which is or ever has been considered as a single employer together with Iowa-Illinois pursuant to
    Section 414 of the Code contributes or has ever contributed to a multiemployer plan (as defined in Section 3(37) of ERISA) or has any liability under ERISA Section 4203 or Section 4205 in respect of any such Plan.

        (c) QUALIFICATION; COMPLIANCE. Except as set forth in Section 5.10(c) of the Iowa-Illinois Disclosure Schedule, each of the Iowa-Illinois Benefit Plans intended to be "qualified" within the meaning of Code Section 401(a) has been determined by the IRS to be so qualified, and, to the knowledge of Iowa-Illinois and any of its subsidiaries, no circumstances exist that are reasonably expected by Iowa-Illinois or any of its subsidiaries to result in the revocation of any such determination. Iowa-Illinois and each of its subsidiaries is in compliance in all respects with, and each Iowa-Illinois Benefit Plan is and has been operated in all respects in compliance with the terms thereof and all applicable laws, rules and regulations governing such plan, including, without limitation, ERISA and the Code, except for any violations that would not, or insofar as can reasonably be foreseen, could not give rise to an Iowa-Illinois Material Adverse Effect. Except as set forth in Section 5.10(c) of the Iowa-Illinois Disclosure Schedule, each Iowa-Illinois Benefit Plan intended to provide for the deferral of income or the reduction of salary or other compensation is effective to provide such deferral or reduction.

        (d) LIABILITIES. Except with respect to the Iowa-Illinois Severance Plan, the Iowa-Illinois Supplemental Retirement Plan for Designated Officers, the Iowa-Illinois Key Employee Sustained Performance Plan, the Iowa-Illinois Compensation Deferral Plan for Designated Officers and the Iowa-Illinois Compensation Deferral Plan for Key Executives, there are no actions, suits or claims pending or, to the knowledge of Iowa-Illinois, threatened (other than routine claims for benefits) and no event has occurred with respect to the Plans individually and in the aggregate, and, to the knowledge of Iowa-Illinois and any of its subsidiaries, as of the date hereof there exists no condition or set of circumstances, that could subject Iowa-Illinois or any of its subsidiaries to any liability arising under the Code, ERISA or any other applicable law (including, without limitation, any liability of any kind whatsoever, whether direct or indirect, contingent, inchoate or otherwise, to any such plan or the PBGC), or under any indemnity agreement to which Iowa-Illinois or any of its subsidiaries is subject, which liability, excluding liability for benefit claims and funding obligations payable in the ordinary course, would have, or insofar as reasonably can be foreseen, could have, an Iowa-Illinois Material Adverse Effect.

        (e) WELFARE PLANS. Except as set forth in Section 5.10(e) of the Iowa-Illinois Disclosure Schedule, none of the Iowa-Illinois Benefit Plans that are "welfare plans," within the meaning of Section 3(1) of ERISA, provides for any benefits payable to or on behalf of any employee or director after termination of employment or service, as the case may be, other than elective continuation required pursuant to Code Section 4980B or coverage which expires at the end of the calendar month following such event, and each such plan that is a "group health plan" (as defined in Code Section 4980B(g)) has been operated in compliance with Code Section 4980B at all times, except for any non-compliance that would not, or insofar as reasonably can be determined could not, give rise to an Iowa-Illinois Material Adverse Effect.

        (f) DOCUMENTS MADE AVAILABLE. Iowa-Illinois has made available to Resources a true and correct copy of each collective bargaining agreement to which Iowa-Illinois or any of its subsidiaries is a party or under which Iowa-Illinois or any of its subsidiaries has obligations, and with respect to each Iowa-Illinois Benefit Plan, to the extent applicable (i) such plan and summary plan description (including all amendments to each such document), (ii) the most recent annual report filed with the IRS, (iii) each related trust agreement, insurance contract, service provider or investment management agreement (including all amendments to each such document), (iv) the most recent determination of the IRS with respect to the qualified status of such plan, (v) the most recent actuarial report or valuation and
    (vi) all material employee communications.

        (g) PAYMENTS RESULTING FROM MERGERS. Except as set forth in Section 5.10(g) of the Iowa-Illinois Disclosure Schedule, (i) the announcement or consummation of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any (A) payment (whether of severance pay or otherwise) becoming due from Iowa-Illinois or any of its subsidiaries to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement that would not have been paid without regard to such announcement or consummation or (B) benefit established or becoming accelerated, vested or payable under any Iowa-Illinois Benefit Plan and (ii) neither Iowa-Illinois nor any of its subsidiaries is a party to (A) any management, employment, deferred compensation, severance (including any payment, right or benefit resulting from a change in control), bonus or other contract for personal services with any officer, director or employee,
    (B) any consulting contract with any person who prior to entering into such contract was a director or officer of Iowa-Illinois or any of its subsidiaries or (C) any material plan, agreement, arrangement or understanding similar to any of the foregoing.

        (h)  LABOR AGREEMENTS.   As of the date hereof,  except as set forth  in
    Section 5.10(h) of the Iowa-Illinois Disclosure Schedule, neither Iowa-Illinois nor any of its subsidiaries is a party to any collective bargaining agreement or other labor agreement with any union or labor organization. To the knowledge of Iowa-Illinois and any of its subsidiaries, as of the date hereof, except as set forth in Section 5.10(h) of the Iowa-Illinois Disclosure Statement, there is no current union representation question involving employees of Iowa-Illinois or any of its subsidiaries, nor does Iowa-Illinois know of any activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees. Except as disclosed in the Iowa-Illinois SEC Reports or in
    Section 5.10(h) of the Iowa-Illinois Disclosure Schedule, (i) there is no unfair labor practice, employment discrimination or other complaint against Iowa-Illinois or any of its subsidiaries pending, or, to the knowledge of Iowa-Illinois or any of its subsidiaries, threatened, which has or reasonably may be expected by Iowa-Illinois or any of its subsidiaries to have an Iowa-Illinois Material Adverse Effect, (ii) there is no strike, dispute, slowdown, work stoppage or lockout or other significant labor controversy, pending, or, to the knowledge of Iowa-Illinois or any of its subsidiaries, threatened, against or involving Iowa-Illinois or any of its subsidiaries which has or, insofar as reasonably can be foreseen, could have, an Iowa-Illinois Material Adverse Effect and (iii) there is no proceeding, claim, suit, action or governmental investigation pending or, to the knowledge of Iowa-Illinois or any of its subsidiaries, threatened, in respect of which any director, officer, employee or agent of Iowa-Illinois or any of its subsidiaries is or may be entitled to claim indemnification from Iowa-Illinois or any of its subsidiaries pursuant to their respective charters or by-laws. Except as set forth in Section 5.10(h) of the Iowa-Illinois Disclosure Schedule, Iowa-Illinois and its subsidiaries have, to the knowledge of Iowa-Illinois and its subsidiaries, complied in all material respects with all laws relating to the employment of labor, including without limitation any provisions thereof relating to wages, hours, collective bargaining, and the payment of social security and similar taxes, and no person has, to the knowledge of Iowa-Illinois or any of its subsidiaries, asserted that Iowa-Illinois or any of its subsidiaries is liable in any material amount for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

        SECTION 5.11  ENVIRONMENTAL PROTECTION.

        (a)   COMPLIANCE.    Except as  set  forth  in Section  5.11(a)  of  the
    Iowa-Illinois Disclosure Schedule, Iowa-Illinois and each of its subsidiaries is in compliance with all applicable Environmental Laws, except where the failure to be in compliance would not have an Iowa-Illinois Material Adverse Effect. Except as set forth in Section 5.11(a) of the Iowa-Illinois Disclosure Schedule, neither Iowa-Illinois nor any of its subsidiaries has received any communication (written or oral) from any person or Governmental Authority, that alleges that Iowa-Illinois or any of its subsidiaries is not in such compliance with applicable Environmental Laws, except where the failure to be in compliance would not have an Iowa-Illinois Material Adverse Effect.

        (b) ENVIRONMENTAL PERMITS. Except as set forth in Section 5.11(b) of the Iowa-Illinois Disclosure Schedule, Iowa-Illinois and each of its subsidiaries has obtained or has applied for all Environmental Permits necessary for the construction of its facilities or the conduct of its operations, and all such permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and Iowa-Illinois and its subsidiaries are in material compliance with all terms and conditions of the Environmental Permits, except where the failure to obtain or be in compliance with the Environmental Permit would not have an Iowa-Illinois Material Adverse Effect.

        (c) ENVIRONMENTAL CLAIMS. Except as set forth in Section 5.11(c) of the Iowa-Illinois Disclosure Schedule, to the best knowledge of Iowa-Illinois and each of its subsidiaries upon diligent review, there is no Environmental Claim pending or threatened (i) against Iowa-Illinois or any of its subsidiaries or any of their joint ventures, (ii) against any person or entity whose liability for any Environmental Claim Iowa-Illinois or any of its subsidiaries or any of their joint ventures has or may have retained or assumed either contractually or by operation of law or (iii) against any real or personal property or operations which Iowa-Illinois or any of its subsidiaries or any of their joint ventures owns, leases or manages, in whole or in part, which if adversely determined, would have in the aggregate an Iowa-Illinois Material Adverse Effect.

        (d) RELEASES. Except as set forth in Section 5.11(c) of the Iowa-Illinois Disclosure Schedule or Section 5.11(d) of the Iowa-Illinois Disclosure Schedule, Iowa-Illinois and each of its subsidiaries has no knowledge of any Releases of any Hazardous Material that would be reasonably likely to form the basis of any Environmental Claim against Iowa-Illinois or any of its subsidiaries or any of their joint ventures, or against any person or entity whose liability for any Environmental Claim Iowa-Illinois or any of its subsidiaries or any of their joint ventures has or may have retained or assumed either contractually or by operation of law, except for Releases of Hazardous Materials, the liability for which would not have, in the aggregate, an Iowa-Illinois Material Adverse Effect.

        (e) PREDECESSORS. Except as set forth in Section 5.11(e) of the Iowa-Illinois Disclosure Schedule, neither Iowa-Illinois nor any of its subsidiaries has knowledge, with respect to any predecessor of Iowa-Illinois or any of its subsidiaries or any of their joint ventures, of any Environmental Claim pending or threatened, or of any Release of Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claim, which would have, or which Iowa-Illinois or any of its subsidiaries reasonably believes would have, an Iowa-Illinois Material Adverse Effect.

        (f) DISCLOSURE. Iowa-Illinois has disclosed to Resources all material facts which Iowa-Illinois reasonably believes form the basis of an
    Iowa-Illinois  Material  Adverse  Effect  arising  from  (i)  the  cost   of
    Iowa-Illinois pollution control equipment (including, without limitation, upgrades and other modifications to existing equipment) currently required or known to be required in the future; (ii) current Iowa-Illinois remediation costs or Iowa-Illinois remediation costs known to be required in the future; or (iii) any other environmental matter affecting Iowa-Illinois which would have, or which Iowa-Illinois or any of its subsidiaries reasonably believes would have, an Iowa-Illinois Material Adverse Effect.

        SECTION 5.12 REGULATION AS A UTILITY. Iowa-Illinois is regulated as a public utility in the States of Iowa and Illinois and in no other state. Neither Iowa-Illinois nor any "subsidiary company" or "affiliate" of Iowa-Illinois is subject to regulation as a public utility or public service company (or similar designation) by any other state in the United States or any foreign country. Iowa-Illinois is not a holding company under the 1935 Act.

        SECTION 5.13 VOTE REQUIRED. The approval by the holders of two-thirds of the votes entitled to be cast by all holders of outstanding shares of (i) Iowa-Illinois Preference Stock, voting as a single class, (ii) Iowa-Illinois Common Stock, voting as a single class, and (iii) Iowa-Illinois Preference Stock and Iowa-Illinois Common Stock, voting together as a single class (collectively, "Iowa-Illinois Shareholders' Approval") are the only votes of holders of any class or series of the capital stock of Iowa-Illinois required to approve this Agreement and the transactions contemplated hereby assuming the redemption or purchase of the Iowa-Illinois Preferred Stock in accordance with Section 7.6.

        SECTION 5.14 ACCOUNTING MATTERS. Neither Iowa-Illinois nor, to its knowledge, any of its affiliates has taken or agreed to take any action that would prevent the Company from accounting for the Merger as a pooling of interests in accordance with GAAP and applicable SEC regulations.

        SECTION 5.15 OPINION OF FINANCIAL ADVISOR. Iowa-Illinois has received the opinion of Dillon, Read & Co. Inc. on July 26, 1994, to the effect that, as of July 26, 1994, the Iowa-Illinois Conversion Ratio and consideration to be received by the holders of the Iowa-Illinois Common Stock is fair from a financial point of view to the holders of Iowa-Illinois Common Stock.

        SECTION 5.16  INSURANCE.   Except as  set forth on  Section 5.16 of  the
    Iowa-Illinois Disclosure Schedule, Iowa-Illinois and each of its subsidiaries is, and has been continuously since January 1, 1989, insured with financially responsible insurers in such amounts and against such risks and losses as are customary for companies conducting the business as conducted by Iowa-Illinois and its subsidiaries during such time period. Except as set forth on Schedule 5.16 of the Iowa-Illinois Disclosure Schedule, neither Iowa-Illinois nor any of its subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of Iowa-Illinois or any of its subsidiaries. The insurance policies of Iowa-Illinois and each of its subsidiaries are valid and enforceable policies.

        SECTION 5.17 OWNERSHIP OF RESOURCES COMMON STOCK. Iowa-Illinois does not "beneficially own" (as such term is defined in Rule 13d-3 under the Exchange Act) any shares of Resources Common Stock.

                                   ARTICLE VI
                     CONDUCT OF BUSINESS PENDING THE MERGER

    SECTION 6.1 COVENANTS OF THE PARTIES. From and after the date hereof, and prior to the Effective Time or earlier termination of this Agreement, Resources and Iowa-Illinois each agrees as to itself and its subsidiaries, except as expressly contemplated or permitted in this Agreement, or to the extent the other parties hereto shall otherwise consent in writing:

        (a) ORDINARY COURSE OF BUSINESS. Each party hereto shall, and shall cause its respective subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all commercially reasonable efforts to preserve intact their present business organizations and goodwill, preserve the goodwill and relationships with customers, suppliers and others having business dealings with them and, subject to prudent management of workforce needs and ongoing or planned programs relating to downsizing, re-engineering and similar matters, keep available the services of their present officers and employees to the end that their goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time.

        (b) DIVIDENDS. No party shall, nor shall any party permit any of its subsidiaries to: (i) declare or pay any dividends on or make other distributions in respect of any of their capital stock other than (A) to such party or its wholly-owned subsidiaries, (B) dividends on Midwest Power Common Stock held by Resources, (C) dividends required to be paid on any series of Iowa-Illinois Preferred Stock, Iowa-Illinois Preference Stock or Midwest Power Preferred Stock in accordance with the respective terms thereof, (D) regular quarterly dividends on Resources Common Stock with usual record and payment dates not in excess of 100% of the average quarterly dividend for the four quarterly dividend payments immediately preceding the date hereof with respect thereto and (E) regular quarterly dividends on Iowa-Illinois Common Stock with usual record and payment dates not in excess of 100% of the average quarterly dividend for the four quarterly dividend payments immediately preceding the date hereof with respect thereto; (ii) split, combine or reclassify any of their capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock; or (iii) redeem, repurchase or otherwise acquire any shares of their capital stock other than redemptions, repurchases and other acquisitions of shares of capital stock in the ordinary course of business including, without limitation, repurchases, redemptions and other acquisitions in connection with employee benefit plans or in accordance with the terms of securities issued and outstanding on the date hereof or hereafter issued in accordance with Section 6.1(c).

        (c) ISSUANCE OF SECURITIES. Except as described on Schedule 6.1(c) of the Resources and Iowa-Illinois Disclosure Schedules, no party shall, nor shall any party permit any of its subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of their capital stock of any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or convertible or exchangeable securities, other than (i) the issuance of common stock or stock appreciation or similar rights, as the case may be, pursuant to (x) the Iowa-Illinois Dividend Reinvestment and Share Purchase Plan, the Iowa-Illinois Key Employee Sustained Performance Plan or the Iowa-Illinois Shareholders Rights Plan, and (y) Resources Dividend Reinvestment and Stock Purchase Plan, Resources Employee Stock Purchase Plan, Midwest Power 401(k) Plan for Salaried Employees or Midwest Power 401(k) Plan for Bargaining Employees, in each case consistent in kind and amount with past practice and in the ordinary course of business under such plans in accordance with their present terms, (ii) issuances by a wholly-owned subsidiary of its capital stock to its parent, (iii) issuance and reservation of the Iowa-Illinois Common Stock pursuant to the Iowa-Illinois Shareholders Rights Plan, and (iv) issuance and reservation of Resources Common Stock pursuant to any rights plan adopted pursuant to
    Section 6.1(i).

        (d) CHARTER DOCUMENTS. Except as set forth in Section 6.1(d) of the Resources Disclosure Schedule or the Iowa-Illinois Disclosure Schedule, no party shall amend or propose to amend its respective articles of incorporation or by-laws, except as contemplated herein, in any way adverse to the other party.

        (e) ACQUISITIONS. Except (i) as set forth in Section 6.1(e) of the Resources Disclosure Schedule or the Iowa-Illinois Disclosure Schedule, and
    (ii) acquisitions not exceeding $15 million in the aggregate in the case of, on the one hand, Resources and Midwest Power and, on the other hand, Iowa-Illinois, no party shall, nor shall any party permit any of its subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets in each case which are material, individually or in the aggregate, to such party and its subsidiaries taken as a whole.

        (f) NO DISPOSITIONS. Except as disclosed on Schedule 6.1(f) to the Resources or Iowa-Illinois Disclosure Schedule and other than (i) dispositions not exceeding $15 million in the aggregate, in the case of, on the one hand, Resources and Midwest Power and, on the other hand, Iowa-Illinois, which dispositions do not, individually or in the aggregate, have a Resources Material Adverse Effect or an Iowa-Illinois Material Adverse Effect, as the case may be, (ii) as may be required by law to consummate the transactions contemplated hereby or (iii) in the ordinary course of business consistent with prior practice, no party shall, nor shall any party permit any of its subsidiaries to, sell, lease, license, encumber or otherwise dispose of, any of its assets which are material, individually or in the aggregate, to such party and its subsidiaries taken as a whole.

        (g) INDEBTEDNESS. Except as disclosed in Section 6.1(g) of the Resources Disclosure Schedule and the Iowa-Illinois Disclosure Schedule and as otherwise contemplated by this Agreement, no party shall, nor shall any party permit any of its subsidiaries to, incur or guarantee any indebtedness (including any debt borrowed or guaranteed or otherwise assumed, including, without limitation, the issuance of debt securities or warrants or rights to acquire debt) other than (i) short-term and long-term indebtedness and guarantees incurred in the ordinary course of business consistent with past practice (such as refinancings, the issuance of commercial paper or the use of existing credit facilities); (ii) long-term indebtedness not aggregating more than (x) in the case of Resources and its subsidiaries, $60 million and
    (y) in the case of Iowa-Illinois and its subsidiaries, $60 million.

        (h) RIGHTS PLANS. Nothing contained herein shall be deemed to prohibit Resources from adopting a shareholder rights plan, provided that (i) no such plan shall prohibit the transactions contemplated hereby, be "triggered" by the transactions contemplated hereby, or otherwise have an Iowa-Illinois Material Adverse Effect or a Resources Material Adverse Effect or materially change the number of outstanding equity securities of Resources at the Effective Time and (ii) any such rights plan shall provide that any rights or other securities issued thereunder or pursuant thereto shall, at the Effective Time and without further action by any of the parties or any affiliates thereof, be redeemed at an aggregate redemption price not in excess of $600,000 and shall thereafter not be outstanding. If any such rights plan is adopted, nothing herein shall be deemed to prohibit Resources from redeeming the rights issued thereunder.

        (i) COMPENSATION, BENEFITS. Except as disclosed in Section 6.1(i) of the Resources Disclosure Schedule and Iowa-Illinois Disclosure Schedule, no party shall, nor shall any party permit any of its subsidiaries to, (i) enter into, adopt or amend (except as may be required by applicable law), or increase the amount or accelerate the payment or vesting of any benefit or amount payable under, any employee benefit plan or other contract, agreement, commitment, arrangement, plan or policy maintained by, contributed to or entered into by such party or any of its subsidiaries, or increase, or enter into any contract, agreement, commitment or arrangement to increase in any manner, the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights, of any director, officer or other employee of such party or any of its subsidiaries, except pursuant to binding legal commitments and except for normal or promotional increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to such party or any of its subsidiaries or (ii) enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other similar contract, agreement or arrangement with any director or officer other than in the ordinary course of business consistent with past practice.

        (j) 1935 ACT. No party shall, nor shall any party permit any of its subsidiaries to, except as required or contemplated by this Agreement, engage in any activities which would cause a change in its status, or that of its subsidiaries, under the 1935 Act, or that would impair the ability of Resources or Iowa-Illinois, respectively, to claim an exemption as of right under Rule 2 under the 1935 Act.

        (k) ACCOUNTING. No party shall, nor shall any party permit any of its subsidiaries to, make any changes in their accounting methods, except as required by law, rule, regulation or GAAP.

        (l) POOLING. No party shall, nor shall any party permit any of its subsidiaries to, take any actions which would, or would be reasonably likely to, prevent the Company from accounting for the Merger as a pooling of interests in accordance with GAAP and applicable SEC regulations.

        (m) TAX-FREE STATUS. No party shall, nor shall any party permit any of its subsidiaries to, take any actions which would, or would be reasonably likely to, adversely affect the status of the Merger as a reorganization under Code Section 368.

        (n) COOPERATION, NOTIFICATION. Each party shall: (i) confer on a regular and frequent basis with one or more representatives of each other party to discuss the general status of its ongoing operations; (ii) promptly notify each other party of any significant changes in its business, properties, assets, condition (financial or other) or results of operations;
    (iii) advise each other party of any change or event which has had or, insofar as reasonably can be foreseen, is reasonably likely to result in, a Resources Material Adverse Effect or an Iowa-Illinois Material Adverse Effect, as the case may be; and (iv) promptly provide each other party with copies of all filings made by such party or any of its subsidiaries with any state or federal court, administrative agency, commission or other Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

        (o) RATE MATTERS. Other than currently pending rate filings, each party shall, and shall cause its subsidiaries to, discuss with each other party any changes in its or its subsidiaries' regulated rates or charges (other than pass-through fuel and gas rates or charges), standards of service or accounting from those in effect on the date hereof and consult with the other parties prior to making any filing (or any amendment thereto), or effecting any agreement, commitment, arrangement or consent, whether written or oral, formal or informal, with respect thereto, and no party will make any filing to change its rates on file with the public utility commission of any state or FERC that would have a material adverse effect on the benefits associated with the business combination provided herein.

        (p) THIRD-PARTY CONSENTS. Resources shall, and shall cause its subsidiaries to, use all commercially reasonable efforts to obtain all Resources Required Consents. Resources shall promptly notify Iowa-Illinois of any failure or anticipated failure to obtain any such consents and, if requested by Iowa-Illinois, shall provide copies of all Resources Required Consents obtained by Resources to Iowa-Illinois. Iowa-Illinois shall, and shall cause its subsidiaries to, use all commercially reasonable efforts to obtain all Iowa-Illinois Required Consents. Iowa-Illinois shall promptly notify Resources of any failure or anticipated failure to obtain any such consents and, if requested by Resources, shall provide copies of all Iowa-Illinois Required Consents obtained by Iowa-Illinois to Resources.

        (q) NO BREACH, ETC. No party shall, nor shall any party permit any of its subsidiaries to, take any action that would or is reasonably likely to result in a material breach of any provision of this Agreement or in any of its representations and warranties set forth in this Agreement being untrue on and as of the Closing Date.

        (r) TAX-EXEMPT STATUS. No party shall, nor shall any party permit any subsidiary to, take any action that would likely jeopardize the qualification of the outstanding revenue bonds issued for the benefit of Iowa-Illinois or for the benefit of Midwest Power which qualify on the date hereof under Code Section 142(a) as "exempt facility bonds" or as tax-exempt industrial development bonds under Section 103(b)(4) of the Internal Revenue Code of 1954, as amended prior to the Tax Reform Act of 1986.

        (s) TRANSITION MANAGEMENT. The parties shall create two special transition management task forces ("Task Forces"), a "Diversified Industries Task Force" and a "Corporate/Utility Task Force". The composition of the Task Forces shall be as indicated on Exhibit D attached hereto.

    The Task Forces shall examine various alternatives regarding the manner in which to best organize and manage the business of the Company after the Effective Time. Don Heppermann will manage and be responsible for the day-to-day activities and operations of the Diversified Industries Task Force and Richard Engle shall manage and be responsible for the day-to-day activities and operations of the Corporate/Utility Task Force.

        (t) INSURANCE. Each party shall, and shall cause its subsidiaries to, maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for companies engaged in the electric and gas utility industry and employing methods of generating electric power and fuel sources similar to those methods employed and fuels used by such party or such party's subsidiaries.

        (u) PERMITS. Each party shall, and shall cause its subsidiaries to, use reasonable efforts to maintain in effect all existing Permits pursuant to which such party or such party's subsidiaries operate.

        (v) CERTAIN INFORMATION RELATING TO COMMERCIAL AND INDUSTRIAL CUSTOMERS. No party shall, nor shall any party permit any of its subsidiaries to, use any Evaluation Material (as defined in the Confidentiality and Standstill Agreement, effective June 5, 1994, between Resources and Iowa-Illinois ("Confidentiality Agreement")) in connection with any solicitation, inquiry, proposal, arrangement, understanding or agreement with any person relating to the provision of electric or gas utility service by Iowa-Illinois or any of its subsidiaries, on the one hand, or Resources or any of its subsidiaries, on the other hand, to commercial and industrial customers in the service territory of the other party.

                                  ARTICLE VII
                             ADDITIONAL AGREEMENTS

    SECTION 7.1 ACCESS TO INFORMATION. Upon reasonable notice, each party shall, and shall cause its subsidiaries to, afford to the officers, directors, employees, accountants, counsel, investment bankers, financial advisors and other representatives of the other (collectively, "Representatives") reasonable access, during normal business hours throughout the period prior to the Effective Time, to all of its properties, books, contracts, commitments, forecasts, plans and records (including, but not limited to, Tax Returns) and, during such period, each party shall, and shall cause its subsidiaries to, furnish promptly to the other (i) a copy of each report, schedule and other document filed or received by it or any of its subsidiaries pursuant to the requirements of federal or state securities laws or filed with the SEC, the FERC, the public utility commission of any State, the Nuclear Regulatory Commission, the Department of Justice, the Federal Trade Commission, or any other federal or state regulatory agency or commission, and (ii) all information concerning themselves, their subsidiaries, directors, officers and shareholders and such other matters as may be reasonably requested by the other party in connection with any filings, applications or approvals required or contemplated by this Agreement. Each party shall, and shall cause its subsidiaries and Representatives to, hold in strict confidence all documents and information concerning the other furnished to it in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement.

    SECTION 7.2  JOINT PROXY STATEMENT AND REGISTRATION STATEMENT.

    (a) PREPARATION AND FILING. The parties will prepare and file with the SEC as soon as reasonably practicable after the date hereof the Registration Statement and the Joint Proxy Statement (together, the "Joint Proxy/Registration Statement"). The parties hereto shall each use reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing. The Company shall also take such action as may be reasonably required to cause the shares of the Company Preferred Stock and the Company Common Stock issuable in connection with the
Merger to be registered or to obtain an exemption from registration under applicable state "blue sky" or securities laws; PROVIDED, HOWEVER, that the Company shall not be required to register or qualify as a foreign corporation or to take other action which would subject it to service of process in any jurisdiction where it will not be, following the Merger, so subject. Each of the parties hereto shall furnish all information concerning itself which is required or customary for inclusion in the Joint Proxy/Registration Statement. The Company shall use its best efforts to cause the shares of the Company Common Stock and the $1.7375 Series of Company Preferred Stock issuable in the Merger to be approved for listing on the NYSE upon official notice of issuance. The information provided by or on behalf of any party hereto for use in the Joint Proxy/Registration Statement shall be true and correct in all material respects without omission of any material fact which is required to make such information not false or misleading. No representation, covenant or agreement is made by any party hereto with respect to information supplied by any other party for inclusion in the Joint Proxy/Registration Statement.

    (b) LETTER OF ACCOUNTANTS FOR IOWA-ILLINOIS. Iowa-Illinois shall use best efforts to cause to be delivered to Resources a letter of Deloitte & Touche, dated a date within two business days before the date of the Joint Proxy/Registration Statement, and addressed to Resources, in form and substance reasonably satisfactory to Resources and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements on Form S-4.

    (c) LETTER OF ACCOUNTANTS FOR RESOURCES. Resources shall use best efforts to cause to be delivered to Iowa-Illinois a letter of Arthur Andersen & Co., dated a date within two business days before the date of the Joint Proxy/Registration Statement, and addressed to Iowa-Illinois, in form and substance reasonably satisfactory to Iowa-Illinois and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements on Form S-4.

    (d) FAIRNESS OPINIONS. It shall be a condition to the mailing of the Joint Proxy Statement to the shareholders of Iowa-Illinois, Midwest Power and Resources that (i) Iowa-Illinois shall have received an opinion from Dillon, Read & Co. Inc., dated the date of the Joint Proxy Statement, to the effect that, as of the date thereof, the Iowa-Illinois Conversion Ratio and the consideration to be received by the holders of Iowa-Illinois Common Stock is fair from a financial point of view to the holders of Iowa-Illinois Common Stock and (ii) Resources shall have received an opinion from PaineWebber Incorporated, dated the date of the Joint Proxy Statement, to the effect that, as of the date thereof, the Resources Conversion Ratio and the consideration to be received by the holders of Resources Common Stock is fair from a financial point of view to the holders of Resources Common Stock.

    SECTION 7.3  REGULATORY APPROVALS AND OTHER MATTERS.

    (a) HSR FILINGS. Each party hereto shall file or cause to be filed with the Federal Trade Commission and the Department of Justice any notifications required to be filed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby. Such parties will use all commercially reasonable efforts to make such filings promptly and to respond promptly to any requests for additional information made by either of such Governmental Authorities.

    (b) OTHER APPROVALS. Each party hereto shall cooperate and use its best efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use all commercially reasonable efforts to obtain all necessary Permits, consents, approvals and authorizations of all Governmental Authorities and all other persons necessary or advisable to consummate the transactions contemplated by this Agreement, including, without limitation, the Iowa-Illinois Required Statutory Approvals, the Iowa-Illinois Required Consents, the Resources Required Statutory Approvals and the Resources Required Consents. Iowa-Illinois shall have the right to review and approve in advance all characterizations of the information relating to Iowa-Illinois, on the one hand, and Resources shall have the right to review and approve in advance all characterizations of the information relating to Resources and Midwest Power, on the other hand, in either case, which appear in any filing made in connection with the transactions contemplated by this Agreement or the Merger. Iowa-Illinois, Midwest Power and Resources agree that they will consult with each other with respect to the obtaining of all such necessary or advisable permits, consents, approvals and authorizations of Governmental Authorities.

    SECTION 7.4  SHAREHOLDER APPROVAL.

    (a) APPROVAL OF RESOURCES SHAREHOLDERS. Resources shall, as soon as reasonably practicable after the date hereof, (i) take all steps necessary duly to call, give notice of, convene and hold a special meeting of its shareholders ("Resources Special Meeting") for the purpose of securing the Resources Shareholders' Approval, (ii) distribute to its shareholders the Joint Proxy Statement in accordance with applicable federal and state law and with its Articles of Incorporation and by-laws, (iii) subject to the fiduciary duties of the Board of Directors of Resources, recommend to its shareholders the approval of this Agreement, and (iv) cooperate and consult with Iowa-Illinois with respect to each of the foregoing matters.

    (b) APPROVAL OF IOWA-ILLINOIS SHAREHOLDERS. Iowa-Illinois shall, as soon as reasonably practicable after the date hereof, (i) take all steps necessary to call, give notice of, convene and hold a special meeting of its shareholders ("Iowa-Illinois Special Meeting") for the purpose of securing the Iowa-Illinois Shareholders' Approval, (ii) distribute to its shareholders the Joint Proxy Statement in accordance with applicable federal and state law and its Articles of Incorporation and by-laws, (iii) subject to the fiduciary duties of the Board of Directors of Iowa-Illinois, recommend to its shareholders the approval of this Agreement and (iv) cooperate and consult with Resources with respect to each of the foregoing matters.

    (c) APPROVAL OF MIDWEST POWER SHAREHOLDERS. Midwest Power shall, as soon as reasonably practicable after the date hereof, (i) take all steps necessary to call, give notice of, convene and hold a special meeting of its shareholders ("Midwest Power Special Meeting") for the purpose of securing the Midwest Power Shareholders' Approval, (ii) distribute to its shareholders the Joint Proxy Statement in accordance with applicable federal and state law and its Articles of Incorporation and by-laws, (iii) subject to the fiduciary duties of the Board of Directors of Midwest Power, recommend to its shareholders the approval of this Agreement and (iv) cooperate and consult with Iowa-Illinois with respect to each of the foregoing matters.

    (d) MEETING DATE. The Resources Special Meeting for the purpose of securing the Resources Shareholders' approval, the Iowa-Illinois Special Meeting for the purpose of securing the Iowa-Illinois Shareholders' Approval, and the Midwest Power Special Meeting for the purpose of securing the Midwest Power
Shareholders' Approval, shall be held on or before such date or dates as Resources and Iowa-Illinois shall jointly determine.

    SECTION 7.5  DIRECTORS' AND OFFICERS' INDEMNIFICATION.

    (a) INDEMNIFICATION. From and after the Effective Time, the Company shall, to the fullest extent not prohibited by applicable law, indemnify, defend and hold harmless the present and former officers and directors of Iowa-Illinois, Resources and Midwest Power (each an "Indemnified Party" and collectively, the "Indemnified Parties") against all losses, expenses (including reasonable attorney's fees), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement arising out of actions or omissions occurring at or prior to the Effective Time that are in whole or in part based on, or arising out of the fact that such person is or was a director or officer of Iowa-Illinois, Midwest Power or Resources arising out of or pertaining to the transactions contemplated by this Agreement. In the event of any such loss, expense, claim, damage or liability (whether or not arising before the Effective Time), (i) the Company shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Company (which consent shall not be unreasonably withheld), promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by the Iowa Act or the Illinois Act, (ii) the Company will cooperate in the defense of any such matter and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under the Iowa Act or the Illinois Act and the Company's Articles of Incorporation or by-Laws shall be made by independent counsel mutually acceptable to the Company and the Indemnified Party; PROVIDED, HOWEVER, that the Company shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the sole opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more Indemnified Parties.

    (b) INSURANCE. For a period of six (6) years after the Effective Time, the Company shall cause to be maintained in effect the policies of directors' and officers' liability insurance maintained by Iowa-Illinois, Resources and Midwest Power; PROVIDED that the Company may substitute therefor policies of at least the same coverage containing terms that are no less advantageous with respect to matters occurring prior to the Effective Time to the extent such liability insurance can be maintained annually at a cost to the Company not greater than 150 percent of the respective current annual premiums for their directors' and officers' liability insurance; PROVIDED, FURTHER, that if such insurance cannot be so maintained or obtained at such cost, the Company shall maintain or obtain as much of such insurance for each of Iowa-Illinois, Resources and Midwest Power as can be so maintained or obtained at a cost equal to 150 percent of the respective current annual premiums of each of Iowa-Illinois, Midwest Power and Resources for their directors' and officers' liability insurance.

    (c) SUCCESSORS. In the event that the Company or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of the Company shall assume the obligations set forth in this Section 7.5.

    (d) SURVIVAL OF INDEMNIFICATION. To the fullest extent not prohibited by law, from and after the Effective Time, all rights to indemnification as of the date hereof in favor of the employees, agents, directors or officers of Iowa-Illinois and its subsidiaries and Resources and its subsidiaries with respect to their respective activities as such prior to the Effective Time, as provided in their respective articles of incorporation or by-laws, in effect on the date thereof or otherwise in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six (6) years from the Effective Time.

    SECTION 7.6  DISCLOSURE SCHEDULES.

    (a) Within ten days following the date of execution of this Agreement, (i) Resources shall deliver to Iowa-Illinois a schedule ("Resources Disclosure Schedule"), which shall be accompanied by a certificate signed by the chief financial officer of Resources stating that the Resources Disclosure Schedule is being delivered pursuant to this Section 7.6(a)(i) and (ii) Iowa-Illinois shall deliver to Resources a schedule ("Iowa-Illinois Disclosure Schedule"), which shall be accompanied by a certificate signed by the chief financial officer of Iowa-Illinois stating that the Iowa-Illinois Disclosure Schedule is being delivered pursuant to this Section 7.6(a)(ii). The Resources Disclosure Schedule and the Iowa-Illinois Disclosure Schedule are collectively referred to herein as the "Disclosure Schedules." The Disclosure Schedules, when so delivered, shall be deemed to constitute an integral part of this Agreement and to modify the respective representations, warranties, covenants or agreements of the parties hereto contained herein to the extent that such representations, warranties, covenants or agreements expressly refer to the Disclosure Schedules. Anything to the contrary contained herein or in the Disclosure Schedules notwithstanding, any and all statements, representations, warranties or disclosures set forth in the Disclosure Schedules shall be deemed to have been made on and as of the date hereof.

    (b) For the period of 20 days (or, if extended pursuant to the following sentence, 40 days) following the date of the execution of this Agreement (the "Due Diligence Period"), each of Resources and Iowa-Illinois shall provide the other party and its representatives access pursuant to Section 7.1 in order for the other party to complete its due diligence investigation of the party providing access pursuant to Section 7.1. Upon the expiration of the Due Diligence Period, either Resources or Iowa-Illinois may terminate this Agreement pursuant to and in accordance with Section 9.1(i) (in the case of a termination by Resources) or Section 9.1(j) (in the case of a termination by Iowa-Illinois); PROVIDED, HOWEVER, that it is expressly understood and agreed that, if neither Resources nor Iowa-Illinois terminates this Agreement pursuant to and in accordance with Section 9.1(i) or 9.1(j), as the case may be, then neither Resources nor Iowa-Illinois may thereafter assert a failure of the condition set forth in Section 8.2(b) or in Section 8.3(b), as the case may be, based on any information provided to it during the Due Diligence Period. Either Iowa-Illinois or Resources may extend the Due Diligence Period until 40 days after the date of execution hereof by delivering written notice to Resources or Iowa-Illinois, as the case may be, before 5:00 p.m. Central Time on the 20th day following the date of execution of this Agreement if it determines in good faith that it will be unable to complete its due diligence investigation of the other party and its subsidiaries by the conclusion of such 20th day.

    SECTION 7.7 PUBLIC ANNOUNCEMENTS. Subject to each party's disclosure obligations imposed by law, Midwest Power, Resources and Iowa-Illinois will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any public announcement or statement prior to consultation with the other party.

    SECTION 7.8 RULE 145 AFFILIATES. Iowa-Illinois and Resources shall each identify in a letter to the Company all persons who are, at the Closing Date, "affiliates" of Iowa-Illinois or of Resources, as the case may be, as such term is used in Rule 145 under the Securities Act. Iowa-Illinois and Resources shall each use their best efforts to cause their respective affiliates to deliver to the Company on or prior to the Closing Date a written certificate substantially in the form described in Section 8.2(g) and Section 8.3(g).

    SECTION 7.9 NO SOLICITATIONS. No party hereto shall, and each such party shall cause its subsidiaries not to, permit any of its Representatives to, and shall use its best efforts to cause such persons not to, directly or indirectly: initiate, solicit or encourage, or take any action to facilitate the making of any offer or proposal which constitutes or is reasonably likely to lead to any Takeover Proposal (as defined below), or, in the event of any unsolicited
Takeover Proposal, engage in negotiations or provide any confidential information or data to any person relating to any Takeover Proposal. Each party hereto shall notify the other party orally and in writing of any such inquiries, offers or proposals (including, without limitation, the terms and conditions of any such proposal and the identity of the person making it), within 24 hours of the receipt thereof and shall give the other party five days' advance notice of any agreement to be entered into with or any information to be supplied to any person making such inquiry, offer or proposal in accordance with the last sentence of this Section 7.9. Each party hereto shall immediately cease and cause to be terminated all existing discussions and negotiations, if any, with any parties conducted heretofore with respect to any Takeover Proposal. As used in this Section 7.9, "Takeover Proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Midwest Power, Resources or Iowa-Illinois, or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of Midwest Power, Resources or Iowa-Illinois, other than pursuant to the transactions contemplated by this Agreement. Notwithstanding anything in this Section 7.9 to the contrary, unless the Resources Shareholders' Approval, the Midwest Power Shareholders' Approval and the Iowa-Illinois Shareholders' Approval have all been obtained, any party hereto may, to the extent required by the fiduciary duties of the Board of Directors of such party under applicable law (as determined in good faith by the Board of Directors of such party based on the advice of outside counsel), participate in discussions or negotiations with, furnish information to, and afford access to the properties, books and records of such party and its subsidiaries to any person in connection with a possible Takeover Proposal with respect to such party by such person.

    SECTION 7.10 EXPENSES. Subject to Section 9.3, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with printing the Joint Proxy/ Registration
Statement, as well as the filing fee relating thereto, shall be paid 50% by Resources and 50% by Iowa-Illinois.

    SECTION 7.11  BOARD OF DIRECTORS.

    (a) INITIAL COMPOSITION. The initial number of directors comprising the Board of Directors of the Company at the Effective Time shall be nineteen (19) persons, eleven (11) of whom shall be designated by Resources prior to the Effective Time and eight (8) of whom shall be designated by Iowa-Illinois prior to the Effective Time; provided, however, that if prior to the Effective Time any of such designees shall decline or otherwise be unable to serve, the party which designated such person shall be entitled to designate a replacement.

    (b) INITIAL BOARD COMMITTEES. The committees of the Board of Directors of the Company at the Effective Time shall consist of an equal number of Resources Designees and Iowa-Illinois Designees. The initial Board committees and their respective chair and vice-chair designations shall be as set forth on Exhibit E.

    (c) COMPOSITION AFTER TRANSITION. The parties recognize the desirability of an objective of reducing the size of the Board of Directors of the Company in an orderly manner, while preserving the benefits associated with the familiarity of management, policies, and operations derived from the ratio of Iowa-Illinois Designees (as defined in Section 10.8) to Resources Designees (as defined in
Section 10.8) established in Section 7.11(a). Toward that objective, the Board of Directors, after the Effective Time, shall implement a plan to reduce the number of outside directors to no more than 14 by June 1, 1997. The Nominating Committee of the Board shall be responsible for the initial preparation of the plan. The plan, as implemented, shall contain at least the following three features:

        (i) until June 1, 1997 the mandatory retirement age of seventy (70) for directors shall be waived to the extent necessary to maintain the ratio of Iowa-Illinois Designees to Resources Designees established in Section 7.11(a);

        (ii) any nomination of persons for election to the Board of Directors of the Company or designation of persons for the filling of vacancies on the Board (other than vacancies resulting from a reduction in the size of the Board in accordance with this Section 7.11(c)) shall be effectuated by nominating or selecting, as the case may be, Iowa-Illinois Designees or Resources Designees so as to maintain the ratio of Iowa-Illinois Designees to Resources Designees established in Section 7.11(a); and

       (iii) any reduction in the number of directors prior to June 1, 1997 shall be accomplished so as to maintain the ratio of Iowa-Illinois Designees to Resources Designees established in Section 7.11(a) until June 1, 1997.

    SECTION 7.12 OFFICERS. On or prior to the Effective Time, the Company shall enter into employment agreements ("Employment Agreements") with Russell Christiansen and Stanley Bright, respectively, substantially in the form of Exhibits F-1 and F-2, attached hereto. From and after the Effective Time, pursuant to the Employment Agreements and the terms hereof, Mr. Christiansen and Mr. Bright shall hold the respective positions and perform the duties set forth in Exhibit F-3. The terms and provisions of the Employment Agreements, this
Section 7.12 and Exhibit F-3 shall not be modified prior to December 31, 1999, unless and until the terms of such modification are approved by (i) Mr.
Christiansen,  in  the  case  of  a  proposed  modification  to  his  Employment
Agreement, or Mr. Bright, in the case of a proposed modification to his Employment Agreement, and (ii) a vote of sixty-six and two-thirds percent (66 2/3%) of the members of the Board of Directors of the Company.

    SECTION 7.13  EMPLOYMENT AGREEMENTS AND WORKFORCE MATTERS.

    CERTAIN EMPLOYEE AGREEMENTS. The Company shall after the Effective Time honor, without modification, all contracts, agreements, collective bargaining agreements and commitments of the parties prior to the date hereof which apply to any current or former employee or current or former director of any of the parties hereto; PROVIDED, HOWEVER, that this undertaking is not intended to prevent the Company from enforcing such contracts, agreements, collective bargaining agreements and commitments in accordance with their terms, including, without limitation, any reserved right to amend, modify, suspend, revoke or terminate any such contract, agreement, collective bargaining agreement or commitment.

    SECTION  7.14   SEVERANCE PLAN.   At the  Effective Time  the Severance Plan
attached hereto as Exhibit G shall become effective.

    SECTION 7.15  POST-MERGER OPERATIONS.

    (a) Following the Effective Time, the Company shall maintain (i) its corporate headquarters, the principal office of the Chief Executive Officer and the corporate functions (without limitation) of finance, treasury, secretary, shareholder services, human resources and general counsel in Des Moines, Iowa;
(ii) the headquarters of the electric division and the office of the most senior executive of such division in Davenport, Iowa; and (iii) the headquarters of the gas division and the office of the most senior executive of such division in Sioux City, Iowa. This provision shall not be modified prior to June 1, 1997, unless and until the terms of such modification are approved by a vote of sixty-six an two-thirds percent (66 2/3%) of the members of the Board of Directors of the Company.

    (b) During the period from the Effective Time until June 1, 1997, the Company's name, as agreed upon by the Resources board of directors and the Iowa-Illinois board of directors prior to the Effective Time, shall not be modified unless and until the terms of such modification are approved by a vote of sixty-six and two-thirds percent (66 2/3%) of the members of the Board of Directors of the Company and any required vote of the shareholders of the Company under applicable law.

    SECTION 7.16 PURCHASE OR REDEMPTION OF IOWA-ILLINOIS PREFERRED STOCK. Iowa-Illinois shall purchase or call for redemption all issued and outstanding shares of Iowa-Illinois Preferred Stock in accordance with the terms of the Iowa-Illinois Articles of Incorporation such that at the date of the Iowa-Illinois Special Meeting no such shares shall be outstanding or entitled to vote on the approval of this Agreement and the transactions contemplated hereby.

                                  ARTICLE VIII
                                   CONDITIONS

    SECTION 8.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, except, to the extent permitted by applicable law, that such conditions may be waived in writing pursuant to Section 9.5 by the joint action of the parties hereto:

        (a)  SHAREHOLDER APPROVALS.   The Resources Shareholders' Approval,  the
    Midwest Power Shareholders' Approval and the Iowa-Illinois Shareholders' Approval shall have been obtained.

        (b) NO INJUNCTION. No temporary restraining order or preliminary or permanent injunction or other order by any federal or state court preventing consummation of the Merger shall have been issued and continuing in effect, and the Merger and the other transactions contemplated hereby shall not have been prohibited under any applicable federal or state law or regulation.

        (c) REGISTRATION STATEMENT. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect.

        (d) LISTING OF SHARES. The shares of Company Common Stock and the shares of $1.7375 Series of Company Preferred Stock issuable in the Merger shall have been approved for listing on the NYSE upon official notice of issuance.

        (e) STATUTORY APPROVALS. The Iowa-Illinois Required Statutory Approvals and the Resources Required Statutory Approvals shall have been obtained at or prior to the Effective Time, such approvals shall have become Final Orders (as hereinafter defined) and such Final Orders shall not impose terms or conditions which, in the aggregate, would have, or insofar as reasonably can be foreseen, could have, a material adverse effect on the business, operations, properties, assets, condition (financial or other), prospects or the results of operations of Iowa-Illinois as if it were organized as a separate division of the Company or a material adverse effect on the business, operations, properties, assets, condition (financial or other), prospects or the results of operations of Midwest Power as if it were organized as a separate division of the Company, or which would be inconsistent with the agreements of the parties contained herein. A "Final Order" means action by the relevant regulatory authority which has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied.

        (f) POOLING. Each of Iowa-Illinois and Resources shall have received a letter of its independent public accountants, dated the Closing Date, in form and substance reasonably satisfactory to Iowa-Illinois and Resources, as the case may be, stating that the Merger will qualify as a pooling of interests transaction under GAAP and applicable SEC regulations.

        (g) All applicable waiting periods under the HSR Act shall have expired or been terminated.

    SECTION 8.2 CONDITIONS TO OBLIGATIONS OF RESOURCES AND MIDWEST POWER TO EFFECT THE MERGER. The obligations of Resources and Midwest Power to effect the Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by Resources and Midwest Power in writing pursuant to Section 9.5:

        (a) PERFORMANCE OF OBLIGATIONS OF IOWA-ILLINOIS. Iowa-Illinois shall have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement required to be performed by it at or prior to the Effective Time.

        (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Iowa-Illinois set forth in this Agreement shall be true and correct in all material respects (or where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects) as of the date hereof (except to the extent such representations and warranties speak as of an earlier or later date) and as of the Closing Date as if made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

        (c) IOWA-ILLINOIS MATERIAL ADVERSE EFFECT. No Iowa-Illinois Material Adverse Effect shall have occurred and there shall exist no fact or circumstance which would, or insofar as reasonably can be foreseen, could, have an Iowa-Illinois Material Adverse Effect.

        (d)    RESOURCES REQUIRED  CONSENTS.   The  material  Resources Required
    Consents shall have been obtained.

        (e) CLOSING CERTIFICATE. Midwest Power and Resources shall have received a certificate on behalf of Iowa-Illinois signed by the chief executive officer and the chief financial officer of Iowa-Illinois, dated the Closing Date, to the effect that, to the best of each such officer's knowledge, the conditions set forth in Sections 8.2(a), 8.2(b), 8.2(c) and 8.2(d) have been satisfied.

        (f) TAX OPINION. Resources shall have received an opinion of its special tax counsel, Sidley & Austin, in form and substance satisfactory to Resources, dated the Effective Time, or a ruling from the IRS, in form and substance satisfactory to Resources, to the effect that Resources and Midwest Power and their respective shareholders (except to the extent any Resources or Midwest Power shareholders receive cash in the Merger) will recognize no gain or loss for federal income tax purposes as a result of consummation of the Merger and in connection with the delivery of its opinion pursuant to this Section 8.2(f), Sidley & Austin may request certificates of officers of Resources and Midwest Power.

        (g) AFFILIATE CERTIFICATES. The Company shall have received a certificate dated the Closing Date from each person who is an affiliate of Iowa-Illinois to the effect that: (i) such person has no present plan or intention to transfer, sell or otherwise dispose of any Company Common Stock such person may receive as a result of the Merger; (ii) until such time as financial results covering at least thirty (30) days of post-closing combined operations of Iowa-Illinois, Resources, Midwest Power and the Company have been published, such person shall not sell such Company Common Stock in any transaction, private or public, or in any other way reduce such person's risk relative to any Company Common Stock that such person receives as a result of the Merger; (iii) any future disposition by such person of any Company Common Stock such person receives as the result of the Merger will be accomplished in accordance with Rule 145(d) under the Securities Act; and (iv) such person agrees that the following legend be placed upon the certificates evidencing ownership of the Company Common Stock that such person receives as a result of the Merger:

        THESE SHARES ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER APPLICABLE TO AFFILIATES OF THE ISSUER AS SET FORTH IN RULES 144 AND 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, HYPOTHECATED, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO THE PROCEDURES DESCRIBED THEREIN.

        (h) FAIRNESS OPINION. The fairness opinion letter from PaineWebber Incorporated to Resources referred to in Section 7.2(d)(ii) shall not, in good faith, have been withdrawn by PaineWebber Incorporated as of the date it issued such opinion letter based upon its having obtained information material to its opinions set forth in such letter, which information was in existence but unavailable to it at the time it issued such opinion letter and which, had such existing information been in its possession at such time, would have caused it not to have issued such opinion letter.

        (i) The Company shall have duly executed and delivered to Russell Christiansen an employment agreement substantially in the form of Exhibit F-1 attached hereto, and such agreement shall be in full force and effect.

    SECTION 8.3 CONDITIONS TO OBLIGATIONS OF IOWA-ILLINOIS TO EFFECT THE MERGER. The obligations of Iowa-Illinois to effect the Merger shall be further subject to the satisfaction, prior to the Closing Date, of the following conditions, except as may be waived by Iowa-Illinois in writing pursuant to
Section 9.5:

        (a) PERFORMANCE OF OBLIGATIONS OF RESOURCES AND MIDWEST POWER. Each of Resources and Midwest Power shall have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement required to be performed by each of them at or prior to the Effective Time.

        (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of each of Resources and Midwest Power set forth in this Agreement shall be true and correct in all material respects (or where any statement in a representation and warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects) as of the date hereof (except to the extent such representations and warranties speak as of an earlier or later date) and as of the Closing Date as if made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

        (c) RESOURCES MATERIAL ADVERSE EFFECT. No Resources Material Adverse Effect shall have occurred and there shall exist no fact or circumstance which would, or insofar as reasonably can be foreseen, could, have a Resources Material Adverse Effect.

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
        (d)    IOWA-ILLINOIS  REQUIRED  CONSENTS.    The  material Iowa-Illinois
    Required Consents shall have been obtained.

        (e) CLOSING CERTIFICATE. Iowa-Illinois shall have received a certificate on behalf of Midwest Power and Resources signed by their respective chief executive officers and chief financial officers, dated the Closing Date, to the effect that, to the best of each such officer's knowledge, the conditions set forth in Sections 8.3(a), 8.3(b), 8.3(c) and 8.3(d) have been satisfied.

        (f) TAX OPINION. Iowa-Illinois shall have received an opinion of its special tax counsel, LeBoeuf, Lamb, Greene & MacRae, in form and substance satisfactory to Iowa-Illinois, dated the Effective Time, or a ruling from the IRS, in form and substance satisfactory to Iowa-Illinois, to the effect that Iowa-Illinois and its shareholders (except to the extent any Iowa-Illinois shareholders receive cash in the Merger) will recognize no gain or loss for federal income tax purposes as a result of consummation of the Merger and in connection with the delivery of its opinion pursuant to this Section 8.3(f), LeBoeuf, Lamb, Greene & MacRae may request certificates of officers of Iowa-Illinois;

        (g) AFFILIATE CERTIFICATES. The Company shall have received a certificate dated the Closing Date from each person who is an affiliate of Resources to the effect that: (i) such person has no present plan or intention to transfer, sell or otherwise dispose of any Company Common Stock such person may receive as a result of the Merger; (ii) until such time as financial results covering at least thirty (30) days of post-closing combined operations of Iowa-Illinois, Resources, Midwest Power and the Company have been published, such person shall not sell such Company Common Stock in any transaction, private or public, or in any other way reduce such person's risk relative to any Company Common Stock that such person receives as a result of the Merger; (iii) any future disposition by such person of any Company Common Stock such person receives as the result of the Merger will be accomplished in accordance with Rule 145(d) under the Securities Act; and (iv) such person agrees that the following legend be placed upon the certificate evidencing ownership of the Company Common Stock that such person receives as a result of the Merger:

        THESE SHARES ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER APPLICABLE TO AFFILIATES OF THE ISSUER AS SET FORTH IN RULES 144 AND 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, HYPOTHECATED, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO THE PROCEDURES DESCRIBED THEREIN.

        (h) FAIRNESS OPINION. The fairness opinion letter from Dillon, Read & Co. Inc. to Iowa-Illinois referred to in Section 7.2(d)(i) shall not, in good faith, have been withdrawn by Dillon, Read & Co. Inc. as of the date it issued such opinion letter based upon its having obtained information material to its opinion set forth in such letter, which information was in existence but unavailable to it at the time it issued such opinion letter and which, had such existing information been in its possession at such time, would have caused it not to have issued such opinion letter.

        (i) The Company shall have duly executed and delivered to Stanley Bright an employment agreement substantially in the form of Exhibit F-2 attached hereto, and such agreement shall be in full force and effect.

                                   ARTICLE IX
                       TERMINATION, AMENDMENT AND WAIVER

    SECTION 9.1   TERMINATION.   This Agreement may  be terminated  at any  time
prior to the Closing Date, whether before or after approval by the shareholders of the respective parties hereto contemplated by this Agreement:

        (a) by mutual written consent of the Boards of Directors of Midwest Power, Resources and Iowa-Illinois;

        (b) by any party hereto, by written notice to the other, if the Effective Time shall not have occurred on or before December 31, 1995;
     PROVIDED that such date shall automatically be changed to June 30, 1996 if on December 31, 1995 the condition set forth in Section 8.1(e) has not been satisfied or waived and the other conditions to the consummation of the transactions contemplated hereby are then capable of being satisfied, and the approvals required by Section 8.1(e) which have not yet been obtained are being pursued with diligence; and PROVIDED, FURTHER, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

        (c) by any party hereto, by written notice to the other party, if the Iowa-Illinois Shareholders' Approval shall not have been obtained at a duly held Iowa-Illinois Special Meeting, including any adjournments thereof; the Resources Shareholders' Approval shall not have been obtained at a duly held Resources Special Meeting, including any adjournments thereof; or the Midwest Power Shareholders' Approval shall not have been obtained at a duly held Midwest Power Special Meeting, including any adjournments thereof;

        (d) by any party hereto, if any state or federal law, order, rule or regulation is adopted or issued, which has the effect, as supported by the written opinion of outside counsel for such party, of prohibiting the Merger, or by any party hereto, if any court of competent jurisdiction in the United States or any State shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Merger, and such order, judgement or decree shall have become final and nonappealable;

        (e) by Iowa-Illinois, upon two days' prior notice to Resources, if, as a result of a tender offer by a party other than Resources or any of its affiliates or any written offer or proposal with respect to a merger, sale of a material portion of its assets or other business combination (each, a "Business Combination") by a party other than Resources or any of its affiliates, the Board of Directors of Iowa-Illinois determines in good faith that their fiduciary obligations under applicable law require that such tender offer or other written offer or proposal be accepted; PROVIDED, HOWEVER, that (i) the Board of Directors of Iowa-Illinois shall have been advised in writing by outside counsel that notwithstanding a binding commitment to consummate an agreement of the nature of this Agreement entered into in the proper exercise of their applicable fiduciary duties, such fiduciary duties would also require the directors to reconsider such commitment as a result of such tender offer or other written offer or proposal; and, (ii) prior to any such termination, Iowa-Illinois shall, and shall cause its respective financial and legal advisors to, negotiate with Resources to make such adjustments in the terms and conditions of this Agreement as would enable Iowa-Illinois to proceed with the transactions contemplated herein; PROVIDED, FURTHER, that Iowa-Illinois and Resources acknowledge and affirm that notwithstanding anything in this Section 9.1(e) to the contrary, the parties hereto intend this Agreement to be an exclusive agreement and, accordingly, nothing in this Agreement is intended to constitute a solicitation of an offer or proposal for a Business Combination, it being acknowledged and agreed that any such offer or proposal would interfere with the strategic advantages and benefits which the parties expect to derive from the Merger.

        (f) by Resources, upon two days' prior notice to Iowa-Illinois if, as a result of a tender offer by a party other than Iowa-Illinois or any of its affiliates or any written offer or proposal with respect to a Business Combination by a party other than Iowa-Illinois or any of its affiliates, the Board of Directors of Resources determines in good faith that their fiduciary obligations under applicable law require that such tender offer or other written offer or proposal be accepted; PROVIDED, HOWEVER, that (i) the Board of Directors of Resources shall have been advised in writing by outside counsel that notwithstanding a binding commitment to consummate an agreement of the nature of this Agreement entered into in the proper exercise of their applicable fiduciary duties, such fiduciary duties would also require the directors to reconsider such commitment as a result of such tender offer or other written offer or proposal; and (ii) prior to any such termination, Resources shall, and shall cause its respective financial and legal advisors to, negotiate with Iowa-Illinois to make such adjustments in the terms and conditions of this Agreement as would enable Resources to proceed with the transactions contemplated herein; PROVIDED, FURTHER, that Iowa-Illinois and Resources acknowledge and affirm that notwithstanding anything in this Section 9.1(f) to the contrary, the parties hereto intend this Agreement to be an exclusive agreement and,
    accordingly,  nothing  in  this  Agreement  is  intended  to  constitute   a
    solicitation of an offer or proposal for a Business Combination, it being acknowledged and agreed that any such offer or proposal would interfere with the strategic advantages and benefits which the parties expect to derive from the Merger.

        (g) by Iowa-Illinois, by written notice to Resources, if (i) there shall have been any material breach of any representation or warranty, or any material breach of any covenant or agreement of Resources or Midwest Power, hereunder, and such breach shall not have been remedied within twenty days after receipt by Resources of notice in writing from Iowa-Illinois, specifying the nature of such breach and requesting that it be remedied; or
    (ii) the Board of Directors of Resources (A) shall withdraw or modify in any manner adverse to Iowa-Illinois its approval of this Agreement and the transactions contemplated hereby or its recommendation to its shareholders regarding the approval of this Agreement, (B) shall fail to reaffirm such approval or recommendation upon the request of Iowa-Illinois, (C) shall approve or recommend any acquisition by a third party of Resources or a material portion of its assets or any tender offer for the Resources Common Stock, or (D) shall resolve to take any of the actions specified in clause
    (A), (B) or (C); PROVIDED, HOWEVER, that Iowa-Illinois and Resources acknowledge and affirm that notwithstanding anything in this Section 9.1(g)(ii) to the contrary, the parties hereto intend this Agreement to be an exclusive agreement and, accordingly, nothing in this Agreement is intended to constitute a solicitation of an offer or proposal for a Business Combination, it being acknowledged and agreed that any such offer or proposal would interfere with the strategic advantages and benefits which the parties expect to derive from the Merger.

        (h) by Resources, by written notice to Iowa-Illinois, if (i) there shall have been any material breach of any representation or warranty, or any material breach of any covenant or agreement of Iowa-Illinois, hereunder, and such breach shall not have been remedied within twenty days after receipt by Iowa-Illinois of notice in writing from Resources, specifying the nature of such breach and requesting that it be remedied; or (ii) the Board of Directors of Iowa-Illinois (A) shall withdraw or modify in any manner adverse to Resources its approval of this Agreement and the transactions contemplated hereby or its recommendation to its shareholders regarding the approval of this Agreement, (B) shall fail to reaffirm such approval or recommendation upon the request of Resources, (C) shall approve or recommend any acquisition by a third party of Iowa-Illinois or a material portion of its assets or any tender offer for the Iowa-Illinois Common Stock, or (D) shall resolve to take any of the actions specified in clause (A), (B) or
    (C); PROVIDED, HOWEVER, that Iowa-Illinois and Resources acknowledge and affirm that notwithstanding anything in this Section 9.1(h)(ii) to the contrary, the parties hereto intend this Agreement to be an exclusive agreement and, accordingly, nothing in this Agreement is intended to constitute a solicitation of an offer or proposal for a Business Combination, it being acknowledged and agreed that any such offer or proposal would interfere with the strategic advantages and benefits which the parties expect to derive from the Merger.

        (i) by Resources by written notice delivered to Iowa-Illinois prior to 5:00 p.m. Central Time on September 4, 1994, if Resources reasonably determines that its due diligence investigation of Iowa-Illinois and its subsidiaries uncovered information or matters which are (i) reasonably likely to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), prospects or the results of operations of Iowa-Illinois as if it were organized as a separate division of the Company (an "Iowa-Illinois Divisional Adverse Effect") or a material adverse effect on the business, operations, properties, assets, condition (financial or other), prospects or the results of operations of Resources as if it were organized as a separate division of the Company (a "Resources Divisional Adverse Effect") or (ii) in the event the Merger is consummated, reasonably likely to have a material adverse effect on the holders of Resources Common Stock.

        (j) by Iowa-Illinois by written notice delivered to Resources prior to 5:00 p.m. Central Time on September 4, 1994, if Iowa-Illinois reasonably determines that its due diligence investigation of Resources and its subsidiaries uncovered information or matters which are (i) reasonably likely to have a Iowa-Illinois Divisional Adverse Effect or a Resources Divisional Adverse Effect or (ii) in the event the Merger is consummated, reasonably likely to have a material adverse effect on the holders of Iowa-Illinois Common Stock.

    SECTION 9.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Resources or Iowa-Illinois pursuant to Section 9.1, there shall be no liability on the part of either Iowa-Illinois, Resources or Midwest Power or their respective officers or directors hereunder, except Section 7.10 and 9.3 and the agreement contained in Section 6.1(v) and in the last sentence of Section 7.1 shall survive the termination.

    SECTION 9.3  TERMINATION FEE; EXPENSES.

    (a) TERMINATION FEE. If this Agreement is terminated (i) at such time that this Agreement is terminable pursuant to one of Section 9.1(g)(i) or Section 9.1(h)(i) (other than solely pursuant to a noncurable breach of a representation or warranty unless such breach was willful) but not the other, or (ii) is terminated pursuant to Section 9.1(e) or Section 9.1(f), then (A) in the event of a termination pursuant to Section 9.1(f) or Section 9.1(g)(i), Midwest Power shall pay to Iowa-Illinois, and (B) in the event of a termination pursuant to
Section 9.1(e) or Section 9.1(h)(i), Iowa-Illinois shall pay to Midwest Power, promptly (but not later than five business days after such notice is received pursuant to Section 9.1(g)(i) or Section 9.1(h)(i) or is given pursuant to
Section 9.1(e) or Section 9.1(f)) an amount equal to $15 million in cash if required to be paid by Iowa-Illinois and $15 million in cash if required to be paid by Midwest Power, plus in each case cash in an amount equal to all documented out-of-pocket expenses and fees incurred by the other party (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors arising out of, in connection with or related to the Merger or the transactions contemplated by this Agreement) not in excess of $6 million.

    (b) ADDITIONAL TERMINATION FEE AND SUBSEQUENT TRANSACTION FEE. If (i) this Agreement (x) is terminated by any party pursuant to Section 9.1(e) or Section 9.1(f), (y) is terminated following a failure of the shareholders of Midwest Power or Resources or Iowa-Illinois to grant the necessary approvals described in Section 4.13 or Section 5.13 or (z) is terminated as a result of such party's material breach of Section 7.4, and (ii) at the time of such termination or prior to the meeting of such party's shareholders there shall have been a third-party tender offer for shares of, or a third-party offer or proposal with respect to a Business Combination involving, such party or its affiliates which at the time of such termination or of the meeting of such party's shareholders shall not have been (x) rejected by such party and its Board of Directors and
(y) withdrawn by the third-party and (iii) within 2 years of any such termination described in clause (i) above, the party or its affiliate which is the subject of the tender offer or offer or proposal with respect to a Business Combination ("Target Party") becomes a subsidiary of such offeror or a subsidiary of an affiliate of such offeror, or merges with and into the offeror or a subsidiary or affiliate of the offeror or enters into a definitive agreement to consummate a Business Combination with such offeror or affiliate thereof, then (A) in the event Resources or one of its affiliates is the Target Party, Midwest Power shall pay to Iowa-Illinois and (B) in the event Iowa-Illinois or one of its affiliates is the Target Party, Iowa-Illinois shall pay to Midwest Power, at the closing of the transaction (and as a condition to the closing) in which such Target Party becomes a subsidiary or such Business Combination occurs ("Subsequent Transaction"), (1) a termination fee equal to $30 million in cash if required to be paid by Iowa-Illinois and $30 million in cash if required to be paid by Midwest Power plus (2) a Subsequent Transaction fee payable in cash equal to

20% of the difference between (I) $815,376,077 (if Resources or any of its affiliates is the Target Party), or $637,751,871 (if Iowa-Illinois or any of its affiliates is the Target Party) and (II) the number of shares of Target Party common stock outstanding at the time of the closing of the Subsequent Transaction multiplied by the higher of (a) the average daily closing price of Target Party common stock on the NYSE, or if such common stock is not admitted to trading on the NYSE, on the market on which such common stock is traded which has the highest volume of trades, on the ten NYSE trading days immediately preceding the date of such closing, or (b) the amount of cash plus the fair market value on the day prior to such closing of any non-cash consideration to be received for each share of Target Party common stock by the holder thereof in the Subsequent Transaction (including in such fair market value the fair market value of any Target Party common stock retained by such holder as a result of the Subsequent Transaction). The fair market value of any such non cash consideration shall be determined by a nationally recognized accounting firm selected jointly by Resources and Iowa-Illinois at least 60 days prior to the date of such closing. The Target Party shall pay all of the fees and expenses of such accounting firm for making such determination. The Target Party shall agree to indemnify such accounting firm against any and all liabilities, costs and expenses of whatever nature such accounting firm may incur in connection with its determination of such fair market value. The Target Party shall provide to such accounting firm such security for the fee and expense payment and indemnification obligations of the Target Party to such accounting firm as it may request and the other party shall have no liability for any of such fees and expenses nor shall it have any obligation to indemnify such accounting firm for anything.

    (c)  EXPENSES.   The  parties agree that  the agreements  contained in  this
Section 9.3 are an integral part of the transactions contemplated by the Agreement and constitute liquidated damages and not a penalty. If one party fails to pay promptly to the other any expense and/or fee due hereunder, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A. from the date such fee was required to be paid.

    (d) LIMITATION OF FEES. Notwithstanding anything herein to the contrary, the aggregate amount payable by Resources and its affiliates pursuant to Section 9.3(a) and Section 9.3(b) shall not exceed $51 million and the aggregate amount payable by Iowa-Illinois and its affiliates pursuant to Section 9.3(a) and
Section 9.3(b) shall not exceed $51 million.

    SECTION 9.4 AMENDMENT. This Agreement may be amended by the directors of the parties hereto, at any time before or after approval hereof by the shareholders of Iowa-Illinois, Midwest Power and Resources and prior to the Effective Time, but after such approvals, no such amendment shall (i) alter or change the amount or kind of shares, rights or any of the proceeds of the conversion under Article II, or (ii) alter or change any of the terms and conditions of this Agreement if any of the alterations or changes, alone or in the aggregate, would materially adversely affect the rights of holders of Iowa-Illinois Common Stock, Iowa-Illinois Preferred Stock, Iowa-Illinois Preference Stock, Midwest Power Preferred Stock or Resources Common Stock. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    SECTION 9.5 WAIVER. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE X
                               GENERAL PROVISIONS

    SECTION 10.1 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. No representations, warranties and agreements in this Agreement shall survive the Merger, except as otherwise provided in this Agreement and except for the agreements contained in this Section 10.1 and in Article II,
Section  6.1(v), the  last sentence of  Section 7.1, Section  7.5, Section 7.10,
Section 7.11, Section 7.12,  Section 7.13, Section  7.14, Section 7.15,  Section
9.3 and Section 10.8.

    SECTION 10.2 BROKERS. Except as previously disclosed to Iowa-Illinois, Resources and Midwest Power represent and warrant that, except for PaineWebber Incorporated, their investment banking firm, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Resources or Midwest Power. Except as previously disclosed to Resources and Midwest Power, Iowa-Illinois represents and warrants that, except for Dillon, Read & Co. Inc., its investment banking firm, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Iowa-Illinois.

    SECTION 10.3 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if (i) delivered personally, or (ii) sent by reputable overnight courier service, or (iii) telecopied (which is confirmed), or (iv) five days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a) If to Resources and/or Midwest Power, to:

           Midwest Resources Inc.
           Midwest Power Systems Inc.
           666 Grand Avenue
           P.O. Box 657
           Des Moines, Iowa 50303
           Attention: Chief Executive Officer
                       Telephone: 515-242-4300
                       Telecopy: 515-281-2981

        with a concurrent copy to:

           Sidley & Austin
           One First National Plaza
           Chicago, Illinois 60603
           Attention: R. Todd Vieregg, P.C.
                       Telephone: 312-853-7470
                       Telecopy: 312-853-7036

        (b) If to Iowa-Illinois, to:

           Iowa-Illinois Gas and Electric Company
           206 E. Second Street
           Davenport, Iowa 52801
           Attention: Chief Executive Officer
                       Telephone: 319-326-7243
                       Telecopy: 319-326-7670
        with a concurrent copy to:

           LeBoeuf, Lamb, Greene & MacRae
           125 West 55th Street
           New York, New York 10019
           Attention: Douglas W. Hawes
                       Telephone: 212-424-8000
                       Telecopy: 212-424-8500

    SECTION 10.4 MISCELLANEOUS. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof other than the Confidentiality Agreement; (ii) shall not be assigned by operation of law or otherwise; and (iii) shall be governed by and construed in accordance with the Illinois Act, the Iowa Act and otherwise in accordance with the laws of the State of Iowa applicable to contracts executed in and to be fully performed in such State, without giving effect to its conflicts of law, rules or principles. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. The parties hereto agree that they will negotiate in good faith to replace any provision of this Agreement so held invalid or unenforceable, with a valid provision that is as similar as possible in substance to the invalid or unenforceable provision.

    SECTION 10.5 INTERPRETATION. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit of this Agreement, respectively, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

    SECTION 10.6 COUNTERPARTS; EFFECT. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

    SECTION 10.7 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

    SECTION 10.8 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except for rights of Indemnified Parties as set forth in Section 7.5, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Notwithstanding the foregoing and any other provision of this Agreement, and in addition to any other required action of the Board of Directors of the Company,
(i) a majority of the Iowa-Illinois Designees serving on the Board of Directors of the Company shall be entitled during the five year period commencing at the Effective Time (the "Five Year Period") to enforce the provisions of Sections 7.11, 7.12 and 7.14 on behalf of the Iowa-Illinois officers, directors and employees, as the case may be, and (ii) a majority of the Resources Designees serving on the Board of Directors of the Company shall be entitled during the Five Year Period to enforce the provisions of Section 7.11, 7.12 and 7.14 on behalf of the Resources officers, directors and employees, as the case may be. Such directors' rights and remedies under the preceding sentence are cumulative and are in addition to any other rights and remedies they may have at law or in equity, but in no event shall this Section 10.8 be deemed to impose any additional duties on any such directors. The Company shall pay, at the time they are incurred, all costs, fees and expenses of such directors incurred in connection with the assertion of any rights on behalf of the persons set forth above pursuant to this Section 10.8. For purposes of this Section 10.8 and
Section 7.11, a "Iowa-Illinois Designee" or "Resources Designee", as the case may be, shall at any time mean a person who at such time is a member of the Board of Directors of the Company who either (a) was designated a member of the Board of Directors of the Company by Iowa-Illinois or by Resources, as the case may be, pursuant to Section 7.11(a) or (b) was designated (before his or her initial election as a member of the Board of Directors of the Company as contemplated by Section 7.11(c)(ii)) as a "Iowa-Illinois Designee" or a "Resources Designee" by a majority of the then Iowa-Illinois Designees or Resources Designees, as the case may be.

    SECTION 10.9 FURTHER ASSURANCES. Each party will execute such further documents and instruments and take such further actions as may reasonably be requested by any other party in order to consummate the Merger in accordance with the terms hereof. Iowa-Illinois, Resources and Midwest Power expressly acknowledge that, although it is their current intention to effect a business combination among themselves and the Company by means of the Merger, it may be preferable for Iowa-Illinois, Resources and Midwest Power to effectuate such a business combination by means of an alternative structure in light of the conditions set forth in Sections 8.2(d) and 8.3(d). Accordingly, if the only conditions to the parties' obligations to consummate the Merger which are not satisfied or waived are receipt of Resources Required Consents, Resources Required Statutory Approvals, Iowa-Illinois Required Consents and Iowa-Illinois Required Statutory Approvals that, in the reasonable judgment of Iowa-Illinois or Resources, would be rendered unnecessary by adoption of an alternative structure that otherwise substantially preserves for Iowa-Illinois, Resources and Midwest Power the economic benefits of the Merger, Iowa-Illinois or Resources, as the case may be, shall notify the other of such judgment no later than 5:00 p.m. Central Time on December 31, 1995 and thereafter the parties shall use their best efforts to effect a business combination among themselves by means of a structure other than the Merger that so preserves such benefits; PROVIDED that all material third party and Governmental Authority declarations, filings, registrations, notices, authorizations, consents or approvals necessary for the effectuation of such alternative business combination shall have been obtained and all other conditions to the parties' obligations to consummate the Merger, as applied to such alternative business combination, shall have been satisfied or waived.

    IN WITNESS WHEREOF, Midwest Resources Inc., Midwest Power Systems Inc., Iowa-Illinois Gas and Electric Company, and MidAmerican Energy Company have caused this Agreement, as amended and restated as of September 27, 1994, to be signed by their respective officers thereunto duly authorized.

                                          MIDWEST RESOURCES INC.

                                          By:     /s/ RUSSELL E. CHRISTIANSEN

                                          --------------------------------------
                                          NAME:  RUSSELL E. CHRISTIANSEN
                                          TITLE: CHAIRMAN, PRESIDENT AND
                                                 CHIEF EXECUTIVE OFFICER

                                          MIDWEST POWER SYSTEMS INC.

                                          By:     /s/ RUSSELL E. CHRISTIANSEN

                                          --------------------------------------
                                          NAME:  RUSSELL E. CHRISTIANSEN
                                          TITLE: CHAIRMAN, PRESIDENT AND
                                                 CHIEF EXECUTIVE OFFICER

                                          IOWA-ILLINOIS GAS AND ELECTRIC COMPANY

                                          By:        /s/ STANLEY J. BRIGHT

                                          --------------------------------------
                                          NAME:     STANLEY J. BRIGHT
                                          TITLE:    CHAIRMAN AND CHIEF
                                                    EXECUTIVE OFFICER

                                          MIDAMERICAN ENERGY COMPANY

                                          By:        /s/ STANLEY J. BRIGHT

                                          --------------------------------------
                                          NAME:     STANLEY J. BRIGHT
                                          TITLE:   PRESIDENT, OFFICE OF
                                               THE CHIEF EXECUTIVE OFFICER

                                                                        ANNEX II

                                    RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                           MIDAMERICAN ENERGY COMPANY

TO THE SECRETARY OF STATE
 OF THE STATE OF IOWA:

    Pursuant to the provisions of Sections 490.201 and 202 of the Iowa Business Corporation Act, the undersigned incorporator hereby adopts the following Restated Articles of Incorporation ("Articles of Incorporation"):

                                   ARTICLE I

    The name of the corporation is "MidAmerican Energy Company" (hereinafter sometimes called the "Corporation") and its registered office shall be located at 666 Grand Avenue, Des Moines, Iowa 50306 with the right to establish and maintain branch offices at such other points within and without the State of Iowa as the Board of Directors of the Corporation may, from time to time, determine. The name of the Corporation's registered agent at such registered office is Paul J.
Leighton, Vice President and Secretary.

                                   ARTICLE II

    The nature of the business or purposes to be conducted or promoted is to engage in any or all lawful act or activity for which a corporation may be incorporated under the Iowa Business Corporation Act.

                                  ARTICLE III

    A. The aggregate number of shares which the Corporation shall have authority to issue is 350,000,000 shares of Common Stock, no par value ("Common Stock"), and 100,000,000 shares of Preferred Stock, no par value ("Preferred Stock").

    B. The shares of authorized Common Stock shall be identical in all respects and shall have equal rights and privileges. For all purposes, each registered holder of Common Stock shall, at each meeting of shareholders, be entitled to one vote for each share of Common Stock held, either in person or by proxy duly authorized in writing. Except to the extent required by law or as permitted by these Articles of Incorporation, as amended from time to time, the registered holders of the shares of Common Stock shall have unlimited and exclusive voting rights.

    C. The Board of Directors, at any time or from time to time, may, and is hereby authorized to, issue and dispose of any of the authorized and unissued shares of Common Stock and any treasury shares for such kind and amount of consideration and to such persons, firms or corporations, as may be determined by the Board of Directors, subject to any provisions of law then applicable. The holders of Common Stock shall have no preemptive rights to acquire or subscribe to any shares, or securities convertible into shares, of Common Stock.

    D. The Board of Directors, at any time or from time to time may, and is hereby authorized to, divide the authorized and unissued shares of Preferred Stock into one or more classes or series and in connection with the creation of any class or series to determine, in whole or in part, to the full extent now or hereafter permitted by law, by adopting one or more articles of amendment to the Articles of Incorporation providing for the creation thereof, the designation, preferences, limitations and relative rights of such class or series, which may provide for special, conditional or limited voting rights, or no rights to vote at all, and to issue and dispose of any of such shares and any treasury shares for such kind and amount of consideration and to such persons, firms or corporations, as may be determined by the Board of Directors, subject to any provisions of law then applicable.

    E. The Board of Directors, at any time or from time to time may, and is hereby authorized to, create and issue, whether or not in connection with the issue and sale of any shares of its Common Stock, Preferred Stock or other securities of the Corporation, warrants, rights and/or options entitling the holders thereof to purchase from the Corporation any shares of its Common Stock, Preferred Stock or other securities of the Corporation. Such warrants, rights, or options shall be evidenced by such instrument or instruments as shall be approved by the Board of Directors of the Corporation. The terms upon which, the time or times (which may be limited or unlimited in duration) at or within which, and the price or prices (which shall be not less than the minimum amount prescribed by law, if any) at which any such shares or other securities may be purchased from the Corporation upon the exercise of any such warrant, right or option shall be fixed and stated in the resolution or resolutions of the Board of Directors of the Corporation providing for the creation and issue of such warrants, rights or options. The Board of Directors of the Corporation is hereby authorized to create and issue any such warrants, rights or options from time to time for such consideration, if any, and to such persons, firms or corporations, as the Board of Directors may determine.

    F. The Corporation may authorize the issue of some or all of the shares of any or all of the classes of its capital stock without certificates.

    G. The Corporation shall not be required to issue certificates representing any fraction or fractions of a share of stock of any class but may issue in lieu thereof one or more non-dividend bearing and non-voting scrip certificates in such form or forms as shall be approved by the Board of Directors of the Corporation, each scrip certificate representing a fractional interest in one share of stock of any class. Such scrip certificates upon presentation together with similar scrip certificates representing in the aggregate an interest in one or more full shares of stock of any class shall entitle the holders thereof to receive one or more full shares of stock of such class. Such scrip certificates may contain such terms and conditions as shall be fixed by the Board of Directors of the Corporation and may become void and of no effect after a period to be determined by the Board of Directors and to be specified in such scrip certificates.

    H. The Corporation shall be entitled to treat the person in whose name any share of Common Stock or Preferred Stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any person, whether or not the Corporation shall have notice thereof except as may be expressly provided otherwise by the laws of the State of Iowa.

                                   ARTICLE IV

    The term of corporate existence of the Corporation shall be perpetual.

                                   ARTICLE V

    A. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors. The number of directors of the Corporation shall be fixed by the Bylaws but shall be no less than ten (10) and no greater than twenty-two (22), and such number may be increased or decreased from time to time in accordance with the Bylaws, but no decrease shall have the effect of shortening the term of any incumbent director. Directors shall be elected by the shareholders at each annual meeting of the Corporation as specified herein and in the Bylaws. Directors need not be shareholders.

    B. Each director shall serve until his or her successor is elected and qualified or until his or her prior death, retirement, resignation or removal. Should a vacancy occur or be created, whether arising through death, resignation or removal of a director or through an increase in the number of directors, such vacancy shall be filled solely by a majority vote of the remaining directors though less than a quorum of the Board of Directors. A director so elected to fill a vacancy shall serve for the remainder of the then present term of office of the Board of Directors.

    C. Any director or the entire Board of Directors may be removed for cause as set forth in this paragraph C. Removal of a director for cause must be approved by the affirmative vote of the holders of shares of capital stock of the Corporation having at least 75% of the votes of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, only at a meeting called for the purpose of removing the director and after notice stating that the purpose, or one of the purposes, of the meeting is removal of the director. Any action for removal of a director must be taken within one year of such cause.

    D. The Board of Directors, by a vote of a majority of the entire Board, may appoint from the directors an executive committee and such other committees as they may deem judicious; and to such extent as shall be provided in the resolution of the Board or in the Bylaws, may delegate to such committees all or any of the powers of the Board of Directors which may be lawfully delegated, and such committees shall have and thereupon may exercise all or any of the powers so delegated to them. The Board of Directors of the Corporation or the Bylaws may provide the number of members necessary to constitute a quorum of any committee and the number of affirmative votes necessary for action by any committee.

    E. The Board of Directors shall elect such officers of the Corporation as specified in the Bylaws. All vacancies in the offices of the Corporation shall be filled by the Board of Directors. The Board of Directors shall also have authority to appoint such other managing officers and agents as they may from time to time determine.

                                   ARTICLE VI

    Special meetings of shareholders of the Corporation may be called at any time by the Chairman of the Board of Directors or by the President on at least ten days' notice to each shareholder entitled to vote at the special meeting, by mail at such shareholder's last known post office address, specifying the time, place and purpose or purposes of the special meeting.

                                  ARTICLE VII

    The private property of the shareholders of the Corporation shall be exempt from all corporate debts.

                                  ARTICLE VIII

    A. In addition to any affirmative vote required by law or under any other provision of these Articles of Incorporation:

        (i) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with or into any Other Entity (as hereinafter defined); or

        (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of related transactions) to or with any Other Entity of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $25,000,000 or more; or

       (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of related transactions) of any securities of the Corporation or any Subsidiary to any Other Entity in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $25,000,000 or more; or

       (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation; or

        (v) any reclassification of securities (including any reverse stock split), recapitalization, reorganization, merger or consolidation of the Corporation with any of its Subsidiaries or any similar transaction (whether or not with or into or otherwise involving any Other Entity) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Other Entity; or

       (vi) any direct or indirect purchase or other acquisition by the Corporation of any equity security (as defined in Rule 3a11-1 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on June 30, 1994) of any class from any Interested Security-holder (as hereinafter defined) who has beneficially owned such securities for less than two years prior to the date of such purchase or any agreement in respect thereof, shall require the affirmative vote of the holders of shares of capital stock of the Corporation having at least 75% (excluding, in the case of (i) through (v) above, shares beneficially owned by a 25% Shareholder (as hereinafter defined), and, in the case of (vi) above, shares beneficially owned by such Interested Securityholder) of the votes of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for the purpose of this Article VIII as one class ("Voting Shares"). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

    B. The provisions of paragraph A of this Article VIII shall not be applicable to any particular Business Combination (as hereinafter defined), and such Business Combination shall require only such affirmative vote as is required by law and any other provision of these Articles of Incorporation, if all of the conditions specified in either of the following subparagraphs 1 and 2 shall have been satisfied.

        1. A majority of the Continuing Directors (as hereinafter defined) shall have approved the Business Combination (but only if a majority of the Board of Directors are Continuing Directors); or

        2.  All of the following conditions shall have been met:

           a.  The ratio of:

               (i) the aggregate amount of the cash and the Fair Market Value as of the date of consummation of the Business Combination of other consideration to be received per share by holders of a particular class or series of Voting Shares in such Business Combination to

               (ii) the Fair Market Value per share of such class or series of Voting Shares on the date of the first public announcement of such Business Combination or the date on which any 25% Shareholder became a 25% Shareholder, whichever is higher is at least as great as the ratio (which ratio shall equal the number one in the event that such 25% Shareholder has never beneficially owned any shares of such class or series of Voting Shares) of

               (x) the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers' fees) which such 25%
           Shareholder has theretofore paid for any share of such class or series of Voting Shares acquired by it to

               (y) the Fair Market Value per share of such class or series of Voting Shares on the date of the initial acquisition by such 25% Shareholder of any share of such class or series of Voting Shares;

           b. The aggregate amount of the cash and Fair Market Value as of the date of consummation of the Business Combination of other consideration to be received per share by holders of each class or series of Preferred Stock in such Business Combination is not less than the highest preferential amount per share to which holders of shares of such class or series of Preferred Stock would, respectively, be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, regardless of whether the Business Combination to be consummated constitutes such an event;

           c. The consideration to be received by holders of a particular class or series of Voting Shares in such Business Combination shall be in cash or in the same form and of the same kind as the consideration paid by the 25% Shareholder in acquiring the shares of such class or series of Voting Shares already owned by it;

           d. After such 25% Shareholder has acquired ownership of not less than 25% of the then outstanding Voting Shares (a "25% Interest") and prior to the consummation of such Business Combination:

               (i) the 25% Shareholder shall have taken steps to ensure that the Corporation's Board of Directors includes at all times representation by Continuing Director(s) proportionate to the ratio that the Voting Shares which from time to time are owned by persons who are not 25% Shareholders ("Public Holders") bear to all Voting Shares outstanding at such respective times (with a Continuing Director to occupy any resulting fractional board position):

               (ii)  there  shall  have  been  no  reduction  in  the  rate   of
           distributions ("Dividends") payable on the Common Stock except as may have been approved by a majority vote of the Continuing Directors;

              (iii) such 25% Shareholder shall not have acquired any newly issued shares of stock, directly or indirectly, from the Corporation (except upon conversion of convertible securities acquired by it prior to obtaining a 25% Interest or as a result of a pro rata stock Dividend or stock split); and

              (iv) such 25% Shareholder shall not have acquired any additional Voting Shares or securities convertible into or exchangeable for Voting Shares except as a part of the transaction which resulted in such 25% Shareholder acquiring its 25% Interest;

           e. Prior to or upon the consummation of such Business Combination, such 25% Shareholder shall not have (i) received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the Corporation, or (ii) made any major change in the Corporation's business or equity capital structure without the unanimous approval of the entire Board of Directors; and

           f. A proxy statement responsive to the requirements of the Securities Exchange Act of 1934 and the General Rules and Regulations promulgated thereunder shall have been mailed to all holders of Voting Shares for the purpose of soliciting shareholders' approval of such Business Combination. Such proxy statement shall contain at the front thereof in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors, or any of them, may have furnished in writing and, if deemed advisable by a majority of the Continuing Directors, an opinion of a reputable investment banking firm as to the, fairness (or lack of fairness) of the terms of such Business Combination, from a financial point of view, to the holders of Voting Shares other than any 25% Shareholder (such investment banking firm to be selected by a majority of the Continuing Directors, to be furnished with all information it reasonably requests and to be paid a reasonable fee for its services upon receipt by the Corporation of such opinion).

    C.  For the purposes of this Article VIII:

        1. The term "Business Combination" shall mean any transaction which is referred to in any one or more of clauses (i) through (v) of paragraph A of this Article VIII;

        2.   The term "Other  Entity" shall include (a)  any 25% Shareholder and
    (b) any other person (whether or not itself a 25% Shareholder) which after any Business Combination, would be an Affiliate (as hereinafter defined) of any 25% Shareholder;

        3.    The  term  "person"  shall  mean  any  individual,  firm,   trust,
    partnership, association, corporation or other entity;

        4. The term "25% Shareholder" shall mean, in respect to any Business Combination, any person (other than the Corporation or any Subsidiary) who or which, as of the record date for the determination of shareholders entitled to notice of and to vote on such Business Combination, or immediately prior to the consummation of any such transactions,

           (a) is the beneficial owner, directly or indirectly, of not less than 25% of the Voting Shares, or

           (b) is an Affiliate of the Corporation and at any time within five years prior thereto was the beneficial owner, directly or indirectly, of not less than 25% of the then outstanding Voting Shares, or

           (c) is an assignee of or has otherwise succeeded to any shares of capital stock of the Corporation which were at any time within five years prior thereto beneficially owned by any 25% Shareholder, and such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933;

        5.  A person shall be the beneficial owner of any Voting Shares

           (a) which such person or any of its Affiliates and Associates (as hereinafter defined) beneficially own, directly or indirectly, or

           (b) which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding, or

           (c) which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Corporation;

        6. The outstanding Voting Shares shall include shares deemed owned through application of subparagraph 5 of this paragraph C above but shall not include any other Voting Shares which may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants or options, or otherwise;

        7. The term "Continuing Director" shall mean (a) a person who was a member of the Board of Directors of the Corporation elected by the Public Holders prior to the date as of which any 25% Shareholder acquired in excess of 10% of the then outstanding Voting Shares or (b) a person designated (before his or her initial election as a director) as a Continuing Director by a majority of the then Continuing Directors;

        8. The term "other consideration to be received" shall include, without limitation, Voting Shares retained by Public Holders in the event of a Business Combination in which the Corporation is the surviving corporation;

        9. The terms "Affiliate" and "Associate" shall have the respective meanings given those terms in Rule 12b-2, of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on June 30, 1994;

        10. The term "Subsidiary" shall mean any corporation or other entity of which a majority of the outstanding voting securities or other equity interests having the power, under ordinary circumstances, to elect a majority of the directors, or otherwise to direct the management and policies, of such corporation or other entity, is owned, directly or indirectly, by the Corporation.

        11. The term "Interested Securityholder" shall mean, with respect to any transaction which is referred to in Clause (vi) of paragraph A of this
    Article VIII, any person (other than the Corporation or any Subsidiary) who or which, as of the record date for the determination of shareholders entitled to notice of and to vote on such transaction, or immediately prior to the consummation of any such transaction,

           (a) is the beneficial owner, directly or indirectly, of not less than five percent of the Voting Shares, or

           (b) is an Affiliate of the Corporation and at any time within two years prior thereto was the beneficial owner, directly or indirectly, of not less than five percent of the then outstanding Voting Shares, or

           (c) is an assignee of or has otherwise succeeded to any shares of the class of securities to be acquired which were at any time within two years prior thereto beneficially owned by an Interested Securityholder, and such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933; and

        12. The term "Fair Market Value" shall mean (i) in the case of capital stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such capital stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such capital stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such capital stock is not listed on such exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such capital stock is listed, or, if such capital stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such capital stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available the fair market value on the date in question of a share of such capital stock as determined by a majority of the Continuing Directors in good faith; and (ii) in the case of property other than cash or capital stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors; provided that any such determination by the Continuing Directors shall only be effective if made at a meeting at which a majority of Continuing Directors is present.

        D. A majority of the Continuing Directors shall have the power and duty to determine for purposes of this Article VIII, on the basis of information known to them, (i) the number of Voting Shares beneficially owned by any person, (ii) whether a person is an Affiliate or Associate of another, (iii) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in subparagraph 4 of paragraph C, (iv) whether the assets subject to any Business Combination have an aggregate Fair Market Value of $25,000,000 or more, and (v) such other matters with respect to which a determination is required under this Article VIII.

        E. Nothing contained in this Article VIII shall be construed to relieve any 25% Shareholder from any fiduciary obligation imposed by law.

                                   ARTICLE IX

    Any  amendment,  alteration, change  or  repeal of  Article  VA, VB  and VC,
Article VIII or this Article IX of these Articles of Incorporation shall require the affirmative vote of the holders of shares of capital stock of the Corporation having at least 75% of the votes of all outstanding Voting Shares (as defined in Article VIII), excluding from such affirmative vote shares beneficially owned by any 25% Shareholder or by any Interested Securityholder in the case of an amendment of the provisions of paragraph A of Article VIII that exclude from an affirmative vote required pursuant to such paragraph A shares beneficially owned by 25% Shareholders or shares beneficially owned by Interested Securityholders, as the case may be.

                                   ARTICLE X

    The Board of Directors may make Bylaws, and from time to time may alter, amend or repeal any Bylaws; but any Bylaws made by the Board of Directors may be altered or repealed by the shareholders entitled to vote generally at any annual meeting, or at any special meeting provided notice of such proposed alteration or repeal be included in the notice of meeting.

                                   ARTICLE XI

    A. A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

        (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders; or

        (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or

       (iii) for any transaction from which the director derives an improper personal benefit; or

       (iv) under Section 490.833, or a successor provision, of the Iowa Business Corporation Act.

    B. If, after the date these Articles of Incorporation are filed with the Iowa Secretary of State, the Iowa Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be deemed eliminated or limited to the fullest extent permitted by the Iowa Business Corporation Act, as so amended. Any repeal or modification of Section A, or this Section B of this Article XI, by the shareholders of the Corporation shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE XII

    A. Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or arbitration and whether formal or informal ("proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity while serving as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Iowa Business Corporation Act (the "Act"), as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the Act permitted the Corporation to provide prior to such amendment), against all reasonable expenses, liability and loss (including without limitation attorneys' fees, all costs, judgments, fines, Employee Retirement Income Security Act excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such right shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director, officer, employee or agent in his or her capacity as a director, officer, employee or agent (and not in any other capacity in which service was or is rendered by such person while a director, officer, employee or agent including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the Corporation of (i) a written undertaking, by or on behalf of such director, officer, employee or agent, to repay all amounts so advanced if it should be determined ultimately that such director, officer, employee or agent is not entitled to be indemnified under this Article XII or otherwise, or (ii) a written affirmation by or on behalf of such director, officer, employee or agent that, in such person's good faith belief, such person has met the standards of conduct set forth in the Act.

    B. If a claim under Section A is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action that the claimant has not met the standards of conduct which make it permissible under the Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. The failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Act, shall not be a defense to the action or create a presumption that the claimant had not met the applicable standard of conduct.

    C. Indemnification provided hereunder shall, in the case of the death of the person entitled to indemnification, inure to the benefit of such person's heirs, executors or other lawful representatives. The invalidity or unenforceability of any provision of this Article XII shall not affect the validity or enforceability of any other provision of this Article XII.

    D. Any action taken or omitted to be taken by (i) any director, officer, employee or agent in good faith and in compliance with or pursuant to any order, determination, approval or permission made or given by a commission, board, official or other agency of the United States or of any state or other governmental authority with respect to the property or affairs of the Corporation or any such business corporation, not-for-profit corporation, joint venture, trade association or other entity over which such commission, board, official or agency has jurisdiction or authority or purports to have jurisdiction or authority or (ii) by any director of the Corporation pursuant to Section D of Article VIII shall be presumed to be in compliance with the standard of conduct set forth in Section 490.851 (or any successor provision) of the Act whether or not, in the case of clause (i), it may thereafter be determined that such order, determination, approval or permission was unauthorized, erroneous, unlawful or otherwise improper.

    E. Unless finally determined, the termination of any litigation, whether by judgment, settlement, conviction or upon a plea of NOLO CONTENDERE, or its equivalent, shall not create a presumption that the action taken or omitted to be taken by the person seeking indemnification did not comply with the standard of conduct set forth in Section 490.851 (or any successor provision) of the Act.

    F. The rights conferred on any person by this Article XII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

    G. The Corporation may maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Act.

                             ARTICLES OF AMENDMENT
                                       TO
                                    RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                           MIDAMERICAN ENERGY COMPANY

To the Secretary of State
 of the State of Iowa:

    These Articles of Amendment are delivered to you for filing pursuant to the provisions of Section 490.601, and in accordance with Section 490.602(4), of the Iowa Business Corporation Act.

    (a) The name of the Corporation is:

                           MidAmerican Energy Company

    (b) As of           ,  199 , the  Board of Directors  of MidAmerican  Energy
Company, an Iowa corporation ("Corporation"), duly adopted the following Articles of Amendment to the Restated Articles of Incorporation ("Articles of Incorporation") of the Corporation, determining certain terms of its class of shares designated in Article III of its Articles of Incorporation as Preferred Stock, no par value ("Preferred Stock"), and creating and determining the terms of the ten series of Preferred Stock (collectively, the "Merger Series") to be issued on the date on which the merger ("Merger") of Midwest Resources Inc., an Iowa corporation, Midwest Power Systems Inc., an Iowa corporation ("Midwest Power"), and Iowa-Illinois Gas and Electric Company, an Illinois corporation ("Iowa-Illinois"), with and into the Corporation becomes effective ("Effective Date of the Merger"), upon the conversion of (i) all shares of each series of Midwest Power Preferred Stock, no par value ("Midwest Power Preferred Stock"), into shares of a particular series of Preferred Stock, and (ii) all shares of each series of Iowa-Illinois Preference Shares, without par value ("Iowa-Illinois Preference Stock"), into shares of a particular series of Preferred Stock, including the certain preferences, limitations and relative rights of holders of shares of Preferred Stock, and the designation, preferences, limitations and relative rights of each Merger Series.

    (c) The text of the Amendment determining the terms of the Preferred Stock and the terms of each Merger Series, is as follows:

    (A)    DESIGNATIONS.   Each  Merger Series  is  given one  of  the following
distinguishing designations:

$1.7375 Series
$3.30  Series
$3.75  Series
$3.90  Series
$4.20  Series
$4.35  Series
$4.40  Series
$4.80  Series
$5.25  Series
$7.80  Series

    (B)   NUMBER OF SHARES.   Each Merger Series  shall consist of the following
number of shares of Preferred Stock:

     SERIES        NUMBER OF SHARES
- - - - - - -----------------  -----------------
$1.7375 Series           2,400,000
$3.30  Series               49,632
$3.75  Series               38,320
$3.90  Series               32,636
$4.20  Series               47,369
$4.35  Series               49,950
$4.40  Series               50,000
$4.80  Series               49,898
$5.25  Series              100,000
$7.80  Series              400,000

    (C)  DISTRIBUTIONS ("DIVIDENDS").

    (1) The holders of the shares of each Merger Series in preference to the holders of Common Stock and the holders of any other shares of the Corporation which rank junior to the Preferred Stock, shall be entitled to receive, but only when and as declared by the Board of Directors, out of any assets legally available therefor, Dividends in lawful money of the United States of America, in the amount per annum set forth in the designation of such Merger Series in these Articles of Amendment creating such Merger Series, and no more.

    (2) Dividends on the Merger Series shares shall be payable quarterly on the first day of each of the months of March, June, September and December ("Dividend Payment Date") with respect to the quarterly Dividend period ending on the date preceding each such Dividend Payment Date, to shareholders of record as of a date to be fixed by the Board of Directors, not exceeding thirty (30) days and not less than ten (10) days preceding such Dividend Payment Dates; provided, however, that the first Dividend payable on the $5.25 Series and the $7.80 Series shall be paid as follows:

        (a) if a regular Dividend payment date for the shares of Iowa-Illinois Preference Stock which were converted into shares of such Merger Series in the merger of Midwest Resources Inc., Midwest Power and Iowa-Illinois with and into the Corporation ("Iowa-Illinois Payment Date"), occurs after the Effective Date of the Merger but before the first Dividend Payment Date after the Effective Date of the Merger ("First Dividend Payment Date"), then

        (i) a Dividend shall be paid on the shares of such Merger Series on the Iowa-Illinois Payment Date in the regular quarterly amount, and

        (ii) a Dividend shall be paid on the shares of such Merger Series on the First Dividend Payment Date, but only in the amount obtained by multiplying the regular quarterly amount of such Dividend by a fraction (A) the numerator of which is the number of days in the period commencing on the Iowa-Illinois Payment Date and ending on and including the day prior to the First Dividend Payment Date, and (B) the denominator of which is the number of days in the period commencing on the Dividend Payment Date preceding the Effective Date of the Merger and ending on and including the day prior to the First Dividend Payment Date; or

        (b) if the First Dividend Payment Date occurs before an Iowa-Illinois Payment Date, a Dividend shall be paid on the shares of such Merger Series on the First Dividend Payment Date, but only in the amount obtained by multiplying the regular quarterly amount of such Dividend by a fraction (i) the numerator of which is the number of days in the period commencing on the Iowa-Illinois Payment Date preceding the Effective Date of the Merger and ending on and including the day prior to the First Dividend Payment Date, and (ii) the denominator of which is the number of days in the period commencing on the Dividend Payment Date preceding the Effective Date of the Merger and ending on and including the day prior to the First Dividend Payment Date.

    (3) Except as provided in Section (C)(2), Dividends on each Merger Series share shall be cumulative from the Dividend Payment Date preceding the Effective Date of the Merger. Accumulations of Dividends shall not bear interest.

    (4) Except as provided in Section (C)(2), no Dividend shall be paid upon, or declared and set apart for, any Merger Series share for any quarterly period or portion thereof unless (i) at the same time a like proportionate Dividend for the same quarterly period or portion thereof shall be paid upon, or declared and set aside, for all Merger Series shares and all other shares of Preferred Stock on which Dividends are payable on a Dividend Payment Date and (ii) no Dividends on any other shares of Preferred Stock are accrued and unpaid.

    (5) So long as any Merger Series shares are outstanding, the Corporation shall not (i) pay or declare or set aside any Dividend or other distribution on any shares of Common Stock or on any other junior shares of the Corporation which rank below the Preferred Stock with respect to any assets, Dividends or other distributions or upon Liquidation or (ii) purchase, redeem or otherwise acquire for value any shares of Common Stock or such junior shares, in each case unless and until full Dividends have been declared and paid upon or set apart for payment on all shares of Preferred Stock, with respect to all Dividend periods and the Dividend period which includes the date of such Dividend or distribution on Common Stock or such junior shares; provided, however, that the foregoing terms of this Section (C)(5) shall not apply to the declaration and payment of Dividends or other distributions on any shares of Common Stock or such junior shares if payable solely in shares of Common Stock or such junior shares, nor to the acquisition of shares of Common Stock or such junior shares in exchange for, or through the application of the proceeds of the sale of, any shares of Common Stock or such junior shares.

    (D)  REDEMPTION.

    (1) Subject to the limitations set forth in Section (F), the outstanding shares of each Merger Series may be redeemed by the Corporation, at its option, by action of its Board of Directors, as a whole at any time or in part from time to time, by paying in cash on a redemption date specified by the Board of Directors, the following redemption prices, in each case plus an amount equal to accrued and unpaid Dividends thereon to such redemption date:

       $1.7375 Series:
           $26.7375 per share through November 30, 1994
           $26.3900 per share on December 1, 1994 through November 30, 1995 $26.0425 per share on December 1, 1995 through November 30, 1996 $25.6950 per share on December 1, 1996 through November 30, 1997 $25.3475 per share on December 1, 1997 through November 30, 1998 $25.0000 per share on or after December 1, 1998
       $3.30 Series:
           $101.50 per share
       $3.75 Series:
           $102.75 per share
       $3.90 Series:
           $105.00 per share
       $4.20 Series:
           $103.439 per share
       $4.35 Series:
           $102.00 per share
       $4.40 Series:
           $101.50 per share
       $4.80 Series:
           $102.70 per share

       $5.25 Series:
           $101.97 per share on November 1, 1998 through October 31, 1999 $101.31 per share on November 1, 1999 through October 31, 2000 $100.66 per share on November 1, 2000 through October 31, 2001 $100.00 per share on or after November 1, 2001
       $7.80 Series:
           $107.80 per share on May 1, 1996 through April 30, 2001 $103.90 per share on May 1, 2001 through April 30, 2002 $101.95 per share on or after May 1, 2002 provided, however, that (i) prior to December 1, 1998, no shares of the $1.7375 Series may be redeemed through a refunding, directly or indirectly, by or in anticipation of the incurring of any debt which has an interest cost, or the issuance of stock ranking equally with or prior to the $1.7375 Series as to Dividends or assets which has a Dividend cost to the Corporation (computed in accordance with generally accepted financial practice), of less than 7.15% per annum, (ii) prior to November 1, 1998, no shares of the $5.25 Series may be redeemed at the option of the Corporation, and (iii) prior to May 1, 1996, no shares of the $7.80 Series may be redeemed at the option of the Corporation.

    (2) Subject to the limitations set forth in Section (F), the Corporation shall on November 1, 2003 redeem all shares of the $5.25 Series then outstanding at $100.00 per share, plus accrued and unpaid Dividends thereon through October 31, 2003.

    (3) "Accrued and unpaid Dividends" as used in this Amendment with respect to any Merger Series share means the amount, if any, by which the applicable amount of Dividend per annum from the date after which Dividends on such share become cumulative to the date in question, exceeds the Dividends actually paid or declared and set aside for payment thereon.

    (4) Notice of any proposed redemption of any Merger Series shares shall be given by the Corporation by mailing a copy of such notice not more than sixty
(60) nor less than thirty (30) days prior to the date fixed for such redemption to the holders of record of such shares to be redeemed, at their respective addresses then appearing on the books of the Corporation; but no failure to mail such notice or any defect therein, or in the mailing thereof, shall affect the validity of the proceedings for the redemption of any Merger Series shares so to be redeemed.

    (5) In case of redemption of only a part of the shares of any Merger Series at the time outstanding, the shares of such Merger Series to be redeemed shall be selected by lot in such manner as the Board of Directors may determine.

    (6) On the redemption date specified in the notice of such redemption the Corporation shall, and at any time within sixty (60) days prior to such redemption date may, deposit in trust, for the account of the holders of the Merger Series shares to be redeemed, funds necessary for such redemption with a bank or trust company in good standing, organized under the laws of the United States of America or of the State of Iowa, doing business in the City of Des Moines, Iowa, having combined capital, surplus and undivided profits of at least $2,500,000 and designated in such notice of redemption.

    (7) Notice having been given and funds necessary for such redemption having been deposited, all as provided in this Section (D), all Merger Series with respect to the redemption of which such notice shall be given and deposit made, shall thenceforth, whether or not the date fixed for such redemption shall have yet occurred, or the certificates for such shares shall have been surrendered for cancellation, be deemed no longer to be outstanding for any purpose, and all rights with respect to such shares shall thereupon cease and terminate except only the right of the holders of the certificates for such shares to receive, out of the funds so deposited in trust, upon or after the redemption date (unless an earlier date is fixed by the Board of Directors of the Corporation), the redemption funds, without interest, to which they are entitled upon endorsement, if required, and surrender of their certificates for such shares.

    (8) At the expiration of six (6) years after the redemption date such trust shall terminate and any such moneys then remaining on deposit with such bank or trust company which are unclaimed by the holders of the certificates for the Merger Series which have been so redeemed, plus interest thereon, if any, shall be paid by such bank or trust company to the Corporation, free of trust, and thereafter the holders of the certificates for such shares shall have no claim against such bank or trust company but only claims as unsecured creditors against the Corporation for the amount payable upon the redemption thereof, without interest.

    (9) Any interest on or other accretions to funds deposited with such bank or trust company pursuant to this Section (D) shall belong to the Corporation.

    (E) SINKING FUND. Subject to the limitations set forth in Section (F), while any shares of the $7.80 Series shall remain outstanding, the Corporation shall on or before May 1, 2001, and on or before May 1 of each year thereafter to and including May 1, 2005 (each such May 1 being hereinafter in this Section
(E) called a "Sinking Fund Redemption Date"), set aside, separate and apart from its other funds, an amount equal to $6,660,000 (or such lesser amount as may be sufficient to redeem all of the shares of the $7.80 Series then outstanding) as a mandatory sinking fund payment for the exclusive benefit of shares of the $7.80 Series, plus such further amount as shall equal the accrued and unpaid Dividends on the shares of the $7.80 Series to be redeemed out of such payment (as hereinafter in this Section (E) provided) through the day preceeding the applicable Sinking Fund Redemption Date. The obligation of the Corporation to make such payments shall be cumulative, so that if for any reason the full amount thereof shall not be set aside for any year, the amount of the deficiency from time to time shall be added to the amount due from the Corporation on subsequent Sinking Fund Redemption Dates until the deficiency shall have been fully satisfied. The Corporation shall be entitled to credit against any such mandatory sinking fund payment shares of the $7.80 Series redeemed, purchased or otherwise acquired by the Corporation, except through application of any sinking fund payment (whether mandatory or optional), and not theretofore so credited, at the sinking fund redemption price hereinafter specified in this Section (E).

    In addition to the mandatory sinking fund payments required by the immediately preceding paragraph, the Corporation may at its option, in respect of any Sinking Fund Redemption Date, set aside, separate and apart from its other funds, an amount not in excess of $6,660,000 as an optional sinking fund payment for the exclusive benefit of shares of the $7.80 Series, plus further amount as shall equal the accrued and unpaid Dividends on the shares of the $7.80 Series to be redeemed out of such payment (as hereinafter in this Section
(E) provided) through the day preceding the applicable Sinking Fund Redemption Date. The privilege of making such payments shall not be cumulative, and no such payment shall relieve the Corporation to any extent from its obligation to make any subsequent mandatory sinking fund payment.

    Any amounts set aside by the Corporation pursuant to this Section (E) shall be applied on the date of such setting aside if a Sinking Fund Redemption Date or otherwise on the first Sinking Fund Redemption Date occurring thereafter to the redemption of shares of the $7.80 Series at $100.00 per share, plus accrued and unpaid Dividends through the day preceding the applicable Sinking Fund Redemption Date, in the manner and upon the notice provided in Section (D). If any Sinking Fund Redemption Date shall be a Saturday, Sunday or other day on which banking institutions in Chicago, Illinois or New York, New York are authorized or obligated to remain closed, such term shall be construed to refer to the next preceding business day.

    Subject to the limitations stated in Section (F), the Corporation shall on May 1, 2006 redeem any shares of the $7.80 Series then outstanding at $100.00 per share, plus accrued and unpaid Dividends through April 30, 2006.

    (F)  REPURCHASE.

    (1) The Corporation may from time to time purchase or otherwise acquire Merger Series shares at a price not exceeding the amount at the time payable in the event of redemption thereof otherwise than through the operation of the applicable sinking fund, if any.

    (2) If and so long as the Corporation shall be in default in the payment of any quarterly Dividend on any Merger Series shares, or shall be in default in the payment of funds into or the setting aside of funds for any sinking fund created for any Merger Series shares, the Corporation shall not (other than by the use of unapplied funds, if any, paid into or set aside for a sinking fund or funds prior to such default):

        (a) redeem any Merger Series shares, unless all Merger Series shares are redeemed, or

        (b) purchase or otherwise acquire for a valuable consideration any Merger Series shares, except pursuant to offers of sale made by the holders of Merger Series shares in response to an invitation for tenders given by mail by the Corporation simultaneously to the holders of record of all Merger Series shares then outstanding, at their respective addresses then appearing on the books of the Corporation.

    (G)  PREFERENCE ON LIQUIDATION.

    (1) Before any distribution of any assets of the Corporation shall be made to the holders of any Common Stock or any other junior shares of the Corporation which rank below the Preferred Stock with respect to any assets, Dividends or other distributions:

        (a) in the event of any liquidation, dissolution or winding up ("Liquidation") of the Corporation which is voluntary:

           (i) the holders of the shares of the $1.7375 Series, $3.30 Series, $3.75 Series, $4.35 Series, $4.40 Series, $4.80 Series, $5.25 Series and $7.80 Series shall be entitled to receive an amount per share equal to the amount which would then be payable upon such share in the event of redemption thereof in accordance with Section (D) (1), except that prior to November 1, 1998, the holders of the shares of the $5.25 Series shall be entitled to receive $105.25 per share and prior to May 1, 2001, the holders of the shares of the $7.80 Series shall be entitled to receive $107.80 per share, and no more; and

           (ii) the holders of the shares of the $3.90 Series and $4.20 Series shall be entitled to receive the amount of one hundred dollars ($100) per share plus accrued and unpaid Dividends to the date of payment of such amount, and no more.

        (b) in the event of any Liquidation of the Corporation which is involuntary:

           (i) the holders of the shares of the $3.30 Series, $3.75 Series, $3.90 Series, $4.20 Series, $4.35 Series, $4.40 Series, $4.80 Series, $5.25 Series and $7.80 Series shall be entitled to receive the amount of one hundred dollars ($100) per share plus accrued and unpaid Dividends to the date of payment of such amount, and no more; and

           (ii) the holders of the shares of the $1.7375 Series shall be entitled to receive the amount of twenty-five dollars ($25.00) per share plus accrued and unpaid Dividends to the date of payment of such amount, and no more.

    (2) If upon any Liquidation the assets distributable among the holders of the shares of Preferred Stock shall be insufficient to permit the payment of the full preferential amounts to which they shall be entitled, then the entire assets of the Corporation to be distributed shall be distributed among the holders of the shares of Preferred Stock then outstanding ratably in proportion to the amounts to which such holders are respectively entitled.

    (3) If upon any Liquidation the holders of the shares of Preferred Stock shall receive the full preferential amounts to which they shall be entitled, the remaining assets and funds of the Corporation shall be distributed among the holders of the shares of Common Stock and of any other junior shares of the Corporation which rank below the Preferred Stock with respect to any assets, or Dividends or other distributions, according to their respective rights and preferences and according to their respective shares.

    (4) Neither a consolidation nor a merger of the Corporation, nor a sale or transfer of substantially all its assets as an entirety, nor a redemption or a purchase or other acquisition by the Corporation of less than all of its shares of any class at the time outstanding, shall be regarded as a Liquidation within the meaning of this Section (G).

    (H)  VOTING RIGHTS.

    (1)  Except to the  extent required by  law or as  permitted by this Section
(H), the holders of Merger Series shares shall have no voting rights.

    (2) If at any time Dividends on any Preferred Stock shall be accrued and unpaid in an amount equivalent to six or more full quarterly Dividends, the holders of all shares of Preferred Stock, voting together as a single class for such purpose, shall be entitled until, but only until, all Dividends accrued and unpaid on all shares of Preferred Stock shall have been paid (or deposited in trust for payment on or before the next succeeding Dividend Payment Date with respect to Merger Series shares, and on or before the next succeeding date or dates upon which Dividends are payable on other series of Preferred Stock), to elect two (2) Directors of the Corporation.

    (3) While the holders of the shares of Preferred Stock remain entitled to elect two Directors of the Corporation, the payment of Dividends on Preferred Stock, including accrued and unpaid Dividends, shall not be unreasonably withheld if the financial condition of the Corporation permits payment thereof.

    (4) The right of the holders of the shares of Preferred Stock under this Section (H) to elect two Directors of the Corporation may be exercised at any annual meeting of shareholders or, within the limitations of this Section (H), at a special meeting of shareholders held for such purpose; whenever such right shall have become vested, upon request signed by any holder of record of shares of Preferred Stock and delivered to the Corporation at its principal office not less than ninety (90) days prior to the date for the annual meeting next following the date of such vesting, the President of the Corporation shall call a special meeting of shareholders, to be held within sixty (60) days after the receipt of such request, for the purpose of electing a new Board of Directors, of which two shall, subject to the provisions of this Section (H), be elected by a vote of the holders of the Preferred Stock to serve until the next annual meeting or until their successors shall be elected and shall qualify.

    (5) No such special meeting shall be required to be held within 120 days after such a prior special meeting, and the term of office of each Director of the Corporation shall terminate at the time of any such special meeting or adjournment thereof, notwithstanding that the term for which such Director had been elected shall not then have expired, and provided that the successor of such Director is duly elected and qualified.

    (6) In the event that at any special meeting at which the holders of the shares of Preferred Stock shall be entitled to elect two Directors of the Corporation, a quorum of the holders of the shares of Preferred Stock shall not be present in person or by proxy, the holders of Common Stock, if a quorum thereof be present in person or by proxy, shall temporarily elect the Directors of the Corporation, which holders of the shares of Preferred Stock were entitled but failed to elect, such Directors to be designated as having been so elected and their respective terms of office to expire at such times thereafter as their successors shall be elected by holders of the shares of Preferred Stock as provided in this Section (H).

    (7) Whenever the holders of the shares of Preferred Stock shall be entitled to elect two Directors, any holder of record of a share of Preferred Stock shall have the right, during regular business hours, in person or by a duly authorized representative, to examine the Corporation stock records of the Preferred Stock for the purpose of communicating with other holders of Preferred Stock with respect to the exercise of such right of election, and to make a list of such holders.

    (8) Whenever, under the terms of this Section (H), the holders of the shares of Preferred Stock shall be divested of the right to elect two Directors, upon request signed by any holder of record of Common Stock and delivered to the Corporation at its principal office not less than ninety (90) days prior to the date for the annual meeting next following the date of such divesting, the President of the Corporation shall call a special meeting of the holders of Common Stock to be held within sixty (60) days after the receipt of such request for the purpose of electing a new Board of Directors to serve until the next annual meeting or until their respective successors shall be elected and shall qualify.

    (9) The term of office of each Director of the Corporation shall terminate at the time of any such special meeting or adjournment thereof at which a quorum of holders of Common Stock shall be present in person or by proxy, notwithstanding that the term for which such Director had been elected shall not then have expired, and provided that the successor to such Director is duly elected and qualified.

    (10) If, during any interval between annual meetings of shareholders for the election of Directors and while the holders of the shares of Preferred Stock shall be entitled to elect two Directors, a Director in office who has been elected by the holders of the shares of Preferred Stock, shall, by reason of resignation, death or removal, cease to be a Director, (a) the vacancy or vacancies shall be filled by vote of the remaining Director then in office who was elected by the holders of the shares of Preferred Stock or who succeeded to a Director so elected, and (b) if any vacancy which occurred more than six months prior to the date of the next ensuing annual meeting is not so filled within forty (40) days after the occurrence thereof, the President of the Corporation shall call a special meeting of the holders of the shares of Preferred Stock and such vacancy shall be filled at such special meeting.

    (11) A Director elected by holders of the shares of Preferred Stock may be removed from office only by vote of the holders of a majority of the votes of the outstanding shares of Preferred Stock.

    (12) At any annual or special meeting of the shareholders held for any purpose including the purpose of electing Directors when the holders of the shares of Preferred Stock shall be entitled to elect two Directors, the presence in person or by proxy of holders of a majority of the votes of the outstanding shares of Preferred Stock shall be required to constitute a quorum of the holders of the shares of Preferred Stock.

    (13) At any meeting of shareholders at which the holders of the shares of Preferred Stock are required to vote by law or are permitted to vote by any articles of amendment to the Articles of Incorporation, each holder of Merger Series shares shall have one vote for each such Merger Series share except the holders of $1.7375 Series shares, which shall have 1/4 vote for each such $1.7375 Series share, and each holder of shares of each other series of Preferred Stock shall have the number or fraction of votes set forth for each such share in the articles of amendment to the Articles of Incorporation in which the terms of such series are determined, in each case standing in the name of such holder on the books of the Corporation on the record date fixed for such purpose, or, if no record date is fixed, on the date on which such vote is taken.

    (14) The holders of shares of Preferred Stock shall not be entitled to receive notice of any meeting at which they are not entitled to vote.

    (I) NO PREEMPTIVE RIGHTS. No holder of Merger Series shares as such shall have any preemptive or preferential right to purchase or subscribe for any shares of stock or rights or options to purchase stock or any other securities of the Corporation of any kind whatsoever whether now or hereafter authorized.

                                                                       ANNEX III

                  FAIRNESS OPINION OF DILLON, READ & CO. INC.


November 3, 1994


The Board of Directors
Iowa-Illinois Gas and Electric Company
206 East Second Street
Davenport, Iowa 52808

Dear Gentlemen and Madam:


    We understand that Iowa-Illinois Gas and Electric Company (the "Company") has entered into an Agreement and Plan of Merger, dated as of July 26, 1994, as amended and restated as of September 27, 1994 (the "Merger Agreement"), pursuant to which the Company will be merged (the "Merger"), together with Midwest Resources Inc. ("Midwest") and Midwest Power Systems Inc., a subsidiary of Midwest, into a newly created corporation, MidAmerican Energy Company ("MidAmerican"), upon consummation of which each share of common stock, par value $1.00 per share (the "Common Stock"), of the Company, other than shares of Common Stock to be canceled pursuant to the Merger Agreement, will be converted into the right to receive 1.47 shares (the "Conversion Ratio") of common stock, no par value, of MidAmerican (the "MidAmerican Stock") and each share of Midwest common stock, other than shares of Midwest common stock to be canceled pursuant to the Merger Agreement, shall be converted into the right to receive 1.0 shares of MidAmerican Stock.


    You have requested our opinion as to whether the Conversion Ratio and the consideration to be received by holders of the Common Stock (the "Shareholders") are fair to such Shareholders, from a financial point of view.


    In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and financial information relating to the Company and Midwest, (ii) reviewed certain financial forecasts and other data provided to us by the Company and Midwest relating to the business and prospects of the Company and Midwest, (iii) conducted discussions with members of the senior management of the Company and Midwest with respect to the business and prospects of each company, (iv) reviewed publicly available financial and stock market data with respect to certain other companies in lines of business we believe to be generally comparable to those of the Company and Midwest, (v) reviewed the historical market prices and trading volumes of the Company Common Stock and the common stock of Midwest, (vi) compared the proposed financial terms of the Merger with the financial terms of certain other mergers which we believe to be generally comparable to the Merger, (vii) analyzed the respective contributions in terms of certain items including revenue, earnings, cash flow and common equity of the Company and Midwest to the combined company, and the relative ownership of MidAmerican after the Merger by the current holders of the Company Common Stock and Midwest common stock, (viii) considered the pro forma effect of the Merger on the Company's capitalization ratios, earnings, cash flow and book value per share, (ix) reviewed the Merger Agreement and the joint proxy for Midwest and the Company relating to the Merger, (x) reviewed and discussed with senior management and the Company's outside accounting consultants the magnitude and timing of the realization of certain anticipated operating and financial efficiencies, (xi) considered the anticipated annual dividend per share of MidAmerican and the resulting dividend payout ratio, and (xii) conducted such other financial studies, analyses and investigations, and considered such other information, as we deemed necessary or appropriate.


                                     III-1

    In connection with our review, we have not independently verified any of the foregoing information and have, with your consent, relied on its being complete and accurate in all material respects. In addition, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or Midwest or any of their respective subsidiaries, nor have we been furnished with any such evaluation or appraisal. With respect to the financial forecasts and operating and financial efficiencies referred to above, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company's and Midwest's management as to the future financial performance of each company. Further, our opinion is based on economic, monetary, market and regulatory conditions existing on the date hereof.

    Dillon, Read & Co. Inc. has acted as financial advisor to the Board of Directors of the Company in connection with the Merger, for which we will receive a fee. In the ordinary course of business, we have traded the debt and equity securities of the Company and Midwest for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

    In rendering this opinion, we express no view as to the range of values at which the MidAmerican Stock may trade following consummation of the Merger, and we are not making any recommendation to the Shareholders with respect to the advisability of disposing of or retaining such MidAmerican Stock following the Merger.

    Based upon and subject to the foregoing, we are of the opinion, as of the date hereof, that the Conversion Ratio and the consideration to be received by the Shareholders pursuant to the Merger are fair, from a financial point of view, to the Shareholders.

                                          Very truly yours,

                                          DILLON, READ & CO. INC.

                                     III-2

                                                                        ANNEX IV

                  FAIRNESS OPINION OF PAINEWEBBER INCORPORATED


November 3, 1994


Board of Directors
Midwest Resources Inc.
666 Grand Avenue
Des Moines, IA 50306-9244

Dear Members of the Board of Directors:


    You have requested our opinion as to the fairness from a financial point of view, to the shareholders of Midwest Resources Inc. ("Resources" or the "Company"), of the conversion ratios provided for in the Agreement and Plan of Merger (the "Agreement"), dated July 26, 1994, as amended and restated as of September 27, 1994, by and among the Company, Iowa-Illinois Gas and Electric Company ("Iowa-Illinois"), Midwest Power Systems Inc. ("Midwest Power"), a subsidiary of Resources, and MidAmerican Energy Company ("Newco"), a newly formed Iowa corporation, 50% of whose outstanding capital stock is owned by Iowa-Illinois and 50% of whose outstanding capital stock is owned by Resources. The Agreement provides that the Company and Iowa-Illinois will engage in a business combination as peer firms in a merger of equals whereby Iowa-Illinois, Midwest Power and the Company will be merged with and into Newco (the "Merger"), with the Company as the surviving corporation. In the Merger, each outstanding share of the Company's common stock ("Resources Common") shall be converted into and become 1.00 share of Newco common stock (the "Newco Common") and each outstanding share of Iowa-Illinois's common stock ("Iowa-Illinois Common") shall be converted into and become 1.47 shares of Newco Common (the "Conversion Ratios").


    The Merger is subject to, among other things, (a) approval of the Company's and Iowa-Illinois's shareholders, and (b) the receipt by the Company and Iowa-Illinois of all necessary governmental and regulatory approvals and consents for the proposed Merger. The terms and conditions of the Merger are more fully set forth in the Agreement.

    In arriving at our opinion set forth below, we have, among other things:


    (1) Reviewed the Company's and Iowa-Illinois's respective Annual Reports, Form 10-Ks and related financial information for the five fiscal years ended December 31, 1993, and the Company's and Iowa-Illinois's respective Form 10-Qs and the related unaudited financial information for the six months ended June 30, 1994;


    (2) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, and prospects of the Company and Iowa-Illinois, furnished to us by their respective managements;

    (3) Discussed the past and current operations and financial condition and the prospects of the Company and of Iowa-Illinois with senior executives of the Company and Iowa-Illinois;

    (4) Discussed with senior executives of the Company their rationale with respect to the strategic aspects of the Merger;

    (5) Reviewed the reported historical market prices and trading activity for both the Resources Common and the Iowa-Illinois Common and compared them with that of certain publicly traded companies which we deemed to be reasonably similar to the Company and Iowa-Illinois, respectively;

    (6) Compared the results of operations of the Company and Iowa-Illinois with that of certain companies which we deemed to be reasonably similar to the Company and Iowa-Illinois, respectively;

    (7) Compared the proposed financial terms of the transactions contemplated by the Agreement with the financial terms of certain other mergers and acquisitions which we deemed to be relevant;

    (8) Reviewed and discussed with senior executives of the Company and Iowa-Illinois preliminary estimates regarding the amounts and timing of the operating synergies available as a result of the Merger, which estimates were provided to us by the Company;

    (9) Considered the pro forma impact of the Merger on the Company's capitalization ratios, earnings, common dividends, and book value per share;


   (10) Reviewed the Agreement dated July 26, 1994, as amended and restated as of September 27, 1994;



   (11) Performed such other financial studies and analyses and performed such other investigations and took into account such other matters as we deemed necessary; and



   (12) Took into account our assessment of general economic, market, and monetary conditions.


    In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us by the Company and Iowa-Illinois, and we have not independently verified such information or undertaken an independent appraisal of the assets of the Company or Iowa-Illinois. With respect to the projections, we have assumed that they have been reasonably prepared reflecting the best currently available estimates and judgments of the future financial performance of the Company. We have, with your permission, relied on the preliminary estimates provided to us by the Company with respect to the amount and timing of operating synergies achievable as a result of the Merger. Our opinion is necessarily based on economic, market, and other conditions as in effect on, and the information made available to us as of, the date hereof.

    This opinion does not constitute a recommendation to any shareholder of the Company as to how any such shareholder should vote on the Merger. This opinion does not address the relative merits of the Merger and any other transactions or business strategies discussed by the Board of Directors of the Company as alternatives to the Merger or the decision of the Board of Directors of the Company to proceed with the Merger. No opinion is expressed herein as to the price at which the securities to be issued in the Merger to the shareholders of Resources and Iowa-Illinois may trade at any time.

    In rendering this opinion, we have not been engaged to act as an agent or fiduciary of, and the Board of Directors has expressly waived any duties or liabilities we may otherwise be deemed to have had to, the Company's equity holders or any other third party. In the past, PaineWebber Incorporated and its affiliates have provided financial advisory services and financing services for the Company and have received fees for the rendering of these services.

    On the basis of, and subject to the foregoing, we are of the opinion that, as of the date hereof, the proposed Conversion Ratios provided by the Agreement are fair to the holders of the Resources Common from a financial point of view.

                                          Very truly yours,

                                          PAINEWEBBER INCORPORATED

                                                                         ANNEX V

       ILLINOIS BUSINESS CORPORATION ACT -- DISSENTERS' RIGHTS PROVISIONS
                                   ARTICLE 11
                 MERGER AND CONSOLIDATION - DISSENTERS' RIGHTS

    SECTION 11.65.  RIGHT TO DISSENT.

    (a) A shareholder of a corporation is entitled to dissent from, and obtain payment for his or her shares in the event of any of the following corporate actions:

        (1) consummation of a plan of merger or consolidation or a plan of share exchange to which the corporation is a party if

           (i)   shareholder  authorization  is  required   for  the  merger  or
       consolidation or the share exchange by Section 11.20 or the articles of incorporation or

           (ii) the corporation is a subsidiary that is merged with its parent or another subsidiary under Section 11.30;

        (2) consummation of sale, lease or exchange of all, or substantially all, of the property and assets of the corporation other than in the usual and regular course of business;

        (3) an amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

           (i) alters or abolishes a preferential right of such shares;

           (ii) alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of such shares;

          (iii) in the case of a corporation incorporated prior to January 1, 1982, limits or eliminates cumulative voting rights with respect to such shares; or

        (4) any other corporate action taken pursuant to a shareholder vote if the articles of incorporation, by-laws, or a resolution of the board of Directors provide that shareholders are entitled to dissent and obtain payment for their shares in accordance with the procedures set forth in
    Section 11.70 or as may be otherwise provided in the articles, by-laws or resolution.

    (b) A shareholder entitled to dissent and obtain payment for his or her shares under this Section may not challenge the corporate action creating his or her entitlement unless the action is fraudulent with respect to the shareholder or the corporation or constitutes a breach of a fiduciary duty owed to the shareholder.

    (c) A record owner of shares may assert dissenters' rights as to fewer than all the shares recorded in such person's name only if such person dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the record owner asserts dissenters' rights. The rights of a partial dissenter are determined as if the shares as to which dissent is made and the other shares were recorded in the names of different shareholders. A beneficial owner of shares who is not the record owner may assert dissenters' rights as to shares held on such person's behalf only if the beneficial owner submits to the corporation the record owner's written consent to the dissent before or at the same time the beneficial owner asserts dissenters' rights. Amended by P.A. 85-1269, eff. Jan. 1, 1989.

    SECTION 11.70.  PROCEDURE TO DISSENT.

    (a) If the corporate action giving rise to the right to dissent is to be approved at a meeting of shareholders, the notice of meeting shall inform the shareholders of their right to dissent and the procedure to dissent. If, prior to the meeting, the corporation furnishes to the shareholders material information with respect to the transaction that will objectively enable a shareholder to vote on the transaction and to determine whether or not to exercise dissenters' rights, a shareholder may assert dissenters' rights only if the shareholder delivers to the corporation before the vote is taken a written demand for payment for his or her shares if the proposed action is consummated, and the shareholder does not vote in favor of the proposed action.

    (b) If the corporate action giving rise to the right to dissent is not to be approved at a meeting of shareholders, the notice to shareholders describing the action taken under Section 11.30 or Section 7.10 shall inform the shareholders of their right to dissent and the procedure to dissent. If, prior to or concurrently with the notice, the corporation furnishes to the shareholders material information with respect to the transaction that will objectively enable a shareholder to determine whether or not to exercise dissenters' rights, a shareholder may assert dissenter's rights only if he or she delivers to the corporation within 30 days from the date of mailing the notice a written demand for payment for his or her shares.

    (c) Within 10 days after the date on which the corporate action giving rise to the right to dissent is effective or 30 days after the shareholder delivers to the corporation the written demand for payment, whichever is later, the corporation shall send each shareholder who has delivered a written demand for payment a statement setting forth the opinion of the corporation as to the estimated fair value of the shares, the corporation's latest balance sheet as of the end of a fiscal year ending not earlier than 16 months before the delivery of the statement, together with the statement of income for that year and the latest available interim financial statements, and either a commitment to pay for the shares of the dissenting shareholder at the estimated fair value thereof upon transmittal to the corporation of the certificate or certificates, or other evidence of ownership, with respect to the shares, or instructions to the dissenting shareholder to sell his or her shares within 10 days after delivery of the corporation's statement to the shareholder. The corporation may instruct the shareholder to sell only if there is a public market for the shares at which the shares may be readily sold. If the shareholder does not sell within that 10 day period after being so instructed by the corporation, for purposes of this Section the shareholder shall be deemed to have sold his or her shares at the average closing price of the shares, if listed on a national exchange, or the average of the bid and asked price with respect to the shares quoted by a principal market maker, if not listed on a national exchange, during that 10 day period.

    (d) A shareholder who makes written demand for payment under this Section retains all other rights of a shareholder until those rights are cancelled or modified by the consummation of the proposed corporate action. Upon consummation of that action, the corporation shall pay to each dissenter who transmits to the corporation the certificate or other evidence of ownership of the shares the amount the corporation estimates to be the fair value of the shares, plus accrued interest, accompanied by a written explanation of how the interest was calculated.

    (e) If the shareholder does not agree with the opinion of the corporation as to the estimated fair value of the shares or the amount of interest due, the shareholder, within 30 days from the delivery of the corporation's statement of value, shall notify the corporation in writing of the shareholder's estimated fair value and amount of interest due and demand payment for the difference between the shareholder's estimate of fair value and interest due and the amount of the payment by the corporation or the proceeds of sale by the shareholder, whichever is applicable because of the procedure for which the corporation opted pursuant to subsection (c).

    (f) If, within 60 days from delivery to the corporation of the shareholder notification of estimate of fair value of the shares and interest due, the corporation and the dissenting shareholder have not agreed in writing upon the fair value of the shares and interest due, the corporation shall either pay the difference in value demanded by the shareholder, with interest, or file a petition in the circuit court of the county in which either the registered office or the principal office of the corporation is located, requesting the court to determine the fair value of the shares and interest due. The corporation shall make all dissenters, whether or not residents of this State, whose demands remain unsettled parties to the proceeding as an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law. Failure of the corporation to commence an action pursuant to this Section shall not limit or affect the right of the dissenting shareholders to otherwise commence an action as permitted by law.

    (g) The jurisdiction of the court in which the proceeding is commenced under subsection (f) by a corporation is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision of the question of fair value. The appraisers have the power described in the order appointing them, or in any amendment to it.

    (h) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds that the fair value of his or her shares, plus interest, exceeds the amount paid by the corporation or the proceeds of sale by the shareholder, whichever amount is applicable.

    (i) The court, in a proceeding commenced under subsection (f), shall determine all costs of the proceeding, including the reasonable compensation and expenses of the appraisers, if any, appointed by the court under subsection (g), but shall exclude the fees and expenses of counsel and experts for the respective parties. If the fair value of the shares as determined by the court materially exceeds the amount which the corporation estimated to be the fair value of the shares or if no estimate was made in accordance with subsection
(c), then all or any part of the costs may be assessed against the corporation. If the amount which any dissenter estimated to be the fair value of the shares materially exceeds the fair value of the shares as determined by the court, then all or any part of the costs may be assessed against that dissenter. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable, as follows:

        (1) Against the corporation and in favor of any or all dissenters if the court finds that the corporation did not substantially comply with the requirements of subsections (a), (b), (c), (d), or (f).

        (2) Against either the corporation or a dissenter and in favor of any other party if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Section.

    If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against the corporation, the court may award to that counsel reasonable fees to be paid out of the amounts awarded to the dissenters who are benefited. Except as otherwise provided in this Section, the practice, procedure, judgment and costs shall be governed by the Code of Civil Procedure.

    (j)  As used in this Section:

        (1) "Fair Value", with respect to a dissenter's shares, means the value of the shares immediately before the consummation of the corporation action to which the dissenter objects excluding any appreciation or depreciation in anticipation of the corporate action, unless exclusion would be inequitable.

        (2) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

                                                                        ANNEX VI

         IOWA BUSINESS CORPORATION ACT -- DISSENTERS' RIGHTS PROVISIONS
                                 DIVISIONS XIII
                               DISSENTERS' RIGHTS
                                     PART A

490.1301 DEFINITIONS FOR DIVISION XIII.
In this division:

    1. "Beneficial shareholders" means the person who is a beneficial owner of shares held by a nominee as the record shareholder.

    2. "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

    3. "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 490.1302 and who exercises that right when and in the manner required by sections 490.1320 through 490.1328.

    4. "Fair Value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

    5. "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

    6. "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

    7.     "Shareholder"  means   the  record  shareholder   or  the  beneficial
shareholder.

490.1302 SHAREHOLDERS' RIGHT TO DISSENT.

    1. A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate actions:

        a. Consummation of a plan of merger to which the corporation is a party if either of the following apply:

           (1) Shareholder  approval  is  required for  the  merger  by  section
       490.1103 or the articles of incorporation and the shareholder is entitled to vote on the merger.

           (2) The corporation is a subsidiary that is merged with its parent under section 490.1104.

        b. Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan.

        c. Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale.

        d. An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it does any or all of the following:

           (1) Alters or abolishes a preferential right of the shares.

           (2) Creates alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares.

           (3) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities.

           (4) Excludes or limits the right of the shares to vote on an, matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights.

           (5) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under section 490.604.

           (6) Extends, for the first time after being governed by this chapter, the period of duration of a corporation organized under chapter 491 or 496A and existing for a period of years on the day preceding the date the corporation is first governed by this chapter.

        e. Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

    2. A shareholder entitled to dissent and obtain payment for the shareholder's shares under this chapter is not entitled to challenge the corporate action creating the shareholder's entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

490.1303 DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

    1. A record shareholder may assert dissenters' rights as to fewer than all the shares registered in that shareholder's name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the shareholder dissents and the shareholder's other shares were registered in the names of different shareholders.

    2. A beneficial shareholder may assert dissenters' rights as to shares held on the shareholder's behalf only if the shareholder does both of the following:

        a. Submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights.

        b. Does so with respect to all shares of which the shareholder is the beneficial shareholder or over which that beneficial shareholder has power to direct the vote.

                                     PART B

490.1320 NOTICE OF DISSENTERS' RIGHTS.

    1.  If proposed corporate  action creating dissenters' rights under  section
490.1302 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this part and be accompanied by a copy of this part.

    2. If corporate action creating dissenters' rights under section 490.1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in section 490.1322.

490-1321 NOTICE OF INTENT TO DEMAND PAYMENT.

    1.   If proposed corporate action  creating dissenters' rights under section
490.1302 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights must do all of the following;

        a. Deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effectuated.

        b. Not vote the dissenting shareholder's shares in favor of the proposed action.

    2. A shareholder who does not satisfy the requirements of subsection I, is not entitled to payment for the shareholder's shares under this part.

490.1322 DISSENTERS' NOTICE.

    1.   If proposed corporate action  creating dissenters' rights under section
490.1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of section 490.1321.

    2. The dissenters' notice must be sent no later than ten days after the proposed corporate action is authorized at a shareholders' meeting, or, if the corporate action is taken without a vote of the shareholders, no later than ten days after the corporate action is taken, and must do all of the following:

        a. State where the payment demand must be sent and where and when certificates for certificated shares must be deposited.

        b. Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received.

        c. Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date.

        d. Set a date by which the corporation must receive the payment demand, which date shall not be fewer than thirty nor more than sixty days after the date the dissenters' notice is delivered.

        e.  Be accompanied by a copy of this division.

490.1323 DUTY TO DEMAND PAYMENT.

    1. A shareholder sent a dissenters' notice described in section 490.1322 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice pursuant to section 490.1322, subsection 2, paragraph "c," and deposit the shareholder's certificates in accordance with the terms of the notice.

    2. The shareholder who demands payment and deposits the shareholder's shares under subsection 1 retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

    3. A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this division.

490.1324 SHARE RESTRICTIONS.

    1. The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under section 490.1326.

    2. The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

490.1325 PAYMENT

    1. Except as provided in section 490.1327, at the time the proposed corporate action is taken, or upon receipt of a payment demand, whichever occurs later, the corporation shall pay each dissenter who complied with section
490.1323 the amount the corporation estimates to be the fair value of the dissenter's shares, plus accrued interest.

    2.  The payment must be accompanied by all of the following:

        a. The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any.

        b. A statement of the corporation's estimate of the fair value of the shares.

        c.  An explanation of how the interest was calculated.

        d. A statement of the dissenter's right to demand payment under section 490.1328.

        e.  A copy of this division.

490.1326 FAILURE TO TAKE ACTION.

    1. If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

    2. If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new
dissenters'  notice under section 490.1322 as if the corporate         was taken
without a vote of the shareholders and repeat the payment demand procedure.

493B.1327 AFTER-ACQUIRED SHARES.

    1. A corporation may elect to withhold payment required by section 490.1325 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

    2. To the extent the corporation elects to withhold payment under subsection 1, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under section 493B.1328.

490.1328 PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.

    1. A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due, and demand payment of the dissenter's estimate, less any payment under section 490.1325, or reject the corporation's offer under section 490.1327 and demand payment of the fair value of the dissenter's shares and interest due, if any of the following apply:

        a. The dissenter believes that the amount paid under section 490.1325 or offered under section 490.1327 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated.

        b. The corporation fails to make payment under section 490.1325 within sixty days after the date set for demanding payment.

        c. The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

    2. A dissenter waives the dissenter's right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection 1 within thirty days after the corporation made or offered payment for the dissenter's shares.

                                     PART C

490.1330 COURT ACTION.

    1. If a demand for payment under section 490.1328 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

    2. The corporation shall commence the proceeding in the district court of the county where a corporation's principal office or, if none in this state, its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

    3. The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

    4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

    5. Each dissenter made a party to the proceeding is entitled to judgment for either of the following:

        a.   The amount, if any, by which  the court finds the fair value of the
    dissenter's  shares,  plus   interest  exceeds  the   amount  paid  by   the
    corporation.

        b. The fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under section 493B.1327.

490.1331 COURT COSTS AND COUNSEL FEES.

    1. The court in an appraisal proceeding commenced under section 493B.1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 490.1328.

    The court may, also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable, for either of the following:

        a.  Against the corporation and in favor of any or all dissenters if the
    court   finds  tile  corporation  did  not  substantially  comply  with  the requirements of sections 490.1320 through 490.1328.

        b. Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

    3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                                                                       ANNEX VII
July 26, 1994
Mr. Russell E. Christiansen
666 Grand Avenue
Des Moines, IA 50306-9244
Dear Mr. Christiansen:

    Pursuant to the Agreement and Plan of Merger ("Merger Agreement") dated as of July 26, 1994, by and among Midwest Resources Inc., Midwest Power Systems Inc., Iowa-Illinois Gas and Electric Company and MidAmerican Energy Company ("Company"), Midwest Resources Inc., Midwest Power Inc. and Iowa-Illinois Gas and Electric Company will be merged into the Company. In recognition of the value of your past services to Midwest Resources Inc. and its subsidiaries, and in anticipation of your contribution to the future growth and success of the Company and its subsidiaries, the Company wishes to provide itself and its subsidiaries the continuing benefits of your service as a senior executive officer of the Company and its subsidiaries on the terms and conditions set forth below.

    This letter sets forth our agreement with respect to your employment with the Company and its subsidiaries during the period commencing on the Effective Time (as defined in the Merger Agreement) and ending on the date your employment with the Company and its subsidiaries terminates (as defined herein, "Employment Period") and beyond the Employment Period, with respect to your acting as a consultant and advisor to the Company during the period commencing at the end of the Employment Period and ending on the third anniversary of the retirement date ("Consulting Period") or until such earlier date as otherwise may be determined hereunder.

     1. (a) If the Effective Time occurs (i) on or before May 31, 1995, then during the periods commencing on (x) the Effective Time and ending on May 31, 1996, you shall serve as Chairman of the Board of the Directors of the Company, ("Chairman") and Chairman, Office of the Chief Executive Officer of the Company, performing those responsibilities set forth on Exhibit A attached hereto and (y) June 1, 1996 and ending on May 31, 1997, you shall serve as Chairman, (ii) between June 1, 1995 and May 31, 1996, then during the period commencing on (x) the Effective Time and ending on the first anniversary of the Effective Time, you shall serve as Chairman and Chairman, Office of the Chief Executive Officer of the Company and (y) the first anniversary of the Effective Time and ending on May 31, 1997, you shall serve as Chairman or (iii) after May 31, 1996, then commencing on the Effective Time and ending on the first anniversary of the Effective Time, you shall serve as Chairman and Chairman, Office of the Chief Executive Officer of the Company, all of the foregoing shall constitute the "Employment Period". During the Employment Period your duties and services generally shall be performed by you on regular business days during normal business hours, and you agree to be present as required and for as much time as is necessary to perform your duties and services for the business of the Company and its subsidiaries. You shall be entitled to vacation in accordance with the policy from time to time in effect for senior executive officers of the Company and its subsidiaries with credit for past service with Midwest Resources Inc. and its subsidiaries and predecessors of each. During the Employment Period you shall be reimbursed by the Company in accordance with the Company's policy from time to time in effect for any expenses commensurate with your position which you may reasonably incur in the performance of your duties and services hereunder and which are properly substantiated.

    (b) In consideration of and as compensation for your services hereunder and your agreement not to compete with the Company as set forth herein, during the Employment Period the Company will pay to you, in equal installments with the same frequency as for other executives of the Company, but at least monthly, a base salary at the annual rate of not less than $400,000, such base salary to be subject to adjustment during the Employment Period in accordance with the Company's policy for executives, and shall never be less than the base salary of the Chief Executive Officer or President of the Company. In addition to such salary, you shall be eligible to receive, as additional compensation,

                                     VII-1
appropriate management bonuses, long-term incentive awards and such other compensation elements as are applicable, in amounts not less than those paid or accrued for the Chief Executive Officer or President of the Company, in relation to the achievement by the Company and its subsidiaries of corporate goals and objectives and the Company will provide to you all other benefits accorded to full-time senior executive employees of the Company from time to time, PROVIDED that such benefits shall be not less in the aggregate than those in effect at Midwest Resources Inc., Midwest Power Systems, Inc. and Iowa-Illinois Gas and Electric Company as of the Effective Time. The Company's obligations to make the salary payments and to provide the other benefits provided for by this paragraph 1(b) shall be expressly contingent upon, and subject to, your observance of, and substantial compliance with, all of the terms and provisions hereof.

     2. (a) During the Consulting Period, you shall serve as consultant and advisor to the Company. You agree, in your capacity as consultant and advisor, to hold yourself ready to and to render such advice and counsel to the Company and any of its subsidiaries and affiliates as may be requested from time to time with reasonable advance notice by the Board of Directors or Chief Executive Officer of the Company; PROVIDED, that you shall not be required to devote in excess of sixty (60) days in any twelve-month period to your duties as a consultant hereunder, and PROVIDED FURTHER that telephonic consultation shall not require advance notice. It is understood and agreed that such requests for consultation shall not unreasonably interfere with your employment with any other employer. You shall report during the Consulting Period directly to the Chief Executive Officer of the Company, who shall represent the Company in all matters relating to the performance of this Agreement. During the Consulting Period, you shall be reimbursed for any expenses which you may reasonably incur in the performance of your duties hereunder and which are properly substantiated.

    (b) In consideration of and as compensation for your services as a consultant and advisor to the Company hereunder, and your agreement not to compete with the Company as set forth herein, during the Consulting Period the Company will pay to you in equal monthly installments a consulting fee at a rate of $50,000 per annum. The Company shall not be obligated to make such payments in respect of any period following the Employment Period if you continue to be actively employed by the Company or any subsidiary or affiliate after the Employment Period. During the Consulting Period the Company shall provide to you the benefits described in paragraph 1 (other than the base salary, bonus, long-term incentive and other cash compensation elements referred to therein), including office space, equipment and furnishings and a full-time secretary, selected by you, at the expense of the Company in quarters agreed upon by you and the Company. The Company's obligations to pay the consulting fee and benefits provided for by this paragraph 2(b) shall be expressly contingent upon, and subject to, your observance of, and substantial compliance with, all of the terms and provisions hereof.

     3. You agree that during the Employment Period and the Consulting Period, and any additional period during which you are employed by or act as a consultant to the Company or any subsidiary or affiliate, except with the prior written consent of the Company, you will not in any way, directly or indirectly, own, manage, operate, control, accept employment or a consulting position with, or otherwise advise or assist or be actively connected with or have any financial interest in, directly or indirectly, any enterprise which engages in, or otherwise carries on, any business activity in competition with the business of the Company in any geographic area in which it engages in such business. You further agree that during the Employment Period, the Consulting Period, and any additional period during which you are employed by the Company or any subsidiary or an affiliate and, in any event, until the sixth anniversary of the Effective Time, subject to the foregoing, you will not take any action which might divert from the Company or any of its subsidiaries or affiliates, successors or assigns any opportunity which would be within the scope of its or their respective present or future operations or business. It is understood that ownership of not more than one percent (1%) of the equity securities of a public company shall in no way be prohibited pursuant to the foregoing provisions.

     4. Notwithstanding any of the foregoing provisions of this Agreement, the Company may terminate your duties and services hereunder during the term hereof and discharge you (i) in the

                                     VII-2
event of a breach of this Agreement by you in any material respect as determined by the affirmative vote of two-thirds of the membership of the Company's Board of Directors ("Board"), PROVIDED that the Board shall have given you written notice of such breach, and you shall have failed to remedy such breach within thirty (30) days of receipt of such notice, (ii) for cause, upon the affirmative vote of two-thirds of the membership of the Board (cause, for purposes of this Agreement, shall mean persistent incompetence, willful misconduct, dishonesty or conviction of a felony), or (iii) upon the affirmative vote of two-thirds of the membership of the Board, PROVIDED, in the case of (iii), the Company shall be obligated to make the salary payments to and provide the other benefits provided for by paragraph 1(b) through the remainder of the Employment Period and the salary payments and other benefits provided for by paragraph 2(b) through the remainder of the Consulting Period notwithstanding such termination. Your duties and services hereunder shall terminate in the event of your death or your physical inability to perform the services required to be performed by you hereunder, PROVIDED such inability shall have persisted for a continuous period of 270 days. Should your services be terminated by reason of your breach of this Agreement, or for cause, the Company shall pay to you your salary or consulting fee, as the case may be, only through the end of the calendar month in which such termination occurs, and if your services are terminated by reason of your death prior to the Retirement Date or your physical inability to perform the services required to be performed by you hereunder, your salary hereunder shall terminate on the date benefits in respect of your death or physical disability are made available to your estate or personal representative under the Company's benefit plans.

    In the event of a breach of the Agreement by the Company in any material respect, such breach shall be deemed to constitute a constructive termination of your employment in contravention of this Agreement, qualifying you for payment pursuant to paragraph 4(iii) above and such other remedies as are available in law or in equity; PROVIDED, HOWEVER, that you shall have given the Board of the Company written notice of such breach, and the Board shall have failed to cause the Company to remedy such breach within thirty (30) days of receipt of such notice.

     5. It is understood and agreed that the services to be rendered under this Agreement by you are special, unique and of an extraordinary character, and, more particularly, that in the event of any breach or threatened breach by you of the provisions of paragraph 3 hereof, the Company shall have no adequate remedy in law. Consequently, in the event of a breach or threatened breach by you of the provisions of paragraph 3 hereof, in addition to the Company's right to terminate this Agreement pursuant to paragraph 4 hereof, the Company shall be entitled to an injunction restraining you from any such breach or threatened breach.

     6. Any paragraph, sentence, phrase or other provision of this Agreement which is in conflict with any applicable statute, rule or other law shall be deemed, if possible, to be modified or altered to conform thereto or, if not possible, to be omitted herefrom. The invalidity of any portion hereof shall not affect the force and effect of the remaining valid portions hereof.

     7. This Agreement is governed by and is to be construed in accordance with the substantive law (and not the choice of law rules) of the State of Iowa. This Agreement (and the Merger Agreement at Section 7.12 and Exhibit F-3) constitutes the entire understanding between you and the Company with respect to the subject matter contained herein and, except as otherwise set forth in this paragraph 7, supersedes and cancels any and all prior written or oral understandings and agreements with respect to such matters, including the employment agreement dated March 15, 1990. It is understood and agreed that the Merger of Midwest Resources Inc., Midwest Power Systems Inc. and Iowa-Illinois Gas and Electric Company into the Company ("Merger") as contemplated in the Merger Agreement shall not constitute a Change in Control for purposes of the Agreement between you and Midwest Resources Inc., as successor to Midwest Energy Company, dated April 19, 1989 ("MWE Agreement") only, and that notwithstanding the foregoing, the MWE Agreement shall remain in full force and effect in accordance with the terms thereof with respect to any event, transaction or circumstance other than the Merger.

                                     VII-3

     8. Any notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and delivered personally or sent by registered or certified mail, postage prepaid, or sent by an overnight delivery service, addressed as follows:

If to the Company:

    MidAmerican Energy Company
    666 Grand Avenue
    Des Moines, IA 50306-9244

If to you:

    Mr. Russell E. Christiansen
    666 Grand Avenue
    Des Moines, IA 50306-9244

or to such other address as either party may designate by notice to the other, and shall be deemed to have been given upon receipt.

     9. This Agreement may be amended only by an instrument in writing signed by the parties hereto, and any provision hereof may be waived only by an instrument in writing signed by the party or parties against whom or which enforcement of such waiver is sought. The failure of either party hereto at any time to require the performance by the other party hereto of any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by either party hereto of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or a waiver of the provision itself or a waiver of any other provision of this Agreement.

    10. This Agreement is binding on and is for the benefit of the parties hereto and their respective successors, heirs, executors, administrators and other legal representatives. Neither this Agreement nor any right or obligation hereunder may be assigned by the Company or by you.

    11. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

    12. This Agreement shall have no force and effect unless and until the Effective Time.

                                          Very truly yours,
                                          MIDAMERICAN ENERGY COMPANY

                                          By        /s/ STANLEY J. BRIGHT

                                             -----------------------------------
                                                      Stanley J. Bright
                                                  PRESIDENT, OFFICE OF THE
                                                   CHIEF EXECUTIVE OFFICER

Accepted and agreed to as
of the date first written
above.

      /s/ RUSSELL E. CHRISTIANSEN
- - - - - - --------------------------------------
       Russell E. Christiansen

                                     VII-4

                                                                       EXHIBIT A

RESPONSIBILITIES OF CHAIRMAN, OFFICE OF THE CEO

    - Shareholder Meetings

    - Meetings of  the Board  of Directors  and Committees  of the  Board.  (The
      Chairman   would  preside  and  the   President  would  have  a  principal
      presentation role.)

     - Agenda setting for board and board committee meetings to be done by the Chairman, Office of the CEO, with concurrence of the President, Office of the CEO.

     - Committees of the Board

       -Executive (Chairman, Office of the CEO, to serve as chairman; President, Office of the CEO, to serve as vice chairman.)

       -Nominating

       -Finance (Chairman, Office of the CEO, and President, Office of the CEO, to be members.)

       -Audit

       -Management Development and Compensation

       -Strategic Planning (President, Office of the CEO, to serve as chairman)

     - Corporate Charter and By Law Revisions

     - Major Economic Development Initiatives

     - Major Governmental or Regulatory Initiatives and programs undertaken by the Company at the federal, state or local level.

     - Major Industry Initiatives

                                     VII-5

                                                                      ANNEX VIII
July 26, 1994

Mr. Stanley J. Bright
206 East Second Street
Davenport, IA 52801

Dear Mr. Bright:

    Pursuant to the Agreement and Plan of Merger ("Merger Agreement") dated as of July 26, 1994, by and among Midwest Resources Inc., Midwest Power Systems Inc., Iowa-Illinois Gas and Electric Company and MidAmerican Energy Company ("Company"), Midwest Resources Inc., Midwest Power Systems Inc. and Iowa-Illinois Gas and Electric Company will be merged into the Company. In recognition of the value of your past services to Iowa-Illinois Gas and Electric Company and its subsidiaries, and in anticipation of your contribution to the future growth and success of the Company and its subsidiaries, the Company wishes to provide itself and its subsidiaries the continuing benefits of your services as a senior executive officer of the Company and its subsidiaries on the terms and conditions set forth below.

    This letter sets forth our agreement with respect to your employment with the Company and its subsidiaries during the period commencing on the Effective Time (as defined in the Merger Agreement) and ending on the fifth anniversary of the Effective Time (such period herein referred to as the "Employment Period").

    1. (a) If the Effective Time occurs (i) on or before May 31, 1995, then during the periods commencing on (x) the Effective Time and ending on May 31, 1996, you shall serve as President of the Company ("President") and President, Office of the Chief Executive Officer of the Company performing those responsibilities set forth on Exhibit A attached hereto, (y) June 1, 1996 and ending on May 31, 1997, you shall serve as President and Chief Executive Officer of the Company and (z) June 1, 1997 and ending on the fifth anniversary of the Effective Time, you shall serve as Chairman of the Board of Directors of the Company ("Chairman") and Chief Executive Officer of the Company, (ii) between June 1, 1995 and May 31, 1996, then during the periods commencing on (x) the Effective Time and ending on the first anniversary of the Effective Time, you shall serve as President and President, Office of the Chief Executive Officer of the Company and (y) the first anniversary of the Effective Time and ending on May 31, 1997, you shall serve as President and Chief Executive Officer of the Company and (z) June 1, 1997 and ending on the fifth anniversary of the Effective Time, you shall serve as Chairman and Chief Executive Officer of the Company, or (iii) after May 31, 1996, then commencing on (x) the Effective Time and ending on the first anniversary of the Effective Time, you shall serve as President and President, Office of the Chief Executive Officer of the Company and (y) the first anniversary of the Effective Time and ending on the fifth anniversary of the Effective Time, you shall serve as Chairman and Chief Executive Officer of the Company. Any service required to be performed by you hereunder shall be of the type usually performed by the officer holding such title at a major public company. Your duties and services generally shall be performed by you on regular business days during normal business hours, and you agree to be present in Des Moines, Iowa, as required and for as much time as is necessary to perform your duties and services for the business of the Company and its subsidiaries. You shall be entitled to vacation in accordance with the policy from time to time in effect for senior executive officers of the Company and its subsidiaries with credit for past service with Iowa-Illinois Gas and Electric Company and its subsidiaries. During the Employment Period you shall be reimbursed by the Company in accordance with the Company's policy from time to time in effect for any expenses commensurate with your position which you may reasonably incur in the performance of your duties and services hereunder and which are properly substantiated.

    (b) In consideration of and as compensation for your services hereunder and your agreement not to compete with the Company as set forth herein, during the Employment Period the Company will pay to you, while serving as President and President, Office of the Chief Executive Officer, in equal installments with the same frequency as for other executives of the Company, but at least monthly, a

                                     VIII-1
base salary at the annual rate of not less than $350,000, such base salary to be subject to adjustment during the Employment Period in accordance with the Company's policy for executives. At such time as you shall serve as President and Chief Executive Officer of the Company in accordance with paragraph 1(a), you will be paid a base salary not less than the base salary paid the Chairman. In addition to such salary, you shall be eligible to receive, as additional compensation, appropriate management bonuses, long-term incentive awards and such other compensation elements as are applicable, in amounts not less than those paid or accrued for the Chairman of the Company, in relation to the achievement by the Company and its subsidiaries of corporate goals and objectives and the Company will provide to you all other benefits accorded to full-time senior executive employees of the Company from time to time, PROVIDED that such benefits shall be not less in the aggregate than those in effect at Midwest Resources Inc., Midwest Power Systems Inc. and Iowa-Illinois Gas and Electric Company as of the Effective Time. The Company's obligations to make the salary payments and to provide the other benefits provided for by this paragraph 1(b) shall be expressly contingent upon, and subject to, your observance of, and substantial compliance with, all of the terms and provisions thereof.

    2. You agree that during the Employment Period, and any additional period during which you are employed by or act as a consultant to the Company or any subsidiary or affiliate, except with the prior written consent of the Company, you will not in any way, directly or indirectly, own, manage, operate, control, accept employment or a consulting position with or otherwise advise or assist or be actively connected with, or have any financial interest in , directly or indirectly, any enterprise which engages in, or otherwise carries on, any business activity in competition with the business of the Company in any geographic area in which it engages in such business. You further agree that during the Employment Period, and any additional period during which you are employed by the Company or any subsidiary or an affiliate and, in any event, until the sixth anniversary of the Effective Time, subject to the foregoing, you will not take any action which might divert from the Company or any of its subsidiaries or affiliates, successors or assigns any opportunity which would be within the scope of its or their respective present or future operations or business. It is understood that ownership of not more than one percent (1%) of the equity securities of a public company shall in no way be prohibited pursuant to the foregoing provisions.

    3. Notwithstanding any of the foregoing provisions of this Agreement, the Company may terminate your duties and services hereunder during the term hereof and discharge you (i) in the event of a breach of this Agreement by you in any material respect as determined by the affirmative vote of two-thirds of the membership of the Company's Board of Directors ("Board"), PROVIDED that the Board shall have given you written notice of such breach, and you shall have failed to remedy such breach within thirty (30) days of receipt of such notice,
(ii) for cause, upon the affirmative vote of two-thirds of the membership of the Board (cause, for purposes of this Agreement, shall mean persistent incompetence, willful misconduct, dishonesty or conviction of a felony), or
(iii) upon the affirmative vote of two-thirds of the membership of the Board, PROVIDED, in the case of (iii), the Company shall be obligated to make the salary payments to and provide the other benefits provided for by paragraph 1(b) through the remainder of the Employment Period notwithstanding such termination. Your duties and services hereunder shall terminate in the event of your death or your physical inability to perform the services required to be performed by you hereunder, PROVIDED such inability shall have persisted for a continuous period of 270 days. Should your services be terminated by reason of your breach of this Agreement, or for cause, the Company shall pay to you your salary only through the end of the calendar month in which such termination occurs, and if your services are terminated by reason of your death or your physical inability to perform the services required to be performed by you hereunder prior to the Retirement Date, your salary hereunder shall terminate on the date benefits in respect of your death or physical disability are made available to your estate or personal representative under the Company's benefit plans.

    In the event of a breach of this Agreement by the Company in any material respect, such breach shall be deemed to constitute a constructive termination of your employment in contravention of this

                                     VIII-2

Agreement, qualifying you for payment pursuant to paragraph 3(iii) above and such other remedies as are available in law or in equity; provided, however, that you shall have given the Board of the Company written notice of such breach, and the Board shall have failed to cause the Company to remedy such breach within thirty (30) days of receipt of such notice.

    4. It is understood and agreed that the services to be rendered under this Agreement by you are special, unique and of an extraordinary character, and, more particularly, that in the event of any breach or threatened breach by you of the provisions of paragraph 2 hereof, the Company shall have no adequate remedy in law. Consequently, in the event of a breach or threatened breach by you of the provisions of paragraph 2 hereof, in addition to the Company's right to terminate this Agreement pursuant to paragraph 3 hereof, the Company shall be entitled to an injunction restraining you from any such breach or threatened breach.

    5. Any paragraph, sentence, phrase or other provision of this Agreement which is in conflict with any applicable statute, rule or other law shall be deemed, if possible, to be modified or altered to conform thereto or, if not possible, to be omitted herefrom. The invalidity of any portion hereof shall not affect the force and effect of the remaining valid portions hereof.

    6. This Agreement is governed by and is to be construed in accordance with the substantive law (and not the choice of law rules) of the State of Iowa. This Agreement (and the Merger Agreement at Section 7.12 and Exhibit F-3) constitutes the entire understanding between you and the Company with respect to the subject matter contained herein and, except as otherwise set forth in this paragraph 6, supersedes and cancels any and all prior written or oral understandings and agreements with respect to such matters.

    7. Any notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and delivered personally or sent by registered or certified mail, postage prepaid, or sent by an overnight delivery service, addressed as follows:

If to the Company:

    MidAmerican Energy Company
    666 Grand Avenue
    Des Moines, Iowa 50306-9244

If to you:

    Mr. Stanley J. Bright
    206 East Second Street
    Davenport, IA 52808

or to such other address as either party may designate by notice to the other, and shall be deemed to have been given upon receipt.

    8. This Agreement may be amended only by an instrument in writing signed by the parties hereto, and any provision hereof may be waived only by an instrument in writing signed by the party or parties against whom or which enforcement of such waiver is sought. The failure of either party hereto at any time to require the performance by the other party hereto of any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by either party hereto of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or a waiver of the provision itself or a waiver of any other provision of this Agreement.

    9. This Agreement is binding on and is for the benefit of the parties hereto and their respective successors, heirs, executors, administrators and other legal representatives. Neither this Agreement nor any right or obligation hereunder may be assigned by the Company or by you.

    10. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                                     VIII-3

    11. This Agreement shall have no force and effect unless and until the Effective Time.

                                          Very truly yours,
                                          MIDAMERICAN ENERGY COMPANY

                                          By      s/ RUSSELL E. CHISTIANSEN

                                             -----------------------------------
                                                   Russell E. Chistiansen
                                                   CHAIRMAN, OFFICE OF THE
                                                   CHIEF EXECUTIVE OFFICER

Accepted and agreed to as
of the date first written
above:

        /s/ STANLEY J. BRIGHT
- - - - - - ------------------------------------
         Stanley J. Bright

                                     VIII-4

                                                                       EXHIBIT A

RESPONSIBILITIES OF PRESIDENT, OFFICE OF THE CEO:

    - Development of Strategic Alternatives and Merger Implementation

    - All Operating Functions

    - Financial Management

     - Budgeting, Financial Planning and Financial Analysis

     - Treasury Functions

     - Finance, including relationships with Institutional Investors, Analysts and other shareholders; Investment Banking Relationships and Dealing with Credit Rating Agencies

     - Dealings with External Auditors

     - Accounting, Financial Reporting, and Taxation

    - Legal Affairs

    - Corporate Development

    - Rates and Regulatory Matters

    - Governmental Affairs

    - Marketing and Economic Development

    - Human Resources

    - Other Administrative Functions (e.g., Purchasing and Management Information Services)

                                     VIII-5

                                                                        ANNEX IX

                     SEVERANCE PLAN FOR SPECIFIED OFFICERS

1.  PURPOSE

    The purpose of this Severance Plan is to encourage the continued attention and dedication of the Specified Officers to their assigned duties, without distraction, in the face of the potentially disruptive circumstances that accompany a merger of companies.

2.  QUALIFICATION FOR SEVERANCE BENEFITS

    A Specified Officer shall be entitled to receive Severance Benefits if, during the Term of the Severance Plan, such Specified Officer incurs a Qualifying Termination. No Severance Benefits shall become due or payable unless and until the occurrence of such Qualifying Termination. At the time of a Qualifying Termination, a Specified Officer eligible for severance benefits under both this Plan and the Severance Plan In The Event Of A Change In control of Iowa-Illinois shall elect coverage under one of the two Plans, but not both.

3.  SPECIFIED OFFICERS

    The position titles of the persons who are potentially eligible to receive benefits under this Severance Plan are set forth in Appendix I, attached hereto and incorporated herein. Persons occupying these positions are herein referred as "Specified Officers."

4.  QUALIFYING TERMINATION

    For the purpose of this Severance Plan, a "Qualifying Termination" shall mean a termination of employment of a Specified Officer occurring within the Term of this Severance Plan either (a) involuntarily for any reason (except in the instance of a felony as provide in this Section) or (b) voluntarily if the Specified Officer has furnished the President of the Company with six (6) months prior written notice of the intent to voluntarily terminate employment.

    Termination of employment due, in whole or in part, to the commission of a felony by a Specified Officer shall not constitute a Qualifying Termination under this Severance Plan. All Severance Benefits for a Specified Officer charged with a felony shall be suspended until such time as the felony charge is finally disposed. Conviction of a felony or a plea of no contest to a felony charge shall be sufficient to disqualify the Specified Officer for Severance Benefits.

5.  SEVERANCE BENEFITS

    For the purpose of this Severance Plan, "Severance Benefits" shall mean:

    a. an amount equal to two (2) times the Specified Officer's highest Total Cash Compensation, said amount to be paid in a lump sum on the effective date of his/her Qualifying Termination (except in the circumstance of a felony charge as provided above); and

    b. the Specified Officer's accrued vacation pay through the effective date of his/her Qualifying Termination, said amount to be paid in a lump sum on the effective date of such Qualifying Termination (except in the circumstance of a felony charge as provided above); and

    c. a continuation of the welfare benefits of health insurance, disability insurance, and group term life insurance for twenty-four (24) full calendar months after the effective date of the Specified Officer's Qualifying Termination, at the same premium cost and at the same coverage level as in effect on such effective date; provided, however, in the event the premium cost and/or coverage level shall change at any time during the twenty-four (24) month period for all welfare benefit participants, then the premium cost and/or coverage level likewise shall change for such Specified Officer in a corresponding manner; and

    d. standard outplacement services from a nationally recognized firm of the Specified Officer's selection for a period up to twenty-four (24) full calendar months after the effective date of the Qualifying Termination or until such Specified Officer obtains employment, whichever is less. The cost of such services shall not exceed twenty percent (20%) of the Specified Officer's Total Cash Compensation.

6.  TERM

    This Severance Plan shall be effective for a term commencing at the Effective Time (as defined in the Agreement and Plan of Merger by and among Midwest Resources Inc., Midwest Power Systems Inc., Iowa-Illinois Gas and Electric Company and MidAmerican Energy Company ("Company")) and terminating two
(2) years thereafter. The Plan shall not be amended during its term except with the written consent of all Specified Officers.

7.  TOTAL CASH COMPENSATION

    The term "Total Cash Compensation" shall mean the amount payable to a Specified Officer by the Company or its predecessors as annual salary and Bonus, without regard to deferrals. For the purpose of this Plan, "Bonus" shall mean the larger of (i) the three-year average of bonuses actually paid to the Specified Officer or (ii) the three-year average of accruals to the account of the Specified Officer under any incentive compensation plan. In the event that less than three years of payments or accruals have occurred, then the average of any payments or accruals, respective, shall be used.

8.  TAXES

    A. The corporation paying the Severance Benefits shall be entitled to withhold all Federal, state, city, or other taxes legally required, subject to subparagraphs B, C and D hereof.

    B. In the event any of the Severance Benefits payable to a Specified Officer are subject to the tax ("Excise Tax") imposed by Section 4999 of the Internal Revenue Code of 1986 (or any similar tax that may hereafter be imposed) ("Code"), the corporation paying such Severance Benefits shall pay to the Specified Officer in cash an additional amount ("Gross-Up Payment") such that the net amount retained by the Specified Officer after deduction of any Excise Tax payable on the Severance Benefits and any Federal, state, and local income tax and Excise Tax payable upon the Gross-Up Payment shall be equal to the Severance Benefits. Such Gross-Up Payment shall be made by the corporation to the Specified Officer on the effective date of his/her Qualifying Termination.

    C. For the purpose of determining whether any of the Severance Benefits will be subject to the Excise Tax and the amount of such Excise Tax:

        (a) any other payments of benefits received or to be received by a Specified Officer in connection with his/her termination of employment (whether pursuant to the terms of this Plan or any other plan, arrangement, or agreement) shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280(G)(b)(1) shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel, selected by such Specified Officer, such other payments or benefits (in whole or in part) do not constitute parachute payments, or that such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) in excess of the base amount within the meaning of Section 280G(b)(3), or are otherwise not subject to the Excise Tax; and

        (b) the amount of Severance Benefits which shall be treated as subject to the Excise Tax shall be equal to the lesser of: (i) the total amount of Severance Benefits; or (ii) the amount of excess parachute payments within the meaning of Section 280G(b)(1) of the Code (after applying clause (a) above; and

        (c) the value of any noncash benefits or any deferred payment or benefit shall be determined by the independent auditors of the corporation paying such Severance Benefits in accordance with the principles of Sections 280G(d) of the Code and applicable regulations.

               For the purpose of determining the amount of the Gross-Up Payment, the Specified Officer shall be deemed to pay Federal income taxes at the highest marginal rate of Federal income taxation in the calendar year in which such Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Specified Officer's residence on the effective date of his/her Qualifying Termination, net of the maximum reduction in Federal income taxes which could be obtained from deduction of such state and local taxes.

    D. In the event the Internal Revenue Service adjusts the computations under paragraph C hereof such that the Specified Officer does not receive the maximum Severance Benefits (including Gross-Up Payment) permitted by this Plan, the corporation paying such Severance Benefits shall reimburse the Specified Officer for the full amount necessary to make him/her whole, plus interest from the date such additional Severance Benefits became due to the date of such payment at the prime rate as may be established by The First National Bank of Chicago from time-to-time.

9.  EMPLOYMENT STATUS

    In no event shall any Specified Officer be obligated to seek other employment or to take other action by way of mitigation of the amounts payable to such Officer under the provisions of this Severance Plan, nor shall the amount of any payment hereunder be reduced by any compensation earned by such Specified Officer as a result of employment by another employer.

    Nothing herein contained shall be deemed to create an employment agreement with the Specified Officer providing for the employment of such Specified Officer for any fixed period of time.

10. OTHER BENEFITS

    Neither the provisions of this Severance Plan nor the right to receive Severance Benefits shall reduce any amounts otherwise payable to any Specified Officer or in any way diminish his/her rights under any benefit, bonus, incentive, stock option, stock bonus or other stock purchase plan, or any employee agreement, or any other plan, program, policy or practice for which the Specified Officer may qualify. Vested benefits and other amounts which the Specified Officer is otherwise entitled to receive under any plan, program, policy or practice at or subsequent to the effective date of such Specified Officer's Qualifying Termination shall be payable in accordance with such plan, program, policy or practice.

11. CONTRACTUAL RIGHTS

    This Plan establishes in each Specified Officer a right to the benefits to which he or she is entitled hereunder. This Plan shall inure to the benefit of, and be enforceable by, each Specified Officer's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If a Specified Officer dies while any Severance Benefits would still be payable to him/her under this Severance Plan, all such unpaid amounts shall be paid to such Specified Officer's designated beneficiaries or, in the absence thereof, to such Specified Officer's estate.

12. NO SEPARATE FUND REQUIRED

    Nothing herein contained shall require or be deemed to require, or prohibit or be deemed to prohibit, that the Company segregate or otherwise set aside any funds or other assets, in trust or otherwise, to provide for the payment of Severance Benefits.

13. LEGAL REMEDIES

    A. To the extent permitted by law, the corporation obligated to pay any Severance Benefits shall pay all legal fees, cost of litigation, prejudgment interest, and other expenses incurred in good faith by each Specified Officer as a result of such corporation's refusal to provide the Severance Benefits to which the Specified Officer becomes entitled under this Plan, or as a result of such corporation's contesting the validity, enforceability, or interpretation of this Plan, or as a result of any conflict pertaining of this Plan.

    B. Each Specified Officer shall have the right and option to elect (in lieu of litigation) to have any dispute or controversy arising under or in connection with this Plan settled by arbitration conducted by an arbitrator in accordance with the rules of the American Arbitration Association then in effect. A Specified Officer's election to arbitrate and the decision of the arbitrator in that proceeding shall be binding on the parties to such arbitration.

        Judgement may be entered on the award of the arbitrator in any court having jurisdiction. All expenses of such arbitration, including the fees and expenses of the counsel for the Specified Officer, shall be borne by the corporation which is the party to the arbitration.

14. SEVERABILITY

    In the event any provision of this Severance Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not effect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

15. CAPTIONS

    The captions of this Severance Plan are not a part of the provisions hereof and shall have no force and effect.

16. APPLICABLE LAW

    This Severance Plan shall be interpreted in accordance with the laws of the State of Iowa.

                                   APPENDIX I
                               SPECIFIED OFFICERS

A.  Specified Officers of Midwest Resources Inc. and Midwest Power Systems Inc.

    1.  Richard C. Engle

    2.  Lynn K. Vorbrich

    3.  Beverly A. Wharton

    4.  Philip G. Lindner

    5.  John A. Rasmussen

B.  Specified Officers of Iowa-Illinois Gas and Electric Company.

    1.  Stephen E. Shelton

    2.  Ronald W. Stepien

    3.  Lance E. Cooper

    4.  Donald C. Heppermann

    5.  Brent E. Gale

                                    PART II.
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Sections 490.850-490.855 and 490.857 of the Iowa Business Corporation Act ("IBCA") permit corporations organized thereunder to indemnify directors, officers, employees and agents against liability under certain circumstances. The Articles of Incorporation and the By-Laws of the Company provide for indemnification of directors, officers, employees and agents to the full extent provided by the IBCA. The Articles of Incorporation and the By-Laws of the Company state that the indemnification provided therein shall not be deemed exclusive. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the IBCA. Pursuant to Section 490.857 of the IBCA and its Articles of Incorporation and By-Laws, the Company maintains directors' and officers' liability insurance coverage. The Company has also entered into indemnification agreements with certain directors and officers, and expects to enter into similar agreements with future directors and officers, to further assure such persons indemnification as permitted by Iowa law.

    As permitted by Section 490.832 of the IBCA, the Articles of Incorporation of the Company provide that no director shall be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 490.833 of the IBCA (relating to certain unlawful distributions to shareholders) or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 21.  EXHIBITS.


    The following exhibits are being filed herewith:



   EXHIBIT
   NUMBER                                              DESCRIPTION OF DOCUMENT
- - - - - - -------------  --------------------------------------------------------------------------------------------------------
        2(a)   Agreement and Plan of Merger dated July 26, 1994, as amended and restated as of September 27, 1994
                (attached as Annex I).
        3(a)   Restated Articles of Incorporation of MidAmerican Energy Company (attached as Annex II).
        3(b)   By-Laws of MidAmerican Energy Company.*
        4      Rights of MidAmerican Energy Company Common and Preferred Shareholders (included in 3(a)).
        5      Opinion re Legality, of Sidley & Austin.*
        8(a)   Opinion re Tax Matters, of Sidley & Austin.*
        8(b)   Opinion re Tax Matters, of Sidley & Austin.*
        8(c)   Opinion re Tax Matters, of LeBoeuf, Lamb, Greene & MacRae, L.L.P.*
       10(a)   Employment Agreement dated July 26, 1994 between MidAmerican Energy Company and Russell E. Christiansen
                (attached as Annex VII).
       10(b)   Employment Agreement dated July 26, 1994 between MidAmerican Energy Company and Stanley J. Bright
                (attached as Annex VIII).
       10(c)   Severance Plan for Specified Officers (attached as Annex IX).
       23(a)   Consents of Sidley & Austin (included in Exhibits 5, 8(a) and (8b)).
       23(b)   Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (included in Exhibit 8(c)).
       23(c)   Consents of Arthur Andersen LLP.*
       23(d)   Consent of Deloitte & Touche LLP.*
       23(e)   Consent of Dillon, Read & Co. Inc.*
       23(f)   Consent of PaineWebber Incorporated.*
       99(a)   Form of Proxy/Direction.*

   EXHIBIT
   NUMBER                                              DESCRIPTION OF DOCUMENT
- - - - - - -------------  --------------------------------------------------------------------------------------------------------
       99(b)   Consents of Persons to be Directors of MidAmerican Energy Company at the Effective Time of the Merger.*
       99(c)   Report of Dillon, Read & Co. Inc. (attached as Annex III).
       99(d)   Report of PaineWebber Incorporated (attached as Annex IV).
       99(e)   Presentation Materials dated July 12, 1994 Provided by Dillon Read to the Iowa-Illinois Board.
       99(f)   Presentation Materials dated July 15, 1994 Provided by PaineWebber to the Resources Board. (Incorporated
                by reference to Resources Current Report on Form 8-K dated November 3, 1994, Exhibit 99(a) (File No.
                1-10654)).
       99(g)   Presentation Materials dated July 26, 1994 Provided by Dillon Read to the Iowa-Illinois Board.
       99(h)   Presentation Materials dated July 26, 1994 Provided by PaineWebber to the Resources Board. (Incorporated
                by reference to Resources Current Report on Form 8-K dated November 3, 1994, Exhibit 99(b) (File No.
                1-10654)).

- - - - - - ------------------------
*Previously filed


ITEM 22.  UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (4) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        (5) To remove from registration by means of a post-effective amendment any shares of Company Common Stock and Company Preferred Stock which are not issued in the Merger.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, State of Iowa on November 3, 1994.


                                          MIDAMERICAN ENERGY COMPANY

                                          By     /s/ RUSSELL E. CHRISTIANSEN

                                             -----------------------------------
                                                   Russell E. Christiansen
                                                          CHAIRMAN,
                                                OFFICE OF THE CHIEF EXECUTIVE
                                                           OFFICER


    Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 has been signed below by the following persons in the capacities indicated, on November 3, 1994.


SIGNATURE AND TITLE
- - - - - - --------------------------------------------------------

                  /s/ RUSSELL E. CHRISTIANSEN                              /s/ STANLEY J. BRIGHT
      --------------------------------------------              --------------------------------------------
                Russell E. Christiansen                                      Stanley J. Bright
    CHAIRMAN, OFFICE OF THE CHIEF EXECUTIVE OFFICER           PRESIDENT, OFFICE OF THE CHIEF EXECUTIVE OFFICER
       AND DIRECTOR (PRINCIPAL EXECUTIVE OFFICER)                               AND DIRECTOR

                        /s/ LANCE E. COOPER
      --------------------------------------------
                    Lance E. Cooper
      (PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)

                               INDEX TO EXHIBITS


  EXHIBITS                                                                                                         PAGE
- - - - - - -------------                                                                                                    ---------
        2(a)   Agreement and Plan of Merger dated July 26, 1994, as amended and restated as of September 27,
                1994 (attached as Annex I).
        3(a)   Restated Articles of Incorporation of MidAmerican Energy Company (attached as Annex II).
        3(b)   By-Laws of MidAmerican Energy Company.*
        4      Rights of MidAmerican Energy Company Common and Preferred Shareholders (included in 3(a)).
        5      Opinion re Legality, of Sidley & Austin.*
        8(a)   Opinion re Tax Matters, of Sidley & Austin.*
        8(b)   Opinion re Tax Matters, of Sidley & Austin.*
        8(c)   Opinion re Tax Matters, of LeBoeuf, Lamb, Greene & MacRae, L.L.P.*
       10(a)   Employment Agreement dated July 26, 1994 between MidAmerican Energy Company and Russell E.
                Christiansen (attached as Annex VII).
       10(b)   Employment Agreement dated July 26, 1994 between MidAmerican Energy Company and Stanley J.
                Bright (attached as Annex VIII).
       10(c)   Severance Plan for Specified Officers (attached as Annex IX).
       23(a)   Consents of Sidley & Austin (included in Exhibits 5, 8(a) and 8(b)).
       23(b)   Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (included in Exhibit 8(c)).
       23(c)   Consents of Arthur Andersen LLP.*
       23(d)   Consent of Deloitte & Touche LLP.*
       23(e)   Consent of Dillon, Read & Co. Inc.*
       23(f)   Consent of PaineWebber Incorporated.*
       99(a)   Form of Proxy/Direction.*
       99(b)   Consents of Persons to be Directors of MidAmerican Energy Company at the Effective Time of the
                Merger.*
       99(c)   Report of Dillon, Read & Co. Inc. (attached as Annex III).
       99(d)   Report of PaineWebber Incorporated (attached as Annex IV).
       99(e)   Presentation Materials dated July 12, 1994 Provided by Dillon Read to the Iowa-Illinois Board.
       99(f)   Presentation Materials dated July 15, 1994 Provided by PaineWebber to the Resources Board.
                (Incorporated by reference to Resources Current Report on Form 8-K dated November 3, 1994,
                Exhibit 99(a) (File No. 1-10654)).
       99(g)   Presentation Materials dated July 26, 1994 Provided by Dillon Read to the Iowa-Illinois Board.
       99(h)   Presentation Materials dated July 26, 1994 Provided by PaineWebber to the Resources Board.
                (Incorporated by reference to Resources Current Report on Form 8-K dated November 3, 1994,
                Exhibit 99(b) (File No. 1-10654)).

- - - - - - ------------------------
*Previously filed

                        APPENDIX OF GRAPHIC DIFFERENCES

DESCRIPTION OF SERVICE TERRITORY MAP

    The service territory map (the "Map") indicates by shading the respective service territories of Resources/Midwest Power and Iowa-Illinois which, after the Merger, will comprise the service territory of the Company. The Map shows the outline of the State of Iowa and identifies the bordering States of Illinois and Wisconsin to the East and South Dakota and Nebraska to the West. The Map shows that Resources/Midwest Power's service territory is in the States of Iowa, Nebraska and South Dakota while Iowa-Illinois' service territory is in the States of Illinois and Iowa. Resources/Midwest Power is shown as serving the cities of Waterloo, Council Bluffs and Sioux City, Iowa and Sioux Falls, South Dakota. Iowa-Illinois is shown as serving the cities of Davenport, Cedar Rapids, Iowa City and Ottumwa, Iowa and Moline, Illinois. The Map shows Resources/Midwest Power serving substantially all of Des Moines, Iowa with Iowa-Illinois serving five distinct outlying areas or communities outside of Des Moines. The Map shows that Resources/Midwest Power and Iowa-Illinois both serve Fort Dodge, Iowa. In addition, the Map shows that Resources/Midwest Power serves bands of communities between Fort Dodge and Waterloo, Sioux City and Council Bluffs and scattered areas in Nebraska near Sioux City, Iowa and in South Dakota near the borders of South Dakota and Nebraska and South Dakota and Iowa.